Exhibit 4.1

EXECUTION VERSION

ARES DIRECT LENDING CLO 1 LLC,
ISSUER

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
COLLATERAL TRUSTEE

AMENDED AND RESTATED INDENTURE AND SECURITY AGREEMENT

COLLATERALIZED LOAN OBLIGATIONS

Dated as of July 17, 2026

(continued)

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ARTICLE XV ASSIGNMENT OF ASSET MANAGEMENT AGREEMENT		213

Section 15.1	Assignment of Asset Management Agreement	213

ARTICLE XVI HEDGE AGREEMENT		214

Section 16.1	Hedge Agreements	214

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EXHIBITS

Exhibit A-1	Form of Rated Note
Exhibit A-2	Form of Subordinated Note
Exhibit B	Form of Transfer Certificate (Transfer to Regulation S Global)
Exhibit C	Form of Transfer Certificate (Transfer to Rule 144A Global)
Exhibit D	[Reserved]
Exhibit E	Form of Certifying Holder Certificate
Exhibit F	[Reserved]
Exhibit G	Form of Daisy Chain Letter
Exhibit H	Form of Account Agreement
Exhibit I	Form of Contribution Notice
Exhibit J	Form of Conversion Notice
Exhibit K	Form of Revocation Notice

Schedule A	[Reserved]
Schedule B	Standard & Poor’s Suggested Industry Classification
Schedule C	[Reserved]
Schedule D	[Reserved]
Schedule E	[Reserved]
Schedule F	Standard & Poor’s Rating Definitions/Recovery Rates
Schedule G	Content of Monthly Report
Schedule H	Content of Payment Date Report
Schedule I	ESG Exclusion Criteria

Annex I	Purchaser Deemed Representations and Agreements

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AMENDED AND RESTATED INDENTURE AND SECURITY AGREEMENT, dated as of July 17, 2026 (the “Indenture”), between Ares Direct Lending CLO 1 LLC, a limited liability company organized under the laws of the State of Delaware, as the issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, a national banking association, as collateral trustee (herein, together with its permitted successors in the trusts hereunder, the “Collateral Trustee”), which amends and restates in its entirety that certain Indenture, dated as of May 24, 2024 (the “Closing Date”) (as may be further amended, restated and supplemented from time to time, the "Original Indenture"), between the Issuer and the Collateral Trustee.

PRELIMINARY STATEMENT

WHEREAS, pursuant to Section 9.1(c) of the Original Indenture, a Majority of the Subordinated Notes, with the consent of the Asset Manager, directed the Issuer to redeem (in whole and not in part) in a Refinancing each of the Class A Notes and the Class B Notes previously issued by the Issuer pursuant to the terms of the Original Indenture (collectively, the “Refinanced Notes”);

WHEREAS, pursuant to Sections 8.1(a)(xxiii) and (xxiv) of the Original Indenture, the Issuer and the Collateral Trustee may enter into one or more supplemental indentures, with the consent of the Holders of a Majority of the Subordinated Notes and the Asset Manager: (i) to effect or facilitate any Refinancing in accordance with Article IX of the Original Indenture, and (ii) in connection with a Refinancing of all Classes of Rated Debt in full, with the written consent of the Holders of a Majority of the Subordinated Notes and the Asset Manager, to make modifications to (A) effect an extension of the end of the Reinvestment Period, (B) effect an extension of the Non-Call Period, (C) modify the Weighted Average Life Test, (D) provide for a stated maturity of the replacement securities or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Rated Debt, (E) effect an extension of the Stated Maturity of the Subordinated Notes or (F) to otherwise modify the terms of the Original Indenture in connection with or to effect a Refinancing in accordance with the requirements of Article IX therein;

WHEREAS, the Issuer desires to enter into this Indenture to issue replacement securities in connection with a Refinancing upon a redemption in full of the Refinanced Notes previously issued by the Issuer pursuant to the terms of the Original Indenture through (x) the issuance of the Class A-1-R Notes, the Class A-2-R Notes and the Class B-R Notes (collectively, the “Refinancing Notes”) and $7,100,000 in principal amount of Subordinated Notes (the “Additional Subordinated Notes”) on the First Refinancing Date and (y) the incurrence of the Class A-1-LR Loans pursuant the Class A-1-LR Credit Agreement on the First Refinancing Date;

WHEREAS, pursuant to Section 9.1(c) of the Original Indenture, the Asset Manager and a Majority of the Subordinated Notes have consented to the Refinancing effected by this Indenture;

WHEREAS, pursuant to Section 8.2 of the Original Indenture, the Issuer wishes to make the amendments to the Original Indenture set forth herein; and

WHEREAS, the Issuer is duly authorized to execute and deliver this Indenture to provide for the Debt issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer and the Collateral Trustee are entering into this Indenture for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer and the Collateral Trustee in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

Subject to the priorities and the exclusions, if any, specified below in this granting clause (the “Granting Clause”), the Issuer hereby confirms the Grants made to the Collateral Trustee pursuant to the terms of the Original Indenture, after giving effect to the execution of this Indenture, and hereby Grants to the Collateral Trustee, for the benefit and security of each Secured Party (to the extent of its interest hereunder, including under the Priority of Payments), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or acquired or arising hereafter, all loans and investments and, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter of credit rights, contract rights, commercial tort claims, documents, equipment, goods, inventory, promissory notes, securities and other supporting obligations, and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing. Such Grants include, but are not limited to:

(a)            the Underlying Assets, Eligible Investments, Restructured Loans, Workout Loans and Equity Securities (other than Margin Stock) which the Issuer has caused or now or hereafter causes to be delivered to the Collateral Trustee (directly or through an Intermediary or bailee) on or after the Closing Date, all payments thereon or with respect thereto;

(b)            the rights of the Issuer under the Asset Management Agreement, the Contribution Agreement, the Master Purchase and Sale Agreement, the Collateral Administration Agreement, the Class A-1-LR Credit Agreement, the Retention of Net Economic Interest Letter and any Hedge Agreement;

(c)            each Pledged Account (subject, in the case of the Hedge Counterparty Collateral Account, to the terms of the applicable Hedge Agreement);

(d)            money (as defined in the UCC) previously or now or hereafter delivered to the Collateral Trustee (directly or through an Intermediary or bailee) for the benefit of the Secured Parties;

(e)            to the extent not otherwise specified above, all other securities, accounts, chattel paper, contract rights, financial assets, general intangibles (including payment intangibles), instruments, investment property and security entitlements and supporting obligations consisting of, arising from or relating to any of the property described in clauses (a) through (d) above; and

(f)            all Proceeds of any of the foregoing (including all proceeds of any Margin Stock).

Notwithstanding the foregoing, the Collateral shall not include any Excluded Property. All of the property and assets described in the foregoing clauses (a) through (f), but excluding any Excluded Property, shall constitute the “Collateral.”

Such Grants made under the Original Indenture, as modified by this Indenture, are made to secure the Rated Debt issued under this Indenture equally and ratably without prejudice, priority or distinction between any Rated Debt and any other Rated Debt by reason of difference of time of issuance, incurrence “or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments, (A) the payment of all amounts due on the Rated Debt in accordance with their terms and (B) the payment of all other sums payable under this Indenture to any Secured Party, all as provided in this Indenture (collectively, the “Secured Obligations”). Holders of the Subordinated Notes will not have the benefit of the security interest granted hereunder.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity but subject to the terms hereof, the Collateral Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and/or private sale.

The Collateral Trustee acknowledges such Grants, accepts the powers hereunder in accordance with the provisions hereof and agrees to hold the Collateral for the benefit of the Secured Parties as provided herein.

ARTICLE I

DEFINITIONS

Section 1.1         Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. The terms “account,” “certificated security,” “chattel paper,” “entitlement order,” “financial asset,” “general intangible,” “instrument,” “investment property,” “security,” “securities account,” “securities intermediary,” “security entitlement,” “supporting obligation” and “uncertificated security” have the respective meanings set forth in Articles 8 and 9 of the Uniform Commercial Code. References to (i) “redemption” of Rated Debt shall be understood to refer to the prepayment of the Class A-1-LR Loans by the Issuer, as applicable and (ii) the “issuance” of the Rated Debt or to the “execution,” “authentication” and/or “delivery” of Rated Debt shall be understood to refer to the incurrence of the Class A-1-LR Loans by the Issuer pursuant to the Class A-1-LR Credit Agreement.

Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“Account Agreement”: An agreement in substantially the form of Exhibit H hereto.

“Accountants’ Certificate”: An agreed-upon procedures report of a firm of Independent certified public accountants of international reputation appointed by the Issuer pursuant to Section 10.7.

“Accountants’ Payment Date Report”: The meaning specified in Section 10.7(b).

“Accountants’ Report”: The meaning specified in Section 5.5(e).

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act”: The meaning specified in Section 14.2(a).

“Additional Debt”: The meaning specified in Section 2.11(a).

“Additional Equity Issuance”: The meaning specified in Section 2.11(b).

“Additional Subordinated Notes”: The meaning specified in the Preliminary Statement.

“Administrative Expenses”: Amounts (including fees, costs and disbursements of counsel and indemnities) due or accrued with respect to any Payment Date (other than Refinancing Date expenses) to: (i) the Collateral Trustee, the Loan Agent, the Bank and U.S. Bank National Association (in all capacities) pursuant to Section 6.7 and under the Class A-1-LR Credit Agreement; (ii)  the Bank under the Collateral Administration Agreement (including fees, expenses and indemnities in connection with the compilation of the Transparency Reports pursuant to the Collateral Administration Agreement or any related side letter, if applicable, including any posting in connection with the Closing Date or any refinancing or other amendment) and each other applicable Transaction Document and the Intermediary under the Account Agreement; (iii) the Rating Agency fees and expenses in connection with any rating of the Debt or the provision of credit estimates for any of the Collateral and surveillance fees in connection with such ratings or credit estimates; (iv) the Retention Holder, the Independent accountants, agents and counsel of the Issuer for fees (including retainers) and expenses; (v) any other Person in respect of any governmental fee, charge or tax (other than withholding taxes); (vi) all taxes, governmental fees (including annual return fees); (vii) any reserve established for Dissolution Expenses in connection with a Redemption, discharge of this Indenture or following an Event of Default and (viii) any other Person in respect of any other fees, costs, charges, expenses and indemnities permitted under this Indenture ((A) excluding the Asset Management Fee but (B) including (1) any other monies expended by the Asset Manager and reimbursable under the Asset Management Agreement, (2) registered office fees and (3) any fees and expenses related to the Transparency Reports) and the documents delivered pursuant to or in connection with this Indenture and the Debt, including any fees and expenses incurred by such other Persons in connection with any amendment or other modification to this Indenture or such other document.

“Affected Class”: With respect to a Tax Event, any Class of Rated Debt that, as a result of such Tax Event, has received less than the aggregate amount of the interest on and principal of such Class of Debt that such Class would have otherwise received on the immediately succeeding Payment Date.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, manager, member, partner, shareholder, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of calculating compliance with clause (vi) of the Eligibility Criteria, obligors in respect of Underlying Assets shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, the Depository.

“Aggregate Excess Funded Spread”: As of any date of determination, the amount obtained by multiplying: (a) the Benchmark applicable to the relevant Rated Debt during the Interest Accrual Period in which such Measurement Date occurs by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Amount (excluding any Defaulted Obligation and the unfunded portion of any Delayed-Draw Loan or of any Revolving Credit Facility) as of such date of determination, minus (ii) the sum of (1) the Reinvestment Target Par Balance and (2) the proceeds of the issuance or incurrence of Additional Debt (if any) treated as Principal Proceeds.

“Aggregate Outstanding Amount”: When used with respect to any Class or Classes of Debt, as of any date, the aggregate principal amount of such Debt Outstanding on any date of determination.

“Aggregate Principal Amount”: When used with respect to any or all of the Underlying Assets or Eligible Investments on any date of determination, the aggregate of the Principal Balances of such Underlying Assets and the Balances of such Eligible Investments on such date of determination.

“AI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt, is both an Accredited Investor and a Qualified Purchaser.

“Alternative Reference Rate”: A replacement rate for the Benchmark that is a Benchmark Replacement. If the Benchmark Replacement cannot be determined by the Asset Manager, then the Alternative Reference Rate shall mean the first alternative set forth in the order below that can be determined by the Asset Manager as of the Benchmark Replacement Date: (1) the rate proposed by the Asset Manager and consented to by a Majority of the Controlling Class and a Majority of the Subordinated Notes; and (2) the Fallback Rate. Notice of any such determination shall be delivered by the Asset Manager to the Issuer, the Collateral Trustee (who shall, within five Business Days, forward such notice to the Rating Agency, the Holders of the Rated Debt and the Holders of the Subordinated Notes), the Loan Agent, the Collateral Administrator and the Calculation Agent.

“Applicable Legend”: With respect to any Class of Notes, the applicable legend set forth in Exhibit A.

“Applicable Recovery Amount”: With respect to any Underlying Asset, the Standard & Poor’s Recovery Amount (for the category of assets of which such Underlying Asset is an example) for such Underlying Asset.

“ARCC”: Ares Capital Corporation.

“ARCC Entities”: Collectively, ARCC and each of ARCC’s majority-owned Affiliates.

“ARRC”: The Alternative Reference Rates Committee convened by the Board of Governors of the Federal Reserve System.

“Asset Management Agreement”: The Asset Management Agreement, dated as of the Closing Date, between the Issuer and the Asset Manager, as amended by that certain First Amendment to the Asset Management Agreement, dated as of the First Refinancing Date and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Asset Management Fee”: Collectively, the Senior Asset Management Fee, the Subordinated Asset Management Fee and the Incentive Asset Management Fee.

“Asset Manager”: Ares Capital Management LLC, a Delaware limited liability company, in its capacity as such, until a successor Person shall have become the asset manager pursuant to the provisions of the Asset Management Agreement, and thereafter “Asset Manager” shall mean such successor Person. Each reference herein to the Asset Manager shall be deemed to constitute a reference as well to any agent of the Asset Manager and to any other Person to whom the Asset Manager has delegated any of its duties hereunder, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“Asset Manager Standard”: The standard of care applicable to the Asset Manager when performing services on behalf of the Issuer as set forth in the Asset Management Agreement.

“Asset Replacement Percentage”: On any date of calculation, a fraction (expressed as a percentage) where the numerator is the Aggregate Principal Amount of the Collateral that was indexed to the Benchmark Replacement for the applicable Corresponding Tenor as of such calculation date and the denominator is the Aggregate Principal Amount of the Collateral as of such calculation date, as calculated by the Asset Manager.

“Assignment”: An interest in a loan acquired directly by way of sale or assignment.

“Assignment/Conversion”: The meaning specified in Section 2.15.

“Authenticating Agent”: With respect to the Debt or a Class of the Debt, the Person designated by the Collateral Trustee to authenticate such Debt on behalf of the Collateral Trustee pursuant to Section 6.15.

“Authorized Denomination”: A minimum denomination (based on the initial principal amount) of (i) in the case of the Class A-1-R Notes and the Class A-2-R Notes, $250,000 and integral multiples of U.S.$1 and (ii) in the case of the Class B-R Notes, $125,000 and integral multiples of U.S.$1.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, or an officer of the Asset Manager in matters for which the Asset Manager has authority to act on behalf of the Issuer. With respect to the Asset Manager, any officer, employee or agent of the Asset Manager who is authorized to act for the Asset Manager in matters relating to, and binding upon, the Asset Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any director, president, vice president, assistant vice president, associate or other officer of the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred within the corporate trust group (or any successor group of the Collateral Administrator) because of his or her knowledge of and familiarity with the particular subject and having responsibility for the administration of the Collateral Administration Agreement. With respect to the Collateral Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Eligible Investments in any Pledged Account, the aggregate of: (i) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and Government Securities, money market accounts and repurchase obligations; and (iii) the accreted value (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: U.S. Bank Trust Company, National Association, a national banking association with trust powers organized under the laws of the United States (or successor thereto as Collateral Trustee under this Indenture), in its individual capacity, and not as Collateral Trustee.

“Bankruptcy Code”: The United States bankruptcy code, as set forth in Title 11 of the United States Code, as amended.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(e).

“Benchmark”: Initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then current Benchmark, then “Benchmark” means the applicable Alternative Reference Rate; provided that the Benchmark for any Debt shall be no less than zero. The Issuer (or the Asset Manager on its behalf) will notify the Rating Agency of the adoption of any Alternative Reference Rate.

“Benchmark Determination Date”: An Interest Determination Date, or, in the event of an Alternative Reference Rate adopted pursuant to the terms of this Indenture, such other date as designated by the Asset Manager.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by the Asset Manager as of the Benchmark Replacement Date:

(1)            the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment;

(2)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(4)            the sum of: (a) the alternate rate of interest that has been selected by the Asset Manager as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated collateralized loan obligation securitizations at such time and (b) the Benchmark Replacement Adjustment;

provided that, at the election of the Asset Manager, if a Benchmark Transition Event described in clause (4) of the definition thereof has occurred (and no prior Benchmark Transition Event has occurred) and the Asset Replacement Percentage with respect to any of the rates described in clauses (1) through (3) above is equal to or greater than 50%, the Benchmark Replacement shall be such rate or the rate described in clause (4) above; provided further that the Benchmark Replacement shall not be Libor.

“Benchmark Replacement Adjustment”: The first alternative set forth in the order below that can be determined by the Asset Manager as of the Benchmark Replacement Date:

(1)            the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Asset Manager giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated collateralized loan obligation securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Alternative Reference Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Asset Manager decides may be necessary or appropriate to correct an error with respect to the application or implementation of the Benchmark or to reflect the adoption of such Alternative Reference Rate in a manner substantially consistent with market practice (or, if the Asset Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Asset Manager determines that no market practice for use of the Alternative Reference Rate exists, in such other manner as the Asset Manager determines is reasonably necessary).

“Benchmark Replacement Date”: (1) In the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark, (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information or (3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the Benchmark Determination Date following the date of such Monthly Report or Payment Date Report.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or

(4)            the Asset Replacement Percentage is greater than 50%, as reported in the most recent Monthly Report or Payment Date Report.

“Benefit Plan Investor”: Any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of subtitle B of Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (iii) entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or any such plan’s investment in the entity within the meaning of the Plan Asset Regulation or otherwise.

“Business Day”: Any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to close in New York, New York, Los Angeles, California, and any city in which the Corporate Trust Office is located (which initially will be Boston, Massachusetts) (and with respect to actions by the Loan Agent, the corporate trust office of the Loan Agent); with respect to any payment to be made by a Paying Agent, the city in which such Paying Agent is located; and, with respect to the final payment on any Debt, the place of presentation and surrender of such Debt.

“Calculation Agent”: The meaning specified in Section 7.18(a).

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CCC Excess”: As of any Measurement Date, an amount equal to the excess, if any, of the Aggregate Principal Amount of all CCC Underlying Assets, over an amount equal to 20.0% of the Maximum Investment Amount; provided that in determining which Underlying Assets fall into the CCC Excess, the CCC Underlying Assets with the lowest Current Market Value Percentages will be deemed to constitute such excess.

“CCC Excess Adjustment Amount”: As of any Measurement Date, an amount equal to the excess, if any, of (a) the Aggregate Principal Amount of all Underlying Assets included in the CCC Excess over (b) the sum of the Current Market Values of all Underlying Assets included in the CCC Excess.

“CCC Underlying Asset”: An Underlying Asset (other than a Defaulted Obligation or a Deferred Interest Asset) with a Standard & Poor’s Rating of “CCC+” or lower.

“Certificate of Authentication”: The Collateral Trustee’s or Authenticating Agent’s certificate of authentication on any Debt.

“Certificated Security”: The meaning specified in Article 8 of the UCC.

“Certifying Person”: Any Person that certifies that it is the owner of a beneficial interest in a Global Note (a) substantially in the form of Exhibit E or (b) with respect to an Act of Holders or exercise of voting rights, including any amendment pursuant to Section 8.2, in the form required by the applicable consent form.

“CFTC”: The Commodity Futures Trading Commission.

“Class”: All of the Debt having the same priority in right of payment of principal (as a single class).

“Class A Notes”: The Class A Senior Floating Rate Notes.

“Class A-1-R Debt”: The Class A-1-R Notes and the Class A-1-LR Loans.

“Class A-1-R Notes”: The Class A-1-R Senior Floating Rate Notes having the applicable Debt Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class A-1-LR Credit Agreement”: The credit agreement in respect of the Class A-1-LR Loans, dated as of the First Refinancing Date, among the Issuer, the Collateral Trustee, the Loan Agent and the Class A-1-LR Lenders.

“Class A-1-LR Lenders”: The Class A-1-LR Lenders that are party to the Class A-1-LR Credit Agreement.

“Class A-1-LR Loans”: The Class A-1-LR Loans incurred pursuant to the Class A-1-LR Credit Agreement.

“Class A-2-R Notes”: The Class A-2-R Senior Floating Rate Notes having the applicable Debt Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class A/B Interest Coverage Test”: The Interest Coverage Test as applied to the Senior Debt.

“Class A/B Overcollateralization Test”: The Overcollateralization Test as applied to the Senior Debt.

“Class B Notes”: The Class B Senior Floating Rate Notes.

“Class B-R Notes”: The Class B-R Senior Floating Rate Notes having the applicable Debt Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class Break-Even Default Rate”: With respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P), as of the date of determination, the maximum percentage of defaults, as of any Measurement Date, which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application of the Standard & Poor’s CDO Monitor), such that after giving effect to S&P’s assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for (x) the payment of the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) in full by the Stated Maturity and (y) the timely payment of interest on the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P). S&P will provide the Asset Manager with the Class Break-Even Default Rates for each Standard & Poor’s CDO Monitor based upon the Weighted Average Spread and the Weighted Average S&P Recovery Rate to be associated with such Standard & Poor’s CDO Monitor as selected by the Asset Manager (with a copy to the Collateral Trustee and the Collateral Administrator) in accordance with the definition of Standard & Poor’s CDO Monitor or any other Weighted Average Spread and Weighted Average S&P Recovery Rate selected by the Asset Manager from time to time.

“Class Default Differential”: With respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P), as of any Measurement Date, the rate calculated by subtracting the Class Scenario Default Rate at such time from the Class Break-Even Default Rate at such time.

“Class Scenario Default Rate”: With respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P), as of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) as determined by application of the Standard & Poor’s CDO Monitor at such time.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Article 8 of the UCC.

“Clearing Corporation Security”: A security that is registered in the name of, or endorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or endorsed in blank by an appropriate Person.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: May 24, 2024.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the Granting Clause.

“Collateral Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(a).

“Collateral Administration Agreement”: An amended and restated agreement, dated as of the First Refinancing Date, among the Issuer, the Asset Manager and the Collateral Administrator, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Collateral Administrator”: The Bank, in its capacity as collateral administrator under the Collateral Administration Agreement or any successor collateral administrator under the Collateral Administration Agreement.

“Collateral Portfolio”: On any date of determination, all Pledged Obligations held in or credited to any Pledged Accounts, excluding Eligible Investments consisting of Interest Proceeds.

“Collateral Quality Tests”: The Weighted Average S&P Recovery Rate Test, the Weighted Average Spread Test, the Weighted Average Life Test, the Weighted Average Coupon Test and the Standard & Poor’s CDO Monitor Test.

“Collateral Trustee”: U.S. Bank Trust Company, National Association, a national banking association with trust powers organized under the laws of the United States, in its capacity as collateral trustee for the Secured Parties, unless a successor Person shall have become the Collateral Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Trustee” shall mean such successor Person.

“Collection Account”: The Interest Collection Account and/or the Principal Collection Account, as the context requires.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the obligor and is evidenced by a note or other evidence of indebtedness.

“Competent Authority”: A competent authority of any Holder or potential investor in the Debt (as determined under the EU Securitisation Regulation or the UK Securitisation Framework).

“Confidential Information”: The meaning specified in Section 14.17(b).

“Contribution”: The meaning specified in Section 11.2(a).

“Contribution Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(h).

“Contribution Agreement”: The Contribution Agreement, dated as of the Closing Date, between the Issuer and the Retention Holder, relating to the contribution of the Underlying Assets listed on Schedule A of the Contribution Agreement, from the Retention Holder to the Issuer from time to time, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Contribution Notice”: With respect to a Contribution, the notice, in the form attached hereto as Exhibit I provided by a Contributor to the Issuer, the Collateral Trustee and the Asset Manager (a) containing the following information: (i) information evidencing the Contributor’s beneficial ownership of Subordinated Notes, (ii) the amount of such Contribution, (iii) the Payment Date (if any) on which such Contribution shall begin to be repaid to the Contributor, (iv) the rate of return (if any) applicable to such Contribution, (v) the Contributor’s contact information and (vi) payment instructions for the payment of Contribution Repayment Amounts (if any) (together with any information reasonably requested by the Collateral Trustee or the Paying Agent) and (b) attaching the consent of the Asset Manager to such Payment Date and the rate of return applicable thereto (if any). For the avoidance of doubt, a Contributor may specify in the Contribution Notice that no rate of return is required and that no Contribution Repayment Amount is required in connection with such Contribution.

“Contribution Repayment Amount”: The meaning specified in Section 11.2(c).

“Contributor”: The meaning specified in Section 11.2(a).

“Controlled Portfolio Company”: Any company that, at the time the Loan is acquired by the Issuer, is majority owned by the Asset Manager, an Affiliate thereof, or an account, fund, client or portfolio company established and majority owned by the Asset Manager or an Affiliate thereof.

“Controlling Class”: The Class A-1-R Debt for so long as any Class A-1-R Debt is Outstanding, and thereafter the Highest Ranking Class of Debt Outstanding.

“Controlling Person”: Any person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any “affiliate” of such a person (as defined in the Plan Asset Regulation)).

“Conversion Date”: The meaning specified in Section 2.15.

“Conversion Option”: With respect to the Class A-1-LR Loans, the option of a Converting Lender to convert all or a portion of its Class A-1-LR Loans into an equivalent principal amount of Class A-1-R Notes pursuant to the Class A-1-LR Credit Agreement and this Indenture.

“Converting Lender”: The meaning specified in Section 2.15.

“Corporate Trust Office”: The principal office of the Collateral Trustee at which the Collateral Trustee administers its trust activities, currently located at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, the corporate office of the Collateral Trustee located at U.S. Bank Trust Company, National Association, EP-MN-WS2N, 111 Fillmore Avenue East, St. Paul, MN 55017, Attention: Bondholder Services – EP –MN-WS2N, Ref: Ares Direct Lending CLO 1, (b) for all other purposes, the corporate office of the Collateral Trustee located at U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor, Boston, MA 02110, Reference: Ares Direct Lending CLO 1, Attention: William Murphy, e-mail: ares.cdo@usbank.com, with a copy to william.murphy1@usbank.com, or such other address as the Collateral Trustee may designate from time to time by notice to the Holders, the Asset Manager and the Issuer, and the principal corporate trust office of any successor Collateral Trustee, or (c) the Loan Agent, U.S. Bank Trust Company, National Association, 214 N. Tryon Street, Charlotte, North Carolina 28202, Reference: Ares Direct Lending CLO 1, Attention: Global Corporate Trust, Email: loan.agency@usbank.com, with a copy to tyler.lozinski1@usbank.com, or such other address as the Loan Agent may designate from time to time by notice to the Holders, the Asset Manager, the Collateral Trustee and the Issuer or the principal corporate trust office of any successor Loan Agent.

“Corresponding Tenor”: Three months.

“Covenant-Lite Loan”: A loan for which (i) the obligor thereof is not subject to any financial covenants thereunder or (ii) the obligor thereof is required to comply with one or more Incurrence Covenants but is not subject to any Maintenance Covenants; provided, that, for all purposes other than the determination of the S&P Recovery Rate for such loan, a loan that is subject to a cross-default provision to, or is pari-passu with, another debt obligation of the underlying obligor, which requires the obligor to comply with one or more financial covenants or Maintenance Covenants (which covenants may, but are not required to, apply only when such other debt obligation is funded) will not constitute a Covenant-Lite Loan.

“Coverage Tests”: Collectively, the Overcollateralization Tests and the Interest Coverage Test.

“Credit Improved Obligation”: Any Underlying Asset that in the Asset Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of acquisition, which may (but need not) be based on any of the following criteria:

(a)            the issuer of such Underlying Asset has shown improved financial results since the published financial reports first produced after it was acquired by the Issuer;

(b)            the obligor of such Underlying Asset since the date on which such Underlying Asset was acquired by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such obligor;

(c)            with respect to which one or more of the following criteria applies: (A) such Underlying Asset has been upgraded or put on a watch list for possible upgrade by the Rating Agency since the date on which such Underlying Asset was acquired by the Issuer; (B) the Disposition Proceeds (excluding Disposition Proceeds that constitute Interest Proceeds) of such Loan are reasonably expected to be at least 101% of the purchase price thereof or (C) the price of such Loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index plus 0.25% over the same period; or

(d)            if the Underlying Asset is a Floating Rate Underlying Asset, its interest rate spread has decreased (in accordance with its Underlying Instruments) since the date on which it was first acquired by the Issuer by at least 0.25%;

provided that, during a Restricted Trading Period, an Underlying Asset shall only constitute a Credit Improved Obligation if it satisfies one or more of clauses (c) and (d) above.

“Credit Risk Obligation”: Any Underlying Asset that in the Asset Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Obligation, which may (but need not) be based on any of the following criteria:

(a)(i) such Underlying Asset has been downgraded or put on a watch list for possible downgrade by the Rating Agency since the date on which such Underlying Asset was acquired by the Issuer; (ii) if such Underlying Asset is a Loan, the market value of such Underlying Asset has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage more negative than 1.00%; or (iii) if such Underlying Asset is a Loan, the terms of the Loan have been modified such that the Effective Spread is increased by at least 0.50%; or

(b)            any Underlying Asset with respect to which a Majority of the Controlling Class vote to treat such Underlying Asset as a Credit Risk Obligation.

provided that, during a Restricted Trading Period, an Underlying Asset shall only constitute a Credit Risk Obligation if it satisfies one or more of clauses (a) and (b) above.

“Currency Hedge”: Any interest rate or currency exchange or protection agreement or option agreement in respect thereof.

“Current Market Value”: With respect to any Underlying Asset or Workout Loan as of any Measurement Date:

(a)            the product of the principal amount of such Underlying Asset multiplied by:

(i)         the value for such Underlying Asset provided by any of Loan Pricing Corporation, Mark-It Partners Inc., Interactive Data Corporation or any other Independent nationally recognized pricing service subscribed to by the Asset Manager, of which the Asset Manager shall have provided 10 Business Days’ prior notice to the Rating Agency;

(ii)        if no such pricing service is available, the average of at least three bids for such Underlying Asset obtained by the Asset Manager from nationally recognized dealers (that are Independent from each other and from the Asset Manager);

(iii)       if no such pricing service is available and only two bids for such Underlying Asset can be obtained, the lower of such two bids; and

(iv)       if no such pricing service is available and only one bid for such Underlying Asset can be obtained, such bid except that if the Asset Manager is not a registered investment adviser (or relying adviser), a Current Market Value determined from the bid price of only one bid may be used for a period of 30 days immediately following the date of such bid; or

(b)            if, after the Asset Manager has made commercially reasonable efforts to obtain the Current Market Value in accordance with clause (a) above, at the discretion of the Asset Manager an analysis shall be performed by a third-party nationally recognized valuation firm to establish a fair market value of such Underlying Asset that reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Underlying Asset in an expedited sale on an arm’s-length basis; or

(c)            if, after the Asset Manager has made commercially reasonable efforts to obtain the Current Market Value in accordance with clauses (a) and (b) above, the Current Market Value cannot be determined, the Current Market Value of an Underlying Asset will be the lowest of:

(i)         (x) if such Underlying Asset is a Second Lien Loan, the product of 60% and the principal amount of such Underlying Asset or (y) if such Underlying Asset is not a Second Lien Loan, the product of 70% and the principal amount of such Underlying Asset;

(ii)       the Current Market Value as determined by the Asset Manager; provided this is the same price as the Asset Manager assign to the same Underlying Asset in other funds for which it acts as asset manager or investment advisor; or

(iii)       the product of (x) the purchase price at which the Issuer acquired such Underlying Asset, and (y) the principal amount of such Underlying Asset at the time so acquired.

“Current Market Value Percentage”: With respect to any Underlying Asset as of any Measurement Date, the amount (expressed as a percentage) equal to the Current Market Value of such Underlying Asset on such date divided by the Principal Balance of such Underlying Asset on such date. For the purpose of calculating the Current Market Value Percentage on any day, the Current Market Value Percentage on any day that is not a Business Day shall be deemed to be the Current Market Value Percentage on the immediately preceding Business Day.

“Current Pay Obligation”: Any Underlying Asset (other than a DIP Loan) that would otherwise be a Defaulted Obligation but as to which (i) no default has occurred and is continuing with respect to the payment of interest and any contractual principal or other scheduled payments (if any) and the most recent interest and contractual principal payment due (if any) was paid in cash and the Asset Manager reasonably expects that the next interest payment due will be paid in cash on the scheduled payment date and the principal thereof will be paid in cash by maturity or as otherwise contractually due, which judgment will not subsequently be called into question as a result of subsequent events; (ii) if the issuer of such Underlying Asset is in a bankruptcy proceeding, the issuer has made all payments that the bankruptcy court has approved; (iii) such Underlying Asset has a Current Market Value of at least 80% of its par value; (iv) if such Underlying Asset is a PIK Loan no interest on such Underlying Asset remains deferred in accordance with the terms thereof; and (v) the S&P Additional Current Pay Criteria are satisfied; provided, however, that to the extent the Aggregate Principal Amount of all Underlying Assets that would otherwise be Current Pay Obligations exceeds 5% of the Maximum Investment Amount, such excess over 5% shall constitute Defaulted Obligations; provided, further, that in determining which of the Underlying Assets shall be included in such excess, the Underlying Assets with the lowest Current Market Value Percentage shall be deemed to constitute such excess.

“Current Portfolio”: As of any date of determination, the Aggregate Principal Amount of Underlying Assets and Principal Proceeds held as Eligible Investments acquired with Principal Proceeds existing immediately prior to the maturation, sale or other disposition of an Underlying Asset or immediately prior to the acquisition of an Underlying Asset, as the case may be.

“Cut-Off Date”: Each date on or after the Closing Date on which either (a) an Underlying Asset is transferred to the Issuer or (b) an Underlying Asset is transferred by the Issuer.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Asset Manager in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that if the Asset Manager decides (in its sole discretion) that any such convention is not administratively feasible for the Asset Manager, then the Asset Manager may establish another convention in its reasonable discretion.

“Daisy Chain Letter”: A certificate substantially in the form specified in Exhibit G hereto.

“Debt”: The Rated Debt and the Subordinated Notes.

“Debt Interest Amount”: As to each Class of Debt and each Interest Accrual Period, the amount of interest payable in respect of each $100,000 principal amount of such Class of Debt for such Interest Accrual Period.

“Debt Interest Rate”: With respect to each Class of Floating Rate Debt, the per annum stated interest rate payable on such Class of Floating Rate Debt with respect to each Interest Accrual Period, as indicated in Section 2.3 and expressed as the Benchmark plus a spread, subject to Section 9.6. With respect to each Class of Fixed Rate Debt, the per annum stated interest rate payable on such Class of Fixed Rate Debt with respect to each Interest Accrual Period, as indicated in Section 2.3, subject to Section 9.6.

“Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds, Principal Proceeds, Refinancing Proceeds or Partial Redemption Interest Proceeds, as applicable, in the following order:

(i)         to the payment, pro rata and pari passu, of accrued and unpaid interest on the Class A-1-R Notes and the Class A-1-LR Loans, until such amounts have been paid in full;

(ii)        to the payment, pro rata and pari passu, of principal of the Class A-1-R Notes and the Class A-1-LR Loans, in whole or in part, until the Class A-1-R Notes and the Class A-1-LR Loans have been paid in full;

(iii)        to the payment of accrued and unpaid interest on the Class A-2-R Notes, until such amounts have been paid in full;

(iv)       to the payment of principal of the Class A-2-R Notes, in whole or in part, until the Class A-2-R Notes have been paid in full;

(v)        to the payment of accrued and unpaid interest on the Class B-R Notes, until such amounts have been paid in full; and

(vi)       to the payment of principal of the Class B-R Notes, in whole or in part, until the Class B-R Notes have been paid in full.

“Deep Discount Obligation”: Any Underlying Asset that is a Loan acquired by the Issuer which:

(a)            has a Standard & Poor’s Rating below “B-” and the purchase price thereof is less than 85% of its Principal Balance (other than a Revolving Credit Facility that satisfies clauses (b)(x) and (b)(y) of this definition);

(b)            is a Revolving Credit Facility that (x) is pari passu in right of payment of principal and interest with a term obligation of the same obligor that has a Standard & Poor’s Rating below “B-” and a Current Market Value Percentage of less than 85%, (y) is secured by a pari passu lien on the same collateral, and (z) has a purchase price of less than 75% of its Principal Balance;

(c)            has a Standard & Poor’s Rating of “B-” or higher and the purchase price thereof is less than 80% of its Principal Balance (other than a Revolving Credit Facility that satisfies clauses (d)(x) and (d)(y) of this definition); or

(d)            is a Revolving Credit Facility that (x) is pari passu in right of payment of principal and interest with a term obligation of the same obligor that has a Standard & Poor’s Rating of “B-” or higher and a Current Market Value Percentage of less than 80%, (y) is secured by a pari passu lien on the same collateral, and (z) has a purchase price of less than 75% of its Principal Balance;

in the case of each of clauses (a) and (c), until the Current Market Value Percentage of such Underlying Asset for any period of 30 consecutive days equals or exceeds 90% and in the case of each of clauses (b) and (d), until the Current Market Value Percentage of such Underlying Asset for any period of 30 consecutive days equals or exceeds 85%.

Any Underlying Asset that would otherwise be considered a Deep Discount Obligation but that is acquired with the proceeds of a sale of an Underlying Asset that was not a Deep Discount Obligation at the time of its acquisition shall not be considered a Deep Discount Obligation, so long as the Asset Manager, using its commercially reasonable business judgment, believes that such acquired Underlying Asset is of better credit quality than the previous, sold asset, at the time of its acquisition, and such acquired Underlying Asset: (v) has a Standard & Poor’s Rating no lower than the Standard & Poor’s Rating of the previously sold Underlying Asset, (w) together with all such acquired Underlying Assets then outstanding and included in the Collateral do not exceed 5% of the Maximum Investment Amount (provided that such acquired Underlying Assets with a purchase price below 75% (expressed as a percentage of the par amount of such Underlying Assets) shall not exceed 2.5% of the Maximum Investment Amount), (x) together with all such acquired Underlying Assets since the Closing Date do not exceed 10% of the Target Initial Par Amount, (y) is acquired or committed to be acquired within five Business Days of such sale, and (z) is acquired at a purchase price that equals or exceeds both (1) the sale price of the sold Underlying Asset (expressed as a percentage of par) and (2) 65% of its Principal Balance.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest”: Any interest due and payable in respect of any Rated Debt for so long as any Rated Debt is Outstanding, which was not punctually paid on the applicable Payment Date or at Stated Maturity and remains unpaid.

“Defaulted Obligation”: Any Underlying Asset included in the pool of assets owned by the Issuer, as of any date of determination:

(a)            as to which there has occurred and is continuing a default with respect to the payment of interest or principal, without regard to any grace period applicable thereto or waiver thereof except as set forth in this clause (a); provided, that such default shall have not been cured; provided, further, that any such default shall be subject to a grace period of up to five Business Days or seven calendar days, whichever is greater, from the date of such default if the Asset Manager has certified to the Collateral Trustee that, in its judgment, the payment failure is not due to credit-related reasons;

(b)            that is a participation interest in a loan or other debt obligation that would, if such loan or other debt obligation were an Underlying Asset, constitute a “Defaulted Obligation” (other than under this clause (b)) or with respect to which the Selling Institution has a Standard & Poor’s Rating of “SD” or “CC” or below or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (a “Defaulted Participation Obligation”);

(c)            that is a Selling Institution Defaulted Participation;

(d)            as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof, or as to which there has been proposed or effected any distressed exchange or other distressed debt restructuring where the issuer of such Underlying Asset has offered the debt holders of such Underlying Asset a new security or package of securities that, in the commercially reasonable business judgment of the Asset Manager, either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer avoid default; provided, that any Underlying Asset received in a bankruptcy, insolvency or receivership proceeding or in a distressed exchange or other distressed debt restructuring will not be treated as a Defaulted Obligation if it otherwise satisfies the definition of “Underlying Asset”; provided, further, that neither a Current Pay Obligation nor a DIP Loan (with respect to the bankruptcy, insolvency, receivership proceeding, distressed exchange or other debt restructuring with respect to which such DIP Loan was received) will constitute a Defaulted Obligation under this clause (d);

(e)            that has a Standard & Poor’s Rating of “CC” or lower or “SD”, or, in each case, had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding Current Pay Obligations); or

(f)            that is pari passu with or subordinated to other indebtedness for borrowed money owing by the issuer thereof (provided that both the Underlying Asset and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral and the security interest securing the other obligation is senior to or pari passu with the security interest securing the Underlying Asset), to the extent that (x) a payment default of the type described in clause (a) (for the avoidance of doubt, giving effect to the provisos thereto) has occurred with respect to such other indebtedness or (y) the Standard & Poor’s Rating on such other indebtedness is “CC” or lower or “SD” or such other indebtedness had such issuer rating of S&P before such rating was withdrawn and which has not been reinstated as of the date of determination (in the case of clause (y) only, excluding Current Pay Obligations).

The Asset Manager shall give the Collateral Trustee prompt written notice should it become aware that any Underlying Asset has become a Defaulted Obligation. Until so notified, the Collateral Trustee shall not be deemed to have notice or knowledge to the contrary.

Notwithstanding the foregoing, the Asset Manager may declare any Underlying Asset included in the pool of assets owned by the Issuer to be a Defaulted Obligation if, in the Asset Manager’s commercially reasonable business judgment, the credit quality of the issuer of such asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such asset.

“Deferred Asset Management Fee”: With respect to the Asset Manager on any Payment Date, any portion of the Asset Management Fee for such Payment Date that the Asset Manager elects to defer in the manner provided in the Asset Management Agreement, together with any amounts so deferred on prior Payment Dates that remain unpaid. The Deferred Asset Management Fee will be treated as Interest Proceeds, unless the Asset Manager elects to designate any such amounts as Principal Proceeds.

“Deferred Interest Asset”: A PIK Loan that has deferred payments of interest or other amounts in Cash and not reduced such deferred interest (or other amount) balance to zero and that (a) in the case of a PIK Loan that has a Standard & Poor’s Rating of “BBB-” or above, has either (i) deferred any interest for a period of 12 consecutive months or more or (ii) deferred payments of interest in an amount equal to (or greater than) two periodic interest payments or (b) in the case of a PIK Loan that has a Standard & Poor’s Rating of “BB+” or below, has either (i) deferred any interest for a period of six consecutive months or more or (ii) deferred payments of interest in an amount equal to (or greater than) one periodic interest payment.

“Definitive Note”: Any Note issued in definitive, fully registered form without interest coupons.

“Delayed-Draw Loan”: A loan with respect to which the Issuer is obligated to make or otherwise fund future term-loan advances to a borrower, but such future term-loan advances may not be paid back and reborrowed; provided, that for purposes of the Portfolio Criteria, the principal balance of a Delayed-Draw Loan, as of any date of determination, refers to the sum of (i) the funded portion of such Delayed-Draw Loan as of such date and (ii) the unfunded portion of such Delayed-Draw Loan as of such date.

“Deliver” or “Delivered”: The taking of the following steps:

(a)            in the case of each Certificated Security or instrument (other than a Clearing Corporation Security or an instrument evidencing debt underlying a Participation), (A) causing the delivery of such Certificated Security or instrument to the Collateral Trustee or the Intermediary registered in the name of the Collateral Trustee or its affiliated nominee or endorsed to the Collateral Trustee or in blank, (B) causing the Collateral Trustee or the Intermediary to continuously identify on its books and records that such Certificated Security or instrument is credited to the relevant Pledged Account and (C) causing the Collateral Trustee or the Intermediary to maintain continuous possession of such Certificated Security or instrument;

(b)            in the case of each Uncertificated Security (other than a Clearing Corporation Security), (A) causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to the Collateral Trustee or the Intermediary and (B) causing the Collateral Trustee or the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Pledged Account;

(c)            in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation and (B) the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Pledged Account;

(d)            in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (A) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any FRB and (B) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Pledged Account;

(e)            in the case of cash, causing the deposit of such cash with the Intermediary and causing the Intermediary to continuously identify on its books and records that such cash is credited to the relevant Pledged Account and if such Pledged Account is a securities account, causing the intermediary to agree to treat such cash as a financial asset;

(f)            in the case of each Financial Asset not covered by the foregoing clauses (a) through (e), causing the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and causing the Intermediary to continuously credit such Financial Asset to the relevant Pledged Account;

(g)            in the case of any general intangible, (A) the filing of an appropriate financing statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction and (B) taking such other action as may be necessary under the laws of the State of Delaware in order to ensure that the Collateral Trustee has a perfected security interest therein and obtaining any necessary consent to the security interest of the Collateral Trustee thereunder; in addition, the Issuer shall obtain any and all consents required by the underlying agreements relating to any such general intangibles for the transfer of ownership thereof to the Issuer and the pledge thereof hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 or 9-408 of the UCC);

(h)            with respect to any “deposit account” (within the meaning of the UCC) by causing the relevant depository institution to agree to comply with the instructions of the Collateral Trustee regarding the disposition of funds in such account without further consent of the Issuer; and

(i)            in the case of any Underlying Asset or Eligible Investment not of a type described above in this definition of “Deliver” or “Delivered”, an Opinion of Counsel shall have been delivered to the Collateral Trustee stating the necessary events upon the occurrence of which the security interest of the Collateral Trustee in such Collateral shall be a perfected first priority security interest and the Issuer shall have caused to occur such necessary events as set forth in such Opinion of Counsel and shall, within 20 days after the date of such Grant, deliver to the Collateral Trustee a certificate stating that such necessary events as set forth in such Opinion of Counsel have taken place and any method specified in such Opinion of Counsel shall constitute “Delivery”.

“Deposit”: Any Cash deposited with the Collateral Trustee by the Issuer on or before the First Refinancing Date for inclusion as Collateral and deposited by the Collateral Trustee into the Interest Reserve Account or the Expense Reserve Account on the First Refinancing Date.

“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”: With respect to a Payment Date, the last Business Day of the immediately preceding Due Period.

“DIP Loan”: A Loan (i) obtained or incurred after the entry of an order of relief in a case pending under chapter 11 of the Bankruptcy Code, (ii) to a debtor in possession as described in Section 1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code), (iii) on which the related obligor is required to pay interest on a current basis, (iv) approved by a Final Order or interim order of the bankruptcy court so long as such Loan is (A) fully secured by a lien on the debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code, (B) fully secured by a lien of equal or senior priority on property of the debtor estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code or (C) is secured by a junior lien on the debtor’s encumbered assets (so long as such Loan is fully secured based on the most recent current valuation or appraisal report, if any, of the debtor) and (v) that has been rated by S&P or has an estimated rating by S&P (or if the Loan does not have a rating or an estimated rating by S&P, the Asset Manager has commenced the process of having a rating assigned by S&P within five Business Days of the date the Loan is acquired by the Issuer).

“Disposition Proceeds”: Any proceeds received with respect to sales of Underlying Assets, Workout Loans, Restructured Loans, Eligible Investments or Equity Securities and the termination of any Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

“Dissolution Expenses”: An amount certified by the Asset Manager as the sum of (i) the expenses reasonably likely to be incurred in connection with the discharge of this Indenture and the liquidation of the Collateral and dissolution of the Issuer and (ii) any accrued and unpaid Administrative Expenses.

“Distressed Exchange Offer”: An offer by the obligor of an Underlying Asset to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one of more of its outstanding debt obligations for Cash, or any combination thereof in a distressed exchange or other debt restructuring, as reasonably determined by the Asset Manager, pursuant to which such obligor of such Underlying Asset has issued to the holders of such Underlying Asset a new security or package of securities or obligations that, in the sole judgment of the Asset Manager, amounts to a diminished financial obligation or has the purpose of helping the obligor of such Underlying Asset avoid default; provided that an offer by such obligor to exchange unregistered debt obligations for registered debt obligations shall not be considered a Distressed Exchange Offer.

“Distribution”: Any payment of principal or interest or any dividend, premium or fee payment or any other payment made on, or any other distribution in respect of, a security or obligation.

“Dollar,” “U.S. Dollar,” “U.S.$” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any issuer of or obligor with respect to an Underlying Asset: (a) except as provided in clause (b) and (c) below, its country of organization; (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which, in the Asset Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Underlying Asset are guaranteed by a person or entity (in a guarantee agreement with such person or entity, which guarantee agreement complies with the Rating Agency’s then current criteria (or guidelines) with respect to guarantees) that is organized in the United States, then the United States.

“Due Date”: Each date on which a Distribution is due on a Pledged Obligation.

“Due Period”: With respect to any Payment Date, the period commencing on (and including) the day immediately following the tenth Business Day prior to the preceding Payment Date (or, in the case of the Due Period relating to the first Payment Date following the First Refinancing Date, beginning on (and including) the First Refinancing Date) and ending on (and including) the tenth Business Day prior to such Payment Date (or, in the case of a Due Period that is applicable to the Payment Date relating to the Redemption in full of the Debt, Stated Maturity of any Debt or the final Liquidation Payment Date ending on (and including) the day preceding such date).

“EBITDA”: With respect to any obligor under an Underlying Asset, the meaning ascribed to such term or comparable term in the Underlying Assets, or if there is no such meaning, its earnings before interest, taxes, depreciation and amortization in accordance with GAAP, as determined by the Asset Manager in good faith at the time of acquisition or commitment to acquire such Underlying Asset, which may be based upon sources available to the Asset Manager, including financial statements or information book of such obligor provided to the Asset Manager by the applicable administrative agent.

“Effective Spread”: With respect to any Floating Rate Underlying Asset that bears interest based on the Benchmark, its stated spread or, if such Floating Rate Underlying Asset bears interest based on a floating rate index other than the Benchmark, the Effective Spread shall be the then current base rate applicable to such Floating Rate Underlying Asset plus the rate at which such Floating Rate Underlying Asset pays interest in excess of such base rate minus the Benchmark for the current Interest Accrual Period; provided that with respect to (i) any unfunded commitment of any Revolving Credit Facility or Delayed-Draw Loan, the Effective Spread means the commitment fee payable with respect to such unfunded commitment; (ii) the funded portion of any commitment under any Revolving Credit Facility or Delayed-Draw Loan that bears interest based on the Benchmark, the Effective Spread will be its stated spread or, if such funded portion bears interest based on a floating rate index other than the Benchmark, the Effective Spread will be the then current base rate applicable to such funded portion plus the rate at which such funded portion pays interest in excess of such base rate minus the Benchmark for the current Interest Accrual Period; (iii) any Underlying Instrument of such Floating Rate Underlying Asset that specifies a standalone credit spread adjustment, such credit spread adjustment shall be deemed to be included in its stated spread; (iv) any Underlying Asset that has a Benchmark floor, the Effective Spread will be its stated spread over the Benchmark plus, if positive, (x) the Benchmark floor value minus (y) the Benchmark for the then applicable interest period; and (v) any Floating Rate Underlying Asset that is a PIK Loan, a Partial PIK Loan or an Underlying Asset that is excluded from the definition of “Partial PIK Loan” by the second proviso thereto that (in each case) is deferring interest on the Measurement Date, the Effective Spread will be that portion of its spread, if any, that is not being deferred.

“Elected Debt”: The meaning specified in Section 14.2(e).

“Electing Holder”: The meaning specified in Section 14.2(e).

“Eligibility Criteria”: The meaning specified in Section 12.2(c).

“Eligible Institution”: An institution that is (a) has a combined capital and surplus of at least $200,000,000, is subject to supervision or examination by federal or state banking authority and (b) so long as any Debt rated by S&P is Outstanding (i) has a long term issuer rating of at least “A” and short term issuer rating of “A-1” by S&P (or at least an “A+” by S&P if such institution has no short term rating) or (ii) with respect to securities accounts, if the relevant account is a segregated account holding only non-cash investments, has a rating of at least “BBB-” by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10.

“Eligible Investment Required Ratings”: A long-term credit rating of at least “A+” by S&P or a long-term credit rating of at least “A” by S&P and a short-term credit rating of at least “A-1” by S&P.

“Eligible Investments”: (a) Cash and (b) any Dollar denominated investment that, at the time it, or evidence of it, is Delivered to the Collateral Trustee, is one or more of the following obligations or securities including investments for which the Collateral Trustee or an Affiliate of the Collateral Trustee provides services and receives compensation therefor:

(i)         (A) direct Registered obligations (1) of the United States of America or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (B) Registered obligations (1) of any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Eligible Investment Required Ratings;

(ii)        demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any U.S. federal or state depository institution or trust company that has the Eligible Investment Required Ratings (in each case, payable within 183 days after issuance), the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)       commercial paper or other short-term obligations, in each case, with a maturity of not more than 183 days from the date of issuance having at the time of such investment ratings that satisfy the Eligible Investment Required Ratings; and

(iv)       registered money market funds having at all times a long-term credit rating of “AAAm” by S&P (and which must be offshore unless the onshore money market fund makes payment of interest-related dividends exempt from withholding under Section 881(e) (1)(A) of the Code);

subject, in each case, to the maturity specified in Article X for the applicable Pledged Account, which in any event may be no longer than 60 days; provided that Eligible Investments acquired with funds in the Pledged Accounts will be held until maturity; provided, further, that Eligible Investments shall not include (a) any interest-only security, any security acquired at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Asset Manager, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “t” or “sf,” (c) any security that is subject to an Offer, (d) any other security that is an asset the payments on which are subject to withholding tax if owned by the Issuer unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes, (e) any security that is secured by real property, (f) any security that is a Structured Finance Security, (g) any security that is represented by a certificate of interest in a grantor trust or (h) any security that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action, or which security includes a put or call option.

“Eligible Loan Index”: With respect to each Underlying Asset that is a Loan, one of the following indices as selected by the Asset Manager upon the acquisition of such Underlying Asset: the CSFB Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the Standard & Poor’s/LSTA Leveraged Loan Indices, LCDX or any replacement or other nationally recognized comparable loan index.

“Equity Security”: Any security or debt obligation (other than a Workout Loan or Restructured Loan) which at the time of acquisition, conversion or exchange does not satisfy the requirements of the definition of “Underlying Asset” and is not an Eligible Investment.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Restricted Notes”: The Subordinated Notes.

“ESG Prohibited Obligation”: Any obligation of an obligor that belongs in a group described in the ESG exclusion criteria attached hereto as Schedule I.

“ESMA Reporting Side Letter”: The ESMA reporting side letter, dated as of the Closing Date, between the Issuer, Asset Manager and the Collateral Administrator, relating to the compiling of the Transparency Reports.

“EU Retention Requirements”: The risk retention requirement under Article 6 of the EU Securitisation Regulation.

“EU Securitisation Regulation”: Regulation (EU) 2017/2402 as amended, varied or substituted from time to time, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by an EU regulator.

“EU Transparency Requirements”: The information required under Article 7 of the EU Securitisation Regulation in accordance with the frequency and modalities provided for thereunder.

“EU/UK Retention Interest”: The material net economic interest in the securitisation acquired by the Retention Holder in accordance with the Retention of Net Economic Interest Letter, which will be comprised of an interest in the Subordinated Notes with a principal amount outstanding being at least equal to 5% (or such lower amount, including 0%, if such lower amount is required or allowed under the EU/UK Retention Requirements as a result of amendment, repeal or otherwise) of the Retention Basis Amount on the relevant date of determination.

“EU/UK Retention Requirements”: Collectively, the EU Retention Requirements and the UK Retention Requirements.

“EU/UK Transparency Requirements”: The information required to be made available for the purposes of the EU Transparency Requirements and the UK Transparency Requirements, including, as applicable: (a) a transaction summary and certain Transaction Documents to be made available before pricing; (b) quarterly asset-level reports; (c) quarterly investor reports; (d) any inside information relating to the securitisation that the reporting entity is obliged to make public under the Market Abuse Regulation (Regulation (EU) No 596/2014); and (e) information on “significant events”.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor or successors thereto.

“Euronext Dublin”: The Irish Stock Exchange plc, trading as Euronext Dublin.

“Event of Default”: The meaning specified in Section 5.1.

“Event of Default Par Ratio”: On any Measurement Date, without duplication, the ratio (expressed as a percentage) obtained by dividing:

(a)            the sum of (i) the Aggregate Principal Amounts of (A) the Underlying Assets (other than Defaulted Obligations and Workout Loans), including the funded and unfunded balance on any Revolving Credit Facility and Delayed-Draw Loans plus (B) all Eligible Investments (including Cash) constituting or acquired with Principal Proceeds excluding the Balance of all Eligible Investments in the Expense Reserve Account and the Variable Funding Account, plus (ii) the sum for each Defaulted Obligation and Workout Loan of the Current Market Value of such Defaulted Obligation and Workout Loan as of such date; by

(b)            the Aggregate Outstanding Amount of the Class A-1-R Debt.

“Excel Default Model Input File”: An electronic spreadsheet file to be provided to S&P, which file shall include the following information (to the extent such information is not confidential) with respect to each Underlying Asset: (a) the name and country of domicile of the issuer thereof and the particular issue held by the Issuer, (b) the LoanX ID and CUSIP or other applicable identification number associated with such Underlying Asset, (c) the par value of such Underlying Asset, (d) the type of issue (including, by way of example, whether such Underlying Asset is a bond, loan or asset-backed security), using such abbreviations as may be selected by the Collateral Administrator, (e) identification as a cov-lite loan or not with respect to loans for which an S&P Recovery Rate has not been determined by S&P, (f) a description of the index or other applicable benchmark upon which the interest payable on such Underlying Asset is based (including, by way of example, fixed rate, step-up rate, zero coupon and LIBOR), (g) the coupon (in the case of an Underlying Asset which bears interest at a fixed rate) or the spread over the applicable index (in the case of an Underlying Asset which bears interest at a floating rate), (h) the Standard & Poor’s Industry Classification Group for such Underlying Asset, (i) the stated maturity date of such Underlying Asset, (j) the Standard & Poor’s Rating of such Underlying Asset or the issuer thereof, (k) identification as a first lien-last out loan (i.e., a first lien loan that by its terms will be subordinated after a default by the obligor), if applicable, (l) the priority category assigned by S&P to such Underlying Asset, if available, (m) whether or not the purchase or other acquisition of such Underlying Asset has settled and, if not, the purchase price of such unsettled Underlying Asset, (n) whether or not such Underlying Asset has an Underlying Asset Benchmark floor and, if so, the value of such Underlying Asset Benchmark floor and (o) such other information as the Collateral Administrator in consultation with the Asset Manager may determine to include in such file.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exchange Date”: The meaning specified in Section 2.2(b).

“Excluded Property”: Any Margin Stock.

“Exercise Notice”: The meaning specified in Section 9.6(c).

“Existing Subordinated Notes”: The Subordinated Notes issued pursuant to the Original Indenture on the Closing Date.

“Expense Reserve Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(e).

“Exposure Amount”: With respect to any Revolving Credit Facility or Delayed-Draw Loan, the unfunded commitment of the Issuer with respect thereto.

“Fair Market Value”: With respect to any Underlying Asset and as of any date of determination, the most recent value determined in good faith by the Asset Manager at the end of each calendar month in a manner consistent with the valuation policies and procedures used by the Asset Manager and the Retention Holder to value assets for the Retention Holder’s own account, as more fully described in the Retention Holder’s publicly filed Form 10-K.

“Fallback Rate”: The sum of (1) the Reference Rate Modifier and (2) as determined by the Asset Manager in its commercially reasonable discretion, either (x) the quarterly pay reference rate recognized or acknowledged as being the industry standard replacement rate for leveraged loans (which recognition may be in the form of a press release, a member announcement, member advice, letter, protocol, publication of standard terms or otherwise) by the Loan Syndications and Trading Association or the Relevant Governmental Body or (y) the quarterly pay reference rate (other than Libor) that is used in calculating the interest rate of at least 50% of the Underlying Assets (by par amount), as determined by the Asset Manager as of the first day of the Interest Accrual Period during which such determination is made; provided that, if a Benchmark Replacement can be determined by the Asset Manager at any time when the Fallback Rate is effective, then such Benchmark Replacement shall become the Benchmark and the Fallback Rate shall not apply; provided further that the Fallback Rate for the Debt will be no less than zero. For the avoidance of doubt, the Fallback Rate shall not be Libor or any rate that is unavailable or no longer reported.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, practices or guidance notes adopted pursuant to any such intergovernmental agreement or analogous provisions of non-U.S. law.

“Fee Letter”: The meaning specified in Section 6.7(a)(i).

“Final Offering Memorandum”: The final Offering Memorandum, dated July 15, 2026, in connection with the offer and sale of the Refinancing Notes.

“Final Order”: An order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

“Finance Lease”: A lease agreement or other agreement entered into evidencing any transaction pursuant to which the obligation of the lessee to pay rent or other amounts on a triple net basis under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, are required to be classified and accounted for as a capital lease on a balance sheet of the lessee under generally accepted accounting principles; but only if (a) the lease or other transaction provides for the unconditional obligation of the lessee to pay a stated amount of principal no later than a stated maturity date, together with interest on the principal, and the payment of the obligation is not subject to any material non-credit-related risk as reasonably determined by the Asset Manager, (b) the obligation of the lessee with respect to the lease or other transaction is fully secured, directly or indirectly, by the property that is the subject of the lease, and (c) the interest held with respect to the lease or other transaction is properly treated as debt for U.S. federal income tax purposes.

“Financial Asset”: The meaning specified in Article 8 of the UCC.

“First-Lien Last-Out Loan”: A Senior Secured Loan that (notwithstanding clause (i) of the definition of such term), prior to a default or liquidation with respect to such loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same obligor, but following a default or liquidation becomes fully subordinated to other Senior Secured Loans of the same obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full; provided that a Senior Secured Loan shall not be treated as a First-Lien Last-Out Loan solely as a result of customary exceptions for Loans secured by a first-priority perfected security interest, including with respect to a Super-Priority Revolving Facility.

“First Refinancing Date”: July 17, 2026.

“Fixed Rate Debt”: The Debt (if any) that bears interest at fixed rates.

“Fixed Rate Excess”: As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Coupon for such Measurement Date over the minimum percentage necessary to pass the Weighted Average Coupon Test on such Measurement Date and (ii) the Aggregate Principal Amount of all Fixed Rate Underlying Assets (excluding any Defaulted Obligations) held by the Issuer as of such Measurement Date, and the denominator of which is the Aggregate Principal Amount of all Floating Rate Underlying Assets (excluding any Defaulted Obligations) held by the Issuer as of such Measurement Date. In computing the Fixed Rate Excess on any Measurement Date, the Weighted Average Coupon for the Measurement Date will be computed as if the Spread Excess were equal to zero.

“Fixed Rate Underlying Assets”: Underlying Assets (other than Defaulted Obligations) which bear interest at a fixed rate, including Underlying Assets whose fixed interest rate increases periodically over the life of such Underlying Assets.

“Floating Rate Debt”: The Debt that bears interest at floating rates.

“Floating Rate Debt Interest Rates”: Collectively, the Debt Interest Rates for the Floating Rate Debt.

“Floating Rate Underlying Assets”: Underlying Assets (other than Defaulted Obligations) that bear interest at floating rates.

“Form 15-E”: United States Securities and Exchange Commission Form ABS Due Diligence 15-E, as amended, supplemented or modified from time to time and/or any applicable successor form.

“FRB”: Any Federal Reserve Bank.

“Funding Condition”: A condition that is satisfied on any date of determination if (a) the amount on deposit in the Variable Funding Account is equal to or greater than an amount equal to (b) the aggregate principal amount of the unfunded portion of the Revolving Credit Facilities and Delayed-Draw Loans held by the Issuer as of such determination date.

“GAAP”: The meaning specified in Section 6.3(p).

“Global Notes”: Collectively, the Temporary Global Notes, the Regulation S Global Notes and the Rule 144A Global Notes.

“Government Security”: A security issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of any Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over or confirm. A Grant of the Collateral, or any portion thereof, shall include all rights, powers and options (but none of the obligations) of the granting party in respect thereof, including the immediate continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to grant waivers or make other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Countries”: Australia, the Netherlands, New Zealand and the United Kingdom.

“Group II Countries”: Germany, Ireland, Sweden and Switzerland.

“Group III Countries”: Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway.

“Hedge Agreement”: Any Interest Rate Hedge or Currency Hedge, as applicable, in each case entered into to manage the Issuer’s risk.

“Hedge Counterparty”: Any Interest Rate Hedge Counterparty or hedge counterparty entering into a Currency Hedge, as applicable.

“Hedge Counterparty Collateral Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(g).

“Hedge Counterparty Credit Support”: As of any date of determination, any Cash or cash equivalents on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account in an amount required to satisfy the then-current Rating Agency criteria as determined by the Asset Manager in its reasonable business judgment.

“Hedge Guarantor”: Any Person that absolutely and unconditionally guarantees the obligations of a Hedge Counterparty under the related Hedge Agreement in a form satisfactory to the Rating Agency as evidenced by the Rating Agency Confirmation obtained in connection therewith. Any Hedge Guarantor will be subject to Rating Agency Confirmation.

“Higher Ranking Class”: With respect to any Class of Debt, each Class of Debt that is senior in right of payment of principal to such Class in the Debt Payment Sequence.

“Highest Ranking Class”: As of any date of determination, (i) other than for purposes of determining (x) the level of compliance with the Standard & Poor’s CDO Monitor Test and the Weighted Average S&P Recovery Rate Test and (y) the Standard & Poor’s Recovery Amount, the Class A-1-R Debt, for so long as any Class A-1-R Debt is Outstanding and (ii) for purposes of determining (x) the level of compliance with the Standard & Poor’s CDO Monitor Test and the Weighted Average S&P Recovery Rate Test and (y) the Standard & Poor’s Recovery Amount, the Class A-2-R Notes, for so long as any Class A-2-R Note is Outstanding and rated by S&P, and, in each case, thereafter the Class of Outstanding Debt that is most senior in right of payment of principal in the Debt Payment Sequence; provided that, in the event no Rated Debt remains Outstanding, the Highest Ranking Class will be the Subordinated Notes.

“Holder”: With respect to (i) any Note, the Person in whose name such Note is registered in the Note Register, and (ii) any Class A-1-LR Loan, the Person whose name such Class A-1-LR Loan is registered in the Loan Register.

“IAI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt, is both an Institutional Accredited Investor and a Qualified Purchaser.

“Incentive Asset Management Fee”: The meaning specified in the Asset Management Agreement.

“Incentive Internal Rate of Return”: The meaning specified in the Asset Management Agreement.

“Incurrence Covenant”: A covenant by a borrower to comply with certain financial covenants only upon the occurrence of certain actions by the borrower, including, but not limited to, debt issuance, payment of dividends, share purchase, merger, acquisitions or divestitures.

“Indenture”: This instrument as originally executed and, if from time to time further supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person who (i) does not have and is not committed to acquire any material direct or indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director, manager, member or Person performing similar functions and (iii) is not Affiliated with an entity that fails to satisfy the criteria set forth in clauses (i) and (ii). “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics and Professional Conduct of the American Institute of Certified Public Accountants.

“Information”: S&P’s “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Initial Purchaser”: BNP Paribas Securities Corp., in its capacity as (i) initial purchaser under the Purchase Agreement, dated as of the Closing Date and (ii) Refinancing Initial Purchaser, under the Purchase Agreement, dated as of the First Refinancing Date, of the Refinancing Notes issued on the First Refinancing Date.

“Institutional Accredited Investor”: An institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) who is not a Qualified Institutional Buyer.

“Interest Accrual Period”: The period from and including the First Refinancing Date to but excluding the first Payment Date after the First Refinancing Date, and each successive period from and including each Payment Date to but excluding the following Payment Date; provided that, the Interest Accrual Period with respect to (i) any Class of Rated Debt that is subject to a Refinancing will be the period from and including the Payment Date preceding the Partial Redemption Date or Redemption Date, as the case may be, to but excluding the Partial Redemption Date or Redemption Date, as applicable, and (ii) the corresponding Refinancing or Replacement Debt relating to such Class of Rated Debt that is subject to a Refinancing will be the period from and including the Partial Redemption Date or Redemption Date, as applicable, to but excluding the following Payment Date. For purposes of determining any Interest Accrual Period in the case of the Fixed Rate Debt, the Payment Date shall be assumed to be the 25th day of the relevant month (irrespective of whether such day is a Business Day).

“Interest Collection Account”: The account established pursuant to Section 10.1(b) and described in Section 10.2(a).

“Interest Coverage Ratio”: With respect to any Class or Classes of Outstanding Rated Debt, the ratio (expressed as a percentage) obtained by dividing:

(a)            the sum of (i) the Scheduled Distributions of Interest Proceeds expected to be received (regardless of whether the due date of any such Scheduled Distribution has yet occurred) on the Pledged Obligations with respect to the Payment Date corresponding to such Measurement Date (excluding (x) accrued and unpaid interest on Defaulted Obligations and (y) interest on PIK Loans and Partial PIK Loans and Underlying Assets that are excluded from the definition of “Partial PIK Loan” by the second proviso thereto that is not paid in Cash) plus (ii) all other Interest Proceeds received in such Due Period, minus (iii) the amounts payable in clauses (i) through (v) of the Priority of Interest Payments on such Payment Date; by

(b)            the sum of the Interest Distribution Amounts due for such Debt and for any Higher Ranking Class of Debt on such Payment Date; provided that any Contribution designated as Interest Proceeds shall be excluded from the calculation of the Interest Coverage Ratio.

“Interest Coverage Test”: The Class A/B Interest Coverage Test, which will be satisfied as of any Measurement Date on and after the Determination Date immediately preceding the Interest Coverage Test Date, if the Interest Coverage Ratio is equal to or greater than the required percentage specified in the table below:

Class	Required Interest Coverage Ratio (%)
A/B	120

“Interest Coverage Test Date”: The second Payment Date after the First Refinancing Date.

“Interest Determination Date”: With respect to each Class of Rated Debt, the second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Distribution Amount”: With respect to any Class of Debt and any Payment Date, (a) the aggregate amount of interest accrued, at the applicable Debt Interest Rate or Debt Interest Rates, during the related Interest Accrual Period (pro-rated, as applicable, with respect to any Re-Priced Class) on (i) the Aggregate Outstanding Amount of the Debt of such Class during such Interest Accrual Period and (ii) any Defaulted Interest not previously paid relating thereto, plus (b) any Defaulted Interest not previously paid.

“Interest Only Security”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: With respect to any Payment Date, without duplication:

(a)            all payments of interest received during the related Due Period on the Pledged Obligations (excluding (i) Workout Loans, (ii) Restructured Loans, (iii) any interest received on Defaulted Obligations, (iv) any interest received on any Partial PIK Loan or PIK Loan or Underlying Asset that is excluded from the definition of “Partial PIK Loan” by the second proviso thereto to the extent constituting non-cash interest, (v) any accrued interest acquired with Principal Proceeds, (vi) all interest accrued as of the First Refinancing Date in respect of the Underlying Assets that comprise the Collateral Portfolio as of the First Refinancing Date and (vii) with respect to any Partial Redemption Date, Partial Redemption Interest Proceeds);

(b)            unless otherwise designated by the Asset Manager, all amendment and waiver fees, all late payment fees and all other fees and commissions received during such Due Period in connection with the Pledged Obligations (other than fees and commissions received in connection with (i) the acquisition of Pledged Obligations, (ii) Defaulted Obligations, (iii) a reduction in the principal amount of an Underlying Asset, (iv) a reduction in the interest rate payable by an Underlying Asset and (v) an extension of maturity of an Underlying Asset);

(c)            if elected by the Asset Manager, recoveries on any Equity Securities or Defaulted Obligations (including interest received on Defaulted Obligations and proceeds of Equity Securities and other assets acquired or received by the Issuer in lieu of a current or prior Defaulted Obligation or a portion thereof in connection with a workout, restructuring or similar transaction of the obligor thereof) to the extent that total recoveries received by the Issuer thereon exceed the outstanding principal amount of the related Underlying Asset at the time of default;

(d)            to the extent such amount was acquired with Interest Proceeds, accrued interest received in connection with any Pledged Obligation;

(e)            [reserved];

(f)            all payments (other than amounts constituting Principal Proceeds under clause (j) of the definition thereof) received pursuant to any Hedge Agreements in respect of such Payment Date;

(g)            net proceeds of an Additional Equity Issuance that have been designated as Interest Proceeds by the Asset Manager;

(h)            all payments of principal and interest on Eligible Investments acquired with Interest Proceeds (without duplication);

(i)            [reserved];

(j)            any Contributions directed by the Asset Manager to be deposited into the Interest Collection Account or transferred from the Contribution Account to the Interest Collection Account; and

(k)            any other amounts designated as Interest Proceeds by the Asset Manager in accordance with Section 10.3(e)(ii) or Section 11.1(f)(iii);

provided, that, notwithstanding anything to the contrary herein,

(i)            subject to clause (ii)(B) of this proviso, proceeds received with respect to a Restructured Loan (including, without limitation, Disposition Proceeds) acquired solely with Contributions or other amounts that may be applied to a Permitted Use, may, at the direction of the Asset Manager, be deposited into the Contribution Account to be applied to a Permitted Use; and

(ii)           the Asset Manager (in its sole discretion exercised on or before the related Determination Date by written notice to the Collateral Trustee and the Collateral Administrator) may classify any and all amounts (including, for the avoidance of doubt, any Disposition Proceeds or fees) received in respect of any Restructured Loan or Workout Loan as Interest Proceeds or Principal Proceeds; provided that, any and all amounts (including, for the avoidance of doubt, any Disposition Proceeds or fees) received in respect of any Restructured Loan or Workout Loan that was acquired in connection with a workout, restructuring or related scheme to mitigate losses with respect to a Defaulted Obligation or Credit Risk Obligation will constitute Principal Proceeds (and not Interest Proceeds) except that:

(A)            if only Principal Proceeds were used to acquire such Restructured Loan or Workout Loan, as applicable, the Asset Manager may classify any and all amounts received in respect thereof as Interest Proceeds only after the sum of the aggregate of all amounts received in respect of such Restructured Loan or Workout Loan, as applicable, plus the aggregate of all amounts received in respect of the related Defaulted Obligation or Credit Risk Obligation, as applicable, is equal to at least the sum of (x) the outstanding Principal Balance of such Underlying Asset when it became a Defaulted Obligation or Credit Risk Obligation, as applicable, and (y)(I) in the case of a Restructured Loan, the aggregate amount of Principal Proceeds used to acquire such Restructured Loan or (II) in the case of a Workout Loan, the greater of the Principal Proceeds used to acquire such Workout Loan and the S&P Collateral Value of such Workout Loan; provided that each Overcollateralization Test must be satisfied after giving effect to any classification of amounts as Interest Proceeds pursuant to this subclause (A);

(B)            if only Interest Proceeds and/or Contributions and/or other amounts that may be applied to a Permitted Use were used to acquire such Restructured Loan or Workout Loan, as applicable, the Asset Manager may classify any amounts received in respect thereof as Interest Proceeds after the sum of the aggregate of all recoveries in respect of such Restructured Loan or Workout Loan, as applicable, equals at least its S&P Collateral Value; and

(C)            to the extent any combination of Contributions, Interest Proceeds, Principal Proceeds and any other amounts that may be applied to a Permitted Use were applied to acquire such Restructured Loan or Workout Loan after amounts received in respect thereof equal at least the sum of (x) the outstanding Principal Balance of such Underlying Asset when it became a Defaulted Obligation or Credit Risk Obligation, as applicable, and (y)(I) in the case of a Restructured Loan, Principal Proceeds applied to acquire such Restructured Loan or (II) in the case of a Workout Loan, the greater of the Principal Proceeds applied to acquire such Workout Loan and the S&P Collateral Value of such Workout Loan, the Asset Manager shall be permitted to classify any amounts received in respect thereof as Interest Proceeds so long as it ensures compliance with this clause (II) on a pro rata basis to the extent practicable (in its commercially reasonable discretion); provided that each Overcollateralization Test must be satisfied after giving effect to any classification of amounts as Interest Proceeds pursuant to this subclause (C); and

(iii)          if only Interest Proceeds and/or other amounts that may be applied to a Permitted Use were used to acquire a Specified Equity Security, then the Asset Manager shall classify any amounts received in respect thereof (I) first, as Principal Proceeds until the aggregate amount of all collections in respect of such Specified Equity Security and the related Credit Risk Obligation or Defaulted Obligation (measured from the time immediately prior to the workout or restructuring of such Credit Risk Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be) is equal to the outstanding Principal Balance of the related Credit Risk Obligation or Defaulted Obligation (measured at the time immediately prior to the workout or restructuring of such Credit Risk Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be) and subject to satisfaction of clause (c) of this definition, and (II) second, as Interest Proceeds as directed by the Asset Manager in its sole discretion;

provided, that the amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to this Indenture with notice to the Collateral Administrator.

“Interest Rate Hedge”: Any interest rate protection agreement, any additional interest rate cap, an interest rate swap, a cancelable interest rate swap or an interest rate floor.

“Interest Rate Hedge Counterparty”: Any counterparty under any Interest Rate Hedge.

“Interest Reserve Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(i).

“Intermediary”: The entity maintaining a Pledged Account pursuant to an Account Agreement.

“Investment Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investment Criteria Adjusted Balance”: With respect to each Underlying Asset, the outstanding principal balance of such Underlying Asset; provided that the Investment Criteria Adjusted Balance of any:

(i)            Deferred Interest Asset will be the Applicable Recovery Amount of such Deferred Interest Asset;

(ii)           Deep Discount Obligation will be the product of (x) the purchase price (expressed as a percentage of par) and (y) outstanding principal balance of such Deep Discount Obligation;

(iii)          Underlying Asset included in the CCC Excess will be the Current Market Value of such Underlying Asset;

provided further, that the Investment Criteria Adjusted Balance for an Underlying Asset that satisfies more than one of the definitions of Deferred Interest Asset or Deep Discount Obligation or that is included in the CCC Excess will be the lowest amount determined pursuant to clauses (i) through (iii) above.

“ISDA”: The International Swaps and Derivatives Association, Inc. and any successor thereto.

“ISDA Definitions”: The 2006 ISDA Definitions published by ISDA as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the Corresponding Tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the Corresponding Tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: Ares Direct Lending CLO 1 LLC, a Delaware limited liability company, unless and until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Asset Manager pursuant to the Asset Management Agreement, as the context may require or permit. An order or request provided in an e-mail by an Authorized Officer of the Issuer or by an Authorized Officer of the Asset Manager on behalf of the Issuer shall constitute an Issuer Order in each case except to the extent the Collateral Trustee requests otherwise. For purposes of Section 10.6 and Article XII and the release, sale or acquisition of any Collateral thereunder, “Issuer Order” or “Issuer Request” shall also mean delivery to the Collateral Trustee on behalf of the Issuer (or the Asset Manager on its behalf), by e-mail or otherwise in writing, of a trade ticket, trade blotter, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” message, message via Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language, which shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of Section 10.6 and Article XII of this Indenture.

“Issuer’s Notice Agent”: Any agent in the Borough of Manhattan, the City of New York appointed by the Issuer, where notices and demands to or upon the Issuer in respect of the Debt or this Indenture may be served, which shall initially be Corporation Service Company, at 19 West 44th Street, Suite 200, New York, NY 10036.

“Junior Mezzanine Notes”: Classes of Notes (other than the Subordinated Notes) that are fully subordinated to the existing Rated Debt and senior to the Subordinated Notes.

“LCDX”: A loan-only credit default swap index referencing syndicated secured first lien loans sponsored by CDS IndexCo LLC.

“Listed Class”: Each Class of Debt that is listed on Euronext Dublin, which, on the First Refinancing Date, will be the Class A-1-R Notes.

“Limited Liability Company Agreement”: The Second Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the First Refinancing Date, entered into by the Retention Holder, as sole member, and Donald J. Puglisi, as independent manager, as further amended, restated or otherwise modified from time to time.

“Liquidation Payment Date”: The date or dates designated by the Collateral Trustee for distributions under Section 5.7.

“Loan”: Any (i) loan made by a bank or other financial institution to an obligor or (ii) Participation in a loan described in clause (i) of this definition.

“Loan Agent”: U.S. Bank Trust Company, National Association, in its capacity as Loan Agent under the Class A-1-LR Credit Agreement.

“Loan Register”: The loan register maintained by the Loan Agent pursuant to the Class A-1-LR Credit Agreement.

“Long-Dated Asset”: Any Underlying Asset with a maturity later than the earliest Stated Maturity of the Debt.

“Lower Ranking Class”: With respect to any Class, each Class that is junior in right of payment of principal to such Class under the Debt Payment Sequence and, with respect to each Class of Rated Debt, the Subordinated Notes.

“Maintenance Covenant”: A covenant by a borrower that requires such borrower to comply with certain financial covenants during the periods or as of a specified day or in each reporting period, as the case may be, specified in the underlying loan agreement, regardless of any action taken by such borrower; provided that notwithstanding anything to the contrary herein, a financial covenant that applies only when the related loan is funded shall constitute a maintenance covenant for purposes hereof.

“Majority”: With respect to the Debt or any Class, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class.

“Margin Stock”: The meaning specified under Regulation U.

“Master Purchase and Sale Agreement”: The Master Purchase and Sale Agreement, dated as of the Closing Date, between the Issuer and the Retention Holder, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Material Covenant Default”: A default by an obligor with respect to any Underlying Asset, and subject to any grace periods contained in the related Reference Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Underlying Asset.

“maturity”: With respect to any Underlying Asset, the date on which such obligation shall be deemed to mature (or its maturity date) shall be the earlier of (x) the Stated Maturity of such obligation or (y) if the Issuer has a right to require the issuer or obligor of such Underlying Asset to acquire, redeem or retire such Underlying Asset (at or above par) on any one or more dates prior to its stated maturity (a “put right”) and the Asset Manager certifies to the Collateral Trustee that it shall exercise such put right on any such date, the maturity date shall be the date specified in such certification as long as (A) the Aggregate Principal Amount of Underlying Assets owned by the Issuer for which a certification has been delivered pursuant to the foregoing clause (y) does not exceed 1% of the Maximum Investment Amount and (B) the Asset Manager has not previously failed to exercise any “put right” for which a certification has been delivered pursuant to the foregoing clause (y).

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: The meaning specified in Section 12.2(k).

“Maximum Investment Amount”: An amount equal to the sum (without duplication) of (i) the Aggregate Principal Amount of the Underlying Assets, (ii) the aggregate amount of any Principal Proceeds invested in Eligible Investments, and (iii) any remaining uninvested proceeds, including, but not limited to, amounts in the Principal Collection Account, from the issuance or incurrence of the Debt on such Measurement Date.

“Measurement Date”: Each date on which the Portfolio Criteria are applied in connection with an acquisition, disposition or substitution of an Underlying Asset, (ii)[reserved], (iii) each Determination Date, (iv) each Report Determination Date, (v) the date on which an Underlying Asset becomes a Defaulted Obligation and (vi) any Business Day specified as a Measurement Date, with not less than two Business Days’ notice, by the Rating Agency.

“Monthly Report”: Each report containing the information set forth on Schedule G, as the same may be modified and amended by mutual agreement between the Collateral Administrator and the Asset Manager, that is delivered pursuant to Section 10.5(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Net Collateral Principal Balance”: On any Measurement Date, without duplication, an amount equal to the difference between:

(a)            the sum of:

(i)            the Aggregate Principal Amount of the Underlying Assets, including the funded and unfunded balance on any Revolving Credit Facility and Delayed-Draw Loans, but excluding Underlying Assets that are Defaulted Obligations, Deferred Interest Assets, Current Pay Obligations, Long-Dated Assets, Deep Discount Obligations and Workout Loans; plus

(ii)           the Balance of all Eligible Investments (including Cash) constituting or acquired with Principal Proceeds on such Measurement Date excluding the Balance of all Eligible Investments in the Expense Reserve Account, Hedge Counterparty Collateral Account, Contribution Account, Interest Reserve Account and the Variable Funding Account; plus

(iii)          with respect to each Defaulted Obligation and each Deferred Interest Asset, the lesser of (x) the Applicable Recovery Amount of such Defaulted Obligation or Deferred Interest Asset as of such date and (y) the Principal Balance of such Defaulted Obligation and such Deferred Interest Asset as of such date multiplied by the Current Market Value Percentage thereof as of the most recent Determination Date; plus

(iv)          with respect to each Current Pay Obligation, its Principal Balance, except that with respect to any Current Pay Obligation, the Current Market Value of which is determined under clause (b) of the definition thereof, the S&P Collateral Value will be used; plus

(v)           with respect to each Deep Discount Obligation, the product of (x) the net purchase price paid by the Issuer for the Deep Discount Obligation (expressed as a percentage of par), determined by subtracting from the purchase price thereof the amount of any accrued interest acquired with principal and any syndication and other upfront fees paid to the Issuer and by adding the amount of any related transaction costs (including assignment fees) paid by the Issuer to the seller of the Underlying Asset or its agent, multiplied by (y) the Principal Balance of such Deep Discount Obligation; plus

(vi)          (a) with respect to each Long-Dated Asset maturing less than or equal to two years after the earliest Stated Maturity of the Debt, the lesser of (x) its Current Market Value and (y) 70% multiplied by its principal balance, and (b) with respect to each Long-Dated Asset maturing more than two years after the earliest Stated Maturity of the Debt, zero; plus

(vii)         with respect to each Workout Loan, its S&P Collateral Value thereof; and

(b)            the CCC Excess Adjustment Amount.

provided, that for purposes of determinations with respect to any Underlying Asset, if more than one subclause would apply, the lowest value determined under such applicable subclauses will be used in determining the Net Collateral Principal Balance.

“Ninety-Partner Limitation”: The meaning specified in Section 2.12(i).

“Non-Call Period”: The period beginning on the First Refinancing Date and ending on July 17, 2028.

“Non-Emerging Market Obligor”: An obligor that is Domiciled in (a) the United States, (b) any country that has a foreign currency issuer credit rating of at least “AA” by S&P.

“Non-Permitted Holder”: (i) Any U.S. Person (or any account for whom such Person is acquiring such Note or beneficial interest) that is not both (A) either (x) a Qualified Institutional Buyer or (y) with respect to the Subordinated Notes only, an Accredited Investor (including an Institutional Accredited Investor), and (B) a Qualified Purchaser; or (ii)  any Person for which the representations made or deemed to be made by such Person for purposes of ERISA, Section 4975 of the Code or applicable Similar Law in any representation letter or Transfer Certificate, or by virtue of deemed representations are or become untrue, whose acquisition, holding or disposition of such Note or interests therein would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of Similar Law) unless an exemption is available (all the conditions of which have been satisfied), or with respect to an ERISA Restricted Note, whose holding of such Note may result in 25% or more of the value of that Class being held by Benefit Plan Investors.

“Note Register”: The register maintained by the Registrar with respect to the Notes pursuant to Section 2.5.

“Notes”: The Refinancing Notes and the Subordinated Notes.

“Notice”: Any request, demand, authorization, direction, notice, consent, confirmation, certification, waiver, Act of Holders or other action.

“Notice of Default”: The meaning specified in Section 5.1(e).

“Notice of Substitution”: The meaning specified in Section 12.4(g).

“NRSRO Website”: The website established by the Issuer pursuant to the requirements of Rule 17g-5.

“Offer”: With respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of any related Reference Instrument or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.

“Officer”: With respect to the Issuer or any other company or corporation, the Chairman of the board of directors, any Director, member, manager, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; with respect to any partnership, any general partner thereof; and with respect to the Collateral Trustee, the Intermediary, the Bank (in any capacity under the Transaction Documents) or any other bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Ongoing Expense Excess Amount”: On any Payment Date, an amount equal to the excess, if any, of (i)(a) $300,000 (per annum) plus (b) 0.0275% (per annum) of the Aggregate Principal Amount of the Collateral Portfolio, measured on a quarterly basis as of the first day of the Due Period preceding such Payment Date, over (ii) the sum of (without duplication) (x) all amounts paid pursuant to clause (ii) of the Priority of Interest Payments on such Payment Date plus (y) all amounts paid on account of Administrative Expenses during the related Due Period pursuant to Section 11.1(d).

“Ongoing Expense Reserve Shortfall”: On any Payment Date, the excess, if any, of $250,000 over the amount then on deposit in the Expense Reserve Account without giving effect to any deposit thereto on such Payment Date pursuant to subclause (iii) of the Priority of Interest Payments.

“Opinion of Counsel”: A written opinion addressed to the Collateral Trustee and if requested by it, the Rating Agency, in form and substance reasonably satisfactory to the Collateral Trustee, and if such opinion is requested by the Rating Agency, the Rating Agency, of Latham & Watkins LLP, Nixon Peabody LLP, Hogan Lovells Cadwalader US LLP, Richards, Layton & Finger, P.A. or any other nationally or internationally recognized law firm experienced in the subject matter of the opinion, practicing in any state of the United States of America or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Asset Manager and which attorney shall be reasonably satisfactory to the Collateral Trustee and Independent of the Asset Manager.

“Optional Redemption”: The meaning specified in Section 9.1(a).

“Organizational Documents”: The Issuer’s Certificate of Formation and Limited Liability Company Agreement, as supplemented, amended and restated from time to time in accordance with their terms.

“Originated Assets”: Underlying Assets held by the Issuer with respect to which the Retention Holder acted as an ‘originator’ pursuant to the definition set forth in the EU Securitisation Regulation and UK Securitisation Framework.

“Originator Requirement”: A requirement that will be satisfied if, at any time, the aggregate outstanding principal amount of all Originated Assets, divided by the aggregate outstanding principal amount of all Underlying Assets, is greater than 50% (as determined by the Asset Manager); provided, that if the Asset Manager reasonably determines (based on guidance provided by the European Banking Authority or a legal opinion from legal counsel of reputable standing) that:

(a)            a percentage lower than 50.1% applies and notifies the Issuer, the Collateral Trustee, the Collateral Administrator and the Initial Purchaser (for the avoidance of doubt, none of whose consent is required to be obtained) in writing of such determination, then the Originator Requirement shall (without the consent of any Person) be amended so that the required percentage is such lower number; and/or

(b)            the relevant calculation under the EU/UK Retention Requirements is only applicable on the date on which a securitization is established and not on an ongoing basis through the life of the securitization and notifies the Issuer, the Collateral Trustee, the Collateral Administrator and the Initial Purchaser (for the avoidance of doubt, none of whose consent is required to be obtained) in writing of such determination, then the Originator Requirement shall (without the consent of any Person) be amended so that it is not applicable and does not need to be satisfied at any time other than on the First Refinancing Date.

“Outstanding”: With respect to a Class of Debt, as of any date of determination, all of such Class of Debt previously authenticated and delivered under this Indenture or incurred under the Class A-1-LR Credit Agreement except:

(a)            Debt previously cancelled by the Registrar or delivered to the Registrar, the Collateral Trustee or the Loan Agent, as applicable, for cancellation or registered in the Note Register or Loan Register, as applicable, on the date the Collateral Trustee provides notice to the Holders pursuant to Section 4.1 that this Indenture has been discharged and Class A-1-LR Loans that are prepaid or repaid in accordance with the Class A-1-LR Credit Agreement;

(b)            Repurchased Debt and Surrendered Debt that have not yet been cancelled by the Registrar or the Collateral Trustee or the Loan Agent, as applicable; provided that solely for purposes of calculating the Coverage Tests and the Reinvestment Target Par Balance, any Repurchased Debt or Surrendered Debt (in each case, unless they are the Highest Ranking Class outstanding at such time) will be considered Outstanding, even if such Debt has been cancelled, until such Class becomes the Highest Ranking Class. Such Repurchased Debt and Surrendered Debt, even if such Debt has been cancelled, shall be deemed for such purposes to have an Aggregate Outstanding Amount equal to the applicable Aggregate Outstanding Amount as of the date of surrender or purchase, as applicable, reduced proportionately with, and to the extent of, any reduction on the Aggregate Outstanding Amount thereafter (or in respect of the Class A-1-LR Loans, pursuant to the Class A-1-LR Credit Agreement);

(c)            Debt or, in each case, portions thereof for whose payment or redemption or prepayment funds in the necessary amount have been irrevocably deposited with the Collateral Trustee or any Paying Agent for the Holders of such Debt; provided, that if such Debt or portions thereof are to be redeemed (or, in the case of the Class A-1-LR Loans, prepaid), notice of such redemption or prepayment has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Collateral Trustee has been made (or in respect of the Class A-1-LR Loans, pursuant to the Class A-1-LR Credit Agreement);

(d)            Debt in exchange for or in lieu of which other Debt has been authenticated and delivered pursuant to this Indenture or any Class A-1-LR Loans which have been committed and funded pursuant to the Class A-1-LR Credit Agreement, unless proof reasonably satisfactory to the Collateral Trustee or the Loan Agent is presented that any such original Debt is held by a Protected Purchaser;

(e)            Debt alleged to have been mutilated, destroyed, lost or stolen for which Replacement Debt has been issued or incurred as provided in Section 2.6 of this Indenture or in the Class A-1-LR Credit Agreement, as applicable, unless proof reasonably satisfactory to the Collateral Trustee or the Loan Agent, is presented that any such mutilated, destroyed, lost or stolen Debt is held by a Protected Purchaser; and

(f)            Debt with respect to which (i) all outstanding principal, premium (if any) and interest (including any Defaulted Interest) has been paid in full and (ii) no further entitlements to receive payments of principal, premium (if any) or interest (or distributions of Principal Proceeds or Interest Proceeds) remain;

provided, that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder:

(i)            Debt owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding; and

(ii)           with respect to any vote in connection with the removal of the Asset Manager pursuant to the Asset Management Agreement or the waiver of “cause” for termination pursuant to the Asset Management Agreement, any Debt held by the Asset Manager, any of its Affiliates or any account managed by the Asset Manager over which it has discretionary voting authority shall be disregarded and deemed not to be Outstanding.

In determining whether the Collateral Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Collateral Trustee or the Loan Agent has actual knowledge to be owned by the Issuer or the Asset Manager shall be so disregarded; provided, further, that any Debt held by the Asset Manager, any of its Affiliates or any account managed by the Asset Manager over which it has discretionary voting authority shall have voting rights with respect to all other matters as to which the Holders of the Debt are entitled to vote, including any vote in connection with the appointment of a replacement asset manager that is not Affiliated with the Asset Manager in accordance with the Asset Management Agreement and/or any matters relating to a redemption of the Debt in accordance with Article IX; provided, further, that Debt owned by the Asset Manager, its Affiliates or any account managed by the Asset Manager over which it has discretionary voting authority that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Collateral Trustee or the Loan Agent, as applicable, the pledgee’s right so to act with respect to such Debt and the pledgee is not an Affiliate of the Asset Manager and is Independent of the Asset Manager.

“Overcollateralization Ratio”: For any Measurement Date, with respect to any specified Class or Classes of Rated Debt, the number (expressed as a percentage) calculated by dividing

(a)            the Net Collateral Principal Balance by

(b)            (I) the Aggregate Outstanding Amount of the Debt of such Class or Classes of Rated Debt and each Higher Ranking Class as of such Measurement Date plus (II) the excess, if any, of the aggregate Exposure Amount as of such Measurement Date over amounts on deposit in the Variable Funding Account as of such Measurement Date.

“Overcollateralization Tests”: Each Overcollateralization Test, for so long as any Class of Rated Debt remains Outstanding, which will be met on any Measurement Date if the Overcollateralization Ratio on such Measurement Date is equal to or greater than the required ratio for such test specified in the table below. With respect to any specified Class of Rated Debt, the principal amount of the Rated Debt to be redeemed or prepaid on any Payment Date for which each Overcollateralization Test is not met on the related Determination Date will be the amount that, if it had been paid in reduction of the principal amount of the Rated Debt in accordance with the Priority of Payments before the application of Interest Proceeds or Principal Proceeds to any payments required to be made due to the failure of such Overcollateralization Ratio, would have caused the Overcollateralization Tests to be met for the current Determination Date (calculating the amount of Interest Proceeds to divert in the Priority of Interest Payments by assuming Interest Proceeds so diverted reduce the denominator of the Overcollateralization Ratio with no impact on the numerator, and then calculating the amount of Principal Proceeds to divert in the Priority of Principal Payments by assuming Principal Proceeds so diverted reduce both the numerator and the denominator of the Overcollateralization Ratio). Any such payment will be made in accordance with the Priority of Payments.

Class	Required Overcollateralization Ratio (%)
A/B	137.06

“Partial PIK Loan”: A loan that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and permits a portion of such periodic payments of interest to be deferred and capitalized as additional principal thereof; provided, that for purposes of determining compliance with the Interest Coverage Test, Weighted Average Coupon Test and Weighted Average Spread Test, only the portion of interest payable in cash and that cannot be deferred shall be included in the calculation of the Interest Coverage Test, Weighted Average Coupon Test and Weighted Average Spread Test; provided, further, that such loan shall not constitute a Partial PIK Loan (or a PIK Loan) if the portion of interest required to be paid in cash under the terms of the related Underlying Instruments would result in the outstanding principal amount of such Underlying Asset having an effective rate of PIK Cash-Pay-Interest on the date of determination of greater than 2.00% per annum above its Underlying Asset Benchmark (or the fixed rate equivalent thereof); provided, further, that such loan shall not constitute a Partial PIK Loan if the portion of interest required to be paid in cash under the terms of the related Underlying Instruments would result in the outstanding principal amount of such Underlying Asset having an effective rate of PIK Cash-Pay-Interest on the date of determination of less than 1.0% per annum above its Underlying Asset Benchmark (or the fixed rate equivalent thereof), and such loan shall constitute a PIK Loan.

“Partial Redemption Date”: Any Redemption Date on which one or more but not every Class of Rated Debt is the subject of a Refinancing.

“Partial Redemption Interest Proceeds”: In connection with a Refinancing of one or more (but not all) Classes of the Rated Debt, Interest Proceeds in an amount equal to the accrued interest on the Classes that are subject to the Refinancing.

“Participations”: Participation interests in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such loan would constitute an Underlying Asset were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Credit Facility or Delayed-Draw Loan, at the time of the funding of such loan) and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation. For the avoidance of doubt, a Participation shall not include a sub participation interest in any loan.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer, as specified in Section 7.4.

“Payment Account”: The account established pursuant to Section 10.1(b) and described in Section 10.3(c).

“Payment Date”: The 25th day of January, April, July and October of each year, commencing in October 2026 (or, if such day is not a Business Day, then the immediately following Business Day), any Redemption Date (other than a Partial Redemption Date) and any Liquidation Payment Date; provided that, following the redemption or repayment in full of the Rated Debt, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption of the Subordinated Notes) on any dates designated by the Asset Manager (which dates may or may not be the dates stated above) upon seven Business Days’ prior written notice to the Collateral Trustee and the Loan Agent (which notice the Collateral Trustee will promptly forward to the Holders of the Subordinated Notes), the Loan Agent and the Collateral Administrator and such dates will constitute “Payment Dates.” The last Payment Date in respect of any Class of Debt will be its Redemption Date, its Stated Maturity or such other Payment Date on which the Aggregate Outstanding Amount of such Class is paid in full or the final distribution in respect thereof is made.

“Payment Date Instructions”: The meaning specified in Section 10.5(c).

“Payment Date Report”: Each report containing the information set forth on Schedule H hereto, as the same may be modified and amended by mutual agreement between the Collateral Administrator and the Asset Manager, that is delivered pursuant to Section 10.5(b).

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including an Underlying Asset) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Asset Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to (x) any Contribution, (y) all or a portion of the net proceeds from an additional issuance of Junior Mezzanine Notes and/or Subordinated Notes (as directed by the Asset Manager) or (z) at the direction of the Asset Manager, proceeds received with respect to a Restructured Loan purchased solely with Contributions or other amounts that may be applied to a Permitted Use, in each case, received into the Contribution Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Interest Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Account for application as Principal Proceeds; provided that upon the designation of the applicable portion of such amount as Principal Proceeds, the applicable portion of such amount shall not be subsequently re-designated as Interest Proceeds; (iii) the repurchase of Debt in accordance with this Indenture; (iv) to designate such amount as Refinancing Proceeds for use in connection with a Redemption by Refinancing; (v) the transfer of the applicable portion of such amount to pay any costs or expenses associated with an additional issuance, Refinancing or Re-Pricing; (vi) to make payments in connection with the exercise of an option, warrant, right of conversion, preemptive right, rights offering, credit bid or similar right in connection with a workout, restructuring or similar transaction of an Underlying Asset, in each case subject to the limitations set forth in this Indenture; (vii) the acquisition of Underlying Assets, Restructured Loans, Workout Loans or Specified Equity Securities; and (viii) any other use for which amounts held by the Issuer are permitted to be used in accordance with the terms of this Indenture.

“Person”: An individual, corporation (including a business trust), partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of similar nature.

“PIK Cash-Pay-Interest”: As to any loan that provides for periodic payments of interest thereon in cash and permits a portion of such periodic payments of interest to be deferred and capitalized as additional principal thereof, the portion of interest required to be paid in cash (and not permitted to be added to the balance of such loan or otherwise deferred and accrued) thereon pursuant to the terms of its Underlying Instruments.

“PIK Loan”: A loan (other than a Partial PIK Loan or an Underlying Asset that is excluded from the definition of “Partial PIK Loan” by the second proviso thereto) that permits deferral and/or capitalization of any interest or other periodic distribution otherwise due; provided, that for purposes of determining compliance with the Interest Coverage Test, Weighted Average Coupon Test and Weighted Average Spread Test, any interest not payable in cash shall not be included in the calculation of the Interest Coverage Test, Weighted Average Coupon Test and Weighted Average Spread Test.

“Plan Asset Regulation”: U.S. Department of Labor regulations, 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Fiduciary”: The meaning specified in Section 2.5(m).

“Pledged Account”: Each of the Payment Account, the Collection Account, the Collateral Account, the Interest Reserve Account, the Expense Reserve Account, the Variable Funding Account, the Contribution Account and the Hedge Counterparty Collateral Account and such other accounts as established by the Collateral Trustee pursuant to this Indenture.

“Pledged Obligations”: On any date of determination, the Underlying Assets, Workout Loans, Restructured Loans, Equity Securities and the Eligible Investments owned by the Issuer that have been Granted to the Collateral Trustee hereunder.

“Portfolio Criteria”: The meaning specified in Section 12.2(c).

“Posting Agent Letter Agreement”: An agreement, dated as of the Closing Date, among U.S. Bank Trust Company, National Association, as posting agent, the Issuer and the Asset Manager, as amended from time to time.

“Post-Acceleration Payment Date”: Any Payment Date following the occurrence of both an Event of Default and the declaration (or, in the case of any Event of Default specified in Section 5.1(g) or Section 5.1(h), automatic acceleration) of the Debt as due and payable hereunder (unless such Event of Default is no longer continuing and such acceleration of the Debt has been rescinded).

“PRASR”: The meaning specified in the definition of “UK Securitisation Framework.”

“Principal Balance”: With respect to any Underlying Asset on any date of determination, the outstanding principal amount of such Underlying Asset on such date; provided, that the Principal Balance of:

(a)            a Deferred Interest Asset, PIK Loan or Partial PIK Loan or Underlying Asset that is excluded from the definition of “Partial PIK Loan” by the second proviso thereto shall exclude any deferred or capitalized interest thereon;

(b)            any Underlying Asset in which the Collateral Trustee does not hold a first priority, perfected security interest shall be deemed to be zero;

(c)            any Defaulted Obligation or Deferred Interest Asset that is not sold on or before the third anniversary of its default will be deemed to be zero (which for the avoidance of doubt will not cause the Principal Balance of such Defaulted Obligation or Deferred Interest Asset to be zero on or before the third anniversary of its default), and thereafter its Principal Balance will automatically be deemed to be zero;

(d)            any Equity Security or Restructured Loan shall be deemed to be zero;

(e)            any Defaulted Obligation, solely for determining whether the Aggregate Principal Amount of Underlying Assets is greater than or less than the Reinvestment Target Par Balance, shall be deemed to be the Current Market Value of such Defaulted Obligation (not to exceed such Defaulted Obligation’s par value), unless as specified otherwise in this Indenture;

(f)            any Revolving Credit Facility or Delayed-Draw Loan shall, (x) for purposes of the Weighted Average S&P Recovery Rate and the Portfolio Criteria and (y) for purposes of calculating the Aggregate Principal Amount of the Underlying Assets to be included as part of the Maximum Investment Amount, include the unfunded portion thereof; and

(g)            any Workout Loan shall be deemed to be the S&P Collateral Value thereof.

“Principal Collection Account”: The account established pursuant to Section 10.1(b) and described in Section 10.2(a).

“Principal Payments”: With respect to any Payment Date, an amount equal to the sum of any payments of principal (including optional or mandatory redemptions or prepayments) received on the Pledged Obligations during the related Due Period, including payments of principal received in respect of Offers and recoveries on Defaulted Obligations, but not including Disposition Proceeds received during the Reinvestment Period.

“Principal Proceeds”: With respect to any Payment Date, the following amounts, including, without duplication:

(a)            all Principal Payments, including Unscheduled Principal Payments, received during the related Due Period on the Pledged Obligations (except to the extent such amounts are included in clause (h) of the definition of “Interest Proceeds”);

(b)            all payments received and recoveries on any Equity Securities or Defaulted Obligations and proceeds from the sale or other disposition of any Equity Security or Defaulted Obligation (including, in each case, proceeds of Equity Securities and other assets acquired or received by the Issuer in lieu of a current or prior Defaulted Obligation or a portion thereof in connection with a workout, restructuring or similar transaction of the obligor thereof) until such time as the outstanding principal amount of the related Underlying Asset at the time of default has been received by the Issuer;

(c)            all premiums (including prepayment premiums) received during such Due Period on the Underlying Assets;

(d)            [reserved];

(e)            subject to clause (b) above, Disposition Proceeds received during the related Due Period;

(f)             to the extent such amount was not purchased with Interest Proceeds, accrued interest received in connection with any Underlying Asset or Eligible Investment;

(g)            any funds in the Contribution Account designated as Principal Proceeds in accordance with Section 10.3(h);

(h)            any Contributions that have been irrevocably designated as such and not deposited into the Interest Reserve Account or Collection Account as Interest Proceeds or designated for the repurchase of Debt under Section 7.20 by the Contributor;

(i)             funds in the Expense Reserve Account designated as such by the Asset Manager in accordance with Section 10.3(e) (which, for the avoidance of doubt, once designated as Principal Proceeds shall not be redesignated as Interest Proceeds);

(j)             for any Hedge Agreement, payments received by the Issuer in respect of such Payment Date representing (i) any net termination payment received by the Issuer, to the extent not used by the Issuer to enter into a replacement Hedge Agreement, (ii) any up-front payment from the replacement Hedge Counterparty under any replacement Hedge Agreement and (iii) amounts allocated by the Asset Manager to cover any up-front payment previously paid by the Issuer out of Principal Proceeds;

(k)            any amounts on deposit in the Variable Funding Account in excess of the Exposure Amounts;

(l)             any Deferred Asset Management Fee deferred by the Asset Manager on such Payment Date and designated as Principal Proceeds by the Asset Manager (which, for the avoidance of doubt, once designated as Principal Proceeds shall not be redesignated as Interest Proceeds);

(m)           net proceeds from the issuance and/or incurrence of Additional Debt since the preceding Payment Date (other than proceeds from an Additional Equity Issuance that have been designated as Interest Proceeds by the Asset Manager); and

(n)            any other payments (other than Excluded Property) not included in Interest Proceeds;

provided, that any of the foregoing amounts will not be considered Principal Proceeds on such Payment Date to the extent such amounts were previously reinvested in Underlying Assets, are committed to the acquisition of Underlying Assets by the Asset Manager or are otherwise designated for reinvestment by the Asset Manager; provided, further, that (i) notwithstanding anything to the contrary herein, proceeds received with respect to a Restructured Loan (including, without limitation, Disposition Proceeds) acquired with Contributions or other amounts that may be applied to a Permitted Use, may, at the direction of the Asset Manager, be deposited in the Contribution Account to be applied to a Permitted Use and (ii) the classification of proceeds received in respect of Restructured Loans and Workout Loans as Interest Proceeds or Principal Proceeds shall be determined in accordance with the definition of “Interest Proceeds” herein.

“Priority of Interest Payments”: The meaning specified in Section 11.1(a).

“Priority of Liquidation Payments”: The meaning specified in Section 11.1(c).

“Priority of Partial Redemption Proceeds”: The meaning specified in Section 11.1(f).

“Priority of Payments”: Collectively, the Priority of Interest Payments, the Priority of Principal Payments, the Priority of Liquidation Payments and the Priority of Partial Redemption Proceeds.

“Priority of Principal Payments”: The meaning specified in Section 11.1(b).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: Without duplication, (i) any property (including Cash and securities) received as a Distribution on the Collateral or any portion thereof, (ii) any property (including Cash and debt or equity securities or other equity interest) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof, and (iii) all proceeds (as such term is defined in Article 9 of the UCC) of the Collateral or any portion thereof.

“Project Finance Loan”: Any loan issued by an obligor for the purpose of financing infrastructure, industrial or public services projects, or any other loan commonly referred to as a “project finance” loan.

“Proposed Portfolio”: The portfolio (measured by Principal Balance) of Underlying Assets and Principal Proceeds held as Cash and Eligible Investments acquired with Principal Proceeds that would result from the maturation, proposed sale or other disposition of an Underlying Asset or a proposed acquisition of an Underlying Asset, as the case may be.

“Protected Purchaser”: The meaning specified in Article 8 of the UCC.

“Purchase Agreement”: (i) With respect to the Refinanced Notes and Existing Subordinated Notes issued on the Closing Date, that certain purchase agreement, dated as of the Closing Date, between the Issuer and the Initial Purchaser, as initial purchaser of the Rated Debt, as amended from time to time and (ii) with respect to the Refinancing Notes and the Additional Subordinated Notes issued on the First Refinancing Date, that certain refinancing purchase agreement, dated as of the First Refinancing Date, between the Issuer and the Refinancing Initial Purchaser, as amended from time to time.

“Purchaser”: The meaning specified in Section 2.5(h).

“Purpose Credit”: The meaning specified in Regulation U.

“put right”: The meaning specified in Section 12.2(e).

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt, is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Institutional Buyer”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt, is a qualified institutional buyer as defined in Rule 144A.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt, is a qualified purchaser for the purposes of Section 3(c)(7) of the Investment Company Act.

“Rated Debt”: (i) Prior to the First Refinancing Date, the Class A Notes and the Class B Notes, and (ii) on and after the First Refinancing Date, the Class A-1-LR Loans, the Class A-1-R Notes, the Class A-2-R Notes and the Class B-R Notes.

“Rated Notes”: The Refinancing Notes.

“Rating Agency”: S&P (solely with respect to the Class or Classes of Debt to which it assigns a rating on the First Refinancing Date at the request of the Issuer), or if at any time such agency ceases to provide rating services generally, any other nationally recognized statistical rating organization selected by the Issuer and not rejected by a Majority of the Controlling Class. If the Rating Agency is replaced pursuant to the preceding sentence, defined terms and references herein that incorporate provisions relating to the replaced rating agency shall be deemed to be references to those terms and equivalent categories of such other rating agency. If the Rating Agency withdraws all of such ratings on the Rated Debt or all Classes of Rated Debt rated by the Rating Agency shall no longer be Outstanding, it shall no longer constitute a Rating Agency for purposes of this Indenture, and any provisions of this Indenture that refer to the Rating Agency and any tests or limitations that incorporate the name of the Rating Agency shall have no further effect.

“Rating Agency Confirmation”: Confirmation in writing (which may be in the form of a press release) from S&P, or such other form of confirmation employed at such time by S&P, that a proposed action or designation will not cause the then current ratings of any Class of Rated Debt then rated by S&P to be reduced or withdrawn. If the Rating Agency (a) makes a public announcement or informs the Issuer, the Asset Manager or the Collateral Trustee that (i) it believes Rating Agency Confirmation is not required with respect to an action or (ii) its practice is not to give such confirmations, or (b) no longer constitutes a Rating Agency under this Indenture, the requirement for Rating Agency Confirmation with respect to that Rating Agency will not apply.

“Record Date”: Any Regular Record Date, Redemption Record Date or Special Record Date.

“Recurring Revenue Loan” means a Senior Secured Loan that (i) is underwritten to recurring revenue, (ii) requires the obligor to comply with a maximum recurring revenue multiple or minimum recurring revenue financial covenant, (iii) at the time of origination of the Loan, does not include and would not customarily be expected to include (as determined by the Asset Manager) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan.

“Redemption”: Any Optional Redemption.

“Redemption Date”: Any (i) Business Day specified for a Redemption of Debt pursuant to Section 9.1 or (ii) Refinancing Date with respect to a Refinancing of each Class of Outstanding Rated Debt.

“Redemption Price”: With respect to a Redemption of (a) the Rated Debt, an amount equal to (i) the outstanding principal amount of such Debt Outstanding to be redeemed (or, in the case of the Class A-1-LR Loans, prepaid), plus (ii) accrued and unpaid interest (including any Defaulted Interest and any interest thereon); provided that any Holder may elect to receive less than such amount in the case of any redemption or a Refinancing of all of the Rated Debt; and (b) any Subordinated Notes, an amount equal to any remaining Interest Proceeds and Principal Proceeds payable under the Priority of Payments on each Redemption Date for the Subordinated Notes.

“Redemption Record Date”: With respect to any Redemption of Debt, the date fixed as the record date pursuant to Section 9.1.

“Reference Instrument”: The indenture, credit agreement or other agreement pursuant to which a security or debt obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such security or debt obligation or of which the holders of such security or debt obligation are the beneficiaries.

“Reference Rate Modifier”: A modifier, as determined by the Asset Manager, other than the Benchmark Replacement Adjustment, applied to a reference rate to the extent necessary to cause such rate to be comparable to the three-month Term SOFR, which may include an addition to or subtraction from such unadjusted rate.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is Term SOFR, 6:00 a.m. (New York City time) on the day that is two U.S. Government Securities Business Days preceding the date of such determination, and (2) if the Benchmark is not Term SOFR, the time determined by the Asset Manager in accordance with the Benchmark Replacement Conforming Changes.

“Refinanced Notes”: The meaning specified in the Preliminary Statement.

“Refinancing”: The meaning specified in Section 9.1(c).

“Refinancing Date”: The meaning specified in Section 9.1(c).

“Refinancing Initial Purchaser”: BNP Paribas Securities Corp., in its capacity as initial purchaser under the Purchase Agreement dated as of the First Refinancing Date, of the Refinancing Notes and Additional Subordinated Notes issued on the First Refinancing Date.

“Refinancing Notes”: The meaning specified in the Preliminary Statement.

“Refinancing Proceeds”: The meaning specified in Section 9.1(c).

“Registered”: In registered form for U.S. federal income tax purposes.

“Registrar”: The meaning specified in Section 2.5(a).

“Regular Record Date”: The date as of which the Holders of Debt entitled to receive a payment of principal, interest or any other payments (other than in connection with a Redemption of Debt) on the succeeding Payment Date are determined, such date as to any Payment Date being the last Business Day of the month immediately preceding such Payment Date.

“Regulation D”: Regulation D under the Securities Act.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Notes”: One or more permanent global notes for each Class of Notes in definitive, fully registered form without interest coupons.

“Regulation U”: Regulation U (12 C.F.R. § 221) issued by the Board of Governors of the Federal Reserve System.

“Reinvestment Period”: The period beginning on the First Refinancing Date and ending on the first to occur of: (i) the Scheduled Reinvestment Period Termination Date; provided that the Scheduled Reinvestment Period Termination Date shall be included as part of the Reinvestment Period; (ii) the end of the Due Period related to the Payment Date immediately following the date on which the Asset Manager, in its sole discretion, notifies the Collateral Trustee, the Loan Agent and the Collateral Administrator that, in light of the composition of Underlying Assets, general market conditions and other factors, investment of Principal Proceeds in additional Underlying Assets within the foreseeable future would be either impractical or not beneficial to the holders of the Subordinated Notes; (iii) the end of the Due Period related to the Payment Date on which the entire Aggregate Outstanding Amount of the Rated Debt is redeemed (or in the case of the Class A-1-LR Loans, prepaid); and (iv) the termination of the Reinvestment Period pursuant to Section 5.2(a) as a result of an acceleration of the Debt following the occurrence and during the continuance of an Event of Default. If the Reinvestment Period is terminated pursuant to clause (ii) above, the Reinvestment Period can be reinstated with the consent of the Asset Manager if no other event that would terminate the Reinvestment Period has occurred and is continuing and if the Reinvestment Period is terminated pursuant to clause (iv) above, the Reinvestment Period can be reinstated (w) with the consent of the Asset Manager, (x) if the acceleration has been rescinded, (y) if no other event that would terminate the Reinvestment Period has occurred and is continuing and (z) if the Default giving rise to such termination occurred as a result of an Event of Default under clause (c) of the definition thereof, with the consent of a Majority of the Controlling Class; provided, that in each case, written notice will be provided to the Rating Agency prior to any such reinstatement of the Reinvestment Period.

“Reinvestment Target Par Balance”: An amount equal to the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of Debt through the payment of Principal Proceeds plus (ii) the aggregate amount of Principal Proceeds that result from the issuance or incurrence of any Additional Debt under and in accordance with this Indenture (after giving effect to such issuance and/or incurrence of Additional Debt).

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York (including, for the avoidance of doubt, the ARRC) or any successor thereto.

“Replacement Debt”: The meaning specified in Section 9.1(c).

“Report Determination Date”: The date as of which any Monthly Report is calculated.

“Reporting Agent”: An entity, other than the Collateral Administrator, that shall be appointed by the Issuer to prepare and/or make available certain reports pursuant to the EU/UK Transparency Requirements.

“Re-Priced Class”: The meaning specified in Section 9.6(a).

“Re-Pricing”: The meaning specified in Section 9.6(a).

“Re-Pricing Confirmation Notice”: The meaning specified in Section 9.6(d).

“Re-Pricing Date”: The meaning specified in Section 9.6(b).

“Re-Pricing Eligible Debt”: None.

“Re-Pricing Intermediary”: The meaning specified in Section 9.6(a).

“Re-Pricing Notice”: The meaning specified in Section 9.6(b).

“Re-Pricing Rate”: The meaning specified in Section 9.6(b).

“Re-Pricing Redemption Price”: The meaning specified in Section 9.6(b).

“Repurchase and Substitution Limit”: The meaning specified in Section 12.4(b).

“Repurchased Debt”: Any Debt repurchased by the Issuer pursuant to Section 7.20.

“Required Hedge Counterparty Ratings”: With respect to any Hedge Counterparty or any Hedge Guarantor a long-term rating of at least “A” and a short-term rating of at least “A-1” by S&P or, if it does not have both of these specified ratings by S&P, then a long-term rating of at least “A+” by S&P and in each case such required rating is not then on credit watch for possible downgrade by S&P, except to the extent that S&P provides Rating Agency Confirmation that one or more of such ratings from S&P are not required to be satisfied.

“Resolution”: A duly passed resolution or written consent of the manager and member of the Issuer.

“Restricted Trading Period”: Each day during which, both: (A)(x) the S&P rating of the Class A-1-R Debt or the S&P rating of the Class A-2-R Notes is one or more subcategories below its initial expected rating thereof as set forth in Section 3.1(h) or the S&P rating of the Class A-1-R Debt or the S&P rating of the Class A-2-R Notes has been withdrawn and not reinstated or (y) the S&P rating of the Class B-R Notes is two or more subcategories below their applicable initial expected rating as set forth in Section 3.1(h) or the S&P rating of the Class B-R Notes has been withdrawn and not reinstated, and (B) after giving effect to any sale and reinvestment of the relevant Underlying Assets, the Aggregate Principal Amount of all Underlying Assets (excluding the Underlying Asset being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of such sale) is less than the Reinvestment Target Par Balance, or any Coverage Test is not satisfied; provided that such period will not be a Restricted Trading Period (w) if, after giving effect to any sale and reinvestment of the relevant Underlying Assets, (1) the Aggregate Principal Amount of all Underlying Assets (excluding the Underlying Asset being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance and (2) each Coverage Test is satisfied, (x) so long as the S&P rating of any Class of Debt has not been further downgraded, withdrawn or put on watch, upon the direction of the Holders of at least a Majority of the Controlling Class or (y) if the ratings on any Class of Debt are withdrawn because such Class of Debt has been paid in full. For the purpose of making any determination pursuant to clause (B) of the foregoing definition, any Defaulted Obligation that has been held by the Issuer for longer than three years after its default date shall be deemed to have a Principal Balance of zero.

“Restructured Loan”: A bank loan purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to an Underlying Asset, which, in the Asset Manager’s judgment exercised in accordance with the Asset Management Agreement, is necessary to collect an increased recovery value of the related Underlying Asset, and for the avoidance of doubt is not a bond or equity security; provided that, the Aggregate Principal Amount of Restructured Loans and Workout Loans may not exceed 5.0% of the Maximum Investment Amount at any time; provided, further that, on any Business Day as of which such Restructured Loan satisfies the definition of “Underlying Asset” (disregarding the exceptions for Workout Loans), the Asset Manager may designate (by written notice to the Issuer, the Collateral Trustee and the Collateral Administrator) such Restructured Loan as an “Underlying Asset”. For the avoidance of doubt, any Restructured Loan designated as an Underlying Asset in accordance with the terms of this definition (x) shall constitute an Underlying Asset (and not a Restructured Loan), in each case, following such designation and (y) shall not be permitted to be re-designated as a Restructured Loan. The acquisition of Restructured Loans will not be required to satisfy the Portfolio Criteria.

“Retention Basis Amount”: On any date of determination, an amount equal to the Aggregate Principal Amount on such date with the following adjustments: (i) Defaulted Obligations shall be included in the Aggregate Principal Amount and the Principal Balances thereof shall be deemed to equal their respective outstanding principal amounts, and (ii) any Equity Security owned by the Issuer shall be included in the Aggregate Principal Amount with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security and (c) in the case of any other equity security, the nominal value thereof as determined by the Asset Manager.

“Retention Deficiency”: The failure of the Retention Holder to hold the EU/UK Retention Interest at the relevant measurement time.

“Retention Holder”: ARCC, in its capacity as retention holder with respect to the EU/UK Retention Requirements and the U.S. Risk Retention Rules.

“Retention of Net Economic Interest Letter”: A letter relating to the retention of material net economic interest in the securitization from the Retention Holder and addressed to the Issuer, the Refinancing Initial Purchaser and the Class A-1-LR Lender, dated as of the First Refinancing Date, amending and restating such existing letter entered into on the Closing Date.

“Revolving Credit Facility”: A loan which provides a borrower with a line of credit against which one or more borrowings may be made up to the stated principal amount of such facility and which provides that such borrowed amount may be repaid and re-borrowed from time to time; provided, that for purposes of the Portfolio Criteria, the principal balance of a Revolving Credit Facility, as of any date of determination, refers to the sum of (i) the outstanding funded amount of such Revolving Credit Facility and (ii) the unfunded portion of such facility.

“RH Collateral Obligations”: Originated Assets and other Underlying Assets acquired from any ARCC Entity.

“Rolled Senior Uptier Debt”: The meaning specified in the definition of “Uptier Priming Transaction.”

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: One or more permanent global notes for each Class of Notes in definitive, fully registered form without interest coupons.

“Rule 144A Information”: Such information as is specified pursuant to Section (d)(4) of Rule 144A (or any successor provision thereto).

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Procedures”: The meaning specified in Section 14.4(b).

“S&P” or “Standard & Poor’s”: S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

“S&P Additional Current Pay Criteria”: Criteria satisfied with respect to any Underlying Asset (other than a DIP Loan) if either (i)(A) the issuer of such Underlying Asset has made a Distressed Exchange Offer and such Underlying Asset is subject to the Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, (B) in the case of a Distressed Exchange Offer that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Issuer does not hold any obligation of the issuer making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer, or (ii) such Underlying Asset has a Current Market Value of at least 80% of its par value.

“S&P Collateral Value”: As of any date of determination, with respect to any Defaulted Obligation, Deferred Interest Asset, Workout Loan and Current Pay Obligation, the lesser of (a) the Standard & Poor’s Recovery Amount of such Defaulted Obligation, Deferred Interest Asset, Workout Loan or Current Pay Obligation, respectively, as of the relevant date of determination and (b) the Principal Balance of such Defaulted Obligation, such Deferred Interest Asset, such Workout Loan or such Current Pay Obligation as of such date multiplied by the Current Market Value Percentage thereof as of the most recent Measurement Date.

“S&P Recovery Rate”: The meaning specified in Schedule F.

“Scheduled Distribution”: With respect to any Pledged Obligation for each Due Date, the Distribution scheduled on such Due Date, determined in accordance with the assumptions specified in Section 1.2.

“Scheduled Reinvestment Period Termination Date”: The Payment Date in July 2031.

“SEC”: The United States Securities and Exchange Commission and any successor thereto.

“SECN”: The meaning specified in the definition of “UK Securitisation Framework.”

“Second Lien Loan”: A Loan that is a First-Lien Last-Out Loan or that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Loan, other than a Senior Secured Loan or a Super-Priority Revolving Facility, and (ii) is secured by a valid and perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Asset Manager at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Loan) securing the obligor’s obligations under the Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan or a Super-Priority Revolving Facility.

“Secured Obligations”: The meaning specified in the Granting Clause.

“Secured Parties”: The Bank and its Affiliates (in all of their capacities hereunder and the other Transaction Documents), the Loan Agent, the Intermediary, the Holders of the Rated Debt, the Asset Manager, the Hedge Counterparties and the Collateral Administrator. The Holders of Subordinated Notes will not be Secured Parties under this Indenture.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Selling Institution”: Any institution from which a Participation is acquired by the Issuer.

“Selling Institution Defaulted Participation”: A participation interest in a loan or other debt obligation (other than a Defaulted Participation Obligation) with respect to which the Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the related participation agreement.

“Senior Administrative Expenses Cap”: An amount equal to (i) an annual rate (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of 0.0225% of the Aggregate Principal Amount of the Collateral Portfolio, measured as of the first day of the Due Period preceding such Payment Date plus (ii) $225,000 (per annum) (prorated for the related Due Period on the basis of a 360-day year consisting of twelve 30-day months) or, with respect to this clause (ii), if an Event of Default has occurred and is continuing, such higher amount as may be agreed between the Collateral Trustee and a Majority of the Controlling Class (and as notified by the Asset Manager to the Rating Agency in writing). The Senior Administrative Expenses Cap shall be computed on the basis of the actual number of days elapsed in the applicable period divided by 360.

“Senior Asset Management Fee”: The Senior Asset Management Fee as defined in the Asset Management Agreement.

“Senior Debt”: The Class A-1-R Debt, the Class A-2-R Notes and the Class B-R Notes, collectively.

“Senior Secured Floating Rate Note”: Any dollar-denominated senior secured note issued pursuant to an indenture by a corporation, limited liability company, partnership or trust that (i) has a stated coupon that bears a floating rate of interest and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligor’s obligations under the note, which security interest is subject to customary liens.

“Senior Secured Loan”: Any assignment of or Participation in a Loan that: (i) is not (and cannot by its terms become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Loan (subject to customary exceptions for Loans secured by a first priority perfected security interest, including for Super-Priority Revolving Facilities); (ii) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan (subject to customary exceptions for permitted liens, including liens securing Super-Priority Revolving Facilities) and (iii) the value of the collateral securing the Loan at the time of acquisition together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Asset Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or greater seniority secured by a first lien or security interest in the same collateral.

“Senior Unsecured Loan”: Any unsecured Loan that is not subordinated to any other unsecured indebtedness of the borrower.

“SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association currently located at https://www.sifma.ord/resources/general/holidayschedule, or such successor website as identified by the Asset Manager to the Collateral Trustee and calculation agent.

“Similar Law”: Any federal, state, local, non-U.S. or other laws or regulations that are similar to Section 406 of ERISA or Section 4975 of the Code.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Amortization”: The meaning specified in Section 9.5(c).

“Special Amortization Amount”: The amount designated by the Asset Manager, in its sole discretion, to effect a Special Amortization.

“Special Payment Date”: The meaning specified in Section 2.7(g).

“Special Record Date”: The meaning specified in Section 2.7(g).

“Specified Amendment”: With respect to any RH Collateral Obligation, any amendment, waiver or modification which would:

(a)            modify the amortization schedule with respect to such RH Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable RH Collateral Obligation to increase by more than 25%;

(b)            reduce or increase the cash interest rate payable by the obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under an RH Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c)            extend the stated maturity date of such RH Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d)            contractually or structurally subordinate such RH Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related obligor or the granting of liens (other than permitted liens) on any of the underlying collateral securing such RH Collateral Obligation;

(e)            release any party from its obligations under such RH Collateral Obligation, if such release would have a material adverse effect on the RH Collateral Obligation; or

(f)             reduce the principal amount of the applicable RH Collateral Obligation.

“Specified Equity Securities”: Any Equity Securities (including any Margin Stock) received (or acquired with amounts permitted to be used in accordance with the definition of “Permitted Use” and/ or amounts on deposit in the Interest Collection Account as set forth in Section 12.6(a)(i)) in connection with the workout, restructuring or similar transaction to mitigate losses with respect to an Underlying Asset. The acquisition of Specified Equity Securities will not be required to satisfy the Portfolio Criteria.

“Spread Excess”: As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Spread for such Measurement Date over the minimum percentage necessary to pass the Weighted Average Spread Test on such Measurement Date and (ii) the Aggregate Principal Amount of all Floating Rate Underlying Assets (excluding any Defaulted Obligations) held by the Issuer as of such Measurement Date, and the denominator of which is the Aggregate Principal Amount of all Fixed Rate Underlying Assets (excluding any Defaulted Obligations) held by the Issuer as of such Measurement Date. In computing the Spread Excess on any Measurement Date, the Weighted Average Spread for the Measurement Date will be computed as if the Fixed Rate Excess were equal to zero.

“STAMP”: The Securities Transfer Agents Medallion Program.

“Standard & Poor’s CDO Monitor”: The dynamic, analytical computer model available to each of the Asset Manager and the Collateral Administrator at https://platform.ratings360.spglobal.com, with assumptions to be applied when running such computer model, for the purpose of estimating the default risk of the Underlying Assets, as the same may be modified by S&P from time to time.

For purposes of applying the Standard & Poor’s CDO Monitor as of any Measurement Date to determine the Class Break-Even Default Rate, (A) the applicable weighted average spread will be the maximum of a spread between 3.0% and 8.0% (in increments of 0.05%) without exceeding the Weighted Average Spread as of such Measurement Date and (B) the applicable weighted average recovery rate with respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) will be the maximum of a spread between 35% and 55% (in increments of 0.05%) without exceeding the Weighted Average S&P Recovery Rate as of such Measurement Date, in the case of either clause (A) or (B), as elected by the Asset Manager, or an applicable weighted average spread or applicable weighted average recovery rate confirmed by S&P. The Asset Manager will have the right to choose which S&P Recovery Rate Case will be applicable for purposes of both (i) the Standard & Poor’s CDO Monitor and (ii) the Weighted Average S&P Recovery Rate Test; provided that each S&P Recovery Rate Case selected by the Asset Manager must be less than or equal to the Weighted Average S&P Recovery Rate at such time; provided, further, that the Weighted Average Spread selected by the Asset Manager for the purposes of the Standard & Poor’s CDO Monitor Test must be less than or equal to the Weighted Average Spread as of such date. On ten Business Days’ written notice to the Collateral Trustee and the Collateral Administrator (or such shorter time as may be acceptable to the Collateral Trustee and the Collateral Administrator), the Asset Manager may choose a different S&P Recovery Rate Case; provided that the Underlying Assets must be in compliance with such different S&P Recovery Rate Case and, solely for purposes of this proviso, if the Issuer has entered into a commitment to invest in an Underlying Asset, compliance with newly selected S&P Recovery Rate Case may be determined after giving effect to such investment. For the avoidance of doubt, in no event will the Asset Manager be obligated to choose different S&P Recovery Rate Cases.

“Standard & Poor’s CDO Monitor Test”: A test that will be satisfied, on any Measurement Date following the First Refinancing Date, with respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P), following receipt by the Issuer, the Collateral Trustee and the Collateral Administrator of the Standard & Poor’s CDO Monitor input files from S&P if, after giving effect to the acquisition of any additional Underlying Asset, as the case may be, the Class Default Differential of the Proposed Portfolio is positive. If the Class Default Differential of the Proposed Portfolio is greater than or equal to the corresponding Class Default Differential of the Current Portfolio, the Standard & Poor’s CDO Monitor Test shall be considered to be improved or maintained. If so elected by the Asset Manager by written notice to the Issuer, the Collateral Administrator, the Collateral Trustee and S&P, the Standard & Poor’s CDO Monitor Test and definitions applicable thereto shall instead be as set forth in Section 2 of Schedule F. An election to change from the use of this definition to those set forth in Section 2 of Schedule F (or, if the definitions in Section 2 of Schedule F were chosen to apply in connection with the First Refinancing Date, to change to the Standard & Poor’s CDO Monitor Test as defined in this paragraph) shall only be made once after the First Refinancing Date.

“Standard & Poor’s Industry Classification Group”: Any of the industry categories established by S&P and set forth in Schedule B hereto, including any such modifications that may be made thereto or such additional categories that may be subsequently established by S&P and provided by the Asset Manager or S&P to the Collateral Trustee.

“Standard & Poor’s Rating”: The meaning specified in Schedule F hereto.

“Standard & Poor’s Recovery Amount”: With respect to any Underlying Asset which is a Defaulted Obligation, Workout Loan, Current Pay Obligation or a Deferred Interest Asset, the amount equal to the product of (i) the S&P Recovery Rate for such Underlying Asset for the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) and (ii) the Principal Balance of such Defaulted Obligation, Workout Loan, Current Pay Obligation or Deferred Interest Asset.

“Stated Maturity”: With respect to (a) any security or debt obligation other than the Debt, the date specified in such security or debt obligation as the fixed date on which the final payment of principal of such security or debt obligation is due and payable or (b) the Debt, the Payment Date in July 2038 or, if such date is not a Business Day, the next following Business Day.

“Structured Finance Security”: Any debt obligation secured directly by, or representing ownership of, a pool of consumer receivables, auto loans, auto leases, equipment leases, home or commercial mortgages, corporate debt or sovereign debt obligations, including collateralized bond obligations, collateralized loan obligations or any similar security or other asset backed security or similar investment or equipment trust certificate or trust certificate of the type generally considered to be a repackaged security.

“Subordinate Interests”: The meaning specified in Section 13.1(a).

“Subordinated Asset Management Fee”: The Subordinated Asset Management Fee as defined in the Asset Management Agreement.

“Subordinated Loan”: A Loan that is (or by its terms is permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Loan.

“Subordinated Notes”: The Existing Subordinated Notes and the Additional Subordinated Notes issued pursuant to this Indenture (including any Additional Debt that is designated as Subordinated Notes and issued pursuant to Section 2.11) and having the characteristics specified in Section 2.3.

“Substitute Collateral Obligation”: The meaning specified in Section 12.4(b).

“Substitute Collateral Obligations Qualification Conditions”: The meaning specified in Section 12.4(c).

“Substitution Event”: The meaning specified in Section 12.4(a).

“Substitution Period”: The meaning specified in Section 12.4(g).

“Supermajority”: With respect to the Debt or any Class thereof, the Holders of more than 66-2/3% of the Aggregate Outstanding Amount of the Debt or such Class, as the case may be.

“Superpriority New Money Debt”: The meaning specified in the definition of “Uptier Priming Transaction.”

“Super-Priority Revolving Facility”: With respect to a Loan, a senior secured revolving facility incurred by the obligor of such Loan that is prior in right of payment to such Loan; provided that the outstanding principal balance and unfunded commitments of such senior secured revolving facility does not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such revolving facility, plus (y) the outstanding principal balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.

“Surrendered Debt”: Any Debt or beneficial interest in Debt tendered by any Holder or beneficial owner (including the Asset Manager and its Affiliates), respectively, for cancellation by the Collateral Trustee without such Holder receiving any payment on the full principal amount outstanding at the time of such surrender (other than any Debt being refinanced in connection with a Refinancing).

“Synthetic Letter of Credit”: Any letter of credit facility that requires a lender party thereto to fund in full its obligations thereunder, provided, that any such lender (a) shall have no further funding obligation thereunder and (b) shall have a right to be reimbursed or repaid by the borrower its pro rata share of any draws on a letter of credit issued thereunder.

“Synthetic Security”: Any U.S. Dollar denominated swap transaction, LCDX, structured bond investment, credit linked note or other derivative investment purchased from, or entered into by the Issuer with a counterparty, which investment contains a probability of default, recovery upon default and expected loss characteristics closely correlated to a reference obligation, but which may provide for a different maturity, interest rate or other non-credit characteristics than such reference obligation.

“Target Initial Par Amount”: $700,000,000.

“Tax Advantaged Jurisdiction”: The Cayman Islands, Bermuda, the British Virgin Islands, the Channel Islands, the Netherlands Antilles or the Bahamas. Any other country may be designated a Tax Advantaged Jurisdiction based on a Rating Agency Confirmation.

“Tax Advice”: Written advice from tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on facts provided to the person giving the advice relating to all relevant facts and circumstances of the Issuer and transaction and (ii) is intended by the person rendering the advice to be relied upon by the Issuer in determining whether to enter into the transaction.

“Tax Event”: An event that occurs if either (i)(A) one or more Underlying Assets that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Underlying Assets that were subject to withholding tax when the Issuer committed to purchase them and (B) in any Interest Accrual Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not “grossed-up” (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Interest Accrual Period or (ii) taxes, fees, assessments, or other similar charges (including any liability under Section 1446 of the Code or any comparable law) are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000, other than any deduction or withholding for or on account of any tax with respect to any payment owing in respect of any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of an Underlying Asset.

“Temporary Global Note”: Any Rated Note sold outside the United States to non-U.S. Persons in reliance on Regulation S and issued in the form of a temporary global note in definitive, fully registered form without interest coupons.

“Term SOFR”: For any Interest Accrual Period, the greater of (a) zero and (b) the Term SOFR Reference Rate for the Corresponding Tenor, as such rate is published by the Term SOFR Administrator; provided that Term SOFR for the first Interest Accrual Period shall be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available; provided, further, that if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Term SOFR Reference Rate for the Corresponding Tenor has not been published by the Term SOFR Administrator, then Term SOFR will be (x) the Term SOFR Reference Rate for the Corresponding Tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Corresponding Tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, Term SOFR shall be the Term SOFR Reference Rate as determined in the previous Interest Determination Date.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Asset Manager with notice to the Collateral Trustee, the Loan Agent and the Collateral Administrator.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Underlying Asset that consists of a Participation.

“Third Party Credit Exposure Limits”: The limits that shall be satisfied if the Third Party Credit Exposure of all counterparties that have the S&P credit rating set forth below does not exceed the “Aggregate Percentage Limit” set forth below for such S&P credit rating, and the Third Party Credit Exposure of any single counterparty that has the S&P credit rating set forth below does not exceed the “Individual Percentage Limit” set forth below for such S&P credit rating:

S&P’s Credit Rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.

“Total Redemption Amount”: The meaning specified in Section 9.1(b)(i).

“Trade Date”: The meaning specified in Section 1.2(f).

“Trading Plan”: The meaning specified in Section 12.2(m).

“Transaction Documents”: This Indenture, the Asset Management Agreement, the Account Agreement, the Contribution Agreement, the Master Purchase and Sale Agreement, the Collateral Administration Agreement, the Class A-1-LR Credit Agreement, the Purchase Agreement and the Retention of Net Economic Interest Letter, each as may be amended, supplemented or modified from time to time.

“Transaction Party”: Each of the Issuer, the Asset Manager, the Retention Holder, the Initial Purchaser, the Bank (in each of its capacities under the Transaction Documents), the Loan Agent and the Intermediary.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Debt.

“Transfer Certificate”: A duly executed transfer certificate substantially in the form of Exhibit B or Exhibit C hereto, as applicable.

“Transfer-Restricted Debt”: The meaning specified in Section 2.12(i).

“Transfer Deposit Amount”: On any date of determination with respect to any RH Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such RH Collateral Obligation, together with accrued interest thereon through such date of determination.

“Transparency Reports”: The meaning specified in the Collateral Administration Agreement.

“Treasury”: The United States Department of Treasury.

“Trust Officer”: When used with respect to the Collateral Trustee, the Intermediary, the Loan Agent and the Bank (in each of its capacities under the Transaction Documents), any officer within the Corporate Trust Office, including any director, vice president, assistant vice president, associate or other officer of the Collateral Trustee, the Intermediary, the Loan Agent or the Bank in such other capacity customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and having responsibility for the administration of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

“UK Retention Requirements”: The risk retention requirement under Article 6 of Chapter 2 and Chapter 4 of the PRASR and SECN 5.

“UK Securitisation Framework”: The Securitisation Regulations 2024 (SI 2024/102) of the UK, as amended from time to time, the securitisation sourcebook of the handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (“SECN”) and the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRASR”), together with the relevant provisions of UK Financial Services and Markets Act 2000, as amended, varied or substituted from time to time.

“UK Transparency Requirements”: Article 7 of Chapter 2 of the PRASR, Chapter 5 of the PRASR (including its annexes) and Chapter 6 of the PRASR (including its annexes) together with SECN 6, 11 (including its annexes) and 12 (including its annexes).

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Underlying Asset”: Any asset that, as of the date of its acquisition by the Issuer (or, if applicable, as of the date that a binding commitment with respect to the acquisition of such asset is entered into), satisfies each of clauses (a) through (ee) below.

(a)            it is a Loan;

(b)            it is Dollar-denominated and is not convertible into, or payable in, any other currency;

(c)            (x) it is an asset with a Standard & Poor’s Rating no lower than “CCC-”; provided that, in the case of a DIP Loan, such asset had a Standard & Poor’s Rating before it was withdrawn, in the case of a point-in-time rating assigned within the 12 months preceding the date of such purchase or acquisition, (y) such Standard & Poor’s Rating does not include the subscript “f”, “p”, “t” or “sf” and (z) in the case of an asset with a Moody’s rating, such Moody’s rating does not include the subscript “sf”;

(d)            it is not a Defaulted Obligation, a Credit Risk Obligation, a Zero Coupon Bond, a bond, a Senior Secured Floating Rate Note, a bridge loan, a commodity forward contract, an Equity Security or a Deferred Interest Asset;

(e)            it is not issued by a sovereign, or by a corporate issuer located in a country, that on the date on which it is acquired by the Issuer imposes foreign exchange controls that effectively limit the availability or use of Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(f)            it is not (i) the subject of an Offer of exchange, or tender by its issuer, for Cash, securities or any other type of consideration other than (x) a Permitted Offer or (y) an exchange offer in which a security that is not registered under the Securities Act is exchanged for a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a security that would otherwise qualify for acquisition under the Portfolio Criteria described herein or (ii) by its terms convertible into or exchangeable into an Equity Security, but it may have attached warrants;

(g)            it is not an asset with an interest rate which steps down or up as a function of time;

(h)            it is not a PIK Loan;

(i)            it is Registered;

(j)             it is an asset the payments on which are not subject to withholding tax (except for withholding taxes which may be payable with respect to commitment fees, letter of credit fees and other similar fees associated with Underlying Assets constituting Revolving Credit Facilities and Delayed-Draw Loans) if such asset is owned by the Issuer unless “gross-up” payments are made to the Issuer that cover the full amount of any such withholding taxes;

(k)            it is an asset, the acquisition of which will not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

(l)             it is an asset that does not require any commitment from the Issuer to provide further funds to the obligor thereon under the agreement or other instrument pursuant to which such Underlying Asset was created, other than a Revolving Credit Facility or a Delayed-Draw Loan;

(m)           it is not a lease, including any Finance Lease;

(n)            it is an obligation of a Non-Emerging Market Obligor or an entity organized in the U.S., Canada, a Group I Country, a Group II Country or a Group III Country;

(o)            it provides for payment of a fixed principal amount at no less than par, together with interest thereon, in Cash no later than its stated maturity and does not by its terms provide for earlier amortization or prepayment at less than par;

(p)            it is not convertible into an Equity Security at the option of the issuer thereof or any other Person other than the Issuer;

(q)            it is not a Structured Finance Security or a Synthetic Security and is not, and does not constitute or support, a letter of credit (other than, for the avoidance of doubt, any letter of credit sub-facility that is part of a Revolving Credit Facility where the Issuer does not issue such letter of credit), including, but not limited to, a Synthetic Letter of Credit;

(r)             it is property of a type that is subject to Article 8 or 9 of the UCC;

(s)            it is not Margin Stock;

(t)             it is not an obligation or security of an entity organized in a Tax Advantaged Jurisdiction;

(u)            it is not acquired by the Issuer at a price lower than 65.0% of par; provided that no minimum price shall apply to any action taken or asset acquired solely with Interest Proceeds or with the proceeds of any Permitted Use;

(v)            it is not subject to substantial non-credit risk as determined by the Asset Manager;

(w)           it is eligible to be sold, assigned or participated to the Issuer and pledged to the Collateral Trustee;

(x)            it is not an obligation of a Controlled Portfolio Company;

(y)            it is not issued by an obligor with an EBITDA of less than $5,000,000 at the time of acquisition;

(z)            it is not a Long-Dated Asset;

(aa)          it is not issued by an obligor Domiciled in Greece, Italy, Portugal, Spain or Russia;

(bb)         it is not an ESG Prohibited Obligation;

(cc)          it is not a Project Finance Loan;

(dd)         it is not an Interest Only Security; and

(ee)          it is not a Commercial Real Estate Loan.

An obligation which is exchanged for, or results from an amendment, modification or waiver of the terms of, an Underlying Asset pursuant to an Offer shall be deemed to be delivered for purposes hereof as of the effective date of such exchange, amendment, modification or waiver.

For the avoidance of doubt, (i) a repayment of an Underlying Asset in circumstances whereby the redemption proceeds are rolled as consideration for a new obligation shall be treated as the acquisition by the Issuer of a new Underlying Asset and not as the acquisition of an asset received in a workout, restructuring or similar transaction, (ii) any Workout Loan designated as an Underlying Asset by the Asset Manager in accordance with the terms specified in the definition of “Workout Loan” shall constitute an Underlying Asset (and not a Workout Loan) following such designation and (iii) any Restructured Loan designated as an Underlying Asset by the Asset Manager in accordance with the terms specified in the definition of “Restructured Loan” shall constitute an Underlying Asset (and not a Restructured Loan) following such designation.

“Underlying Asset Benchmark”: With respect to any Underlying Asset, the London interbank offered rate or the Term SOFR Reference Rate (or other applicable benchmark rate) determined in accordance with the related Underlying Instrument.

“Underlying Instruments”: The indenture, credit agreement, assignment agreement, participation agreement, pooling and servicing agreement, trust agreement, instrument or other agreement pursuant to which an Underlying Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Underlying Asset, or of which the holders of such Underlying Asset are the beneficiaries, and any instrument evidencing or constituting such Underlying Asset (in the case of any Underlying Asset evidenced by or in the form of an instrument).

“Unregistered Securities”: Securities or debt obligations issued without registration under the Securities Act.

“Unsaleable Asset”: (a) A Defaulted Obligation, Equity Security, obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or other exchange or any other security or debt obligation that is part of the Collateral, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Pledged Obligation identified in the certificate of the Asset Manager as having a Current Market Value of less than $1,000, in each case of clauses (a) and (b) with respect to which the Asset Manager certifies to the Collateral Trustee that (x) it has made commercially reasonable efforts to dispose of such Pledged Obligation for at least 90 days and (y) in its commercially reasonable business judgment such Pledged Obligation is not expected to be saleable for the foreseeable future.

“Unscheduled Principal Payments”: All Principal Payments received as a result of prepayments, redemptions, exchange offers, tender offers or other unscheduled payments (but not sales) with respect to an Underlying Asset; provided, that the term “Unscheduled Principal Payments” shall also include any amounts transferred from the Variable Funding Account to the Principal Collection Account for treatment as Unscheduled Principal Payments upon the termination or reduction of the Issuer’s funding commitment with respect to a Delayed-Draw Loan or a Revolving Credit Facility.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, Uptier Priming Debt must be one of an Underlying Asset, a Workout Loan or a Restructured Loan.

“Uptier Priming Transaction”: Any transaction effected with respect to an Underlying Asset held by the Issuer in which (x) new debt is issued by an obligor or an affiliate of an obligor of such Underlying Asset which will be senior in priority (either with respect to contractual payment, lien or structure) to such Underlying Asset (“Superpriority New Money Debt”) and (y) some or all of the secured lenders of the Superpriority New Money Debt have the opportunity to exchange their existing secured debt for newly issued debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that is either (i) senior in priority (either with respect to contractual payment, lien or structure) to the Underlying Asset held by the Issuer or (ii) otherwise offered to lenders that participate in such Superpriority New Money Debt on a pro rata basis that is greater than that which is offered to non-participating lenders (if at all) (“Rolled Senior Uptier Debt”).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. Person”: The meaning specified under Regulation S.

“U.S. Risk Retention Rules”: Any requirement under Section 15G of the Exchange Act and the applicable rules and regulations.

“U.S. Tax Person”: The meaning specified for “United States person” in section 7701(a)(30) of the Code.

“Variable Funding Account”: The account established by the Collateral Trustee pursuant to Section 10.1(b) and described in Section 10.3(d).

“Variable Funding Reserve Amount”: An amount (not less than zero) equal to the sum of the aggregate undrawn and outstanding commitment amounts under each Revolving Credit Facility and Delayed-Draw Loan (including, for the avoidance of doubt, any Workout Loan that is a Revolving Credit Facility or Delayed-Draw Loan).

“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and any applicable implementing regulations.

“Weighted Average Coupon”: As of any Measurement Date will equal a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each Fixed Rate Underlying Asset held by the Issuer as of such Measurement Date by the current per annum rate at which it provides payment of interest in cash, (ii) summing the amounts determined pursuant to clause (i), (iii) dividing the sum determined pursuant to clause (ii) by the Aggregate Principal Amount of all Fixed Rate Underlying Assets held by the Issuer as of such Measurement Date and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Coupon Test, adding to such sum the amount of the Spread Excess, if any, as of such Measurement Date.

“Weighted Average Coupon Test”: A test that will be satisfied as of any Measurement Date if the Weighted Average Coupon of the Fixed Rate Underlying Assets is equal to or greater than 6.50%.

“Weighted Average Life”: As of any Measurement Date, the number obtained by (i) for each Underlying Asset (other than Defaulted Obligations), multiplying each Scheduled Distribution of principal by the number of years (rounded to the nearest hundredth) from the Measurement Date until such Scheduled Distribution is scheduled to be paid; (ii) summing all of the products calculated pursuant to clause (i); and (iii) dividing the sum calculated pursuant to clause (ii) by the sum of all Scheduled Distributions of principal due on all the Underlying Assets (excluding Defaulted Obligations) as of such Measurement Date.

“Weighted Average Life Test”: A test satisfied, as of any Measurement Date, if the Weighted Average Life is no higher than the relevant weighted average life specified in the table below for the First Refinancing Date or the Payment Date immediately preceding such Measurement Date:

Payment Date Falling In (or the First Refinancing Date)	Maximum Weighted Average Life
First Refinancing Date	9.00
October 2026	8.73
January 2027	8.48
April 2027	8.23
July 2027	7.98
October 2027	7.73
January 2028	7.48
April 2028	7.23
July 2028	6.98
October 2028	6.73
January 2029	6.48
April 2029	6.23
July 2029	5.98
October 2029	5.73
January 2030	5.48
April 2030	5.23
July 2030	4.98
October 2030	4.73
January 2031	4.48
April 2031	4.23
July 2031	3.98
October 2031	3.73
January 2032	3.48
April 2032	3.23
July 2032	2.98
October 2032	2.73
January 2033	2.48
April 2033	2.23
July 2033	1.98
October 2033	1.73
January 2034	1.48
April 2034	1.23
July 2034	0.98
October 2034	0.73
January 2035	0.48
April 2035	0.23
July 2035 and thereafter	0.00

“Weighted Average S&P Recovery Rate”: As of any date of determination, with respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) Outstanding, the fraction (expressed as a percentage) obtained by (a) summing the products obtained by multiplying (i) the Principal Balance of each Underlying Asset by (ii) the S&P Recovery Rate for such Underlying Asset, (b) dividing such sum by the Aggregate Principal Amount of all Underlying Assets and (c) rounding up to the nearest tenth of a percent.

“Weighted Average S&P Recovery Rate Test”: With respect to the Highest Ranking Class (disregarding any Class of Debt that is not then rated by S&P) Outstanding, a test that will be satisfied as of any Measurement Date if the Weighted Average S&P Recovery Rate equals or exceeds the weighted average recovery rate chosen by the Asset Manager pursuant to Standard & Poor’s CDO Monitor.

“Weighted Average Spread”: As of any Measurement Date will equal a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each Floating Rate Underlying Asset (and, in the case of any Revolving Credit Facility or Delayed-Draw Loan, the unfunded portion of the commitment thereunder) held by the Issuer as of such Measurement Date by its Effective Spread, (ii) summing the amounts determined pursuant to clause (i) plus the Aggregate Excess Funded Spread, (iii) dividing the sum determined pursuant to clause (ii) by the Aggregate Principal Amount of all Floating Rate Underlying Assets (and the unfunded portions of all Revolving Credit Facilities and Delayed-Draw Loans) held by the Issuer as of such Measurement Date, and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Spread Test, adding to such sum the amount of the Fixed Rate Excess, if any, as of such Measurement Date; provided that solely for the purposes of the Standard & Poor’s CDO Monitor and the Standard & Poor’s CDO Monitor Test, the Weighted Average Spread shall be determined (A) using an Aggregate Excess Funded Spread deemed to be zero, (B) using a Fixed Rate Excess deemed to be zero and (C) calculating the quotient in clause (iii) using a divisor equal to the Aggregate Principal Amount of all Floating Rate Underlying Assets (and the unfunded portions of all Revolving Credit Facilities and Delayed-Draw Loans) held by the Issuer as of the applicable Measurement Date.

“Weighted Average Spread Test”: A test that will be satisfied as of any Measurement Date if the Weighted Average Spread of the Floating Rate Underlying Assets as of such Measurement Date is equal to or greater than 2.00%.

“Workout Loan”: A Loan purchased by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which Loan, (i) in the Asset Manager’s judgment exercised in accordance with the Asset Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable, and (ii) is not a bond or any other security; provided that (a) a Workout Loan shall be required to satisfy the definition of “Underlying Asset” other than clauses (c) (except subclause (c)(y), to the extent such loan has a Standard & Poor’s Rating, or subclause (c)(z), to the extent such loan has a Moody’s rating), (d) (but solely to the extent that such clause (d) pertains to Defaulted Obligations or Credit Risk Obligations), (g), (h), (x), (y) and (z) thereof; (b) the Aggregate Principal Amount of Workout Loans and Restructured Loans may not exceed 5.0% of the Maximum Investment Amount at any time; (c) the Aggregate Principal Amount of Workout Loans related to any single obligor and its Affiliates may not exceed 1.0% of the Maximum Investment Amount; (d) Principal Proceeds may not be invested in Workout Loans unless the conditions set forth in Section 12.6(b) are satisfied; (e) such loan is senior or pari passu in right of payment to the corresponding Underlying Asset already held by the Issuer; and (f) on any Business Day as of which such Workout Loan satisfies the definition of “Underlying Asset” (without consideration of any exceptions provided in clause (a) above), the Asset Manager may designate (by written notice to the Issuer, the Collateral Trustee and the Collateral Administrator) such Workout Loan as an “Underlying Asset”. For the avoidance of doubt, any Workout Loan designated as an Underlying Asset in accordance with the terms of this definition (x) shall constitute an Underlying Asset (and not a Workout Loan), in each case, following such designation and (y) shall not be permitted to be re-designated as a Workout Loan.

“Zero Coupon Bond”: A loan or other debt security or instrument that, based on its terms at the time of determination, does not make periodic payments of interest.

Section 1.2     Assumptions as to Underlying Assets. (a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)            All calculations with respect to Scheduled Distributions on the Pledged Obligations shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)            For each Due Period, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Obligation to the extent required to be treated as Principal Proceeds hereunder, any security that in accordance with its terms is making payments due thereon entirely “in kind” in lieu of Cash or other Collateral which is expressly assigned a Principal Balance of zero hereunder, in each case, which shall be assumed to have a Scheduled Distribution of zero) shall be the minimum amount, including coupon payments, accrued interest, scheduled Principal Payments, if any, by way of sinking fund payments which are assumed to be on a pro rata basis or other scheduled amortization of principal, return of principal, and redemption premium, if any, and the Cash pay interest portion of any Partial PIK Loan or Underlying Asset that is excluded from the definition of “Partial PIK Loan” by the second proviso thereto, assuming that any index applicable to any payments on a Pledged Obligation that is subject to change is not changed, that, if paid as scheduled, will be available in the Collection Account at the end of the Due Period net of withholding or similar taxes to be withheld from such payments (but taking into account gross-up payments in respect of such taxes).

(d)            Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited into the Collection Account and, except as otherwise specified, to earn interest at the greater of (i) zero percent and (ii) Benchmark minus 0.25% per annum. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Debt or other amounts payable pursuant to this Indenture.

(e)            If the Issuer has entered into a binding commitment to purchase an Underlying Asset during the Reinvestment Period but such purchase has not settled prior to the end of the Reinvestment Period, such Underlying Asset will be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Portfolio Criteria. Not later than the Business Day immediately preceding the end of the Reinvestment Period, (i) the Asset Manager shall deliver to the Collateral Trustee a schedule of Underlying Assets purchased by the Issuer with respect to which purchases the Trade Date has occurred but the settlement date has not yet occurred and (ii) shall certify to the Collateral Trustee that sufficient Principal Proceeds are available (including, for this purpose, cash on deposit in the Principal Collection Account, any scheduled or unscheduled Principal Payments that will be received by the Issuer from Underlying Assets with respect to which the related obligor has already delivered an irrevocable notice of repayment or which are required by the terms of the applicable Underlying Instruments, as well as any Principal Proceeds that will be received by the Issuer from the sale of Underlying Assets for which the Trade Date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Underlying Assets.

(f)            All calculations and measurements required to be made and all reports that are to be prepared pursuant to this Indenture with respect to the Pledged Obligations shall be made on the basis of the trade confirmation date after the Issuer makes a binding commitment to purchase or sell an asset (the “Trade Date”), not the settlement date. For the avoidance of doubt, the following will apply:

(i)            if the Issuer has previously entered into a binding commitment to acquire an asset, the Issuer shall not be required to comply with any of the Portfolio Criteria on the settlement date of such acquisition if the Issuer complied with each of the Portfolio Criteria on the date on which the Issuer entered into such binding commitment; and

(ii)           for purposes of determining the Net Collateral Principal Balance as of any date, assets for which the Issuer (or the Asset Manager on behalf of the Issuer) has entered into a binding commitment with respect to the acquisition or disposition of such asset on or before any date of determination shall be included in the calculation of the Aggregate Principal Amount of the Underlying Assets.

(g)            For purposes of calculating the Coverage Tests:

(i)            Except as provided in clause (ii) below, the principal amount of the applicable Class of Debt required to be paid to cause any Coverage Test to be satisfied will be the amount that, if it had been paid in reduction of the principal amount of each Class of Debt being tested on the immediately preceding Payment Date, would have caused such test to be satisfied for the current Determination Date.

(ii)           Subject to available Interest Proceeds and Principal Proceeds, the principal amount of any Class of Debt subject to mandatory redemption on any Payment Date because the applicable Overcollateralization Test is not satisfied as of the related Determination Date will be the amount that, if it were applied to make payments on such Class of Debt in accordance with the Debt Payment Sequence on that Payment Date, would cause such test to be satisfied for the current Determination Date. These amounts will be determined by (a) calculating the amount of Interest Proceeds required for such payments in accordance with the Priority of Interest Payments assuming that any such amount would reduce the denominator of the Overcollateralization Ratio (but would not change the numerator); and (b) then calculating the amount of Principal Proceeds required for such payments in accordance with the Priority of Principal Payments (i) during the Reinvestment Period, assuming that such amount would reduce both the numerator and the denominator of the Overcollateralization Ratio and (ii) after the Reinvestment Period, assuming that (x) such amount would reduce both the numerator and the denominator of the Overcollateralization Ratio and (y) any Principal Proceeds that the Asset Manager has not designated for reinvestment have been applied in accordance with the Debt Payment Sequence. For this purpose, calculation of the required amount of (a) Interest Proceeds will give effect to any principal payments to be made on the Rated Debt pursuant to a more senior priority level of the Priority of Interest Payments on that Payment Date and (b) Principal Proceeds will give effect to (i) Interest Proceeds that will be used to make principal payments on the Rated Debt in accordance with the Priority of Payments on that Payment Date and (ii) Principal Proceeds to be applied pursuant to a more senior priority level of the Priority of Principal Payments on that Payment Date.

(h)            References in Section 11.1 to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)             Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Tests. For the purposes of calculating compliance with clause (ix) of the Eligibility Criteria, Defaulted Obligations shall not be considered to have a Standard & Poor’s Rating of “CCC+” or below. For purposes of determining the percentage of the Maximum Investment Amount of any component of the Eligibility Criteria, Defaulted Obligations will be treated as having a Principal Balance of zero.

(j)             Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in U.S. Dollars.

(k)            To the extent there is, in the reasonable determination of an Authorized Officer of the Collateral Administrator, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein (including with respect to Term SOFR or any other Benchmark), the Collateral Administrator shall request direction from the Asset Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Collateral Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(l)             For purposes of calculating compliance with the Portfolio Criteria, solely at the discretion of the Asset Manager, any Eligible Investment representing Principal Proceeds received upon the maturity, redemption, sale or other disposition of any Underlying Asset shall be deemed to have the characteristics of such Underlying Asset until reinvested in an additional Underlying Asset. Such calculations shall be based upon the principal amount of such Underlying Asset, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(m)            Any reference in this Indenture to an amount of the Collateral Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period and shall be based on the Maximum Investment Amount measured as of the last day of the Due Period relating to each Payment Date.

(n)            Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition, substitution or other transfer of Collateral may be in the form of a trade ticket, trade blotter, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” message, message via Markit Loan Settlement Custodial Services (Markit CIDD) or similar instrument or document or other written instruction (including by e-mail or other electronic communication or file transfer protocol) from the Asset Manager on which the Collateral Trustee and the Intermediary may rely.

(o)            References in this Indenture to the Issuer’s (or on its behalf, the Asset Manager’s) “purchase” or “acquisition” of Underlying Asset include references to the Issuer’s purchase, receipt by acquisition, receipt by contribution, making or origination of such Underlying Asset.

(p)            All calculations required to be made and all reports that are to be prepared pursuant to this Indenture with respect to the Collateral will be made, unless otherwise agreed to by the Asset Manager, on the basis that any events that occur after 5:00 p.m. (New York time) shall be considered to have occurred on the following day.

(q)            Unless otherwise expressly set forth herein, any notice period or other deliverable period set forth herein may be shortened if the Person delivering such notice or other deliverables and each of the recipients thereof (other than the Rating Agency) consent to such shorter period; provided, that if the Rating Agency is a recipient thereof, it shall receive such notice or deliverable subject to the applicable period set forth therein.

(r)            All calculations including those related to Maturity Amendments, sales of Underlying Assets, the Portfolio Criteria and any other tests and percentage limitations that would be measured cumulatively from the First Refinancing Date onward will be reset at zero on any future date of any Optional Redemption or Refinancing of the Rated Debt in whole.

(s)            [Reserved].

(t)             For purposes of calculating Term SOFR for the first Interest Accrual Period, all calculations shall be rounded to the nearest hundred thousandth.

(u)            In connection with all calculations required to be made pursuant to the definition of Effective Spread and the calculation of the Interest Coverage Ratio, only Cash distributions will be considered.

Section 1.3     Rules of Construction. (a) All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture.

(b)            The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

(c)            The term “including” shall mean “including without limitation.”

(d)            The word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction.

(e)            The definitions of terms in Section 1.1 are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

(f)            For the avoidance of doubt, any reference to the term “rating” shall not refer to the definition of “Standard & Poor’s Rating,” and the term “Standard & Poor’s Rating” (and the provisions thereof) shall only apply where such terms are expressly used.

(g)            When used with respect to payments on the Subordinated Notes, the term “principal amount” shall mean amounts distributable to Holders of Subordinated Notes from Principal Proceeds, and the term “interest” shall mean Interest Proceeds distributable to Holders of Subordinated Notes in accordance with the Priority of Payments.

(h)            Except as otherwise specified herein or as the context may otherwise require: (i) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated); and (iii) references to a Person are references to such Person’s successors and assigns (whether or not already so stated).

(i)            Any reference to “execute,” “executed,” “sign,” “signed,” “signature” or other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Trustee), except to the extent the Collateral Trustee requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

ARTICLE II

THE DEBT

Section 2.1      Forms Generally. The Notes and the Certificate of Authentication shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes.

The Issuer may assign one or more CUSIPs or similar identifying numbers to Notes for administrative convenience or in connection with complying with FATCA.

Section 2.2     Forms of Debt and Certificate of Authentication. (a) The form of the Debt, including the Certificate of Authentication, shall be as set forth in Exhibit A, as applicable.

(b)            Refinancing Notes offered and sold on the First Refinancing Date outside the United States to non-U.S. Persons in reliance on Regulation S that are also Qualified Purchasers will be issued in the form of Temporary Global Notes, and ERISA Restricted Notes in the form of Regulation S Global Notes, in each case duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided. On or after the 40th day after the later of the First Refinancing Date and the commencement of the offering of the Notes (the “Exchange Date”), interests in a Temporary Global Note of any Class will be exchangeable for interests in a Regulation S Global Note of the same Class upon certification that the beneficial interests in such Temporary Global Note are owned by Persons who are not U.S. Persons that are also Qualified Purchasers. Upon the exchange of a Temporary Global Note for a Regulation S Global Note, the Regulation S Global Note will be deposited with the Collateral Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the account of Euroclear and Clearstream.

(c)            Except as provided in clause (d), Debt offered and sold to Qualified Institutional Buyers in reliance on Rule 144A will be issued initially in the form of a Rule 144A Global Note, duly executed by the Issuer and authenticated by the Collateral Trustee as hereinafter provided. Debt sold to purchasers that are Accredited Investors (including Institutional Accredited Investors) that are also Qualified Purchasers will be represented by Definitive Notes.

(d)            Refinancing Notes will be represented by Global Notes. Subordinated Notes will be issued in the form of Definitive Notes, Rule 144A Global Notes and Regulation S Global Notes. Notwithstanding the foregoing:

(i)            No Benefit Plan Investor or Controlling Person (other than a Benefit Plan Investor or Controlling Person purchasing on the Closing Date and/or the First Refinancing Date, as applicable, who has provided a signed investor representation letter delivered to the Initial Purchaser in connection with such acquisition on the Closing Date and/or the First Refinancing Date, as applicable) may hold Subordinated Notes in the form of a Regulation S Global Note.

(ii)           No Benefit Plan Investor, Controlling Person or Accredited Investor (including an Institutional Accredited Investor) (other than a Benefit Plan Investor or Controlling Person purchasing on the Closing Date and/or the First Refinancing Date, as applicable, who has provided a signed investor representation letter delivered to the Initial Purchaser in connection with such acquisition on the Closing Date and/or the First Refinancing Date, as applicable) may hold Subordinated Notes in the form of a Rule 144A Global Note.

(e)            This Section 2.2(e) will apply only to Global Notes deposited with or on behalf of the Depository.

(i)            The Issuer shall execute and the Collateral Trustee shall, in accordance with this Section 2.2(e), authenticate and deliver initially one or more Global Notes per Class, as applicable, that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Collateral Trustee to such Depository or pursuant to such Depository’s instructions or held by the Collateral Trustee, as custodian for the Depository.

(ii)           The aggregate principal amount of the Global Notes of a Class may from time to time be increased or decreased by adjustments made on the records of the Collateral Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii)          Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee as the absolute owner of such Global Note for all purposes whatsoever (except to the extent otherwise provided herein). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Collateral Trustee, or any agent of the Issuer or the Collateral Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debt.

(f)            Except as provided in Section 2.2(e) and Section 2.10, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.3            Authorized Amount; Debt Interest Rate; Stated Maturity; Denominations. (a) Subject to the provisions set forth below, the aggregate principal amount of Debt that may be authenticated and delivered under this Indenture and incurred under the Class A-1-LR Credit Agreement is limited to $708,700,000, except for (i) Debt authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt pursuant to Section 2.5 or Section 2.6 of this Indenture, (ii) additional issuances and/or incurrences of Debt pursuant to Section 2.11, and (iii) any Replacement Debt issued under this Indenture and/or incurred under the Class A-1-LR Credit Agreement in connection with a Refinancing.

Such Debt will be divided into the Classes having designations, original principal amounts, Debt Interest Rates and Stated Maturities as follows:

	Original Principal Amount ($)	Debt Interest Rate[1,2,3]	Stated Maturity (Payment Date in)
Class A-1-LR Loans	$139,000,0006	Benchmark + 1.46%	July 2038
Class A-1-R Notes	$267,000,0006	Benchmark + 1.46%	July 2038
Class A-2-R Notes	$24,500,000	Benchmark + 1.70%	July 2038
Class B-R Notes	$45,500,000	Benchmark + 1.90%	July 2038
Subordinated Notes	$232,700,0005	N/A4	July 2038

1	If any Class of Re-Pricing Eligible Debt becomes subject to a Re-Pricing, the spread over the Benchmark (or, in the case of the Fixed Rate Debt (if any), the stated rate of interest) with respect to such Class will be the Re-Pricing Rate thereafter.

2	The initial Benchmark will be Term SOFR. Term SOFR will be determined as described in the definition of “Term SOFR;” provided that Term SOFR for the first Interest Accrual Period following the First Refinancing Date will be as set forth in the definition of the term “Term SOFR.” The Benchmark may be changed from Term SOFR to an Alternative Reference Rate, in accordance with this Indenture.

3	The Benchmark is subject to a minimum floor of 0%.

4	Interest payable on the Subordinated Notes on each Payment Date will consist solely of excess Interest Proceeds in accordance with the Priority of Payments.

5	On the First Refinancing Date, upon the issuance of the Additional Subordinated Notes, the Aggregate Outstanding Amount of the Subordinated Notes will be $232,700,000, consisting of U.S.$225,600,000 Existing Subordinated Notes and U.S.$7,100,000 Additional Subordinated Notes.

6	The outstanding principal amount of the Class A-1-R Notes will be U.S.$267,000,000 on the First Refinancing Date and may be increased to up to U.S.$406,000,000 in aggregate upon the exercise of the Conversion Option which shall effect the conversion of the Class A-1-LR Loans into the Class A-1-R Notes pursuant to the Indenture. At the election of a Class A-1-LR Lender, all or a portion of the outstanding principal amount of the Class A-1-LR Loans held by such Class A-1-LR Lender may be converted into Class A-1-R Notes, in which case the Aggregate Outstanding Amount of the Class A-1-R Notes will be increased by the amount of the Class A-1-LR Loans so converted and the outstanding principal amount of the Class A-1-LR Loans will be decreased accordingly.

(b)            Interest accrued with respect to each Class of Floating Rate Debt shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to each Class of Fixed Rate Debt will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)            The Debt (or any beneficial interest therein if a Global Note) shall be issuable only in Authorized Denominations.

Section 2.4     Execution, Authentication, Delivery and Dating. The Debt shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer on the Debt may be manual, electronic or facsimile.

Notes bearing the manual, electronic or facsimile signatures of individuals who were at any time of execution the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt or did not hold such offices at the date of issuance of such Debt.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Collateral Trustee or the Authenticating Agent for authentication, and the Collateral Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in connection with a transfer of Debt hereunder, be deemed to have been provided upon the delivery of an executed Note to the Collateral Trustee), shall authenticate and deliver such Debt as provided in this Indenture and not otherwise.

Each Debt authenticated and delivered by the Collateral Trustee or the Authenticating Agent upon Issuer Order on the First Refinancing Date shall be dated as of the First Refinancing Date. All Debt that is authenticated after the First Refinancing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Debt issued upon transfer, exchange or replacement of other Notes shall be issued in Authorized Denominations reflecting the original aggregate principal amount of the Debt so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Debt so transferred, exchanged or replaced. If any Debt is divided into more than one Note in accordance with this Article II, the original principal amount of such Debt shall be proportionately divided among the Debt delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt a Certificate of Authentication, substantially in the form provided for herein, executed by the Collateral Trustee or by the Authenticating Agent by the manual, electronic or facsimile signature of one of their authorized signatories, and such certificate upon any Debt shall be conclusive evidence, and the only evidence, that such Debt has been duly authenticated and delivered hereunder.

Section 2.5     Registration, Registration of Transfer and Exchange.

(a)            The Issuer shall cause to be kept the Note Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Debt and the registration of transfers of Debt. The Collateral Trustee is hereby initially appointed as agent of the Issuer to act as “Registrar” for the purpose of registering and recording in the Note Register or the Loan Register, as applicable, the Debt and transfers of such Debt as herein provided or as provided in the Class A-1-LR Credit Agreement. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Collateral Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Collateral Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Registrar, and the Collateral Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Collateral Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Debt and the principal amounts of such Debt. Upon request at any time the Registrar will provide to the Issuer, the Asset Manager or the Initial Purchaser a current list of Holders as reflected in the Note Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Debt at the office designated by the Collateral Trustee, the Surrendered Debt shall be cancelled and destroyed by the Collateral Trustee in accordance with its standard policy and the Issuer shall execute, and the Collateral Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denomination and of a like aggregate principal amount.

The Issuer or the Asset Manager, as applicable, shall notify the Collateral Trustee in writing of any Debt beneficially owned by or pledged to the Issuer or the Asset Manager or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge.

At the option of a Holder, Notes may be exchanged for Notes of like terms, in any Authorized Denominations and of like aggregate principal amount, upon surrender of the Debt to be exchanged at such office or agency, and in the case of Definitive Notes, at the office designated by the Collateral Trustee. Whenever any Debt is surrendered for exchange, the Issuer shall execute and the Collateral Trustee shall authenticate and deliver the Debt that the Holder making the exchange is entitled to receive.

All Debt issued and authenticated upon any registration of transfer or exchange of Debt shall be the valid obligations of the Issuer evidencing the same debt or rights to payment, and entitled to the same benefits under this Indenture, as the Debt surrendered upon such registration of transfer or exchange.

Any Debt and the rights to payments evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.5 only by the registration of such assignment and transfer of such Debt on the Note Register (and each Debt shall so expressly provide). Any assignment or transfer of all or part of Definitive Note shall be registered on the Note Register only upon presentment or surrender for registration of transfer or exchange of the Note duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Issuer duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for the registration of any transfer or exchange of Debt, but the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Debt.

(b)            The Issuer or the Collateral Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Debt during a period beginning at the opening of business 15 days before any selection of Debt to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Debt so selected for redemption.

(c)            No Note may be sold or transferred (including by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer or the pool of Collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

(d)            Upon final payment due on the Maturity of a Definitive Note, the Holder thereof shall present and surrender such Definitive Note at the office designated by the Collateral Trustee on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Collateral Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Definitive Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(e)            So long as a Global Note remains Outstanding, transfers of a Global Note, in whole or in part, shall only be made in accordance with Section 2.2, Section 2.4, this Section 2.5(e) and Section 2.12.

(i)            Subject to clauses (ii), (iii) and (iv) of this Section 2.5(e) transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)            Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note of the same Class, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)           instructions given in accordance with the Depository’s procedures from an Agent Member directing the Collateral Trustee, as Registrar, to cause to be credited a beneficial interest in a Regulation S Global Note of the same Class in an amount equal to the beneficial interest in such Rule 144A Global Note, in an Authorized Denomination, to be exchanged or transferred,

(B)            a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of an exchange or transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase, and

(C)            a Transfer Certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes including that the holder or the transferee, as applicable, is not a U.S. Person, and is obtaining such beneficial interest in a transaction pursuant to and in accordance with Regulation S, the Collateral Trustee, as Registrar, will confirm the instructions at the Depository to reduce the principal amount of the applicable Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note of the same Class by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iii)          Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note of the same Class, or to transfer its interest in such Regulation S Global Note for an interest in a Rule 144A Global Note of the same Class, such holder may, subject to the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Rule 144A Global Note. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)            instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Collateral Trustee, as Registrar, to cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, in an Authorized Denomination, to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and

(B)            a Transfer Certificate given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser, the Collateral Trustee, as Registrar, as the case may be, will confirm the instructions at the Depository to reduce the aggregate principal amount of the applicable Regulation S Global Note and to increase the aggregate principal amount of such Rule 144A Global Note by the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Collateral Trustee, as Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv)            Rule 144A Global Note or Regulation S Global Note to Definitive Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note wishes at any time to transfer its interest in such Debt to a Person that is required to take delivery thereof in the form of a Definitive Note of the same Class, as applicable, such holder may, or shall be subject to the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Definitive Notes of the same Class as described below. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)            instructions given in accordance with the Depository’s procedures from an Agent Member, or instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Collateral Trustee to deliver one or more such Definitive Notes, designating the registered name or names, address, payment instructions, the Class and the number and principal amounts of the Definitive Notes to be executed and delivered (the Class and the aggregate principal amounts of such Definitive Notes being equal to the aggregate principal amount of the Global Note to be transferred), in an Authorized Denomination,

(B)            a Transfer Certificate given by the transferee of such beneficial interest, and

(C)            if such transferee is an Institutional Accredited Investor, an opinion of counsel reasonably satisfactory to the Collateral Trustee that such transfer is being conducted pursuant to an exemption from registration under the Securities Act, the Collateral Trustee, as Registrar, will confirm the instructions at Euroclear, Clearstream or the Depository, as the case may be, to reduce the applicable Global Note by the aggregate principal amount of the beneficial interest in such Global Note to be transferred and the Collateral Trustee, as Registrar, shall record the transfer in the Note Register and shall notify the Issuer, who shall execute the Definitive Notes and the Collateral Trustee shall authenticate and deliver the Definitive Notes of the appropriate Class registered in the names specified in the Transfer Certificate in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Global Notes to be transferred) and an Authorized Denomination. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio and of no force and effect, and the Collateral Trustee shall not register any such purported transfer and shall not authenticate and deliver such Definitive Notes.

(v)          If a holder of a beneficial interest in Subordinated Notes represented by a Global Note wishes at any time to exchange such interest for an interest in one or more Definitive Notes, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in one or more such Definitive Notes as provided below. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)            instructions given in accordance with the Depository’s procedures from an Agent Member, or instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Collateral Trustee to deliver one or more Definitive Notes, and

(B)            written instructions from such holder designating the registered name or names, address, payment instructions, the Class and the number and principal amounts of the applicable Definitive Notes to be executed and delivered (the Class and the aggregate principal amounts of such Definitive Notes being the same as the beneficial interest in the Global Note to be exchanged), the Collateral Trustee, as Registrar, will confirm the instructions at Euroclear, Clearstream or the Depository, as the case may be, to reduce the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be exchanged, shall record the exchange in the Note Register and shall notify the Issuer who shall execute the Definitive Notes and the Collateral Trustee shall authenticate and deliver the Definitive Notes of the appropriate Class registered as specified in the instructions described in clause (B) above, in an Authorized Denomination. Any purported exchange in violation of the foregoing requirements shall be null and void ab initio and of no force and effect, and the Collateral Trustee shall not register any such purported exchange and shall not authenticate and deliver such Definitive Notes.

(vi)          Other Exchanges. In the event that a Global Note is sought to be exchanged for Definitive Notes pursuant to Section 2.5(e)(iv), such Debt may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above or in Section 2.5(f)(iii) as applicable, and as may be from time to time adopted by the Issuer and the Collateral Trustee.

(vii)         Restrictions on U.S. Transfers. Transfers of interests in Regulation S Global Notes to U.S. Persons shall be restricted. Transfers may only be made pursuant to the provisions of Section 2.5(e)(iii), (iv) or (v) and Section 2.12 from a Regulation S Global Note to a Rule 144A Global Note or a Definitive Note. Prior to the Exchange Date, Temporary Global Notes may not be transferred to Persons taking delivery of a Rule 144A Global Note (in the case of Rated Debt) or a Definitive Note.

(viii)        The Subordinated Notes may not be transferred.

(f)            So long as a Definitive Note remains outstanding, transfers and exchanges of a Definitive Note, in whole or in part, shall only be made in accordance with Section 2.2, Section 2.4, this Section 2.5(f) and Section 2.12.

(i)            Definitive Note to Global Note. If a holder of a beneficial interest in one or more Definitive Notes wishes (and is eligible) at any time to exchange its interest in such Definitive Note for an interest in a Global Note of the same Class, or to transfer its interest in such Definitive Note to a Person who wishes (and is eligible) to take delivery thereof in the form of an interest in a Global Note of the same Class, such holder may exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, of the same Class. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)            such Definitive Note properly endorsed for such transfer and written instructions from such holder directing the Collateral Trustee, as Registrar, to cause to be credited a beneficial interest in a Global Note of the same Class in an amount equal to the beneficial interest in the Definitive Note and in an Authorized Denomination, to be exchanged or transferred,

(B)            a written order containing information regarding the Euroclear, Clearstream or Depository account to be credited with such increase, and

(C)            a Transfer Certificate by the transferor of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, the Collateral Trustee, as Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and will confirm the instructions at Euroclear, Clearstream or the Depository, as the case may be, to increase the principal amount of the Rule 144A Global Note or Regulation S Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in such Global Note equal to the amount specified in the instructions received pursuant to clause (A) above.

(ii)            Definitive Notes to Definitive Notes. If a holder of a beneficial interest in a Definitive Note wishes at any time to transfer its interest in such Definitive Note to a Person who wishes to take delivery thereof in the form of one or more Definitive Notes of the same Class, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more such Definitive Notes of the same Class as provided below. Upon receipt by the Issuer and the Collateral Trustee, as Registrar, of:

(A)            such holder’s Definitive Note properly endorsed for assignment to the transferee,

(B)            a Transfer Certificate given by the transferee of such beneficial interest, and

(C)            if such transferee is an Institutional Accredited Investor, an opinion of counsel reasonably satisfactory to the Collateral Trustee that such transfer is being conducted pursuant to an exemption from registration under the Securities Act, the Collateral Trustee, as Registrar, shall cancel such Definitive Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and shall notify the Issuer, who shall execute one or more Definitive Notes and the Collateral Trustee shall authenticate and deliver Definitive Notes bearing the same designation as the Definitive Note of the appropriate Class endorsed for transfer, registered in the names specified in the Transfer Certificate, in principal amounts designated by the transferee (the Class and the aggregate of such amounts being the same as the beneficial interest in the Definitive Note surrendered by the transferor), and in an Authorized Denomination. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio and of no force and effect, and the Collateral Trustee shall not register any such purported transfer and shall not authenticate and deliver such Definitive Notes.

(iii)          Exchange of Definitive Notes. If a holder of a beneficial interest in one or more Definitive Notes wishes at any time to exchange such Definitive Notes for one or more such Definitive Notes in the same Class, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in the Definitive Notes of the same Class bearing the same designation as the Definitive Notes endorsed for exchange as provided below. Upon receipt by the Collateral Trustee, as Registrar, of:

(A)            such holder’s Definitive Notes properly endorsed for such exchange, and

(B)            written instructions from such holder designating the number and principal amounts of the applicable Definitive Notes to be issued (the Class and the aggregate principal amounts of such Definitive Notes being the same as the Definitive Notes surrendered for exchange), the Collateral Trustee, as Registrar, shall cancel such Definitive Notes in accordance with Section 2.9, record the exchange in the Note Register in accordance with Section 2.5(a) and shall notify the Issuer, who shall execute the Definitive Notes and the Collateral Trustee shall authenticate and deliver one or more Definitive Notes of the same Class bearing the same designation as the Definitive Notes endorsed for exchange, registered in the same names as the Definitive Notes surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in different principal amounts designated by such holder (the Class and the aggregate principal amounts being the same as the beneficial interest in the Definitive Notes surrendered by such holder), and in an Authorized Denomination.

(g)            If Debt is issued upon the transfer, exchange or replacement of Debt bearing the Applicable Legends, and if a request is made to remove such Applicable Legend on such Debt, the Debt so issued shall bear such legend, or such legend shall not be removed unless there is delivered to the Collateral Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Issuer to the effect that neither such Applicable Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Section 4(a)(2) of the Securities Act or Regulation S, as applicable, or the Investment Company Act. Upon provision of such satisfactory evidence, the Collateral Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear such legend.

(h)            Each purchaser (including transferees and each beneficial owner of an account on whose behalf Debt is being purchased) (each, a “Purchaser”) of a beneficial interest in a Global Note or of a Definitive Note will be deemed to have made each of the representations and agreements set forth in Annex I hereto applicable to it. Each Purchaser of a Definitive Note will also be required to make such representations in writing either on the First Refinancing Date or in the applicable Transfer Certificate upon the purchase of such Definitive Note, as applicable.

(i)            Any purported transfer of Debt not in accordance with this Section 2.5 shall be null and void ab initio and of no force or effect and shall not be given effect for any purpose hereunder.

(j)            Notwithstanding anything contained herein to the contrary, neither the Collateral Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depository, ERISA, the Code or the Investment Company Act; provided that if a certificate is specifically required by the express terms of this Section 2.5 to be delivered to the Collateral Trustee or the Registrar as a result of a purchase or transfer of Debt, the Collateral Trustee or the Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate thereby substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(k)            A Purchaser or transferee of interests in any Debt in the form of interests in a Definitive Note after the First Refinancing Date (including by way of a transfer of an interest in a Global Note to a transferee acquiring Definitive Notes), will not have such purchase or transfer be recorded or otherwise recognized unless such purchaser or transferor provided the Issuer and the Collateral Trustee with a Transfer Certificate.

(l)            With respect to ERISA Restricted Notes that are Global Notes, unless otherwise specified in a signed investor representation letter delivered to the Initial Purchaser in connection with an acquisition on the Closing Date and/or the First Refinancing Date, as applicable, the Purchaser or transferee is not, and is not acting on behalf of or with any assets of, and for so long as it holds such ERISA Restricted Notes or interest therein, will not be and will not be acting on behalf of, a Benefit Plan Investor and is not a Controlling Person. With respect to ERISA Restricted Notes that are Definitive Notes, each Purchaser or transferee of such ERISA Restricted Notes will be required in a signed representation letter or Transfer Certificate, respectively, to represent and warrant whether or not, for so long as it holds such ERISA Restricted Notes or interest therein, it is, or is acting on behalf of or with any assets of, a Benefit Plan Investor and whether or not it is a Controlling Person. Any Purchaser or transferee that is a Benefit Plan Investor or a plan that is subject to Similar Law will be required or deemed to represent and warrant that its acquisition, holding and disposition of Debt will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law. With respect to ERISA Restricted Notes, the Purchaser or transferee is not, and for so long as it holds such ERISA Restricted Note or interest therein will not be, subject to any federal, state, local or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of an investor in such ERISA Restricted Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Asset Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to any Similar Law. Each holder of an ERISA Restricted Note understands that if any ERISA-related representation becomes untrue or there is any change in the holder’s status as a Benefit Plan Investor or Controlling Person, the holder shall immediately notify the Issuer and the Collateral Trustee.

(m)           Each prospective purchaser or transferee of Debt that is a Benefit Plan Investor will be deemed to have represented by its investment in the Debt that (a) none of the Transaction Parties has provided any investment recommendation or investment advice to the Benefit Plan Investor, or any fiduciary or other person investing on behalf of the Benefit Plan Investor or who otherwise has discretion or control over the investment and management of “plan assets” (a “Plan Fiduciary”), on which either the Benefit Plan Investor or Plan Fiduciary has relied in connection with the decision to invest in the Debt and (b) the Plan Fiduciary is exercising its own independent judgement in evaluating the transaction.

Section 2.6     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to a Transfer Agent, or (ii) there shall be delivered to the Issuer, the Collateral Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Debt, and there is delivered to the Issuer, the Collateral Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Issuer, the Collateral Trustee or such Transfer Agent that such Debt has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Request (which Issuer Request shall be deemed to have been provided upon the delivery of an executed Note to the Collateral Trustee), the Collateral Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same tenor and principal amount, and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Collateral Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Collateral Trustee and the Transfer Agent in connection therewith.

In case any such destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Debt without requiring surrender thereof.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Collateral Trustee or a Transfer Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7     Payment of Principal, Interest and Other Distributions; Principal and Interest Rights Preserved. (a) The Rated Debt shall accrue interest during each Interest Accrual Period at the applicable Debt Interest Rate on the Aggregate Outstanding Amount thereof. Interest on the Rated Debt shall be due and payable in arrears on each Payment Date immediately following the related Interest Accrual Period in accordance with the Priority of Payments; provided, however, that payments of interest on each Class will be subordinated on each Payment Date to payments of interest on each Higher Ranking Class in accordance with the Priority of Payments.

Subordinated Notes will receive distributions of Interest Proceeds on each Payment Date in accordance with the Priority of Interest Payments, which amounts, if available to be paid on such Payment Date, will be due and payable on such Payment Date. Any payment of Interest Proceeds to the Subordinated Notes that is not available to be paid on a Payment Date in accordance with the Priority of Payments shall not be payable on such Payment Date or any date and shall not be considered “due and payable” for purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default).

(b)            The principal of the Rated Debt matures at par and shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Debt becomes due and payable at an earlier date by declaration of acceleration, Redemption, Refinancing or otherwise; provided, that (1) unless otherwise provided herein, the payment of principal on any Class of Debt (x) may only occur after each Higher Ranking Class is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of principal due and payable on each Higher Ranking Class and other amounts, in each case, in accordance with the Priority of Payments; and (2) any payment of principal that is not paid on any Class of Debt in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for purposes of Section 5.1(b) until the Stated Maturity (or, if earlier, the Payment Date on which such funds are available for such payments in accordance with the Priority of Payments).

Principal Proceeds will be due and payable on the Subordinated Notes on the Stated Maturity in accordance with the Priority of Payments. Any payment of Principal Proceeds to the Subordinated Notes that is not paid, in accordance with the Priority of Payments, on any Payment Date prior to the Stated Maturity, shall not be considered “due and payable” for purposes of Section 5.1(b) until the Stated Maturity.

(c)            As a condition to the payment of principal of and interest on any Debt, the Issuer shall require certification acceptable to each of them (including, without limitation, the delivery of a properly completed and executed Internal Revenue Service Form W-9 (or applicable successor form) in the case of a Person that is a U.S. Tax Person or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) to enable the Issuer, the Collateral Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Debt under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

Should any Holder fail for any reason to obtain and provide the Issuer and the Collateral Trustee with accurate or complete information or documentation described in the paragraph above or to the extent necessary or helpful (in the sole determination of the Issuer or the Collateral Trustee or their agents, as applicable) to achieve compliance with FATCA, or to update or correct such information or documentation, the Issuer shall have the right to withhold on interest payments, principal and any other amounts payable in respect of the Debt.

(d)            Payments due on any Payment Date on the Debt shall be payable by wire transfer in immediately available funds (i) to the Holder (which in the case of Global Notes, will be DTC) so long as wiring instructions have been provided to the Collateral Trustee and (ii) to the Loan Agent for distribution to the Class A-1-LR Lenders pursuant to the Class A-1-LR Credit Agreement. If appropriate instructions for any such wire transfer are not received by the related Regular Record Date, then such payment shall be made by check drawn on a U.S. bank. In the case of a check, such check shall be mailed to the Person entitled thereto at the address that appears in the Note Register, or in the case of the Class A-1-LR Loans, the Loan Register, and, in the case of a wire transfer, such wire transfer shall be sent in accordance with written instructions provided by such Person. Upon final payment due on the Maturity of Debt represented by a Definitive Note, the Holder thereof shall present and surrender such Debt at the office designated by the Collateral Trustee upon payment at or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Collateral Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. In the case where any final payment of principal, interest or other payments is to be made on any Debt (other than at the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Collateral Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than three days prior to the date on which such payment is to be made, provide notice to Holders of Definitive Notes of the date on which such payment will be made and the place where such Debt may be presented and surrendered for such payment.

(e)            Subject to the provisions of Section 2.7(a) and (b), the Holders of Debt as of the Regular Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Corporate Trust Office of the Collateral Trustee or at the office of any Paying Agent shall be held for payment as herein provided by the Collateral Trustee for the benefit of such Holder.

(f)            Payments on any Debt that is payable, and are punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name such Debt (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment. Payments of principal to Holders of the Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Debt of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Debt of such Class on such Record Date. Payments on the Class A-1-LR Loans shall be made by the Collateral Trustee or the applicable Paying Agent to the Loan Agent for disbursement in accordance with the Class A-1-LR Credit Agreement; provided that, so long as the same entity is acting as both the Collateral Trustee and the Loan Agent, all requirements for payments required to be made by the Loan Agent hereunder shall be deemed satisfied if such payments are remitted by the Collateral Trustee.

(g)            Subject to Section 2.7(a), following any Payment Date giving rise to any Defaulted Interest with respect to the Debt, the Collateral Trustee shall make payment of such Defaulted Interest and any accrued and unpaid interest thereon on such date that is not more than three Business Days after sufficient funds are available therefor in the Collection Account (a “Special Payment Date”). The special record date (a “Special Record Date”) for the payment of such Defaulted Interest shall be three Business Days prior to the Special Payment Date as fixed by the Collateral Trustee. The Collateral Trustee shall notify the Issuer and the applicable Holders of such Special Payment Date and the Special Record Date at least two Business Days prior to the Special Payment Date. Defaulted Interest shall be paid on such Special Payment Date pro rata based on the Aggregate Outstanding Amount to the Holders of the applicable Notes as of the close of business on such Special Record Date in accordance with the priorities set forth in the Priority of Interest Payments.

Notwithstanding the foregoing, payment of any Defaulted Interest may be made in any other lawful manner in accordance with the priorities set forth in the Priority of Interest Payments if notice of such payment is given by the Collateral Trustee to the Issuer and the Holders of the Debt entitled to receive such Defaulted Interest, and such manner of payment shall be deemed practicable by the Collateral Trustee.

(h)            All reductions in the principal amount of any Debt (or one or more predecessor Notes) effected by payments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Debt and of any Debt issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt.

(i)            Notwithstanding any other provision of this Indenture, the obligations under this Indenture and the Debt are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the terms of this Indenture. Once the Collateral has been realized and applied in accordance with the Priority of Payments or otherwise as required hereunder, any outstanding obligations of and any claims against, the Issuer under the Debt, this Indenture shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Debt or this Indenture against any officer, director, employee, administrator, partner, shareholder, member, manager or incorporator of the Issuer or any successors or assigns thereof for any amounts payable under the Debt or this Indenture. It is understood that the foregoing provisions of this clause (i) shall not (x) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or secured by this Indenture, until such Collateral has been realized and proceeds distributed in accordance with the Priority of Payments, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this clause (i) shall not limit the right of any Person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Debt or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

(j)            Subject to the foregoing provisions of this Section 2.7, each Debt delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest, principal and other payments that were carried by such other Note.

(k)            Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Rated Debt and payments on the Subordinated Notes, if any Debt has become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Rated Debt and payments on such Subordinated Notes shall be made in accordance with Section 5.7.

(l)            Subject to Article V and Section 13.1, on each Payment Date, available Interest Proceeds and Principal Proceeds shall be paid to Holders of the Subordinated Notes in accordance with the Priority of Payments.

Section 2.8     Persons Deemed Owners. The Issuer, the Collateral Trustee and any agent of the Issuer, or the Collateral Trustee may treat the Person in whose name any Debt is registered in the Note Register on the applicable Record Date as the owner of such Debt for the purpose of receiving payments of principal, interest or other payments on such Debt and on any other date for all other purposes whatsoever (whether or not such Debt is overdue), and none of the Issuer or the Collateral Trustee, or any agent of the Issuer or the Collateral Trustee shall be affected by notice to the contrary.

Section 2.9     Cancellation. (a) All Debt delivered for cancellation or surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person (including the Issuer) other than the Collateral Trustee, be delivered to the Collateral Trustee and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Debt cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All Repurchased Debt and Surrendered Debt submitted to the Issuer for delivery to the Collateral Trustee or directly to the Collateral Trustee for cancellation will be promptly cancelled by the Collateral Trustee. All cancelled Notes held by the Collateral Trustee shall be destroyed or held by the Collateral Trustee in accordance with its standard policy unless the Issuer shall direct by an Issuer Order prior to cancellation that they be returned to the Issuer.

(b)            Any Repurchased Debt (including beneficial interests in Global Notes) delivered to the Collateral Trustee for cancellation and any Surrendered Debt (including beneficial interests in Global Notes) surrendered to the Collateral Trustee for cancellation will be promptly cancelled by the Collateral Trustee; provided, that such Debt will be deemed to be Outstanding to the extent provided in clause (b) of the definition of “Outstanding.”

Section 2.10   Global Notes; Temporary Notes. (a) Subject to Section 2.5(e), a Global Note deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a Clearing Agency and a successor depository is not appointed by the Issuer within 90 days of such notice.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the Collateral Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Collateral Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate original principal amount of the Debt, as applicable, of Authorized Denominations. Any portion of a Rule 144A Global Note or a Regulation S Global Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in Authorized Denominations.

(c)            Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debt.

(d)            Upon receipt of notice from the Depository of the occurrence of either of the events specified in Section 2.10(a), the Issuer shall use its commercially reasonable efforts to make arrangements with the Depository for the exchange of interests in the Global Notes for individual Definitive Notes and cause the requested individual Definitive Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by or on behalf of the Collateral Trustee for delivery to Holders.

Pending the preparation of certificates for such Class of Debt, pursuant to this Section 2.10, the Issuer may execute, and upon Issuer Order the Collateral Trustee shall authenticate and deliver, temporary certificates for such Class of Debt, that are printed, photocopied or otherwise reproduced, in any Authorized Denomination, substantially of the tenor of the definitive certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such temporary certificates may determine, as conclusively evidenced by their execution of such certificates.

If temporary certificates for a Class of Debt are issued, the Issuer shall cause such Debt to be prepared without unreasonable delay. The definitive certificates shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive certificates. After the preparation of definitive certificates, the temporary certificates shall be exchangeable for definitive certificates upon surrender of the temporary certificates at the office designated by the Collateral Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary certificates, the Issuer shall execute, and the Collateral Trustee shall authenticate and deliver, in exchange therefor the same aggregate original principal amount of definitive certificates of Authorized Denominations. Until so exchanged, the temporary certificates shall in all respects be entitled to the same benefits under this Indenture as definitive certificates.

Persons exchanging interests in a Global Note for individual Definitive Notes shall be required to provide to the Collateral Trustee, through the Depository, (i) written instructions and other information required by the Issuer and the Collateral Trustee to complete, execute and deliver such individual Definitive Notes, (ii) in the case of an exchange of an interest in a Rule 144A Global Note, such certification as to QIB/QP status (or with respect to transferees of the Subordinated Notes only, (i) IAI/QP status or (ii) AI/QP status, as applicable) as the Issuer and the Collateral Trustee shall require and (iii) in the case of an exchange of an interest in a Regulation S Global Note, such certification as the Issuer shall require. In all cases, individual Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any Authorized Denominations, requested by the Depository.

Neither the Collateral Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the Depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the owners in whose names such Definitive Notes shall be registered or as to delivery instructions for such Definitive Notes.

Section 2.11         Additional Issuances or Incurrences of Debt. (a) At any time during the Reinvestment Period (or, in the case of an issuance solely of additional Subordinated Notes or additional Junior Mezzanine Notes, at any time), pursuant to a supplemental indenture in accordance with Article VIII and subject to Section 3.3, the Asset Manager, in its sole discretion, may direct the Issuer to issue or incur (x) additional debt under this Indenture or, in the case of the Class A-1-LR Loans, incurred pursuant to the Class A-1-LR Credit Agreement, of each existing Class (on a pro rata basis across all Classes of Debt (based on the Aggregate Outstanding Amount of each Class of Debt immediately prior to such issuance or incurrence)) and/or (y) additional Subordinated Notes and/or new Junior Mezzanine Notes (such additional notes described in clauses (x) and (y), collectively, “Additional Debt”) and (I) use the net proceeds to acquire Underlying Assets, (II) in the case of an additional issuance of Subordinated Notes, apply all or a portion of the net proceeds from such additional issuance to any Permitted Use (as directed by the Asset Manager) or (III) for any other purpose permitted hereunder; provided that with respect to any issuance or incurrence of Additional Debt the following conditions are met:

(i)           (x) unless only additional Subordinated Notes or additional Junior Mezzanine Notes are being issued, Rating Agency Confirmation has been received in respect of such additional issuance and (y) if only additional Subordinated Notes or additional Junior Mezzanine Notes are being issued, the Rating Agency has been notified of such additional issuance;

(ii)          such issuance or incurrence is approved by the Asset Manager, a Majority of the Subordinated Notes (except for an additional issuance of Subordinated Notes to the Retention Holder) and, so long as any Class A-1-R Debt is Outstanding, a Majority of the Class A-1-R Debt;

(iii)         in the case of any Rated Debt, such issuance or incurrence does not exceed 100% of the original issue amount of each applicable Class of Rated Debt;

(iv)         except for an issuance of new Junior Mezzanine Notes, the terms of the Additional Debt issued or incurred are identical to the respective terms of previously issued or incurred Debt of each applicable Class except for the terms related to the issuance price, the date of issuance or incurrence, interest rate in the case of Rated Debt, date on which interest begins to accrue and the first Payment Date for such Additional Debt; provided, that the interest rate on such Additional Debt may not exceed the Debt Interest Rate on the corresponding, existing Class of Debt;

(v)          except for an additional issuance of Subordinated Notes to the Retention Holder, an Opinion of Counsel must be delivered to the Collateral Trustee to the effect that (A) any additional Class A-1-LR Loans, Class A-1-R Notes, Class A-2-R Notes or Class B-R Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion described above will not be required with respect to any additional Debt that bears a different securities identifier from the Debt of the same Class that is Outstanding at the time of the additional issuance or incurrence, as applicable; (B) such additional issuance will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code), and (C) such additional issuance will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(vi)          the expenses in connection with such additional issuance or incurrence have been paid out of the gross proceeds of such issuance or, if not so paid, shall be adequately provided for as Administrative Expenses;

(vii)        except for an additional issuance of Subordinated Notes to the Retention Holder, each Holder of a Class of previously issued Debt of which Additional Debt is a part is given at least 30 days prior notice of the issuance or incurrence, as applicable, and has been offered an opportunity to purchase Additional Debt such that its proportional ownership of such Class prior to the additional issuance or incurrence is maintained following the additional issuance or incurrence;

(viii)       the proceeds of the issuance and/or incurrence of any Additional Debt (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds;

(ix)         such additional issuance or incurrence will be accomplished in a manner that allows the Issuer to accurately provide (or cause to be provided) any tax information relating to original issue discount required under this Indenture to be provided to the Holders of the Debt (including the Additional Debt);

(x)           any additional Subordinated Notes shall be issued only to the Retention Holder; and

(xi)          the Overcollateralization Ratio with respect to each Class of Debt is not reduced after giving effect to such issuance.

(b)            At any time the Issuer may, at the direction or with the written consent of the Asset Manager, issue or incur Additional Debt of one or more new classes that will be subordinate in right of payment of principal and interest to all existing Classes of Debt other than the Subordinated Notes (an “Additional Equity Issuance”), pursuant to a supplemental indenture in accordance with Article VIII and apply the net proceeds from such additional issuance or incurrence, as applicable, to any Permitted Use (as directed by the Asset Manager, unless designated as Interest Proceeds pursuant to the definition thereof); provided that (i) the Issuer shall issue an authentication order for the Additional Debt; (ii) if such class is rated by the Rating Agency, such rating has been assigned; (iii) the expenses in connection with such additional issuance or incurrence, as applicable, have been paid or adequately provided for as Administrative Expenses; (iv) require each Additional Equity Issuance to yield net proceeds to the Issuer in an amount not less than $1,000,000 (unless the proceeds will be used to acquire Workout Loans or Restructured Loans); and (v) each Holder of Subordinated Notes is given at least 30 days prior notice of the issuance or incurrence, as applicable, and offered an opportunity to purchase Additional Debt such that its proportional ownership of such Additional Debt is no less than its proportional interest of Subordinated Notes prior to the additional issuance or incurrence, as applicable. The proceeds of each Additional Equity Issuance shall be treated as Interest Proceeds and/or Principal Proceeds at the reasonable discretion of the Asset Manager (on behalf of the Issuer) and may be used to cure the failure to satisfy any Coverage Tests, acquire additional Underlying Assets and Eligible Investments, enter into Hedge Agreements and pay expenses related to such issuance.

(c)            For the avoidance of doubt, the Issuer may, at any time pursuant to a supplemental indenture in accordance with Article VIII, issue Replacement Debt in the form of Additional Debt in connection with a Refinancing for the Class or Classes being refinanced.

(d)            At any time, pursuant to a supplemental indenture in accordance with Article VIII, the Issuer may, at the direction or with the consent of the Asset Manager issue a subordinated funding note to receive payments that would otherwise be payable as the Subordinated Asset Management Fee and/or the Incentive Asset Management Fee.

(e)            Any Additional Debt issued or incurred pursuant to Section 2.11(a) or (b) that constitutes Notes shall be subject to the terms of this Indenture as if such Debt had been issued on the date hereof. In connection with the issuance of any Additional Debt of an existing Class, the Issuer shall, to the extent required by the rules thereof, provide any stock exchange then listing such Class with a listing circular or an offering memorandum supplement relating to such Additional Debt.

(f)            Notice and execution copies of the supplemental indenture related to each issuance or incurrence, as applicable, of Additional Debt will be provided as required under Article VIII and to the extent Rating Agency Confirmation is required under clause (a) above, the Collateral Trustee will provide notice to Holders that the Rating Agency Confirmation has been received (which may be by forwarding the letter or press release issued by the Rating Agency).

Section 2.12          Tax Treatment; Tax Certifications. (a) Each Holder (including, for purposes of this Section 2.12, any beneficial owner of Debt) will treat (1) the Issuer and the Rated Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Final Offering Memorandum and (2) the Subordinated Notes as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b)            Each Holder will timely furnish the Issuer or its agents any tax forms or certifications (such as, in the case of the Rated Debt only, an applicable IRS Form W-8 (together with appropriate attachments), IRS Form W-9, or any successors to such IRS forms) that the Issuer or its agents reasonably request in order to (A) make payments to it without, or at a reduced rate of withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) satisfy reporting and other obligations under the Code and Treasury regulations or under any other applicable law, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. Each Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back up withholding upon payments to such Holder, or to the Issuer. Amounts withheld pursuant to applicable tax laws by the Issuer or its agents will be treated as having been paid to such Holder by the Issuer.

(c)            [Reserved].

(d)            Each Holder of Rated Debt, if it is not a United States person for U.S. federal income tax purposes: (a) is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the Issuer (or its sole owner; or for so long as the Subordinated Notes are owned by a single person, the beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the Issuer (or its sole owner; or for so long as the Subordinated Notes are owned by a single person, the beneficial owner of the Subordinated Notes) within the meaning of Section 881(c)(3)(C) of the Code; (b) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (c) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Debt.

(e)            Each Holder of Debt will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Debt or the Holder of such Debt or beneficial interest therein. In addition, each Holder of Debt will acknowledge that the Issuer has the right under the Indenture to withhold on any Holder or any beneficial owner of an interest in Debt that fails to comply with FATCA.

(f)            Each Holder of Rated Debt represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns Subordinated Notes.

(g)           The failure to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or, with respect to the Debt other than the Subordinated Notes and the Transfer-Restricted Debt, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) or otherwise qualify for full exemption from withholding tax imposed by the United States in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Debt, including U.S. federal withholding or back-up withholding.

(h)           Each Holder of the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein) will be required to represent and warrant that it is a “United States person” as defined in Section 7701(a)(30) of the Code and will be required to provide the Issuer and the Collateral Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form). If any Holder of such Debt (and any interest therein) fails to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Debt shall be void ab initio.

(i)             The Subordinated Notes and any other Class of Debt (including any Rated Debt held by an affiliate of the Issuer) issued or reissued (or treated as reissued) without an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Asset Manager, to the effect that such Class of Debt will be treated as indebtedness for U.S. federal income tax purposes (such other Class of Debt, the “Transfer-Restricted Debt”) may be issued, sold or transferred only if the following conditions are met: (1) after the issuance, sale or transfer, the number of beneficial owners of the Subordinated Notes, any Transfer-Restricted Debt and any interests in the Issuer that could reasonably be classified as equity interests of the Issuer will not exceed 90 partners as determined under Treasury Regulations Section 1.7704-1(h), as determined by the Issuer (the “Ninety-Partner Limitation”), and (2) if such transferee is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 40% of the value of any beneficial owner’s interest in the transferee will be attributable to such transferee’s equity interests in the Issuer, and a principal purpose of the use of such transferee is not to enable the beneficial owners of the Issuer to satisfy the Ninety-Partner Limitation. No transfer or sale of Transfer-Restricted Debt shall be made on an “established securities market” within the meaning of Treasury Regulations Section 1.7704-1(b) or in an offering required to be registered under the Securities Act of 1933. No Holder of any Transfer-Restricted Debt (or any interest therein) will participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer’s assets, or the results of the Issuer’s operations) or the Transfer-Restricted Debt. Any transfers in violation of the foregoing will be void ab initio. The Issuer shall notify the Collateral Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Debt after the First Refinancing Date. To the extent any Class of Debt is held by an affiliate of the Issuer at any time, such Debt will be considered Transfer-Restricted Debt, unless there is the receipt by the Registrar on the date of transfer of such Debt by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Debt will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

(j)            Each Holder of the Transfer-Restricted Debt (or any interest therein) acknowledges and agrees that any transfer of the Transfer-Restricted Debt (or any interest therein) that would violate any of the preceding paragraphs or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the preceding four paragraphs or by this paragraph.

(k)            Each Holder of the Transfer-Restricted Debt will be deemed to have agreed to provide (i) any transferee of its Transfer-Restricted Debt a certification that it is a “United States person” as defined in Section 7701(a)(30) of the Code in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer or the Collateral Trustee to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. It agrees that the Issuer or the Collateral Trustee may provide such information and any other information concerning its investment in the Transfer-Restricted Debt to the IRS.

(l)             Each Holder of the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein) will indemnify the Issuer, the Collateral Trustee, and their respective agents from any and all damages, costs and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such Holder to comply with its obligations under this Indenture. The indemnification will continue with respect to any period during which the Holder held the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein), notwithstanding the Holder ceasing to be a Holder of the Subordinated Notes and the Transfer-Restricted Debt.

(m)           Each Holder of a Subordinated Note or Transfer-Restricted Note understands that no transfer of a Subordinated Note or Transfer-Restricted Note will be effective unless and until the Issuer and the Collateral Trustee have received a fully executed Daisy Chain Letter.

(n)           Each Holder will provide notice to each Person to whom it proposes to transfer any interest in the Debt of the transfer restrictions and representations set forth in this Indenture, including the Exhibits referenced herein and, in the case of the Transfer-Restricted Debt, the Daisy Chain Letter.

(o)           [Reserved].

(p)            The Holder understands and acknowledges that it may not transfer all or any portion of its Debt unless: (i) the transferee agrees to be bound by the restrictions and conditions set forth in this Indenture and in such Debt and (ii) such transfer does not violate this Indenture or such Debt.

(q)            Each Holder of Subordinated Notes agrees that it will own all Subordinated Notes and Transfer-Restricted Debt and will take no action to cause the Issuer to be treated as other than a disregarded entity for federal income tax purposes. No transfer of the Subordinated Notes will be permitted unless the Issuer, Collateral Trustee and Holder receive Tax Advice that the transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to tax on a net or entity level basis (including any tax liability under Section 1446 of the Code). If such Tax Advice is received, all transfers of the Subordinated Notes are subject to the same obligations as pertain to transfers of the Transfer-Restricted Debt indicated in the prior paragraphs.

Section 2.13          No Gross Up. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Debt as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.14          Non-Permitted Holders; Compulsory Sale. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Global Note or Definitive Note to a Non-Permitted Holder shall be null and void ab initio and of no force and effect and any such purported transfer of which the Issuer or the Collateral Trustee shall have notice shall be disregarded by the Issuer and the Collateral Trustee for all purposes.

(b)           If any Non-Permitted Holder becomes the beneficial owner of any Global Note or Definitive Note, the Issuer shall, promptly after becoming aware that such Person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder that is otherwise authorized to be a Holder of such Debt within 30 days or, in the case of a Person who is a Non-Permitted Holder for ERISA-related reasons, 10 days of the date of such notice. If such Non-Permitted Holder fails to transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Debt or interest in such Debt to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Asset Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Debt, and selling such Debt to the highest such bidder; provided, however, that the Issuer or the Asset Manager may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of each Debt, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Debt, agrees to cooperate with the Issuer, the Asset Manager and the Collateral Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Asset Manager or the Collateral Trustee shall be liable to any Person having an interest in the Debt sold as a result of any such sale or the exercise of such discretion.

Section 2.15          Conversion of Class A-1-LR Loans.

(a)            At the option of a Holder of a Class A-1-LR Loan (a “Converting Lender”), on any Business Day (such Business Day, the “Conversion Date”) all or a portion of any Class A-1-LR Loan held by such Converting Lender may be converted into Class A-1-R Notes upon delivery to the Issuer, the Collateral Trustee, the Loan Agent, the Asset Manager and the Rating Agency of a notice substantially in the form set forth in the Class A-1-LR Credit Agreement; provided that each such conversion be in a minimum amount of $250,000 and provided further that, if the applicable Class A-1-LR Loan to be converted has been assigned since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such applicable Class A-1-LR Loan, the First Refinancing Date or other date of incurrence, as applicable) pursuant to the terms of the Class A-1-LR Credit Agreement, then the Conversion Date will only occur on a Payment Date (after the payment, in accordance with the Class A-1-LR Credit Agreement, of any interest accrued on the portion of the applicable Class A-1-LR Loan that has been so converted). The Conversion Date will be no earlier than the fifth Business Day following the date such notice is delivered (or such earlier date as may be reasonably agreed to by the Converting Lender, the Loan Agent, the Asset Manager and the Collateral Trustee) and may not be between a Record Date and a Payment Date. On the Conversion Date, the Aggregate Outstanding Amount of the applicable Class A-1-R Notes will be increased by the Aggregate Outstanding Amount of the applicable Class A-1-LR Loan so converted and the applicable Class A-1-LR Loan so converted will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under this Indenture and the applicable Class A-1-LR Credit Agreement. Any Class A-1-R Notes issued upon such conversion from Class A-1-LR Loans into Class A-1-R Notes that are not fungible for U.S. federal income tax purposes with the outstanding Class A-1-R Notes will be identified with separate CUSIP numbers. Notwithstanding anything to contrary, Class A-1-R Notes may not be converted into Class A-1-LR Loans at any time.

(b)           If the Conversion Date is on a day other than a Payment Date, interest accrued on the applicable Class A-1-LR Loan so converted since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Class A-1-LR Loan, the First Refinancing Date or other date of incurrence, as applicable) will, as of the Conversion Date, be deemed instead to have accrued on the applicable Class A-1-R Notes for such time period and accrued interest on the applicable Class A-1-LR Loan will no longer be due and owing. If the Conversion Date is on a Payment Date, interest accrued on the applicable Class A-1-LR Loan since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Class A-1-LR Loan, the First Refinancing Date or other date of incurrence, as applicable) will be paid to the applicable Class A-1-LR Lenders on the related Conversion Date. Following the Conversion Date, the applicable Class A-1-R Notes will accrue interest at the Debt Interest Rate applicable to the applicable Class A-1-R Notes, as set forth in this Indenture.

(c)            Each Class A-1-LR Lender may elect, in its sole discretion, to exercise the Conversion Option concurrently with an assignment of all or a portion of its Class A-1-LR Loan (an “Assignment/Conversion”) such that the effective date of such assignment occurs on the related Conversion Date and the assignee receives Class A-1-R Notes in lieu of becoming a lender under the applicable Class A-1-LR Credit Agreement by way of assignment. Any assignment made in connection with an Assignment/Conversion will meet both the requirements for an assignment and for conversion as set forth in the Class A-1-LR Credit Agreement. Any Class A-1-LR Lender electing to make an Assignment/Conversion will deliver to the Collateral Trustee, the Loan Agent, the Asset Manager and the Issuer at least five Business Days prior to the Conversion Date, (x) an executed assignment and assumption agreement, (y) a completed notice substantially in the form set forth in the Class A-1-LR Credit Agreement, and (z) the assignment fee required to be paid pursuant to the Class A-1-LR Credit Agreement.

(d)           The assignee of such Class A-1-LR Loan will deliver to the Collateral Trustee, the Loan Agent, the Asset Manager and the Issuer at least five Business Days prior to the Conversion Date a transferee representation letter substantially in the form of Exhibit J attached hereto executed by each Class A-1-LR Lender and upon receipt by the Loan Agent on or prior to the Conversion Date of and in the case of a conversion to Class A-1-R Notes in the form of interests in a Global Note, a written order containing information regarding the Euroclear, Clearstream or Depository account to be credited with such increase, the Loan Agent shall cause such converted Class A-1-LR Loans to be cancelled pursuant to the Class A-1-LR Credit Agreement and shall direct the Collateral Trustee to record the conversion in the Note Register and the Loan Register in accordance with the Class A-1-LR Credit Agreement and (x) in the case of a conversion to Class A-1-R Notes in the form of interests in a Global Note, the Collateral Trustee shall approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of each applicable Person specified in such instructions a beneficial interest in the Class A-1-R Note, in each case, equal to the principal amount of the Class A-1-LR Loans converted and (y) in the case of a conversion to Class A-1-R Notes in the form of a Definitive Note, the Issuer shall issue and the Collateral Trustee shall authenticate and deliver Class A-1-R Notes in the form of a Definitive Note. Notwithstanding anything in this paragraph to the contrary, if an Assignment/Conversion occurs on the First Refinancing Date, the required documents described in this paragraph will be delivered on the First Refinancing Date.

(e)           The Class A-1-LR Lenders are permitted to elect to remove the Conversion Option related to the Class A-1-LR Loans at the direction (substantially in the form of Exhibit K hereto) of 100% of the Class A-1-LR Lenders; provided that no Class of Debt except for the Class A-1-LR Lenders will have the right to object or be required to consent to the removal of the conversion option and any amendment removing the applicable Conversion Option will be deemed to not be related to this Indenture and to solely affect the applicable Class A-1-LR Lenders and will not be subject to the provisions of this Indenture; provided further that upon the removal of the Conversion Option, any provision of this Indenture related to right, will be deemed amended in connection with such amendment of the Class A-1-LR Credit Agreement and have no further force or effect for the purposes of the Class A-1-LR Credit Agreement or this Indenture.

ARTICLE III

CONDITIONS PRECEDENT; CERTAIN PROVISIONS
RELATING TO COLLATERAL

Section 3.1            General Provisions. The Notes to be issued on the First Refinancing Date may be executed by the Issuer and delivered to the Collateral Trustee for authentication and thereupon the same shall be authenticated and delivered by the Collateral Trustee, and the Class A-1-LR Loans shall be incurred, upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Collateral Trustee of the following:

(a)            an Officer’s Certificate of the Issuer: (A) evidencing the authorization by the Issuer of the execution and delivery of the Transaction Documents to which it is a party, and the execution, authentication and delivery of the Notes and the incurrence of the Class A-1-LR Loans, and specifying the principal amount of each Class of Debt to be authenticated and delivered; and (B) certifying that (1) the attached copy of the Resolution of the Issuer is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the First Refinancing Date and (3) the Officers authorized to execute and deliver such documents hold the positions and have the signatures indicated thereon; and

(b)           either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Collateral Trustee that the Collateral Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance or incurrence of the Debt; or (B) an Opinion of Counsel of the Issuer to the Collateral Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance or incurrence of the Debt, except as may have been given for the purposes of the foregoing;

(c)           opinions of Hogan Lovells Cadwalader US LLP, U.S. counsel to the Issuer, dated the First Refinancing Date;

(d)           opinions of Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, dated the First Refinancing Date;

(e)            an opinion of Latham & Watkins LLP, counsel to the Asset Manager, dated the First Refinancing Date;

(f)            an opinion of Nixon Peabody LLP, counsel to the Collateral Trustee, dated the First Refinancing Date;

(g)           an Officer’s Certificate stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes and the incurrence of the Class A-1-LR Loans will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, its Organizational Documents, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Debt have been complied with;

(h)           evidence that ratings were assigned by the Rating Agency no lower than the following:

Class of Debt	Rating by S&P
Class A-1-LR Loans	“AAA (sf)”
Class A-1-R Notes	“AAA (sf)”
Class A-2-R Notes	“AAA (sf)”
Class B-R Notes	“AA (sf)”

(i)            an executed copy of the Asset Management Agreement, the Retention of Net Economic Interest Letter, the Organizational Documents and the Collateral Administration Agreement and such other documents as the Collateral Trustee may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Collateral Trustee to require such other documents.

Section 3.2           Security for the Debt. Debt to be issued and/or incurred on the First Refinancing Date may be executed by the Issuer and delivered to the Collateral Trustee for authentication, and thereupon the same shall be authenticated by the Collateral Trustee and delivered as directed by the Issuer upon Issuer Order upon receipt by the Collateral Trustee of the following:

(a)            Grant of Underlying Assets. The Grant pursuant to the Granting Clause of this Indenture of all of the Issuer’s right, title and interest in and to the Underlying Assets pledged to the Collateral Trustee on the Closing Date and confirmed and pledged to the Collateral Trustee on the First Refinancing Date shall be effective, and Delivery of such Underlying Assets (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.4 (Delivery of Underlying Assets and Eligible Investments) shall have been effected.

(b)            Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the First Refinancing Date, to the effect that, in the case of each Underlying Asset pledged to the Collateral Trustee on the Closing Date and confirmed and pledged to the Collateral Trustee on the First Refinancing Date and immediately prior to the delivery thereof on the First Refinancing Date:

(i)            the Issuer is the owner of such Underlying Asset free and clear of any liens, claims or encumbrances of any nature whatsoever except for those Granted pursuant to or permitted by this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Underlying Asset prior to the first payment date and owed by the Issuer to the seller of such Underlying Asset;

(ii)           the Issuer has acquired its ownership in such Underlying Asset in good faith without notice of any adverse claim as defined in Article 8 of the UCC, except as described in clause (i) above;

(iii)          the Issuer has not assigned, pledged or otherwise encumbered any interest in such Underlying Asset (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to or permitted by this Indenture;

(iv)          the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Underlying Asset to the Collateral Trustee;

(v)           as of the date of the Issuer’s commitment to purchase such Underlying Asset, it satisfied the requirements of the definition of “Underlying Asset”;

(vi)         such Underlying Asset has been Delivered to the Collateral Trustee as required by Section 3.2(a); and

(vii)        upon Grant by the Issuer, the Collateral Trustee has a first priority perfected security interest in such Underlying Asset (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of Collateral takes the actions required of it for perfection of that interest).

(c)            Issuer Order for Deposits to the Pledged Accounts. The Issuer shall have delivered to the Collateral Trustee an Issuer Order specifying the amount of proceeds of (x) the issuance of the Refinancing Notes and the Additional Subordinated Notes and (y) the incurrence of the Class A-1-LR Loans to be deposited in the Pledged Accounts specified therein and the use of such funds on the First Refinancing Date.

(d)            Issuer’s Requests. A request from the Issuer directing the Collateral Trustee to authenticate the Notes in the amounts set forth therein.

Section 3.3            Additional Debt – General Provisions. Additional Debt of any Class which is issued or incurred after the First Refinancing Date pursuant to Section 2.11(a) may be executed by the Issuer and delivered to the Collateral Trustee for authentication, and thereupon the same shall be authenticated by the Collateral Trustee and delivered as directed by the Issuer upon Issuer Order, upon compliance with clauses (a), (b) and (e) of Section 3.2 (with all references therein to the First Refinancing Date being deemed to be the date of any such issuance) and upon receipt by the Collateral Trustee of the following:

(a)            an Officer’s Certificate of the Issuer (A) evidencing the authorization by Resolution of the Issuer of the execution, authentication and delivery of the Additional Debt and specifying the principal amount of each such Debt to be authenticated and delivered; and (B) certifying that (1) the attached copy of the Resolution of the Issuer is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(b)           (i)           either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Collateral Trustee that the Collateral Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Additional Debt, or (B) an Opinion of Counsel of the Issuer to the Collateral Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Debt except as may have been given for the purposes of the foregoing;

(ii)           opinions of counsel to the Issuer (other than with respect to the security interest granted herein) substantially in the form delivered on the First Refinancing Date; and

(iii)          an opinion of Delaware counsel to the Issuer, substantially in the form delivered on the First Refinancing Date;

(c)            an Officer’s Certificate stating that the Issuer is not in Default under this Indenture and that the issuance of the Additional Debt will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, its Organizational Documents, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Additional Debt have been complied with; and

(d)            evidence that Rating Agency Confirmation has been obtained in connection with such Additional Debt if required by Section 2.11.

Section 3.4            Delivery of Underlying Assets and Eligible Investments. (a) Subject to the limited right to remove or transfer Pledged Obligations set forth in Section 7.7(b) and to substitute Pledged Obligations as set forth in Section 12.4, the Collateral Trustee (or the Intermediary on its behalf) shall hold all Pledged Obligations (other than any “general intangibles” within the meaning of the applicable Uniform Commercial Code and any instruments evidencing debt underlying a Participation) purchased in accordance with this Indenture in the relevant Pledged Account established and maintained pursuant to Article X, as to which in each case the Collateral Trustee shall have entered into an Account Agreement, providing, inter alia, that the establishment and maintenance of such Pledged Account will be governed by the laws of the State of New York or another jurisdiction satisfactory to the Issuer and the Collateral Trustee.

(b)            Each time that the Issuer, or the Asset Manager on behalf of the Issuer, shall direct or cause the acquisition of any Underlying Asset, Equity Security, Restructured Loan, Workout Loan or Eligible Investment, the Issuer or the Asset Manager on behalf of the Issuer shall, if such Underlying Asset, Equity Security, Restructured Loan, Workout Loan or Eligible Investment has not already been transferred to the relevant Pledged Account, cause such Underlying Asset, Equity Security, Restructured Loan, Workout Loan or Eligible Investment to be Delivered. The security interest of the Collateral Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Trustee, be released. The security interest of the Collateral Trustee shall nevertheless come into existence and continue in such Underlying Asset, Equity Security, Restructured Loan, Workout Loan or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Underlying Asset, Equity Security, Restructured Loan, Workout Loan or Eligible Investment.

(c)           The Issuer hereby authorizes the filing of any financing statements, continuation statements or amendments to financing statements, in any jurisdictions and with any filing offices as are necessary or advisable to perfect the security interest granted to the Collateral Trustee in connection herewith. Such financing statements may describe the Collateral, in the same manner as described in this Indenture in connection herewith or may contain an indication or description of collateral that describes such property in any other manner to ensure the perfection of the security interest in the Collateral, granted to the Collateral Trustee in connection herewith, including, describing such property as “all assets” whether now owned or hereafter acquired, wherever located, and all proceeds thereof.

Section 3.5           [Reserved].

Section 3.6           Representations Regarding Collateral.

The Issuer represents and warrants as of the First Refinancing Date (which representations and warranties shall (except as otherwise provided) survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Delivered as if made at and as of that time and may be waived only with Rating Agency Confirmation from S&P) that:

(a)            This Indenture creates valid and continuing security interests (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances and is enforceable as such as against creditors of and purchasers from the Issuer, except as otherwise permitted under this Indenture and the Class A-1-LR Credit Agreement.

(b)           The Issuer owns the Collateral free and clear of any lien, claim or encumbrance of any Person, other than the security interests created or permitted under this Indenture.

(c)            The Issuer has received all consents and approvals required by the terms of any item of Collateral to the transfer to the Collateral Trustee of its interest and rights in the Collateral hereunder.

(d)            All Collateral other than the Pledged Accounts has been credited to one or more Pledged Accounts (other than (i) any “general intangibles” within the meaning of the applicable Uniform Commercial Code and (ii) any instruments evidencing debt underlying a Participation).

(e)            The Intermediary for each Pledged Account has agreed to treat all assets credited to each Pledged Account as “financial assets” within the meaning of the applicable Uniform Commercial Code.

(f)            The Issuer has taken all steps necessary to cause the Intermediary to identify in its records the Collateral Trustee as the entitlement holder of each of the Pledged Accounts. The Pledged Accounts are not in the name of any person other than the Issuer or the Collateral Trustee. The Issuer has not consented for the Intermediary of any Pledged Account to comply with entitlement orders of any person other than the Collateral Trustee.

(g)            None of the promissory notes that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Collateral Trustee.

(h)            The Issuer caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Collateral Trustee hereunder.

(i)             Other than as expressly permitted under this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer other than any financing statement relating to the security interest granted to the Collateral Trustee under this Indenture (or any such financing statement was terminated on or before the Closing Date). The Issuer is not aware of any judgment, tax lien filing or Pension Benefit Guaranty Corporation lien filing against the Issuer.

(j)            The Issuer will provide notice to S&P of any breach of any of the representations under this Section 3.6.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1            Satisfaction and Discharge of Indenture. (a) This Indenture shall cease to be of further effect with respect to the Debt except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest and/or payments thereon, as provided herein, (iv) the rights and immunities of the Collateral Trustee hereunder, (v) the rights, obligations and immunities of the Asset Manager hereunder and under the Asset Management Agreement, (vi) the rights and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, (vii) the rights and immunities of the Loan Agent hereunder and the under the Class A-1-LR Credit Agreement and (viii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Collateral Trustee and payable to all or any of them, and the Collateral Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, without limitation, notice of such satisfaction and discharge to the Holders), when:

(i)

(A)          all amounts due and payable with respect to the Debt hereunder have been paid in accordance herewith or defeased or, after the Rated Notes are redeemed (or, in the case of the Class A-1-LR Loans, prepaid) or retired in full, as otherwise consented to by a Majority of the Subordinated Notes in connection with an Optional Redemption;

(B)          the Issuer has delivered to the Collateral Trustee a certificate stating that (A) there is no Collateral that remains subject to the lien of this Indenture unless, after the Rated Notes are redeemed (or, in the case of the Class A-1-LR Loans, prepaid) in full, a Majority of the Subordinated Notes either (1) has entered into an agreement with a financial institution to transfer the remaining Collateral to a custodial account for the benefit of the Subordinated Notes or (2) has directed the Collateral Trustee to take such other actions with respect to the remaining Collateral and to release the lien of this Indenture on such remaining Collateral, (B) all Hedge Agreements have been terminated; and (C) all funds on deposit in the Pledged Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Collateral Trustee for such purpose; or

(C)          the Issuer certifies to the Collateral Trustee (and the Loan Agent, as applicable) that it has not entered into any agreements after the First Refinancing Date unless such agreements included a provision limiting recourse in respect of its obligations thereunder to the Collateral and providing in substance that upon exhaustion of the Collateral and application of the proceeds thereof pursuant to this Indenture, any remaining financial obligations of the Issuer will be extinguished, and the Collateral Trustee certifies to the Issuer that:

(1)            all Underlying Assets, Equity Securities, Eligible Investments and all other Collateral (other than the Asset Management Agreement, the Collateral Administration Agreement, any Account Agreement, the Limited Liability Company Agreement and the Retention of Net Economic Interest Letter) (1) have matured, (2) have been sold, assigned, terminated or otherwise disposed of or (3) have otherwise been converted into Cash;

(2)            all Cash that constitutes Collateral or the proceeds of Collateral has been distributed pursuant to this Indenture (except for Cash placed in a reserve account to cover Dissolution Expenses); and

(3)            no assets (other than Excluded Property) are on deposit in or to the credit of any Pledged Account; and

(ii)            the Issuer has delivered to the Collateral Trustee and the Loan Agent Officers’ Certificates, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)            In connection with any certifications by the Issuer as described above, the Collateral Trustee shall, upon request, provide to the Issuer in writing (i) with the assistance of the Asset Manager, a list of all Collateral (if any) in the possession of the Collateral Trustee (or a statement that no Collateral is in its possession), (ii) the Balance (if any) in each Pledged Account (or a statement that there are no such balances) and (iii) a list of the nature and type of any expenses (and the amount thereof, if known) for which the Issuer is liable and of which the Collateral Trustee is aware and has actual knowledge.

(c)            Upon the discharge of this Indenture, the Collateral Trustee shall provide such certifications to the Issuer as may be based upon information reasonably available to the Collateral Trustee and as is reasonably required by the Issuer in order for the liquidation of the Issuer to be completed.

(d)            Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Collateral Trustee, the Loan Agent and, if applicable, the Holders, as the case may be, under Sections 2.5, 2.6, 2.7, 4.1(b), 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.4, 6.6, 6.7, 7.1 and 7.5, and Article XI, Article XIII and Article XIV shall survive the satisfaction and discharge of this Indenture.

Section 4.2            Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Collateral Trustee) under the provisions of this Indenture shall, upon demand of the Issuer or the Collateral Trustee, be paid to the Collateral Trustee to be held and applied pursuant to this Indenture, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

REMEDIES

Section 5.1            Events of Default. “Event of Default” means any of the following events:

(a)            a default in the payment of any interest on any Class A-1-R Notes, Class A-1-LR Loans, Class A-2-R Notes or any Class B-R Notes or, if no Class A-1-R Notes, Class A-1-LR Loans, Class A-2-R Notes or Class B-R Notes are Outstanding, any interest on any Rated Debt of the Controlling Class when the same becomes due and payable, which default continues for a period of five or more Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Trustee, the Loan Agent, any Paying Agent or the Registrar, such default continues for a period of seven or more Business Days after the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission);

(b)            a default in the payment of principal of any Rated Debt, when the same becomes due and payable, at its Stated Maturity or on any Redemption Date (or in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Trustee, the Loan Agent, any Paying Agent or the Registrar, only to the extent that such default continues for seven or more Business Days after the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission);

(c)            the failure of the Event of Default Par Ratio to be at least 102.5% on any Measurement Date;

(d)           any of the Issuer or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act (and such status continues for 45 days);

(e)            a default in the performance, or breach, of any other covenant, representation, warranty or other agreement of the Issuer under this Indenture or the Class A-1-LR Credit Agreement (it being understood that a failure of any Portfolio Criteria, Collateral Quality Test or Coverage Test shall not be a default or breach) or in any certificate or writing delivered by the Issuer pursuant to this Indenture, the Class A-1-LR Credit Agreement or any representation or warranty of the Issuer made in this Indenture, the Class A-1-LR Credit Agreement or in any certificate or writing delivered by the Issuer pursuant hereto fails to be correct in any respect when made, which default, breach or failure has a material adverse effect on the Holders of the Debt and continues for a period of 30 or more days after notice thereof shall have been given to the Issuer and the Asset Manager by the Collateral Trustee or to the Collateral Trustee (who shall forward it to the Issuer and the Asset Manager) by the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(f)             the failure on any Payment Date to disburse amounts in the Payment Account in excess of $100,000 in accordance with the Priority of Payments, which default continues for a period of seven or more Business Days;

(g)            the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or an involuntary case or Proceeding shall be commenced against the Issuer seeking any of the foregoing and such case or Proceeding shall continue in effect for a period of 60 consecutive days; or

(h)            the institution by the Issuer of Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it or the passing of a resolution for it to be voluntarily wound up, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.

If at any time the sum of (i) Eligible Investments, and (ii) amounts reasonably expected to be received by the Issuer in Cash during the current Due Period (as certified by the Asset Manager in its reasonable judgment) is less than the Dissolution Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to obtain annual opinions under Section 7.8 or accountants reports under Section 10.5 and Section 10.7, and failure to obtain such opinions or reports shall not constitute a Default or Event of Default under clause (e).

Upon the occurrence of or receipt of written notice or actual knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Collateral Trustee, (iii) the Loan Agent and (iv) the Asset Manager shall notify each other in writing, which may be by facsimile or electronic mail, and the Collateral Trustee on behalf of the Issuer shall promptly notify any Hedge Counterparty, the Holders, each Paying Agent, the Depository and the Rating Agency in writing.

Section 5.2            Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(g) or Section 5.1(h)), (i) the Collateral Trustee, with the consent of a Majority of the Controlling Class, by written notice to the Issuer, or (ii) a Majority of the Controlling Class, by written notice to the Issuer, the Asset Manager and the Collateral Trustee (and the Collateral Trustee shall in turn forward such notice to the Holders of all Debt then Outstanding), may declare the principal of all the Debt to be immediately due and payable, and upon any such declaration, such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and the Reinvestment Period will terminate. If an Event of Default specified in Section 5.1(g) or Section 5.1(h) occurs, all unpaid principal, together with any accrued and unpaid interest thereon, of all the Debt, and other amounts payable hereunder, shall automatically become due and payable, without any declaration or other act on the part of the Collateral Trustee or any Holder of Debt.

(b)            At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Collateral Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Issuer and the Collateral Trustee and S&P, may rescind and annul such declaration and its consequences if:

(i)           The Issuer has paid or deposited with the Collateral Trustee a sum sufficient to pay, and shall pay:

(A)          all overdue installments of interest on and principal of the Rated Debt then due (other than amounts due solely as a result of such acceleration);

(B)           to the extent that payment of such interest is lawful, interest on any Defaulted Interest at the applicable Debt Interest Rates;

(C)           all unpaid taxes and Administrative Expenses and sums paid or advanced by the Collateral Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee and its agents and counsel; and

(ii)          the Collateral Trustee has determined that all Events of Default, other than the nonpayment of the interest on or principal of Debt that has become due solely by such acceleration, have been cured and a Majority of the Controlling Class by written notice to the Collateral Trustee has agreed with such determination or has waived such Event of Default as provided in Section 5.14.

The Debt may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)            Notwithstanding anything in this Section 5.2 to the contrary, the Debt will not be subject to acceleration by a Majority of the Controlling Class solely as a result of the failure to pay any amount due on the Debt that is not the then Highest Ranking Class.

Section 5.3            Collection of Indebtedness and Suits for Enforcement by Collateral Trustee. If an Event of Default has occurred and is continuing and the Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity of the Debt, the Collateral Trustee may in its discretion after written notice to the Holders of the Debt, and shall upon written direction of a Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Holders of the Debt by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Collateral Trustee shall deem most effective (if no direction by a Majority of the Controlling Class is received by the Collateral Trustee) or as the Collateral Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Trustee by this Indenture or by law. Unless the Stated Maturity has occurred, this Section 5.3 shall be subject to Section 5.5.

If there are any pending Proceedings relative to the Issuer or any other obligor upon the Debt under the Bankruptcy Code, the bankruptcy or insolvency laws of the State of Delaware or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or Collateral Trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or the creditors or property of the Issuer or such other obligor, the Collateral Trustee, regardless of whether the principal of any Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Collateral Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)           to file and prove a claim or claims for the whole amount of principal, interest or payments owing and unpaid in respect of each of the Debt and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for reasonable compensation to the Collateral Trustee and each predecessor Collateral Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee) and of the Holders of the Debt allowed in any Proceedings relative to the Issuer or other obligor upon the Debt or to the creditors or property of the Issuer or such other obligor;

(b)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Debt in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c)            to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Debt and of the Collateral Trustee on their behalf; and any Collateral Trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Debt to make payments to the Collateral Trustee, and, in the event that the Collateral Trustee shall consent to the making of payments directly to the Holders of the Debt, to pay to the Collateral Trustee such amounts as shall be sufficient to provide reasonable compensation to the Collateral Trustee, each predecessor Collateral Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee, except as a result of its negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Collateral Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt or the rights of any Holder thereof or to authorize the Collateral Trustee to vote in respect of the claim of any Holder in any such Proceeding except to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Collateral Trustee on behalf of the Holders of the Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Collateral Trustee shall be a party), the Collateral Trustee shall be held to represent all the Holders of the Debt.

Section 5.4            Remedies. (a) Subject to Section 5.5, if an Event of Default shall have occurred and be continuing, and the Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Collateral Trustee may (and shall, subject to Section 5.13, upon direction by a Majority of the Controlling Class), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)            institute Proceedings for the collection of all amounts then payable on the Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii)           sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)           to the extent not inconsistent with clauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Collateral Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Collateral Trustee is entitled to obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Proceeds and other amounts receivable with respect to the Collateral, to make the required payments of principal and interest on any Class of Debt, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)            If an Event of Default as described in Section 5.1(e) shall have occurred and be continuing the Collateral Trustee may, and at the request of the Holders of not less than 25% of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(e), and enforce any equitable decree or order arising from such Proceeding.

(c)            Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, deliver to the Collateral Trustee any of the Debt in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on such Debt so delivered (taking into account the Class of such Debt and the Priority of Payments). With respect to any Debt, if the amounts payable on such Debt shall be less than the amount due thereon, such Debt shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment of such amount.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Collateral Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not have any obligation with respect to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Collateral Trustee and the Secured Parties, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)           Notwithstanding any other provision of this Indenture, none of (i) the Collateral Trustee, in its own capacity, or on behalf of any Holder of Debt, (ii) the Holders of the Debt and each holder of a beneficial interest therein, (iii) the Asset Manager or (iv) any other Secured Parties or third party beneficiaries of this Indenture, may, prior to the date which is one year (or, if longer, the applicable preference period) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Collateral Trustee or the Asset Manager (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Trustee, the Asset Manager or their respective Affiliates, as applicable, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(e)            In the event one or more Holders or beneficial owners of Debt cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described in Section 5.4(d) above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Collateral (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Rated Debt that does not seek to cause any such filing, with such subordination being effective until the Rated Debt held by each Holder or beneficial owners of any Rated Debt that does not seek to cause any such filing are paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Collateral Trustee shall be entitled to rely upon an Issuer Order from the Issuer with respect to the payment of amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(e).

Section 5.5            Optional Preservation of Collateral. (a) Notwithstanding Section 5.4, if an Event of Default shall have occurred and be continuing, the Collateral Trustee shall not liquidate or sell the Collateral (provided, however, that the Issuer may continue to sell assets to the extent provided in Sections 12.1(b), (c), (d), (e), (f) and (g)), and the Collateral Trustee shall collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts hereunder in accordance with the provisions of Article X, Article XI, Article XII and Article XIII unless the Debt has been accelerated and either:

(i)           the Collateral Trustee determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the expenses of such sale or liquidation) would be sufficient to pay in full the sum of (A) the principal and accrued interest with respect to all the Outstanding Rated Debt, and (B)(1) all Administrative Expenses and (2) all other items senior in right of payment under the Priority of Liquidation Payments to distributions on the Subordinated Notes and a Majority of the Controlling Class agrees with such determination; or

(ii)          each of (A) a Majority of the Controlling Class and (B) a Majority of each other Class of Rated Debt for which the Overcollateralization Ratio with respect to such Class is greater than 100.00% as of the most recent Measurement Date on or prior to the date of the direction, voting separately, direct the sale or liquidation of the Collateral.

(b)            Regardless of whether the conditions set forth in Section 5.5(a)(i) or (ii) have been satisfied, (i) the Asset Manager may direct the Collateral Trustee to (and the Collateral Trustee shall) complete the acquisition of assets that are the subject of a binding commitment entered into by the Issuer prior to such Event of Default (including a commitment with respect to which the principal amount has not yet been allocated) and to accept any Offer or tender offer made to all holders of any Underlying Asset at a price equal to or greater than its par amount plus accrued interest, and (ii) the Issuer shall continue to hold funds on deposit in the Variable Funding Account to the extent required to meet the Issuer’s obligations with respect to the Variable Funding Reserve Amount on any Revolving Credit Facility or Delayed-Draw Loan. The Collateral Trustee shall give written notice of its determination to liquidate or sell the Collateral to S&P and to the Issuer. So long as such Event of Default is continuing, any such determination may be made at any time when the conditions specified in clause (i) or (ii) exist.

(c)            If either of the conditions set forth in Section 5.5(a) are satisfied, the Collateral Trustee shall sell the Collateral in accordance with Section 5.17. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to sell the Collateral if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to preserve the Collateral if prohibited by applicable law or if the Collateral Trustee is directed to liquidate the Collateral pursuant to Section 5.5(a)(ii).

(d)            In determining whether the condition specified in Section 5.5(a)(i) is satisfied, the Collateral Trustee, in consultation with the Asset Manager, shall obtain bid prices with respect to each Pledged Obligation from at least two nationally recognized dealers as specified by the Asset Manager in writing, that at the time makes a market in such Pledged Obligation (or if there is only one such dealer or market maker, or failing that, bidder, then the Collateral Trustee shall obtain a bid price from that dealer, market maker or bidder, or if there are no nationally recognized dealers, then the Collateral Trustee shall obtain quotes from a pricing source) and shall compute (in consultation with the Asset Manager) the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Pledged Obligation. In addition, in determining issues relating to whether the condition specified in Section 5.5(a)(i) is satisfied, the Collateral Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

(e)            The Collateral Trustee shall make the determinations required by Section 5.5(a)(i) only at the request of a Majority of the Controlling Class at any time during which the Collateral Trustee retains the Collateral pursuant to Section 5.5(a) and the obligation to make any such determination will be subject to Section 6.3(c). In the case of each calculation made by the Collateral Trustee pursuant to Section 5.5(a)(i), the Collateral Trustee shall obtain a report (an “Accountants’ Report”) of an Independent certified public accountant of national reputation re-computing the computations of the Collateral Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of any of the Debt have given any direction or notice pursuant to Section 5.5(a), a Holder of any Class of Debt that is also a Holder of any other Class of Debt shall be counted as a Holder of each such Class of Debt for all purposes. The Collateral Trustee shall promptly deliver to the Holders of the Debt a report stating the results of any determination made pursuant to Section 5.5(a)(i), which, for the avoidance of doubt, shall not include a copy of the Accountants’ Report.

Section 5.6            Collateral Trustee May Enforce Claims Without Possession of Debt. All rights of action and claims under this Indenture or the Debt may be prosecuted and enforced by the Collateral Trustee without the possession of any of the Debt or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Collateral Trustee shall be brought in its own name as Collateral Trustee of an express trust, and any recovery or judgment, subject to the payment of the reasonable expenses, disbursements in compensation of the Collateral Trustee, each predecessor Collateral Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.7.

Section 5.7            Application of Money Collected. (a) If any Event of Default has occurred and acceleration has not occurred, payments will be made on each Payment Date in accordance with the Priority of Interest Payments and Priority of Principal Payments.

(b)            Upon receipt of a direction to liquidate pursuant to this Article V, the Collateral Trustee shall suspend all payments pursuant to this Indenture until the Liquidation Payment Date. The application of any money collected by the Collateral Trustee (net of expenses incurred in connection with such sale, including reasonable fees and expenses of its attorneys and agents) pursuant to this Article V and any funds that may then be held or thereafter received by the Collateral Trustee shall be applied on the Liquidation Payment Date, in accordance with the Priority of Liquidation Payments.

(c)            If any Event of Default has occurred and has not been cured or waived and acceleration has occurred, but the Collateral Trustee has not received a direction to liquidate pursuant to this Article V, payments will be made on each Payment Date in accordance with the Priority of Liquidation Payments.

Section 5.8            Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, the Class A-1-LR Credit Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder or the Class A-1-LR Credit Agreement, unless:

(a)           such Holder has previously given written notice to the Collateral Trustee of a continuing Event of Default;

(b)           except as otherwise provided in Section 5.9, the Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Collateral Trustee to institute Proceedings in respect of such Event of Default in its own name as the Collateral Trustee hereunder;

(c)           such Holder or Holders have offered to the Collateral Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Collateral Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)            no direction inconsistent with such written request has been given to the Collateral Trustee during such 30-day period by a Majority of the Rated Debt of each Class (voting separately);

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Debt of the same Class, subject to and in accordance with the Priority of Payments. In addition, any action taken by any one or more Holders of the Debt shall be subject to the restrictions of Section 5.4(d).

If direction from less than a Majority of the Rated Debt of any Class is required under this Section 5.8 and the Collateral Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Rated Debt of such Class, each representing less than a Majority of the Rated Debt of such Class, the Collateral Trustee shall take the action requested by the Holders of the largest percentage in Aggregate Outstanding Amount of the Rated Debt of such Class, notwithstanding any other provisions of this Indenture.

Section 5.9            Unconditional Rights of Holders to Receive Principal and Interest. (a) Notwithstanding any provision in this Indenture other than Section 2.7(h) and Section 2.7(i), the Holder of each Class of Rated Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Debt as such principal and interest becomes due and payable hereunder, in accordance with the Priority of Payments, and subject to the provisions of Section 5.4(d) and Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b)           Holders of the Debt of a Lower Ranking Class shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Higher Ranking Class remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder. For so long as any Higher Ranking Class is Outstanding, no Lower Ranking Class shall be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on such Class in accordance with the Priority of Payments.

Section 5.10          Restoration of Rights and Remedies. If the Collateral Trustee or any Holder of the Debt has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Trustee or to such Holder of the Debt, then and in every such case the Issuer, the Collateral Trustee and the Holder of the Debt shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Trustee and the Holders of the Debt shall continue as though no such Proceeding had been instituted.

Section 5.11          Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Trustee or to the Holders of the Debt is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12          Delay or Omission Not Waiver. No delay or omission of the Collateral Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy conferred by this Article V or by law to the Collateral Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Trustee or by the Holders, as the case may be.

Section 5.13          Control by Holders. A Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee or exercising any trust, right, remedy or power conferred on the Collateral Trustee; provided, that:

(a)            such direction shall not be in conflict with any rule of law or with this Indenture;

(b)            the Collateral Trustee may take any other action deemed proper by it that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, it need not take any action that it determines might involve it in liability;

(c)            the Collateral Trustee shall have been provided with indemnity satisfactory to it; and

(d)           any direction to the Collateral Trustee to undertake a sale of the Collateral shall be by the Holders of the Debt secured thereby representing the percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 or Section 5.5, as applicable.

Section 5.14          Waiver of Past Defaults. (a) Prior to the time a judgment or decree for payment of the money due has been obtained by the Collateral Trustee as provided in this Article V, a Majority of the Controlling Class by notice to the Collateral Trustee may on behalf of the Holders of all the Debt waives any Default or Event of Default and its consequences, except a Default or Event of Default: (i) constituting a default under Section 5.1(a) or Section 5.1(b), which can be waived solely by 100% of the Holders of each affected Class; or (ii) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the consent of each Holder of each Class of Debt materially adversely affected thereby.

In the case of any such waiver, the Issuer, the Collateral Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Collateral Trustee shall promptly give notice of any such waiver to the Asset Manager and to the Rating Agency.

Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto except in accordance with clause (b) below.

(b)            Any waiver pursuant to Section 5.14(a) above shall only apply to past Defaults or Events of Default unless the Holders providing such waiver expressly specify that such waiver shall apply to future occurrences of Defaults or Events of Default of the same type until a specific date or until a Majority of the Controlling Class have notified the Collateral Trustee that such waiver of future occurrences of such Defaults or Events of Default has been revoked, and until such specific date or such revocation, each subsequent Default or Events of Default shall be deemed waived upon its occurrence.

Section 5.15          Undertaking for Costs. All parties to this Indenture agree, and each Holder of Debt by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Collateral Trustee for any action taken, or omitted by it as Collateral Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Collateral Trustee, to any suit instituted by any Holder of the Debt, or group of Holders of the Debt, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Rated Debt of each Class (voting separately), or to any suit instituted by any Holder of the Debt for the enforcement of the payment of the principal of or interest or distribution on any Debt of the Controlling Class, on or after the Stated Maturity applicable to such Debt (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16          Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Collateral Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17          Sale of Collateral. (a) The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and Section 5.5 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Collateral Trustee may, and shall upon direction of a Majority of the Controlling Class, from time to time postpone any sale by public announcement made at the time and place of such sale. The Collateral Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale; provided, that the Collateral Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including the fees and expenses of its attorneys and agents) incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)            The Collateral Trustee may bid for and acquire any portion of the Collateral in connection with a public sale thereof. The Collateral Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)            If any portion of the Collateral consists of Unregistered Securities, the Asset Manager may seek an Opinion of Counsel or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the SEC or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.

(d)            The Collateral Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Collateral Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Collateral Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.18          Action on the Debt. The Collateral Trustee’s right to seek and recover judgment on the Debt or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Collateral Trustee or the Holders of the Debt shall be impaired by the recovery of any judgment by the Collateral Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI

THE COLLATERAL TRUSTEE

Section 6.1            Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

(i)            the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Collateral Trustee; and

(ii)          in the absence of bad faith on its part, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Trustee, the Collateral Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. Other than in the case of a form provided by a Holder, if a corrected form shall not have been delivered to the Collateral Trustee within 15 days after such notice from the Collateral Trustee, the Collateral Trustee shall so notify the Holders of the Debt.

(b)            In case an Event of Default known to the Collateral Trustee has occurred and is continuing, the Collateral Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or as permitted under this Indenture by the Asset Manager or the Issuer, including, without limitation, pursuant to Section 10.6 and Section 7.9), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Collateral Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this subsection shall not be construed to limit the effect of clause (a) of this Section 6.1;

(ii)          the Collateral Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Collateral Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the or the Asset Manager and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class or any other required Classes, as applicable, relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee, under this Indenture; and

(iv)         no provision of this Indenture shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services to be performed under this Indenture.

(d)            For all purposes under this Indenture, the Collateral Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(d) through (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Collateral Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer or this Indenture. For purposes of determining the Collateral Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Trustee is deemed to have notice as described in this Section 6.1.

(e)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Collateral Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(f)            The Collateral Trustee shall be permitted to act in accordance with any proxy granted to a third party by a Holder of record in connection with any action under the Debt or the Transaction Documents or any vote on or consent to any waiver, amendment, modification or other actions (including any Act of Holders) with respect to the Debt or the Transaction Documents to the extent of the Debt held by such Holder upon receipt of instructions from such third party accompanied by evidence of such proxy in a form reasonably satisfactory to the Collateral Trustee. Any reference to a vote by a Holder hereunder shall not be deemed to require a Holder to vote all its interests in the Debt consistently, but rather a Holder may vote such proportion of its Notes (or not vote such proportion) as it may determine. In such instance, a Holder shall inform the Collateral Trustee the proportion of the Debt in the vote assigned thereto.

(g)            The Collateral Trustee shall, upon reasonable (but in no case fewer than two Business Days) prior written notice to the Collateral Trustee, permit any representative of a Holder of Debt, during the Collateral Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Collateral Trustee relating to the Debt, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Collateral Trustee by such Holder) and to discuss the Collateral Trustee’s actions, as such actions relate to the Collateral Trustee’s duties with respect to the Debt, with the Collateral Trustee’s officers and employees responsible for carrying out the Collateral Trustee’s duties with respect to the Debt.

(h)            The Collateral Trustee will forward to Holders any written request from the Asset Manager to such Holders for information identified by the Asset Manager or its Affiliates as required in connection with the Asset Manager’s or its Affiliates’ compliance with applicable law, rule or regulation, including any such information identified by the Asset Manager as required to complete a Form ADV, Form PF or any other form required by the SEC or any information required to comply with any requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act applicable to the Asset Manager or its parent or Affiliates.

(i)             The Collateral Trustee shall forward any written correspondence and notice received by it on behalf of Holders under this Indenture to the Loan Agent; provided that, so long as the same entity is acting as both the Collateral Trustee and the Loan Agent, such provision shall be deemed satisfied upon receipt by the Collateral Trustee.

(j)             The Collateral Trustee is hereby authorized and directed to enter into the Class A-1-LR Credit Agreement. In connection with its execution and delivery of the Class A-1-LR Credit Agreement, and the performance of its duties thereunder, the Collateral Trustee shall be entitled to all rights, benefits, protections, immunities and indemnities provided to it under this Indenture, mutatis mutandis.

Section 6.2            Notice of Event of Default. Promptly (and in no event later than two Business Days) after the occurrence of any Event of Default known to the Collateral Trustee or after any declaration of acceleration has been made or delivered to the Collateral Trustee pursuant to Section 5.2, the Collateral Trustee shall provide notice in accordance with Section 14.3 and Section 14.4 to the Rating Agency, the Asset Manager, the Issuer, Euronext Dublin (for so long as any Debt is listed on Euronext Dublin and the guidelines of such exchange shall so require) and the Holders and each Certifying Person, notice of all Events of Default hereunder known to the Collateral Trustee (unless such Event of Default shall have been cured or waived) and notice of acceleration. Notwithstanding the foregoing, the Collateral Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if the Collateral Trustee determines that withholding notice is in the interest of the Holders.

Section 6.3            Certain Rights of Collateral Trustee. Except as otherwise provided in Section 6.1:

(a)            the Collateral Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document (including the Payment Date Report) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b)            any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)            whenever in the administration of this Indenture the Collateral Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Issuer Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Collateral Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)            as a condition to the taking or omitting of any action by it hereunder, the Collateral Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Collateral Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Collateral Trustee security or indemnity reasonably satisfactory to it against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)            the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or documents, but the Collateral Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Collateral Trustee shall be entitled to receive copies of the books and records of the Asset Manager relating to the Debt, the Collateral, and on reasonable prior notice to the Issuer, to examine the books and records relating to the Debt, the Collateral and the premises of the Issuer personally or by agent or attorney during the Issuer’s normal business hours; provided, that (1) the Collateral Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or administrative authority and (ii) except to the extent that the Collateral Trustee in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; and (2) the Collateral Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors retained by the Collateral Trustee in connection with the performance of its responsibilities hereunder (for the avoidance of doubt, such information shall not include any Accountants’ Certificate, Accountants’ Report or Accountants’ Payment Date Report);

(g)            the Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Trustee shall not be responsible for any actions or omissions on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i)            the permissive right of the Collateral Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(j)            the Collateral Trustee shall not be responsible or liable for any inaccuracies in the records of the Asset Manager, any Clearing Agency, DTC, Euroclear, Clearstream or any other Intermediary, transfer agents, calculation agent, paying agent (other than the Bank in its individual or other capacities hereunder), or for the actions or omissions of any such Person hereunder or under any document executed in connection herewith;

(k)            to the extent permitted by applicable law, the Collateral Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(l)            the Collateral Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Collateral Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture;

(m)           nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Asset Manager (unless and except to the extent otherwise expressly set forth herein);

(n)           the Collateral Trustee shall be under no obligation to (i) confirm or verify whether the conditions to the Delivery of Collateral has been satisfied or to determine whether or not an Underlying Asset is eligible for purchase hereunder or meets the criteria in the definition thereof or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Collateral Trustee of any item constituting the Collateral or otherwise, or in that regard to examine any Underlying Instruments, in order to determine compliance with applicable requirements of and restrictions on transfer of an Underlying Asset;

(o)           the Collateral Trustee shall not be liable for the actions or omissions of the Asset Manager; and without limiting the foregoing, nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to monitor, calculate, evaluate or verify any report, certificate or information received from the Issuer or the Asset Manager (unless and except to the extent otherwise expressly set forth herein, and provided that nothing in this clause (o) supersedes or modifies the responsibilities and duties of the Collateral Administrator under the Collateral Administration Agreement), including, without limitation, with respect to the determination of Term SOFR, any Alternative Reference Rate, or other Benchmark or replacement rate;

(p)            to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Collateral Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.7 (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(q)            in making or disposing of any investment permitted by this Indenture, the Collateral Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Collateral Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(r)            the Collateral Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments;

(s)            in the event that U.S. Bank National Association or the Bank is also acting in the capacity of Paying Agent, Transfer Agent, Intermediary, custodian, Calculation Agent, Collateral Administrator, Loan Agent or securities intermediary, the rights, protections, immunities and indemnities afforded to the Collateral Trustee pursuant to this Article VI shall also be afforded to U.S. Bank National Association or the Bank acting in such capacities; provided, that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Class A-1-LR Credit Agreement, Account Agreement, Collateral Administration Agreement, or any other documents to which U.S. Bank National Association, the Bank in such capacity is a party; provided further that the foregoing shall not be construed to impose upon the Loan Agent, Paying Agent, Collateral Administrator, Transfer Agent, custodian, Calculation Agent, Registrar or Intermediary any of the duties or standards of care (including without limitation any duties of a prudent person) of the Collateral Trustee;

(t)            the Collateral Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war, any act or provision of any present or future law or regulation or governmental authority, terrorism, accidents, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(u)           the Collateral Trustee shall not be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(v)            in order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Trustee. Accordingly, each of the parties hereto agrees to provide to the Collateral Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 6.4            Not Responsible for Recitals or Issuance or Incurrence of Debt. The recitals contained herein and in the Debt, other than the Certificate of Authentication thereon with respect to the Collateral Trustee, shall be taken as the statements of the Issuer and the Collateral Trustee assumes no responsibility for their correctness. The Collateral Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Collateral Trustee’s obligations hereunder), of the Collateral or of the Debt. The Collateral Trustee shall not be accountable for the use or application by the Issuer of the Debt or the Proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof. In entering into this Indenture, the Collateral Trustee shall be entitled to the benefit of every provision of this Indenture relating to the conduct of or affecting the liability of or affording protection to the Collateral Trustee.

Section 6.5            May Hold Debt, Etc. (a) The Collateral Trustee, the Loan Agent, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and, may otherwise deal with the Issuer or any of their Affiliates, with the same rights it would have if it were not Collateral Trustee, Loan Agent, Paying Agent, Registrar or such other agent.

(b)            The Collateral Trustee and its Affiliates may for their own account invest in obligations or securities that would be appropriate for inclusion in the Issuer’s assets as Underlying Assets, and the Collateral Trustee in making such investments has no duty to act in a way that is favorable to the Issuer or the Holders of the Debt. The Collateral Trustee’s Affiliates currently serve, and may in the future serve, as investment adviser for other issuers of collateralized debt obligations.

(c)            The Collateral Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to this Indenture.

Section 6.6            Money Held for the Benefit of Applicable Parties. Money held by the Collateral Trustee hereunder shall be held for the benefit of an applicable party to the extent required herein. The Collateral Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of either of the Bank in its commercial capacity and income or other gain actually received by the Collateral Trustee on Eligible Investments.

Section 6.7            Compensation and Reimbursement. (a) The Issuer agrees:

(i)            to pay the Collateral Trustee, the Bank in each of its other capacities under the Transaction Documents and U.S. Bank National Association as the Intermediary under the Account Agreement on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Collateral Trustee of an express trust as separately agreed between the Issuer and the Collateral Trustee) as set forth in the fee letter between the Collateral Trustee and the Asset Manager dated on or prior to the Closing Date (the “Fee Letter”) as the same may be amended, restated, supplemented or otherwise modified form time to time in accordance with its terms;

(ii)           except as otherwise expressly provided herein, to reimburse the Collateral Trustee (subject to any written agreement between the Issuer and the Collateral Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Trustee in accordance with any provision of this Indenture, relating to the maintenance and administration of the Collateral or in the enforcement of any provisions hereof (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Collateral Trustee pursuant to Section 5.4, Section 5.5, Section 10.5 or Section 10.7, except (a) any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith and (b) any securities transaction charges that have been waived due to the Collateral Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments as specified by the Asset Manager);

(iii)          to indemnify the Collateral Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture and the transactions contemplated hereby, including the costs and expenses of defending themselves (including reasonable fees and costs of experts, agents and attorneys) against any claim or liability (whether brought by the Issuer or any other third party) in connection with the exercise or performance of any of its powers or duties hereunder and under any other Transaction Document or in the enforcement of the Transaction Documents and any indemnification rights thereunder; and

(iv)         to pay the Collateral Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or in respect of the exercise or enforcement of remedies pursuant to Article V.

(b)            The Issuer may remit payment for such fees and expenses to the Collateral Trustee or, in the absence thereof, the Collateral Trustee may from time to time deduct payment of its fees and expenses hereunder pursuant to Section 11.1(d).

(c)            Without limiting Section 5.4, the Collateral Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer on its own behalf or on behalf of the Secured Parties until at least one year (or, if longer, the applicable preference period) plus one day after the payment in full of all of the Debt.

(d)            The amounts payable to the Collateral Trustee on any Payment Date are subject to the Priority of Payments, and the Collateral Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Collateral Trustee under this Section 6.7; provided, that (1) the Collateral Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties; and (2) the Collateral Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Section 5.4.

(e)            The Issuer’s obligations to the Collateral Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and/or the resignation or removal of the Collateral Trustee.

Fees applicable to periods shorter or longer than a calendar quarterly period will be prorated based on the number of days within such period. The Collateral Trustee shall apply amounts pursuant to Section 5.7 and the Priority of Payments only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Collateral Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Collateral Trustee shall continue to serve as Collateral Trustee under this Indenture notwithstanding the fact that the Collateral Trustee shall not have received amounts due it. No direction by a Majority of the Controlling Class shall affect the right of the Collateral Trustee to collect amounts owed to it under this Indenture.

If, on any date when an amount shall be payable to the Collateral Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of such amount not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which such amount shall be payable and sufficient funds are available therefor.

Section 6.8            Corporate Collateral Trustee Required; Eligibility. There shall at all times be a Collateral Trustee hereunder that is an Eligible Institution authorized under the laws of the United States of America or of any state thereof to exercise corporate trust powers. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Collateral Trustee is downgraded by a Rating Agency below the minimum rating provided in the definition of “Eligible Institution”, the Collateral Trustee may obtain a confirmation from such Rating Agency that its then current ratings of the Rated Debt will not be downgraded or withdrawn by reason of its downgrade of the Collateral Trustee’s rating and upon receipt of such confirmation the Collateral Trustee shall be deemed to be eligible for purposes of this Section 6.8. If at any time the Collateral Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9            Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Collateral Trustee and no appointment of a successor Collateral Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Collateral Trustee under Section 6.10. If at any time the Bank shall resign or be removed as Loan Agent under the Class A-1-LR Credit Agreement, such resignation or removal shall not be deemed to be a resignation or removal of the Bank as Collateral Trustee hereunder.

(b)            The Collateral Trustee may resign at any time by providing not less than 30 Business Days’ written notice thereof to the Issuer, the Asset Manager, the Holders of the Debt and the Rating Agency.

(c)            The Collateral Trustee may be removed at any time upon 30 Business Days’ prior notice by Act of a Majority of the Debt voting together as a single class, or may be removed at any time when an Event of Default shall have occurred and be continuing, by Act of a Majority of the Controlling Class, delivered to the Collateral Trustee and to the Issuer.

(d)            If at any time:

(i)            the Collateral Trustee shall cease to be an Eligible Institution, subject to Section 6.8, and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)           the Collateral Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Trustee or of its property shall be appointed or any public officer shall take charge or control of the Collateral Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Collateral Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Trustee and the appointment of a successor Collateral Trustee.

(e)            Upon (i) receiving any notice of resignation of the Collateral Trustee, (ii) any determination that the Collateral Trustee be removed, or (iii) any vacancy in the position of Collateral Trustee, then the Issuer shall promptly appoint a successor Collateral Trustee or Collateral Trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Collateral Trustee so resigning and one copy to the successor Collateral Trustee or Collateral Trustees; provided, that such successor Collateral Trustee shall be appointed only upon the written consent of a Majority of the Controlling Class and be an Eligible Institution. If the Issuer shall fail to appoint a successor Collateral Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Collateral Trustee may be appointed by Act of a Majority of the Controlling Class. If no successor Collateral Trustee shall have been appointed and an instrument of acceptance by a successor Collateral Trustee shall not have been delivered to the Collateral Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Collateral Trustee to be replaced, or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Collateral Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, a Majority of the Controlling Class shall have in lieu of the Issuer’s rights to appoint a successor Collateral Trustee, such rights to be exercised by notice delivered to the Issuer and the retiring Collateral Trustee. Any successor Collateral Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Collateral Trustee and supersede any successor Collateral Trustee.

(f)            The Issuer shall give prompt notice of each resignation and each removal of the Collateral Trustee and each appointment of a successor Collateral Trustee to the Rating Agency and the Holders of the Debt. Each notice shall include the name of the successor Collateral Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail any such notice within ten days after acceptance of appointment by the successor Collateral Trustee, the successor Collateral Trustee shall cause such notice to be given at the expense of the Issuer. The rights of the Collateral Trustee to compensation and reimbursement (including indemnification, subject to the terms of the Fee Letter) under Section 6.7 with respect to the period during which it served as trustee shall survive the resignation or removal of the Collateral Trustee and the appointment of a successor.

Section 6.10          Acceptance of Appointment by Successor. Every successor Collateral Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Collateral Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Trustee shall become effective and such successor Collateral Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Trustee; but, on request of the Issuer or a Majority of the Controlling Class or the successor Collateral Trustee, such retiring Collateral Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Collateral Trustee all the rights, powers and trusts of the retiring Collateral Trustee, and shall duly assign, transfer and deliver to such successor Collateral Trustee all property and money held by such retiring Collateral Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Collateral Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Trustee all such rights, powers and trusts.

Section 6.11          Merger, Conversion, Consolidation or Succession to Business of Collateral Trustee. Any entity or organization into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any entity or organization resulting from any merger, conversion or consolidation to which the Collateral Trustee (which for purposes of this Section 6.11 shall be deemed to be the Collateral Trustee) shall be a party, or any entity or organization succeeding to all or substantially all of the corporate trust business of the Collateral Trustee, shall be the successor of the Collateral Trustee hereunder (provided such entity or organization shall be otherwise qualified and eligible under this Article VI) without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Collateral Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Collateral Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Collateral Trustee had itself authenticated such Notes.

Section 6.12          Co-Collateral Trustee. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Collateral Trustee (which for purposes of this Section 6.12 shall be deemed to be the Collateral Trustee) shall have power to appoint one or more Persons to act as co-trustee (subject to each such Person being an Eligible Institution) jointly with the Collateral Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 herein and to make such claims and enforce such rights of action on behalf of the Holders as such Holders themselves may have the right to do, subject to the other provisions of this Section.

(b)            The Issuer shall join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Collateral Trustee shall have power to make such appointment.

(c)            Should any written instrument from the Issuer be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay as Administrative Expenses for any reasonable fees and expenses in connection with such appointment.

(d)           The Collateral Trustee shall deliver notice to S&P of any co-trustee appointed under this Section 6.12.

(e)            Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i)            the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder, shall be exercised solely by, the Collateral Trustee;

(ii)          the rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee or by the Collateral Trustee and such co-trustee jointly in the case of the appointment of a co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Collateral Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(iii)          the Collateral Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Collateral Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(iv)          no co-trustee hereunder shall be personally liable by reason of any act or omission of the Collateral Trustee or any other co-trustee hereunder;

(v)          the Collateral Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(vi)         any Act of Holders delivered to the Collateral Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13          Certain Duties of Collateral Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Trustee shall not have received a payment with respect to any Pledged Obligation on its Due Date, (a) the Collateral Trustee shall promptly notify the Issuer and the Asset Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Collateral Trustee, or the Collateral Trustee has received notice from the Asset Manager that it is taking action in respect of such payment, the Collateral Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Reference Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Collateral Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Asset Manager shall direct in writing; provided that any expenses incurred or to be incurred in taking such action shall be deemed not to be performance of ordinary services for purposes of clause (iv) of Section 6.1(c). Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Asset Manager requests a release of a Pledged Obligation in connection with any such action under the Asset Management Agreement, such release shall be subject to Section 10.6 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Collateral Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Collateral Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

Section 6.14          Representations and Warranties of the Collateral Trustee. The Collateral Trustee represents and warrants that: (a) the Collateral Trustee is a national banking association with trust powers under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as Collateral Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Collateral Trustee and constitutes the valid and binding obligation of the Collateral Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (c) neither the execution or delivery by the Collateral Trustee of this Indenture nor performance by the Collateral Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Collateral Trustee.

Section 6.15          Authenticating Agents. Upon the request of the Issuer, the Collateral Trustee shall, and if the Collateral Trustee so chooses the Collateral Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Debt in connection with issuances, transfers and exchanges under Sections 2.4, 2.5 and 2.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Debt. For all purposes of this Indenture, the authentication of Debt by an Authenticating Agent pursuant to this Section 6.15 shall be deemed to be the authentication of Debt by the Collateral Trustee.

Any entity or organization into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity or organization resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity or organization succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Collateral Trustee and the Issuer. The Collateral Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Collateral Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer if the resigning or terminated Authenticating Agent was originally appointed at the request of the Issuer.

The Collateral Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Collateral Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.16          Representative for Holders Only; Agent for all other Secured Parties. With respect to the security interests created hereunder, the pledge of any item of Collateral to the Collateral Trustee is to the Collateral Trustee as representative of the Holders and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Collateral Trustee of any item of Collateral, the endorsement to or registration in the name of the Collateral Trustee of any item of Collateral (including as entitlement holder of the Pledged Accounts) are all undertaken by the Collateral Trustee in its capacity as representative of the Holders and agent for each of the other Secured Parties. The Collateral Trustee shall have no fiduciary duties to any of the other Secured Parties, including, but not limited to, the Asset Manager; provided, that the foregoing shall not limit any of the express obligations of the Collateral Trustee under this Indenture.

Section 6.17          Withholding. If any withholding tax is imposed on the Issuer’s payments under the Debt to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Collateral Trustee or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax, including pursuant to FATCA (but such authorization shall not prevent the Collateral Trustee or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Collateral Trustee or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Collateral Trustee or any Paying Agent has not received documentation from such Holder showing an exemption from withholding, the Collateral Trustee or such Paying Agent shall withhold such amounts in accordance with this Section 6.17. If any Holder wishes to apply for a refund of any such withholding tax, the Collateral Trustee or such Paying Agent shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Collateral Trustee or such Paying Agent for any out of pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Collateral Trustee or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

ARTICLE VII

COVENANTS

Section 7.1            Payments on the Debt. The Issuer shall duly and punctually pay the principal of and interest on the Rated Debt and make distributions on the Subordinated Notes in accordance with the terms of the Debt, the Class A-1-LR Credit Agreement and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Holder of the Debt of interest and/or principal and/or payments shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2            Compliance With Laws. The Issuer shall comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to them, their business and their properties and the Issuer shall comply in all respects with Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System.

Section 7.3            Maintenance of Books and Records. The Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder and the Issuer shall keep and maintain at all times in the State of Delaware, all documents, books, records, accounts and other information as are required under the laws of the State of Delaware.

Section 7.4            Maintenance of Office or Agency. The Issuer hereby appoints the Collateral Trustee as a Paying Agent for the payment of principal, interest and any other payments on the Debt and as a Transfer Agent. Notes may be surrendered for registration of transfer or exchange at U.S. Bank Trust Company, National Association, Global Corporate Trust Services, EP-MN-WS2N, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services—EP-MN-WS2N, Ref: Ares Direct Lending CLO 1 LLC or such other address designated by the Collateral Trustee. The Collateral Trustee shall always maintain an office or agency in the United States where Notes may be presented or surrendered for transfer and exchange.

The Issuer may at any time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (1) the Issuer shall maintain in the United States an office or agency where notices and demands to or upon the Issuer in respect of the Debt and this Indenture may be served and subject to any laws or regulations applicable thereto; and (2) the Issuer shall not appoint any Paying Agent in a jurisdiction which subjects payments on the Debt to withholding tax. The Issuer shall at all times maintain a Note Register. The Issuer shall give prompt written notice to the Collateral Trustee, the Loan Agent, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

The Issuer shall maintain an Issuer’s Notice Agent at all times. If at any time the Issuer fails to maintain any such required office or agency in the United States, or fail to furnish the Collateral Trustee with the address thereof, notices and demands may be served on the Issuer. For the avoidance of doubt, notices to the Issuer under the Transaction Documents shall be delivered in accordance with Section 14.3.

So long as any Notes are listed on Euronext Dublin, the Issuer shall maintain an Irish listing agent therefor (the “Irish Listing Agent”). The initial Irish Listing Agent shall be Maples (Ireland) LLP.

Section 7.5            Money for Security Payments to be Held for the Benefit of the Secured Parties. (a) All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer.

(b)            When the Issuer shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Regular Record Date and Special Record Date, a list, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

(c)            Whenever the Issuer shall have a Paying Agent other than the Collateral Trustee, they shall, on or before the Business Day preceding each Payment Date, Redemption Date or Special Payment Date, as the case may be, direct the Collateral Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Trustee) the Issuer shall promptly notify the Collateral Trustee of its action or failure so to act. Any moneys deposited with a Paying Agent (other than the Collateral Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Trustee for application in accordance with Article X.

(d)            The initial Paying Agents shall be as set forth in Section 7.4. Any additional or successor Paying Agents shall be Eligible Institutions appointed by Issuer Order with written notice thereof to the Collateral Trustee. The Issuer shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal, state or national banking authorities. The Issuer shall cause each Paying Agent other than the Collateral Trustee to execute and deliver to the Collateral Trustee an instrument in which such Paying Agent shall agree with the Collateral Trustee (and if the Collateral Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.5, that such Paying Agent shall:

(i)            allocate all sums received for payment to the Holders of the Debt for which it acts as Paying Agent on each Payment Date, Redemption Date and Special Payment Date among such Holders in the proportion specified in the applicable report or statement in accordance herewith, in each case to the extent permitted by applicable law;

(ii)           hold all sums held by it for the payment of amounts due with respect to the Debt for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii)          if such Paying Agent is not the Collateral Trustee, immediately resign as a Paying Agent and forthwith pay to the Collateral Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment; and

(iv)         if such Paying Agent is not the Collateral Trustee, at any time during the continuance of any such Default, upon the written request of the Collateral Trustee, forthwith pay to the Collateral Trustee all sums so held in trust by such Paying Agent.

(e)            The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Collateral Trustee all sums held by the Issuer or such Paying Agent, such sums to be held by the Collateral Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Collateral Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(f)            Any money deposited with a Paying Agent and not previously returned that remains unclaimed for 20 Business Days shall be returned to the Collateral Trustee. Except as otherwise required by applicable law, any money deposited with the Collateral Trustee, the Loan Agent or any Paying Agent for the payment of the principal of or interest or distribution on any Debt and remaining unclaimed for two years after such principal, interest or distribution has become due and payable shall be paid to the Issuer; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts, and all liability of the Collateral Trustee, the Loan Agent or such Paying Agent with respect to such money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Collateral Trustee, the Loan Agent or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.6            Existence of Issuer. (a) The Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Issuer shall keep its principal place of business in the same city, state and country indicated in the address specified in Section 14.3 unless Rating Agency Confirmation has been obtained from S&P. The Issuer shall keep separate books and records and shall not commingle its funds with those of any other Person. The Issuer shall keep in full force and effect its rights and franchises as a limited liability company formed under the laws of the State of Delaware, shall comply with the provisions of its organizational documents, and shall obtain and preserve its qualification to do business as a foreign company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Class A-1-LR Credit Agreement, the Debt or any of the Collateral; provided that, subject to Delaware law, the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer and approved by a Majority of the Subordinated Notes, so long as (i) such change is not disadvantageous in any material respect to the Issuer or Holders of Debt, (ii) written notice of such change shall have been given by the Issuer to the Collateral Trustee, the Loan Agent, the Holders, and the Rating Agency at least 30 Business Days prior to such change of jurisdiction, and (iii) on or prior to the 15th Business Day following such notice, the Collateral Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)            The Issuer shall (i) ensure that all limited liability company or other formalities regarding its existence (including, to the extent required by applicable law, holding regular board of directors’, partners’, members’, managers’ and shareholders’ or other similar meetings) are followed, (ii) conduct business in its own name, (iii) correct any known misunderstanding as to its separate existence, (iv) maintain separate financial statements (if any), (v) maintain an arm’s-length relationship with any Affiliates, (vi) maintain adequate capital in light of its contemplated business operations and (vii) not commingle its funds with those of any other entity. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than any subsidiaries necessitated by a change of jurisdiction pursuant to clause (a) subject to Rating Agency Confirmation) and (ii) the Issuer shall not (A) have any employees (other than its directors, managers and officers), (B) engage in any transaction with any shareholder, member or partner that would constitute a conflict of interest (provided, that this Indenture, the Class A-1-LR Credit Agreement, the Limited Liability Company Agreement, the Collateral Administration Agreement, the Retention of Net Economic Interest Letter, the Contribution Agreement, the Master Purchase and Sale Agreement and the Asset Management Agreement shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends or make distributions to its owners other than in accordance with the provisions of this Indenture.

(c)            The Issuer will have at least one independent manager which for this purpose means a duly appointed manager of the Issuer who should not have been, at the time of such appointment or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates (excluding de minimis ownership interests), (ii) a creditor, supplier, employee, officer, family member, manager or contractor of such entity or its Affiliates or (iii) a person who controls (whether directly, indirectly, or otherwise) such entity or its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of such entity or its Affiliates.

Section 7.7            Protection of Collateral. (a) The Asset Manager shall cause the Issuer to execute and deliver, from time to time, all such supplements and amendments hereto and file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)            Grant more effectively all or any portion of the Collateral;

(ii)           maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)          enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

(v)           preserve and defend title to the Collateral and the rights therein of the Collateral Trustee and the Secured Parties in the Collateral against the claims of all Persons and parties; or

(vi)          pay any and all taxes levied or assessed upon all or any part of the Collateral and use its best efforts to minimize taxes and any other costs arising in connection with its activities.

On the Closing Date, the Issuer designated the Collateral Trustee as its agent and attorney-in-fact to file (upon request from the Issuer or the Asset Manager on behalf of the Issuer) any financing statement, continuation statement or other instrument required pursuant to this Section 7.7; provided, that such designation shall not impose upon the Collateral Trustee any of the Issuer’s obligations under this Section 7.7(a). The Issuer hereby confirms that, on the First Refinancing Date, such designation shall apply to U.S. Bank Trust Company, National Association, in its capacity as Collateral Trustee hereunder. The Issuer further authorized and caused a Financing Statement that names the Issuer as debtor and the Collateral Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets of the Debtor, whether now owned or existing or at any time hereafter acquired or arising” as the Collateral in which the Collateral Trustee has a Grant that was filed on the Closing Date. On the First Refinancing Date, the Issuer shall cause the Collateral Trustee (or if the Issuer fails to do so, the Asset Manager shall cause the Collateral Trustee), and the Collateral Trustee shall follow such reasonable directions, from time to time to file, and the Issuer shall cause to be filed financing statements and continuation statements (it being understood that the Collateral Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(c) or Section 7.8, as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)            The Collateral Trustee shall not, except in accordance with Sections 10.6, 12.2 or 12.4, permit the removal of any portion of the Collateral or transfer any such Collateral from the Pledged Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.4 with respect to any Collateral, if after giving effect thereto the jurisdiction governing the perfection of the Collateral Trustee’s security interest in such Collateral is different from the jurisdiction governing perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.8 (or, if no such Opinion of Counsel has yet been delivered, the Opinion of Counsel delivered at the First Refinancing Date pursuant to Section 3.1(c), unless the Collateral Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

(c)            The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral, and (ii) if required to prevent the withholding or imposition of U.S. federal income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or successor applicable form, to each issuer, counterparty or paying agent with respect to (as applicable) an item included in the Collateral, at the time such item included in the Collateral, is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

Section 7.8            Opinions as to Collateral. For so long as any Rated Debt is Outstanding, on or before May 24, 2029 and each five-year anniversary thereof, the Issuer shall furnish to the Collateral Trustee an Opinion of Counsel stating that in the opinion of such counsel as of the date of such opinion under the Delaware UCC, the UCC financing statement(s) filed in connection with the lien and security interests created by this Indenture shall remain effective and no additional financing statements, continuation statements or amendments with respect to such financing statement(s) shall be required to be filed in the District of Columbia from the date thereof through the next twelve months to maintain the perfection of the security interest of this Indenture as such security interest otherwise exists on the date thereof.

Section 7.9            Performance of Obligations. (a) The Issuer may contract with other Persons, including the Asset Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Asset Management Agreement by the Asset Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use its best efforts to cause the Asset Manager or such other Person to perform, all of its obligations and agreements contained in the Asset Management Agreement or such other agreement.

(b)            The Issuer agrees to comply in all material respects with all requirements applicable to it set forth in any Opinion of Counsel obtained pursuant to any provision of this Indenture including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Collateral Trustee of a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

Section 7.10          Negative Covenants. (a) The Issuer shall not, except as expressly provided in this Indenture:

(i)            sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral or any Margin Stock;

(ii)          claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable, in respect of the Debt (other than amounts withheld in accordance with the Code or any applicable laws of the State of Delaware) or assert any claim against any present or future Holder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)         (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Debt, this Indenture, the Class A-1-LR Credit Agreement and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional notes, securities or ownership interests after the First Refinancing Date (other than Additional Debt);

(iv)         (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Class A-1-LR Credit Agreement, or any Debt, except as may be permitted hereby or by the Class A-1-LR Credit Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral, or any part of the Collateral, any interest therein or the Proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable;

(v)          make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(vi)         become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or make any distributions other than in accordance with the Priority of Payments;

(vii)        enter into any transaction with any Affiliate or any Holder of the Debt other than (A) the transactions contemplated by the Asset Management Agreement, the Account Agreement, the Contribution Agreement, the Master Purchase and Sale Agreement, the Multilateral Assignment Agreement, the Class A-1-LR Credit Agreement and the Collateral Administration Agreement or (B) the transactions relating to the offering and sale of the Debt;

(viii)       maintain any bank accounts other than the Pledged Accounts, and the Issuer’s bank account in the State of Delaware;

(ix)          change its name without first delivering to the Collateral Trustee and the Rating Agency notice thereof and an Opinion of Counsel that after giving effect to the name change the security interest under this Indenture is perfected to the same extent as it was prior to such name change;

(x)           have any subsidiaries other than any subsidiaries necessitated by a change of jurisdiction pursuant to Section 7.6 (subject to Rating Agency Confirmation);

(xi)          fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the lien over the Collateral created by this Indenture;

(xii)         except for any agreements involving the purchase and sale of Underlying Assets having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements that provide for a material financial obligation on the part of the Issuer unless such agreements contain customary “non-petition” and “limited recourse” provisions;

(xiii)        amend any “non-petition” and “limited recourse” provisions in any agreements that require such provisions pursuant to clause (xii) above unless Rating Agency Confirmation has been obtained; or

(xiv)           dissolve or liquidate in whole or in part, except as permitted under this Indenture or as required by applicable law.

(b)           Neither the Issuer nor the Collateral Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Indenture and the Asset Management Agreement.

Section 7.11           Statement as to Compliance. For so long as any Rated Debt is Outstanding, on or before July 17 of each year beginning in 2027 or immediately if there has been a Default in the fulfillment of a material obligation of the Issuer under this Indenture, the Issuer shall deliver to the Collateral Trustee (to be forwarded to the Loan Agent and the Rating Agency) an Officer’s Certificate of the Issuer stating, as to each signer thereof, that after having made reasonable inquiries of the Asset Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.12           Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless permitted by Delaware law and unless:

(i)            the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred shall be a company or a limited partnership organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.6, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Collateral Trustee and each Holder, the due and punctual payment of the principal of and interest on, and all other payments in respect of, all Debt and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)           the Rating Agency shall have been notified in writing of such consolidation or merger and the Rating Agency Confirmation has been obtained;

(iii)           if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have agreed with the Collateral Trustee (A) if the formed or surviving Person is a company, to observe the same legal requirements for the recognition of such company as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or convey or transfer the Collateral or its assets substantially as an entirety to any other Person except in accordance with the provisions of this Section 7.12;

(iv)           if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have delivered to the Collateral Trustee and the Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which it is organized; that it has sufficient power and authority to assume the obligations set forth in paragraph (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is valid, legal and binding on such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral, (B) the Collateral Trustee continues to have a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, and (C) such other matters as the Collateral Trustee may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Collateral Trustee to require any other matters to be covered;

(v)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)          the Issuer shall have notified the Rating Agency of such consolidation, merger, conveyance or transfer and shall have delivered to the Collateral Trustee for transmission to each Holder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7.12 and that no adverse U.S. federal or Delaware tax consequences (relative to the tax consequences of not effecting the transaction) shall result therefrom to the Issuer or the Holders of the Debt; and

(vii)         after giving effect to such transaction, neither the Issuer nor the pool of Collateral will be required to register as an investment company under the Investment Company Act.

Section 7.13           Successor Substituted. Upon any consolidation or merger, or conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, in accordance with Section 7.12, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or, the Person to which such consolidation, merger, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. If any such consolidation, merger, conveyance or transfer, the Person named as the “Issuer” herein or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture.

Section 7.14           No Other Business. The Issuer shall not engage in any business or activity other than issuing, incurring and selling the Debt pursuant to this Indenture and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Underlying Assets and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.10(a) and to enter into any amendment, modification, or waiver of existing agreements or such additional agreements, as otherwise provided in this Indenture including in Article VIII.

The Issuer will provide prior written notice to S&P of any proposed amendment to its Organizational Documents. The Issuer shall not permit the amendment of its Organizational Documents, if such amendment would result in the rating of any Class of Rated Debt being reduced or withdrawn without the consent of a Supermajority of the Holders of each Class of Debt so affected, and shall not otherwise amend its Organizational Documents, without the consent a Majority of any one or more Classes of Debt, unless (i) the Issuer determines that such amendment would not, upon or after becoming effective, materially adversely affect the rights or interests of such Class or Classes, (ii) the Issuer gives ten days’ prior written notice to the Holders of such amendment, (iii) with respect to any such Class, a Majority of such Class do not provide written notice to the Issuer that, notwithstanding the determination of the Issuer, the Persons providing notice have reasonably determined that such amendment would, upon or after becoming effective, materially adversely affect such Class (the failure of any such Majority to provide such notice to the Issuer within ten days of receipt of notice of such amendment from the Issuer being conclusively deemed to constitute hereunder consent to and approval of such amendment) and (iv) Rating Agency Confirmation is obtained from S&P.

Section 7.15           Compliance with Asset Management Agreement. The Issuer agrees to perform (or cause the Asset Manager to perform) all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Asset Management Agreement. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Asset Management Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Debt are Outstanding. The Issuer further agrees not to authorize or otherwise to permit the Asset Manager to act in contravention of the representations, warranties and agreements of the Asset Manager under the Asset Management Agreement.

Section 7.16           Notice of Rating Changes. The Issuer shall promptly notify the Collateral Trustee in writing (who shall promptly notify the Holders) if at any time the rating of any Class of Rated Debt has been, or it is known by the Issuer will be, changed or withdrawn. So long as any Debt is listed on Euronext Dublin and so long as the guidelines of such exchange so require, upon receipt of such notice, the Collateral Trustee, in the name of and at the expense of the Issuer, upon Issuer Order shall notify Euronext Dublin of any reduction or withdrawal in the rating of the Listed Classes of Debt, if any such Listed Classes of Debt are affected thereby.

Section 7.17           Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of Debt, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Debt designated by such Holder or beneficial owner, to another designee of such Holder or beneficial owner or to the Collateral Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner or such other designee of such beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Debt by such Holder or beneficial owner.

Section 7.18           Calculation Agent. (a) The Issuer hereby agrees that for so long as any of the Floating Rate Debt remains Outstanding there will at all times be a calculation agent appointed to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms hereto (the “Calculation Agent”). The Calculation Agent appointed by the Issuer must be a bank that does not control, is not controlled by and is not under common control with, the Issuer or any of its Affiliates. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine any of the information, as described in subsection (b) below, in respect of any Interest Accrual Period, the Issuer shall promptly appoint another leading bank meeting the qualifications set forth above to act as Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed. The Issuer hereby appoints the Collateral Administrator as the initial Calculation Agent for purposes of determining the Benchmark for each Interest Accrual Period.

(b)           While the Benchmark is Term SOFR, the Calculation Agent shall be required to agree that, as soon as practicable after 6:00 a.m., New York City time, on each Interest Determination Date, but in no event later than 5:00 p.m., New York City time, on such Interest Determination Date, the Calculation Agent shall calculate the interest rate applicable to each Class of Floating Rate Debt for the following Interest Accrual Period, and shall as soon as practicable but in no event later than 5:00 p.m., New York City time, on such Interest Determination Date, communicate such rates, and the amount of interest payable on the next Payment Date in respect of each Class of Floating Rate Debt, with a principal amount of $100,000 (rounded to the nearest cent, with half a cent being rounded upwards), to the Issuer, the Collateral Trustee, the Loan Agent, the Asset Manager, Euroclear, Clearstream, each Paying Agent and Euronext Dublin (for so long as any Debt is listed on Euronext Dublin and the guidelines of such exchange so require).

(c)           The Calculation Agent shall notify the Issuer before 5:00 p.m. (New York City time) on each Interest Determination Date that either: (i) it has determined or is in the process of determining each of the Floating Rate Debt Interest Rates and each of the Debt Interest Amounts or (ii) it has not determined and is not in the process of determining each of the Floating Rate Debt Interest Rates and each of the Debt Interest Amounts, together with its reasons therefor.

(d)           In connection with the adoption of any Alternative Reference Rate, the Asset Manager will specify the qualifications for the Calculation Agent and procedures for the calculation and reporting of the Alternative Reference Rate, which may replace those in Section 7.18(b).

(e)           The establishment of the Benchmark on each Benchmark Determination Date by the Calculation Agent and its calculation of the Debt Interest Rate applicable to each Class of Floating Rate Debt for the related Interest Accrual Periods will (in the absence of manifest error) be final and binding on the Issuer, the Collateral Trustee, the Loan Agent, the Paying Agents, the Asset Manager and all Holders. The Calculation Agent shall not be held liable for any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part arising out of or in connection with the performance of its obligations hereunder.

(f)           None of the Collateral Trustee, the Loan Agent, the Paying Agent, the Collateral Administrator or the Calculation Agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of Term SOFR (or any other applicable Benchmark), or whether or when there has occurred, or to give notice to any other Transaction Party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine, identify or designate any alternative reference rate index (including any Alternative Reference Rate, Benchmark Replacement or Fallback Rate), or other Benchmark or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine, identify or designate any Reference Rate Modifier, Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes or other changes, administrative procedures or modifications to this Indenture may be necessary or advisable in respect of the determination and implementation of any alternative reference rate index (including any Alternative Reference Rate, Benchmark Replacement or Fallback Rate), if any, in connection with any of the foregoing.

(g)           None of the Collateral Trustee, the Loan Agent, the Paying Agent, the Collateral Administrator or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark or Alternative Reference Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other Transaction Party, including without limitation the Asset Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. The Collateral Administrator and the Calculation Agent shall be entitled to rely upon direction provided by the Issuer or the Asset Manager facilitating or specifying administrative procedures with respect to the calculation of any non-Term SOFR Benchmark. With respect of any Interest Determination Date, the Calculation Agent shall have no liability for the application of Term SOFR as determined on the previous Interest Determination Date if so required under the definition of “Term SOFR” under this Indenture.

(h)           None of the Collateral Trustee, the Loan Agent, the Paying Agent, the Collateral Administrator or the Calculation Agent shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Floating Rate Debt, including but not limited to the Bloomberg Financial Markets Commodities News (or any successor source), or for any rates compiled by the Loan Syndications and Trading Association or the Alternative Reference Rates Committee (or any successor organization), or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 7.19           Certain Tax Matters. (a) The Issuer shall treat (1) the Issuer and the Rated Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Final Offering Memorandum and (2) the Subordinated Notes as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b)           Notwithstanding any provision herein to the contrary, the Issuer shall take, any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471, 1472, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, (i) the Issuer may withhold any amount that it or any advisor retained by the Collateral Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person, and (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered an applicable United States Internal Revenue Service Form W-9 or successor applicable form and other properly completed and executed documentation, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction.

(c)           The Issuer shall be treated as a disregarded entity and not an association or a corporation for U.S. federal income tax purposes. The Issuer will not elect to be treated as other than a disregarded entity for U.S. federal income tax purposes and shall make any election necessary to avoid classification as a corporation for U.S. federal income tax purposes.

(d)           The Issuer shall file, or cause to be filed, any federal, state and local tax returns, including information tax returns, required by any governmental authority.

(e)           [Reserved].

(f)            [Reserved].

(g)           [Reserved].

(h)           [Reserved].

(i)            Upon written request, the Collateral Trustee and the Registrar shall provide to the Issuer, the Initial Purchaser or any agent thereof any information specified by such parties regarding the Holders of the Debt and payments on the Debt that is reasonably available to the Collateral Trustee or the Registrar, as the case may be, to determine whether any withholding is required under FATCA.

(j)            Upon the Collateral Trustee’s receipt of a written request of a Holder or beneficial owner of Rated Debt, delivered in accordance with the notice procedures of Section 14.3, for the information described in United States Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such holder of Debt (or any interest therein), the Issuer shall cause its Independent accountants to provide promptly to the Collateral Trustee and such requesting Holders or beneficial owners all of such information.

(k)           In connection with the designation of an Alternative Reference Rate constituting a significant modification for U.S. federal income tax purposes, the Issuer will, and will cause its Independent accountants to, comply with any requirements under Treasury Regulation Section 1.1273-2(f)(9) (or any successor provision), including (i) determining whether the Debt subject to the designation of an Alternative Reference Rate, as applicable, is traded on an established market, (ii) if so traded, causing its Independent accountants to determine the fair market value of such Debt, and (iii) making available such fair market value determination available to Holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the new Debt is issued.

(l)           At all times, less than 50% of the Underlying Assets that constitute debt obligations will be real estate mortgages (or interests therein). For purposes of this clause (l), “debt obligations” and “real estate mortgages (or interests therein”) are as defined in 7701(i) of the Code (and the regulations promulgated thereunder). For avoidance of doubt, the Issuer has adopted collateral restrictions designed to prevent the Issuer from being treated as a taxable mortgage pool for U.S. federal income tax purposes.

(m)          [Reserved].

Section 7.20           Purchase of Debt; Surrender of Debt. (a) Notwithstanding anything contained in this Indenture to the contrary, if directed by the Asset Manager, the Issuer shall acquire Rated Debt (or beneficial interests in such Debt) during the Reinvestment Period in whole or in part through a tender offer, in the open market or in privately negotiated transactions, with available Principal Proceeds or with the proceeds of a Contribution designated for such purpose; provided that Principal Proceeds shall not be applied to the payment of the accrued interest on any Rated Debt if, after giving effect to all purchases of Rated Debt on such date, any Rated Debt shall remain Outstanding. Any such purchase shall be conducted in accordance with the following procedures: (i) any such purchase must occur in the following sequential order of priority: first, the Class A-1-R Debt, until the Class A-1-R Debt is retired in full, second, the Class A-2-R Notes, until the Class A-2-R Notes are retired in full and third, the Class B-R Notes, until the Class B-R Notes are retired in full; (ii) any offer for such purchase must be extended to all Holders of Rated Debt of such Class (provided that no such Holder shall be obligated to accept any such offer); (iii) no Event of Default has occurred and is continuing on the date of such offer or such purchase; (iv) each Coverage Test is satisfied both immediately before and immediately after giving effect to such purchase, (v) to the extent that Disposition Proceeds are used to consummate the purchase by the Issuer of any such Repurchased Debt, either (A) each requirement or test, as the case may be, of the Eligibility Criteria and the Collateral Quality Tests (except the Standard & Poor’s CDO Monitor Test) will be satisfied after giving effect to such purchase or (B) if any of the Eligibility Criteria or Collateral Quality Tests (except the Standard & Poor’s CDO Monitor Test) were not satisfied immediately prior to the sale of the Underlying Assets giving rise to such Disposition Proceeds, such requirement or test will be maintained or improved after giving effect to the sales of the Underlying Assets giving rise to such Disposition Proceeds, as compared to immediately prior to such sales; (vi) the purchase price of such Repurchased Debt must be a discount from par and (vii) the Issuer will provide notice of any such purchase to S&P. Any such Repurchased Debt will be submitted to the Collateral Trustee for cancellation or the Loan Agent, as applicable,.

(b)           Notwithstanding anything contained in this Indenture to the contrary, at the direction of the Asset Manager, the Issuer shall acquire Notes (or beneficial interests in such Debt) of the Class designated by the Asset Manager with Contributions through a tender offer, in the open market or in privately negotiated transactions. Any such Repurchased Debt will be submitted to the Collateral Trustee or the Loan Agent, as applicable, for cancellation. No Holder of the Debt will be required to sell or surrender its Notes in any transaction pursuant to this Section 7.20(b) unless such Holder affirmatively elects to do so. The Issuer shall provide notice to the Rating Agency of any Debt purchased by the Issuer pursuant to this Section 7.20(b).

(c)           The Issuer will provide notice to the Collateral Trustee of any Surrendered Debt tendered to it and the Collateral Trustee will provide notice to the Issuer of any Surrendered Debt tendered to it. Any such Surrendered Debt will be submitted to the Collateral Trustee for cancellation; however, such Debt will be deemed to be Outstanding to the extent provided in clause (b) of the definition of “Outstanding.”

Section 7.21           Section 3(c)(7) Procedures. In addition to the notices required to be given under Section 10.9, the Issuer shall take the following actions to ensure compliance with the requirements of Section 3(c)(7) of the Investment Company Act (provided, that such procedures and disclosures may be revised by the Issuer to be consistent with generally accepted practice for compliance with the requirements of Section 3(c)(7) of the Investment Company Act):

(a)           The Issuer shall, or shall cause its agent to request of the Depository, and cooperate with the Depository to ensure, that (i) the Depository’s security description and delivery order include a “3(c)(7) marker” and that the Depository’s Reference Directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer’s reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) that the Depository send to its participants in connection with the initial offering of the Notes a notice that the Issuer is relying on Section 3(c)(7) and (iii) the Depository’s Reference Directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of Section 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

(b)           The Issuer shall, or shall cause its agent to (i) ensure that all CUSIP numbers identifying the Notes shall have a “fixed field” attached thereto that contains “3c7” and “144A” indicators and (ii) take steps to cause the Initial Purchaser to require that all “confirms” of trades of the Notes contain CUSIP numbers with such “fixed field” identifiers.

(c)           The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the “Note Box” on the bottom of “Security Display” page describing the Notes shall state: “Iss’d Under 144A/3(c)(7),” (ii) the “Security Display” page shall have the flashing red indicator “See Other Available Information,” (iii) the indicator shall link to the “Additional Security Information” page, which shall state that the securities “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)” and (iv) the “Disclaimer” page should include a statement that the Rule 144A Global Notes will not be and have not been registered under the Securities Act, that the Issuer has not been registered under the Investment Company Act, and that the Rule 144A Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act. The Issuer shall use commercially reasonable efforts to cause any other third-party vendor screens containing information about the Notes include substantially similar language to clauses (i) through (iv) above.

Section 7.22           Involuntary Bankruptcy Proceedings. The Issuer shall take all actions necessary to defend and dismiss any petition, filing or institution of any involuntary bankruptcy or insolvency proceedings against the Issuer, or the filing with respect to the Issuer of a petition or answer or consent seeking an involuntary reorganization, arrangement, moratorium or liquidation proceedings, or other involuntary proceedings under the Bankruptcy Code or any similar laws; provided that the obligations of the Issuer in this Section 7.22 shall be subject to the availability of funds therefor under the Priority of Payments. The reasonable fees, costs, charges and expenses incurred by the Issuer (including, without limitation, attorneys’ fees and expenses) in connection with taking any such actions constitute Administrative Expenses payable in accordance with the Priority of Payments.

Section 7.23           Maintenance of Listing. So long as any Listed Classes of Debt remain Outstanding, the Issuer shall use all reasonable efforts to maintain the listing of such Debt on Euronext Dublin.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1             Supplemental Indentures without Consent of Holders. (a) Without the consent of any Holders (other than as expressly provided in this Section 8.1), but only with the prior written consent of the Asset Manager, the Issuer and the Collateral Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Collateral Trustee, (x) if such supplemental indenture would have no material adverse effect on any Class of Debt or (y) notwithstanding anything to the contrary in this Indenture or the Class A-1-LR Credit Agreement, for any of the following purposes:

(i)            to evidence the succession of any Person to the Issuer, and the assumption by any such successor Person of the covenants and obligations of the Issuer contained herein or in the Class A-1-LR Credit Agreement and in the Debt;

(ii)           to add to the covenants of the Issuer or the Collateral Trustee for the benefit of the Holders of the Debt, or to surrender any right or power herein conferred upon the Issuer by this Indenture or the Class A-1-LR Credit Agreement;

(iii)          to convey, transfer, assign, mortgage or pledge any additional property to or with the Collateral Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv)          to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Trustee and to add to or change any of the provisions of this Indenture or the Class A-1-LR Credit Agreement as shall be necessary to facilitate the administration of the trusts hereunder by more than one Collateral Trustee, pursuant to the requirements of Sections 6.9, 6.10 or 6.12;

(v)           to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to correct, amplify or otherwise improve any pledge, assignment or conveyance to the Collateral Trustee of any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations), or to cause any additional property to be subject to the lien of this Indenture;

(vi)          to cure any ambiguity or manifest error or correct or supplement any provisions herein or in the Class A-1-LR Credit Agreement which may be defective or inconsistent with any other provision or make any modification that is of a formal, minor or technical nature; provided that, notwithstanding anything in this Indenture to the contrary and without regard to any other consent requirement specified in this Indenture, any supplemental indenture to be entered into pursuant this clause (vi) may also provide for any corrective measures or ancillary amendments (as determined by the Issuer or the Asset Manager on its behalf) to this Indenture to give effect to such supplemental indenture as if it had been effective as of the First Refinancing Date;

(vii)         to take any action necessary or advisable to prevent the Issuer, the Holders or beneficial owners of any Class of Debt or the Collateral Trustee from becoming subject to (or otherwise to reduce) withholding or other taxes, fees or assessments;

(viii)        to amend, modify or otherwise accommodate changes to the provisions hereof to (A) effect the issuance and/or incurrence of Additional Debt in accordance with the requirements of Section 2.11 or the Class A-1-LR Credit Agreement or participation notes, combination notes, composite securities and other similar securities in connection therewith or (B) in connection with the issuance and/or incurrence of Additional Debt or a Refinancing, with the consent of the Asset Manager, make such amendments, modifications or changes that do not materially and adversely affect the rights or interest of holders of any Class of Debt and are determined by the Asset Manager to be necessary in order for such issuance and/or incurrence of additional Debt or Refinancing not to be in violation of any U.S. Risk Retention Rules;

(ix)           to modify the restrictions on and procedures for resales and other transfers of the Debt to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder after receipt of an Opinion of Counsel;

(x)            to accommodate the settlement of the Debt in book-entry form through the facilities of the Depository or otherwise;

(xi)           to conform this Indenture and/or the Class A-1-LR Credit Agreement to the Final Offering Memorandum;

(xii)          to authorize the appointment of any listing agent, Transfer Agent, Paying Agent or additional registrar for any Class of Debt required or advisable in connection with the listing of any Class of Debt on any stock exchange, and otherwise to amend this Indenture or the Class A-1-LR Credit Agreement to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, Transfer Agent, Paying Agent or additional registrar for any Class of Debt in connection therewith;

(xiii)         to make appropriate changes for the Debt to be listed on an exchange or to make appropriate changes for the Debt to be de-listed from an exchange, if, in the sole judgment of the Asset Manager, the maintenance of the listing is unduly onerous or burdensome;

(xiv)        to modify the representations as to Collateral in this Indenture in order that it may be consistent with applicable laws or Rating Agency requirements;

(xv)         to evidence any waiver by the Rating Agency as to any requirement or condition, as applicable, of such Rating Agency in this Indenture or the Class A-1-LR Credit Agreement;

(xvi)        to facilitate hedging transactions;

(xvii)       to facilitate the repurchase of Debt by the Issuer in accordance with Section 7.20;

(xviii)      to modify any provision to facilitate an exchange of one security for another security of the same issuers that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xix)         to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination, including, for the avoidance of doubt, ratings on the Rated Debt or the Underlying Assets) relating to collateral debt obligations in general published or otherwise communicated by the applicable Rating Agency;

(xx)          to change the name of the Issuer in connection with the change in name or identity of the Asset Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxi)         to amend, modify or otherwise accommodate changes to this Indenture relating to compliance with Rule 17g-5 under the Exchange Act or to permit compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (including, without limitation, the Volcker Rule), as applicable to the Issuer, the Asset Manager or the Debt, or to comply with any rule or regulation enacted by regulatory agencies of the United States federal government after the First Refinancing Date that are applicable to the Debt or the transactions contemplated by this Indenture or the Class A-1-LR Credit Agreement;

(xxii)        to reduce the Authorized Denomination of any Class (other than the Subordinated Notes), subject to applicable law; provided that such reduction does not result in additional requirements in connection with any stock exchange on which Debt is listed;

(xxiii)       to effect or facilitate any Refinancing or Re-Pricing in accordance with the requirements of Article IX;

(xxiv)       (1) in connection with a Refinancing or Re-Pricing of any of the Debt, with the written consent of the Holders of a Majority of the Subordinated Notes and the Asset Manager, to extend the end date of the Non-Call Period for all Classes to a date after the effective date of such Refinancing or Re-Pricing, or (2) in connection with a Refinancing of all Classes of Rated Debt in full, with the written consent of the Holders of a Majority of the Subordinated Notes and the Asset Manager, modifications to (A) effect an extension of the end of the Reinvestment Period, (B) effect an extension of the Non-Call Period, (C) modify the Weighted Average Life Test, (D) provide for a stated maturity of the replacement securities or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Rated Debt, (E) effect an extension of the Stated Maturity of the Subordinated Notes or (F) to otherwise modify the terms of this Indenture in connection with or to effect a Refinancing in accordance with the requirements of Article IX;

(xxv)        to make any modification or amendment determined by the Issuer or the Asset Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable (A) for any Class of Rated Debt to not be considered an “ownership interest” as defined for purposes of the Volcker Rule, (B) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule or (C) for ownership of the Rated Debt to be otherwise exempt from the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Debt, as evidenced by an officer’s certificate of the Issuer, the Asset Manager or any investment banking firm or other independent expert familiar with the market for the Debt;

(xxvi)       to make any Benchmark Replacement Conforming Changes following the effective date of an Alternative Reference Rate;

(xxvii)      to take any action necessary or advisable for the Bankruptcy Subordination Agreement; and to issue or incur new Debt in respect of, or issue one or more new sub-classes of, any Class of Debt, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Collateral Trustee determines that one or more beneficial owners of the Debt of such Class have failed to comply with the Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Debt issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Debt of such Class;

(xxviii)     to amend, modify or otherwise accommodate changes to this Indenture or the Class A-1-LR Credit Agreement to facilitate the Issuer’s or the Asset Manager’s compliance with the U.S. Risk Retention Rules, the EU Securitisation Regulation, the UK Securitisation Framework or the EU/UK Transparency Requirements or to provide information to Holders of the Debt or Competent Authorities (as determined under the EU Securitisation Regulation and the UK Securitisation Framework (as applicable)) of the type contemplated by the EU/UK Transparency Requirements for transactions subject to the EU/UK Transparency Requirements, if the Asset Manager has determined based on advice of nationally recognized counsel that such amendment, modification or other change is necessary or advisable to facilitate the Issuer’s or the Asset Manager’s compliance with the U.S. Risk Retention Rules, the EU Securitisation Regulation or the UK Securitisation Framework, as applicable; or

(xxix)       to take any action necessary, advisable, or helpful to reduce the risk of the Issuer, the Holders of Debt, or the Collateral Trustee being subject to (or otherwise to minimize) any withholding or other taxes, fees or assessments and (ii) to prevent the Issuer from becoming a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise being subject to U.S. federal, state or local income tax on a net or entity level basis (including any tax liability under Section 1446 of the Code).

(b)           The Collateral Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Collateral Trustee shall not be obligated to enter into any such supplemental indenture which affects the Collateral Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(c)           No such proposed supplemental indenture under clause (a)(y)(viii) with respect to issuances of additional Class A-1-R Debt or Additional Debt ranking pari passu with the existing Class A-1-R Debt may be executed without the consent of a Majority of the Class A-1-R Debt.

(d)           No such proposed supplemental indenture under clauses (a)(x), (a)(y)(xiv), (a)(y)(xv), (a)(y)(xix) or (a)(y)(xxv) may be executed pursuant to such clause without the consent of a Majority of the Controlling Class if a Majority of the Controlling Class notifies the Collateral Trustee that the Controlling Class objects in writing to such supplemental indenture within 10 Business Days of the Collateral Trustee’s distribution of a notice of such proposed supplemental indenture pursuant to Section 8.3(a); provided that such objection may be withdrawn by any Holder at any time.

(e)           To the extent the Issuer executes a supplemental indenture or other modification or amendment of this Indenture for purposes of conforming this Indenture to the Final Offering Memorandum pursuant to clause (a)(y)(xi) above and one or more other amendment provisions described above also applies to such conforming amendment effected by such supplemental indenture or other modification or amendment, such supplemental indenture or other modification or amendment of this Indenture will be deemed to be a supplemental indenture, modification or amendment to conform this Indenture to the Final Offering Memorandum pursuant to clause (a)(y)(xi) above regardless of the applicability of any other provision regarding supplemental indentures set forth in this Indenture.

Section 8.2             Supplemental Indentures with Consent of Holders. (a) With the written consent of a Majority of each Class of Debt materially adversely affected thereby and the written consent of the Asset Manager, the Collateral Trustee and the Issuer may enter into a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of such Class.

(b)           Notwithstanding Section 8.2(a) the Collateral Trustee may not enter into any supplemental indenture without the written consent of the Asset Manager and the written consent of each Holder of the Debt of each Class materially adversely affected thereby if such supplemental indenture:

(i)           changes the Stated Maturity of any Debt, the due date of any installment of interest on any Rated Debt or the date on which any payment or any final distribution on the Subordinated Notes is payable; reduces the principal amount of any Rated Debt, the Debt Interest Rate (other than with respect to any Benchmark Replacement Conforming Changes or in connection with a Re-Pricing) or any Redemption Price or Re-Pricing Redemption Price; changes the conditions applicable to a Re-Pricing; changes the earliest date on which any Debt may be redeemed or the manner in which interest is calculated or changes any place where, or the coin or currency in which, any Debt or the principal of or interest on Rated Debt is payable or where the making of payments or any final distribution on the Subordinated Notes is payable, or impairs the right to institute suit for the enforcement of any such payment on any Rated Debt on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date); provided that, in connection with a Refinancing of all Classes of Rated Debt in full, with the approval of a Majority of the Subordinated Notes and the Asset Manager, the Stated Maturity of the Subordinated Notes may be changed without the consent of each holder of a Subordinated Note;

(ii)           changes the percentage in Aggregate Outstanding Amount of Holders of the Debt of each Class whose consent is required under this Indenture, including for the authorization of any supplemental indenture, exercise of remedies under Article V or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences;

(iii)           impairs or adversely affects in a material way the Collateral, except as otherwise permitted in this Indenture;

(iv)           permits the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminates the lien of this Indenture on any property at any time subject hereto or deprives any Secured Party of the security afforded by the lien of this Indenture, except as otherwise permitted in this Indenture;

(v)           modifies any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Debt the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of any Outstanding Debt materially adversely affected thereby;

(vi)          modifies the Priority of Payments;

(vii)         modifies the definitions of the terms “Outstanding,” “Class,” “Controlling Class,” “Majority” or “Supermajority”;

(viii)        amends any provision of this Indenture relating to the institution of proceedings for the Issuer to be adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or the consent of the Issuer to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its property, respectively; or

(ix)           amends any provision of this Indenture that provides that the obligations of the Issuer are limited recourse obligations of the Issuer payable solely from the Collateral and in accordance with the terms of this Indenture.

(c)           Unless otherwise permitted under Section 8.1(a)(y) with respect to supplemental indentures not requiring consent of the Holders of the Debt and notwithstanding Section 8.2(a), the Collateral Trustee and Issuer may only enter into one or more supplemental indentures with (A) the written consent of (x) if such supplemental indenture includes amendments in connection with a Refinancing of one or more but not every Outstanding Class of Rated Debt, a Majority of the Highest Ranking Class not being refinanced in connection with such Refinancing (and no other Class) or (y) if such supplemental indenture does not include amendments in connection with a Refinancing, a Majority of the Controlling Class, and the Asset Manager and with Rating Agency Confirmation solely from the related Rating Agency, to amend (i) any Collateral Quality Test or any component thereof, (ii) any Coverage Test or any definitions related thereto or any component thereof, (iii) the Portfolio Criteria or any component thereof, (iv) Schedule F, or (v) any requirement or restriction applicable to the right of the Issuer (or the Asset Manager on behalf of the Issuer) to consent to a Maturity Amendment, or (B) the written consent of a Majority of each Class of Rated Debt materially and adversely affected thereby and the Asset Manager and with Rating Agency Confirmation solely from the related Rating Agency, to amend the definition of “Reinvestment Period” to extend the Reinvestment Period.

(d)           Provided that such supplemental indenture would not have a material adverse effect on any Class of Debt, the Collateral Trustee and Issuer may enter into one or more supplemental indentures with the written consent of a Majority of the Controlling Class (and no other Class) and the Asset Manager to enter into any additional agreements not expressly prohibited by this Indenture, except that only Asset Manager consent shall be required with respect to any agreements using forms published by the International Swaps and Derivatives Association, Inc.

Section 8.3             Procedures Related to Supplemental Indentures. (a) Not later than 15 Business Days (or five Business Days if in connection with an issuance of Additional Debt, a Refinancing, or a Re-Pricing) prior to the execution of any proposed supplemental indenture, the Collateral Trustee, at the expense of the Issuer, shall provide to the Rating Agency, any Hedge Counterparty, the Asset Manager and the Holders, a copy of such proposed supplemental indenture.

(b)           It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof with a copy of the executed supplemental indenture provided under clause (d).

(c)           If such supplemental indenture could reasonably be expected to affect the timing, amount or priority of payments under any Hedge Agreement to which a Hedge Counterparty is a party, the Issuer must obtain the consent of that Hedge Counterparty prior to executing such supplemental indenture.

(d)           Promptly after the execution by the Issuer and the Collateral Trustee of any supplemental indenture, the Collateral Trustee and the Loan Agent, at the expense of the Issuer, shall provide to the Holders of the Debt, the Asset Manager, any Hedge Counterparty, the Rating Agency and Euronext Dublin (for so long as any Notes are listed on Euronext Dublin and the guidelines of such exchange shall so require) a copy thereof.

(e)           Any failure of the Collateral Trustee to publish or provide such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture, except that no supplemental indenture will be binding on the Asset Manager until the Asset Manager receives notice thereof.

Section 8.4             Determination of Effect on Holders. The Collateral Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate of the Issuer, the Asset Manager or any investment banking firm or other independent expert familiar with the market for the Debt as to whether the interests of any Holder of the Debt would be materially and adversely affected or any Hedge Counterparty would be affected as described in Section 8.3(c) by the modifications set forth in any supplemental indenture under Section 8.1 or Section 8.2, it being expressly understood and agreed that the Collateral Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such certificate; provided that if a Majority of the Holders of any Class of Debt have provided written notice to the Collateral Trustee at least five (5) Business Days prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Collateral Trustee shall not be entitled to rely upon such certificate as to whether or not the Holders of such Class would be materially and adversely affected by such supplemental indenture and the Collateral Trustee shall not enter into such supplemental indenture without the consent such specified Holders. Any such determination shall be conclusive and binding upon all present and future holders of all Debt of such Class. The Collateral Trustee shall not be liable for any such determination made in good faith and in reliance upon any such certificate delivered to the Collateral Trustee as described in Section 8.5.

Section 8.5             Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby, the Collateral Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) stating that the execution of such supplemental indenture is authorized or permitted under this Indenture and all conditions precedent thereto have been satisfied. The Collateral Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.6             Effect of Supplemental Indentures or Amendments. Upon the execution of any supplemental indenture or amendment under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this Indenture for all purposes; and every Holder of the Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.7             Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notation in form approved by the Collateral Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Collateral Trustee in exchange for Outstanding Debt.

Section 8.8             Effect of Benchmark Transition Event.

(a)           Alternative Reference Rate. If the Asset Manager determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, then upon delivery of written notice by the Asset Manager to the Issuer, the Collateral Trustee (who shall forward such notice to the Holders of the Debt at the direction of the Asset Manager) and the Calculation Agent, the Alternative Reference Rate will replace the then-current Benchmark for all purposes relating to the transactions under this Indenture in respect of such determination on such date and all determinations on all subsequent dates. A supplemental indenture shall not be required in order to adopt an Alternative Reference Rate.

(b)           Benchmark Replacement Conforming Changes. In connection with the implementation of an Alternative Reference Rate, the Asset Manager will have the right to make Benchmark Replacement Conforming Changes from time to time pursuant to a supplemental indenture or by delivery of written notice to the Issuer, the Collateral Trustee (who shall forward such notice to the Holders of the Debt at the direction of the Asset Manager) and the Calculation Agent.

(c)           Decisions and Determinations. Any determination, decision or election that may be made by the Asset Manager pursuant to this Section 8.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Asset Manager’s sole discretion, and, notwithstanding anything to the contrary in this Indenture, shall become effective without consent from any other party.

ARTICLE IX

REDEMPTION OF DEBT

Section 9.1             Optional Redemption or Redemption Following a Tax Event. (a) The Issuer will redeem the Rated Debt (in whole but not in part) at their Redemption Price (i) on any Business Day on or after the occurrence of a Tax Event (during or after the Non-Call Period), upon receipt by the Collateral Trustee, the Issuer and the Asset Manager of written direction by either a Majority of the Subordinated Notes or a Majority of an Affected Class, (ii) on any Business Day occurring after the Non-Call Period, upon receipt by the Collateral Trustee, the Issuer and the Asset Manager of written direction by a Majority of the Subordinated Notes, and (iii) on any Business Day occurring at a time when the Asset Manager has determined that the Aggregate Principal Amount of the Underlying Assets is less than 10% of the Target Initial Par Amount, at the written direction of the Asset Manager, in each case such notice to be received at least 15 days (or such lesser time as shall be acceptable to the Collateral Trustee, the Issuer and the Asset Manager at their discretion) prior to the scheduled Redemption Date (any such redemption (or prepayment in the case of the Class A-1-LR Loans) of the Debt in accordance with this Section 9.1(a), an “Optional Redemption”); provided, that the Issuer may not sell (and the Collateral Trustee shall not be required to release) any Underlying Asset, unless, as determined pursuant to the procedures set forth in Section 9.1(b), there will be sufficient funds available in the Pledged Accounts to pay the Total Redemption Amount in accordance with the Priority of Payments.

On any Business Day on or after the Rated Debt has been redeemed or paid in full, the Subordinated Notes (in whole or in part) will be redeemed at their Redemption Price at the written direction of a Majority of the Subordinated Notes, or at the direction of the Asset Manager, to the Issuer (with a copy to the Collateral Trustee and the Asset Manager, as applicable). If the Subordinated Notes are not being redeemed on the Redemption Date for all of the Outstanding Rated Debt, unless otherwise directed to liquidate all of the Collateral by a Majority of the Subordinated Notes, the Asset Manager shall direct the liquidation of only that portion of the Collateral as may be necessary to provide sufficient funds, together with other available funds of the Issuer, to redeem the Rated Debt and pay the fees and expenses of the Issuer payable on the Redemption Date.

(b)           The Rated Debt shall not be redeemed pursuant to Section 9.1(a) unless:

(i)             at least five Business Days before the scheduled Redemption Date, the Asset Manager shall have furnished to the Collateral Trustee evidence in form reasonably satisfactory to the Collateral Trustee (which may be an officer’s certificate of the Asset Manager) that (1) the Issuer has entered into a binding agreement or agreements (including a confirmation of sale or trade ticket) with a financial institution or institutions whose short-term unsecured debt obligations or whose guarantor has a credit rating of at least “A-1” from S&P to purchase or guarantee the purchase (which may include by way of a fully funded participation) of the obligations, not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Underlying Assets, or (2) the Asset Manager (or an Affiliate or agent thereof) has priced but not yet closed another collateralized loan obligation (or similar) transaction and, in the case of clause (1), the purchase price thereof is, or, in the case of clause (2), the net proceeds thereof, or any pre-closing financing available to such collateralized loan obligation or similar transaction will, in each case, be at least equal to an amount sufficient, together with the proceeds from the Underlying Assets and Eligible Investments maturing on or prior to the scheduled Redemption Date and (without duplication) any Cash to be applied to such redemption and (without duplication) the aggregate amount of the expected proceeds from the sale of the Underlying Assets and Eligible Investments not later than the Business Day immediately preceding the scheduled Redemption Date (together with any amounts on deposit in the Contribution Account designated for such use) (A) to pay all Administrative Expenses payable under the Priority of Payments (including the fees and expenses incurred by the Collateral Trustee and the Asset Manager in connection with such sale of Underlying Assets and Eligible Investments), (B) to pay any accrued and unpaid amounts due to any Hedge Counterparty, (C) to pay any accrued and unpaid Senior Asset Management Fee (unless such amounts are waived or deferred in the sole discretion of the Asset Manager) and (D) to redeem such Rated Debt in whole but not in part on the scheduled Redemption Date at the applicable Redemption Price (the aggregate amount required to make all such payments and to effect such redemption, the “Total Redemption Amount”); or

(ii)           at least five Business Days prior to the scheduled Redemption Date and prior to selling any Underlying Assets and/or Eligible Investments, the Asset Manager shall have certified to the Collateral Trustee that the expected proceeds from such sale together with any other amounts available to be used for such Optional Redemption will be delivered to the Collateral Trustee not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, and will equal or exceed the Total Redemption Amount. Such certificate will set forth in reasonable detail the basis for the determination of the Asset Manager.

(c)           On any Business Day after the Non-Call Period (each, a “Refinancing Date”), one or more Classes of Rated Debt (in whole but not in part) may be redeemed from Refinancing Proceeds at their Redemption Price with the consent of the Asset Manager if a Majority of the Subordinated Notes direct the Issuer to redeem such Class or Classes of the Rated Debt through the issuance by the Issuer of replacement securities (“Replacement Debt”) to new or existing investors or obtaining a loan from one or more financial institutions or other lenders (a refinancing provided pursuant to such issuance of Replacement Debt or loan, a “Refinancing”), as determined by the Asset Manager in its sole discretion; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof will be negotiated by the Asset Manager on behalf of the Issuer and must be acceptable to the Asset Manager and a Majority of Subordinated Notes, and such Refinancing otherwise satisfies the conditions described below and the agreements relating to the Refinancing or the Replacement Debt, as applicable, contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d). In the case of a Refinancing of all Outstanding Rated Debt, the proceeds from the Refinancing (the “Refinancing Proceeds”) and all other available amounts (together with any amounts on deposit in the Contribution Account designated for such use) shall be at least equal to the Total Redemption Amount. In the case that one or more but not every Outstanding Class of Rated Debt is the subject of a Refinancing, the Refinancing Proceeds together with the Partial Redemption Interest Proceeds shall be at least sufficient to redeem the applicable Class or Classes of Rated Debt that is or are the subject of the Refinancing at the applicable Redemption Price for such Class or Classes. The expenses of the Issuer, the Collateral Trustee and the Asset Manager related to a Refinancing will be treated as Administrative Expenses. Additionally, if so directed in writing by the Holders of a Majority of the Subordinated Notes in connection with a Refinancing of any of the Debt, the Issuer may, with prompt written notice to the Collateral Trustee and the written consent of the Asset Manager, extend the end of the Non-Call Period for all Classes to a date after the effective date of such Refinancing.

The Issuer shall obtain a Refinancing of one or more but not every Outstanding Class of Rated Debt only if the Asset Manager determines and certifies to the Collateral Trustee that:

(i)            the Rating Agency has been notified of such Refinancing;

(ii)           the Refinancing Proceeds together with Interest Proceeds available in accordance with the Priority of Payments to pay the accrued interest portion of the applicable Redemption Price will be at least sufficient to pay in full the aggregate Redemption Price of the entire Class or Classes of Rated Debt subject to Refinancing;

(iii)          the aggregate principal balance of each Class of the Replacement Debt is equal to the Aggregate Outstanding Amount of the corresponding Class of the Rated Debt being refinanced;

(iv)          the Stated Maturity of the Replacement Debt is no earlier than the earliest Stated Maturity of any Rated Debt;

(v)           the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses that will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments);

(vi)          the spread over the Benchmark or the fixed interest rate, as applicable, of each class of obligations providing the Refinancing will not be greater than the spread over the Benchmark or the fixed interest rate, as applicable, of the Rated Debt of the corresponding Class being refinanced by such new class of obligations and the weighted average of the spread over the Benchmark and the fixed rates payable in respect of all of the Replacement Debt is less than or equal to the weighted average of the spread over the Benchmark and the fixed rate payable on all of the Classes of Rated Debt being refinanced (determined based on the respective spreads over the Benchmark or the fixed interest rate, as applicable, of such Classes of Rated Debt); provided that (x) any Class of Fixed Rate Debt may be refinanced with obligations that bear interest at a floating rate (i.e., at a stated spread over the Benchmark) so long as the floating rate of the obligations comprising the Refinancing is less than the applicable interest rate with respect to such Class of Fixed Rate Debt on the date of such Refinancing and (y) any Class of Floating Rate Debt may be refinanced with obligations that bear interest at a fixed rate so long as the fixed rate of the obligations comprising the Refinancing is less than the applicable Benchmark plus the relevant spread with respect to such Class of Floating Rate Debt on the date of such Refinancing, and in each case under clauses (x) and (y) Rating Agency Confirmation is obtained;

(vii)         the agreements relating to such Refinancing contain limited recourse and non-petition provisions substantially equivalent to those applicable to the Class or Classes of Debt subject to such Refinancing;

(viii)        the Replacement Debt is subject to the Priority of Payments and does not rank higher in priority pursuant to the Priority of Payments than the applicable Class of Debt being refinanced; provided, however, the Class A-1-R Debt and the Class A-2-R Notes may be refinanced by a single class of Replacement Debt;

(ix)           the voting rights, consent rights, redemption rights and other rights of the Replacement Debt are materially the same as the rights of the corresponding Class of Debt being refinanced; and

(x)            in connection with an issuance or incurrence of Replacement Debt, Tax Advice has been delivered to the Collateral Trustee to the effect that any Rated Debt issued or incurred in the Refinancing will be treated as debt for U.S. federal income tax purposes.

The Issuer shall obtain a Refinancing of all Outstanding Rated Debt only if the Asset Manager determines and certifies to the Collateral Trustee that:

(i)            the Refinancing Proceeds and all other available amounts shall be at least equal to the Total Redemption Amount;

(ii)           the Refinancing Proceeds and other available amounts are used (to the extent necessary) to make such redemption; and

(iii)          the agreements relating to such Refinancing contain limited recourse and non-petition provisions substantially equivalent to those applicable to the Rated Debt.

The Holders of Subordinated Notes will not have any cause of action against any of the Issuer, the Asset Manager or the Collateral Trustee for any failure to obtain a Refinancing. In the event that a Refinancing is obtained meeting the criteria specified above and in a manner acceptable to the requisite Holders of Subordinated Notes, the Issuer and the Collateral Trustee will amend this Indenture to the extent necessary to reflect the terms of the Refinancing as provided in Section 8.1.

If each Class of Outstanding Rated Debt is subject to a Refinancing, Refinancing Proceeds will constitute Principal Proceeds and will be applied pursuant to Section 11.1(b) on the relevant Redemption Date. If one or more but not every Outstanding Class of Rated Debt is subject to a Refinancing, no Refinancing Proceeds will constitute Interest Proceeds or Principal Proceeds, and Refinancing Proceeds will be applied (together with the Partial Redemption Interest Proceeds) pursuant to Section 11.1(f) on the Partial Redemption Date to redeem or prepay the Debt that is subject to the Refinancing and pay related expenses without regard to the Priority of Payments (other than the Priority of Partial Redemption Proceeds); provided that, to the extent that any Refinancing Proceeds remain after payment of the respective Redemption Prices of each redeemed or prepaid Class and related expenses, such Refinancing Proceeds will be treated as Interest Proceeds or Principal Proceeds, as directed by the Asset Manager.

The Collateral Trustee will, not less than 15 days prior to the applicable Refinancing Date, notify each Holder of the Debt to be refinanced, the Record Date applicable to the Refinancing and other terms of the Refinancing as required under this Indenture. Failure to give notice of Refinancing, or any defect therein, to any Holder of any Debt selected for Refinancing shall not impair or affect the validity of the Refinancing of any other Debt.

(d)           The Asset Manager shall set the Redemption Date and the Redemption Record Date and give notice thereof to the Issuer and the Collateral Trustee prior to the date by which the Issuer is required to deliver the notice pursuant to Section 9.2. Installments of interest and principal due on or prior to a Redemption Date which shall not have been paid or duly provided for shall be payable to the Holders of the Rated Debt as of the relevant Redemption Record Date. Upon receipt of the direction of the Holders of the applicable percentage (if any) of Subordinated Notes with respect to the redemption of the Rated Debt pursuant to Section 9.1(a), the Issuer shall deliver an Issuer Order to the Collateral Trustee directing the Collateral Trustee to make the payment to the Paying Agent of the applicable Redemption Price of all of the Rated Debt. The Issuer shall deposit, or cause to be deposited, the funds required for an Optional Redemption in the Payment Account on or before the Business Day prior to the Redemption Date.

(e)           In connection therewith, the Issuer shall not permit any Interest Rate Hedges to be terminated until the period for withdrawal of Redemption in Section 9.3 has expired; however, any Hedge Agreement (other than an Interest Rate Hedge) may be terminated at any time prior to the Redemption Date, subject to the termination provisions of the applicable Hedge Agreement and any Hedge Agreement (including an Interest Rate Hedge) may be terminated subsequent to the date on which such notice of redemption may no longer be withdrawn.

Section 9.2             Issuer Notice of Redemption. In the event of any Redemption pursuant to Section 9.1, the Issuer shall, at least 20 days (but not more than 60 days) prior to the Redemption Date (unless each of the Collateral Trustee and the Asset Manager shall agree to a shorter notice period) notify the Collateral Trustee, the Asset Manager and the Rating Agency of such proposed Redemption Date, the Redemption Record Date, the principal amount of Rated Debt on such Redemption Date and the Redemption Price of the Rated Debt in accordance with Section 9.1. Following receipt of such notice, if a sale of Underlying Assets and/or Eligible Investments shall be made pursuant to Section 9.1(b) in connection with such redemption, the Asset Manager shall review the Underlying Assets and direct the Collateral Trustee in writing to sell any Underlying Asset subject to the procedures set forth in Section 9.1(b), and the Collateral Trustee shall sell such Underlying Assets in the manner directed in writing by the Asset Manager.

Section 9.3            Notice of Redemption; Withdrawal of Notice. (a) Notice of Redemption of any Class of Debt shall be given by the Collateral Trustee on behalf of and at the expense of the Issuer not less than 15 days prior to the applicable Redemption Date (as to which the Collateral Trustee shall have been notified in writing) to the Rating Agency, each Hedge Counterparty and each Holder of the Debt to be redeemed (or, in the case of the Class A-1-LR Loans, prepaid). For so long as any Debt listed on Euronext Dublin and so long as the guidelines of such exchange so require, notice of Optional Redemption shall be given by the Collateral Trustee, in the name of the Issuer, to Euronext Dublin.

(b)           All notices of redemption or prepayment shall state:

(i)            the applicable Redemption Date and Record Date with respect thereto (which shall be a date after the date on which such notice is given);

(ii)           the Redemption Price for each Class of Debt being redeemed (or, in the case of the Class A-1-LR Loans, prepaid);

(iii)           a statement that (x) in the case of a Redemption of the Rated Debt, all of the Rated Debt, or (y) in the case of a Redemption of the Subordinated Notes, some or all of the Subordinated Notes, are being redeemed and that interest on Rated Debt redeemed shall cease to accrue on the date specified in the notice;

(iv)           the place or places where any Definitive Notes being redeemed are to be surrendered upon payment of the Redemption Price; and

(v)           the latest possible date upon which the Issuer is entitled to rescind any of the transactions necessary or desirable to effectuate the Redemption in accordance with the terms hereof.

The Issuer shall have the option to postpone or withdraw the notice of and cancel a Redemption or Refinancing on or prior to the Business Day prior to the proposed Redemption Date or Partial Redemption Date, as the case may be, by written notice to the Collateral Trustee, each Hedge Counterparty, the Asset Manager and the Rating Agency, and must cancel the Redemption or Refinancing if (i)(x) in the case of a Redemption or Refinancing of all Outstanding Rated Debt, the evidence or certification as to Total Redemption Amount has not been received in the form required under Section 9.1 of this Indenture (or, if it has been received, the Issuer has received actual notice of revocation or withdrawal thereof) (y) if a failure to close has occurred with respect to a collateralized loan obligation or similar financing transaction from which proceeds of newly-issued obligations were to provide funds necessary for the Issuer’s payment of the Total Redemption Amount in a Redemption or Refinancing of all Outstanding Rated Debt (in which limited circumstance Redemption cancellation or postponement may occur on the Redemption Date) or (z) in the case that one or more but not every Outstanding Class of Rated Debt is the subject of a Refinancing, evidence in the form reasonably satisfactory to the Collateral Trustee (which may be an officer’s certificate of the Asset Manager) that the Refinancing Proceeds together with the Partial Redemption Interest Proceeds are at least sufficient to redeem the applicable Class or Classes of Rated Debt that is or are the subject of the Refinancing at the applicable Redemption Price has not been furnished by the Asset Manager to the Collateral Trustee on such Business Day prior to the proposed Redemption Date or Partial Redemption Date, as the case may be, or (ii) the direction of the Optional Redemption or Refinancing (other than an Optional Redemption directed by the Asset Manager as described in Section 9.1(a)(iii)) is withdrawn or the Redemption Date postponed by a Majority of the Subordinated Notes on or before the fifth Business Day prior to the scheduled Redemption Date. Disposition Proceeds related to a cancelled Redemption may be reinvested in accordance with Section 12.2.

Notice of any withdrawal or postponement of the Redemption or Refinancing shall be given by the Collateral Trustee to each Holder of Debt to be redeemed not later than the Business Day prior to the scheduled Redemption Date (or not later than on the scheduled Redemption Date in the case of clause (i)(y) above). In addition, if and for so long as any Class of Debt is listed on any stock exchange, the Collateral Trustee will send notice of any withdrawal or postponement of such notice as required under the guidelines of such exchange.

(c)           Any failure to give notice of redemption (or, in the case of the Class A-1-LR Loans, prepayment), or any defect therein, to the Rating Agency or any Holder of Debt selected for redemption (or, in the case of the Class A-1-LR Loans, prepayment) shall not impair or affect the validity of the redemption of any other Debt.

Section 9.4             Debt Payable on Redemption Date. (a) Notice of Redemption having been given as aforesaid, the Debt so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless a default is made in the payment of the Redemption Price) the Rated Debt shall cease to bear interest. Upon final payment on a Definitive Note to be redeemed, the Holder shall present and surrender such Definitive Note at the place specified in the notice of redemption or prepayment on or prior to such Redemption Date; provided, that if there is delivered to the Issuer and the Collateral Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Definitive Note, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Definitive Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(b)           If any Rated Debt called for Optional Redemption shall not be paid upon surrender thereof for redemption (or, in the case of the Class A-1-LR Loans, prepayment), the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Debt Interest Rate for each successive Interest Accrual Period that any such Debt remains Outstanding.

Section 9.5             Mandatory Redemptions; Special Redemptions. (a) So long as any Rated Debt remains Outstanding, if any of the Coverage Tests are not satisfied as of any Determination Date, Interest Proceeds and, to the extent Interest Proceeds are insufficient for such purpose, Principal Proceeds will be applied on the related Payment Date and each Payment Date thereafter to pay principal on Rated Debt in accordance with the Debt Payment Sequence to the extent necessary to achieve compliance with such Coverage Test.

(b)           [Reserved].

(c)           During the Reinvestment Period, one or more Classes of Debt may be amortized in whole or in part in accordance with the Priority of Payments by the Issuer (a “Special Amortization”) on any Payment Date if, at any time during the related Due Period, the Asset Manager has been unable, for a period of at least 20 consecutive Business Days, to identify Underlying Assets that it determines would be appropriate for acquisition in accordance with the Portfolio Criteria in sufficient amounts to permit the investment of all or a portion of available Principal Proceeds and the Asset Manager elects, in its sole discretion, to direct the Collateral Trustee to apply the Special Amortization Amount for payment of principal of the Rated Debt in accordance with the Priority of Payments. The Asset Manager will notify the Collateral Trustee (and the Collateral Trustee shall notify the Holders of the Controlling Class) and the Issuer no later than the Determination Date related to such Payment Date. On the applicable Payment Date the Special Amortization Amount will be applied to pay principal of the Rated Debt in accordance with the Priority of Payments. The Asset Manager may withdraw any notice of a Special Amortization on or prior to the related Determination Date.

Section 9.6             Optional Re-Pricing. (a) On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes, with the consent of the Asset Manager, the Issuer (or the Asset Manager on its behalf) shall be required to reduce the spread over the Benchmark (or, in the case of the Fixed Rate Debt, the stated rate of interest) applicable to any Class of Re-Pricing Eligible Debt (such reduction with respect to any such Class of Re-Pricing Eligible Debt, a “Re-Pricing” and any such Class that becomes subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless (i) each condition specified in this Section 9.6 is satisfied and (ii) any Outstanding Debt of a Re-Priced Class will be subject to the related Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of the Asset Manager to assist the Issuer in effecting the Re-Pricing. Additionally, if so directed in writing by the Holders of a Majority of the Subordinated Notes in connection with a Re-Pricing of any of the Re-Pricing Eligible Debt, the Issuer may, with prompt written notice to the Collateral Trustee and the written consent of the Asset Manager, extend the end of the Non-Call Period for all Classes to a date after the effective date of such Re-Pricing.

(b)           At least 20 Business Days prior to the date selected by a Majority of the Subordinated Notes for the Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice (the “Re-Pricing Notice”) in writing (with a copy to the Asset Manager and the Rating Agency then rating the Class of Debt subject to such Re-Pricing) to the Collateral Trustee (who shall forward such notice to each Holder of the proposed Re-Priced Class), which notice shall: (i) specify the proposed Re-Pricing Date and the revised spread over the Benchmark (or, in the case of the Fixed Rate Debt, the stated rate of interest) to be applied with respect to such Class (the “Re-Pricing Rate”), (ii) request each Holder or beneficial owner of Debt of the Re-Priced Class to approve the proposed Re-Pricing, and (iii) specify the price equal to the outstanding principal amount plus accrued interest (including any Defaulted Interest (and any interest thereon)) to (but excluding) the Re-Pricing Date at which Debt of any Holder or beneficial owner of the Debt of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be the purchase price of such Debt (the “Re-Pricing Redemption Price”). Upon Issuer Order, the Collateral Trustee shall also forward any Re-Pricing Notice to Euronext Dublin so long as any Debt is listed thereon and so long as the guidelines of such exchange so require.

(c)           In the event that any Holders or beneficial owners of the Re-Priced Class do not deliver to the Issuer written consent to the proposed Re-Pricing on or before the date that is 10 Business Days prior to the proposed Re-Pricing Date, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders or beneficial owners of the Re-Priced Class, specifying the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by such non-consenting Holders or beneficial owners, and shall request each such consenting Holder or beneficial owner to provide written notice to the Issuer, the Collateral Trustee, the Asset Manager and the Re-Pricing Intermediary if such Holder or beneficial owner would like to purchase all or any portion of the Debt of the Re-Priced Class held by the non-consenting Holders or beneficial owners at the Re-Pricing Redemption Price with respect thereto (each such notice, an “Exercise Notice”) within five Business Days after receipt of such notice.

(d)           In the event the Issuer receives Exercise Notices with respect to an amount equal to or more than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders or beneficial owners, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt at the Re-Pricing Redemption Price with respect thereto, without further notice to the non-consenting Holders or beneficial owners thereof, on the Re-Pricing Date to the Holders or beneficial owners delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Debt such Holders or beneficial owners who indicated an interest in purchasing pursuant to their Exercise Notices. In the event the Issuer shall receive Exercise Notices with respect to less than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by non-consenting Holders or beneficial owners, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt, without further notice to the non-consenting Holders or beneficial owners thereof, on the Re-Pricing Date to the Holders or beneficial owners delivering Exercise Notices with respect thereto, and any excess Debt of the Re-Priced Class held by non-consenting Holders or beneficial owners shall be sold at the Re-Pricing Redemption Price with respect thereto to one or more transferees designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Debt to be effected pursuant to this paragraph shall be made at the Re-Pricing Redemption Price with respect to such Debt, and shall only be effected if the related Re-Pricing is effected in accordance with the provisions of this Indenture. Each Holder and beneficial owner of any Re-Pricing Eligible Debt, by its acceptance of an interest in the Re-Pricing Eligible Debt, agrees to sell and transfer its Re-Pricing Eligible Debt in accordance with the provisions of this Indenture described in this Section and agrees to cooperate with the Issuer, the Re-Pricing Intermediary and the Collateral Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Collateral Trustee and the Asset Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Debt of the Re-Priced Class held by non-consenting Holders or beneficial owners (the “Re-Pricing Confirmation Notice”).

(e)           The Issuer shall not effect any proposed Re-Pricing unless (as certified by the Issuer or the Asset Manager on its behalf): (i) the Issuer and the Collateral Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date pursuant to Section 8.1 to reduce the spread over the Benchmark (or, in the case of the Fixed Rate Debt, the stated rate of interest) applicable to the Re-Priced Class; (ii) the Rating Agency then rating the Debt of the Re-Priced Class shall have been notified of such Re-Pricing; and (iii) all expenses of the Issuer and the Collateral Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing (including in connection with the related supplemental indenture) shall not exceed the amount of Interest Proceeds available to be applied to the payment thereof under the Priority of Payments on the subsequent Payment Date, after taking into account all amounts required to be paid pursuant to the Priority of Payments on such subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes and amounts on deposit in the Contribution Account designated for such use, unless such expenses shall have been paid or shall be adequately provided for by an entity other than the Issuer.

(f)            If a Re-Pricing Confirmation Notice has been received by the Collateral Trustee from the Issuer pursuant to this Indenture, then notice of a Re-Pricing shall be given by the Collateral Trustee, at the expense of the Issuer, at least 10 Business Days prior to the proposed Re-Pricing Date, to each Holder of the Debt of the Re-Priced Class at its address in the Note Register (with a copy to the Asset Manager), specifying the applicable Re-Pricing Date, Re-Pricing Rate and Re-Pricing Redemption Price (in each case according to the information set forth in the Re-Pricing Notice). Failure to give a notice of a Re-Pricing, or any defect therein, to any Holder or beneficial owner of any Debt of the Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. In addition, for so long as any Debt is listed on Euronext Dublin and so long as the guidelines of such exchange so require, notice of the Re-Pricing shall be given by the Collateral Trustee upon Issuer Order, in the name and at the expense of the Issuer, to Euronext Dublin. Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Collateral Trustee, and the Asset Manager for any reason. Upon receipt of such notice of withdrawal, the Collateral Trustee shall transmit such notice to the Holders of the proposed Re-Priced Class and the Rating Agency then rating the proposed Re-Priced Class. Notwithstanding anything contained herein to the contrary, failure to effect a Re-Pricing, whether or not notice of Re-Pricing has been withdrawn, will not constitute an Event of Default. The Collateral Trustee shall be entitled to receive and may request and rely upon a written order or request from the Issuer (or the Asset Manager on behalf of the Issuer) providing directions and additional information necessary to effect a Re-Pricing.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1           Collection of Money; General Pledged Account Requirements. (a) Except as otherwise expressly provided herein, the Collateral Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Collateral Trustee pursuant to this Indenture, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Trustee (or the Intermediary on its behalf) shall segregate and hold all such money and property received by it in the Pledged Accounts for the benefit of the Secured Parties and shall apply it as provided in this Indenture. If a default occurs in the making of any payment or performance in connection with any Collateral, the Collateral Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(b)           The Pledged Accounts established by the Collateral Trustee pursuant to this Article X may include any number of accounts or subaccounts for convenience in administering the Collateral. Each Pledged Account shall be established in the name of the Collateral Trustee and as to which the Collateral Trustee shall be the entitlement holder and customer and over which the Collateral Trustee shall have exclusive control over such Pledged Account. The Collection Account and the Pledged Accounts described in Section 10.3(a) through (e) and in Section 10.3(i) have been established on or before the First Refinancing Date and the Hedge Counterparty Collateral Account will be established no later than the time of entry by the Issuer into a Hedge Agreement. The Contribution Account described in Section 10.3(h) will be established no later than the time that the related Contribution is made as described in Section 11.2.

(c)           Each Pledged Account shall be established with an Intermediary in the name of the Collateral Trustee for the benefit of the Secured Parties and maintained pursuant to an Account Agreement. All funds held by or deposited with the Collateral Trustee in any Pledged Account shall be deposited with an Eligible Institution to be held for the benefit of the Secured Parties. The Collateral Trustee agrees to give the Issuer and the Asset Manager immediate notice if any Pledged Account or any funds on deposit therein, or otherwise to the credit of such Pledged Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. If an institution with whom the funds in respect of any Pledged Account is deposited fails to meet the requirements of an Eligible Institution, such funds shall be moved by the Issuer within 30 calendar days to another institution that does meet the requirements of an Eligible Institution.

(d)           The Collateral Trustee (as directed by the Asset Manager) shall invest or cause the investment of all funds received into the Pledged Accounts (other than the Payment Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Pledged Account in Eligible Investments having Stated Maturities no later than the Business Day before the next Payment Date (unless such Eligible Investment is issued by the Collateral Trustee or any Affiliate in its capacity as a banking institution, in which event such Eligible Investment may mature on such Payment Date), as designated by the Asset Manager. If the Collateral Trustee does not receive written instructions from the Asset Manager or the Issuer within five Business Days after receipt of funds into a Pledged Account, the funds held in such Pledged Account shall be held uninvested (unless otherwise directed by the Issuer or the Asset Manager).

(e)           All interest and other income from such investments shall be deposited into the applicable Pledged Account, any gain realized from such investments shall be credited to such Pledged Account, and any loss resulting from such investments shall be charged to such Pledged Account. The Collateral Trustee shall not in any way be held liable by reason of any insufficiency of funds in any Pledged Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

Section 10.2           Collection Account.

(a)           Deposits. The Collateral Trustee shall immediately upon receipt deposit in the Interest Collection Account or the Principal Collection Account, as applicable, all funds and property received by the Collateral Trustee and (x) designated for deposit in the Collection Account or (y) not designated under this Indenture for deposit in any other Pledged Account, including all Proceeds (unless simultaneously reinvested in Underlying Assets or in Eligible Investments). In addition, the Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies received from external sources in the Collection Account as it deems, in its sole discretion, to be advisable.

(b)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Collection Account shall be in accordance with the provisions of this Indenture, including:

(i)            as directed by the Asset Manager, Principal Proceeds (including Principal Proceeds held in the form of Eligible Investments which may be sold for such purpose) may be used for the purchase of Underlying Assets as permitted under and in accordance with the requirements of Article XII, provided that amounts deposited in the Collection Account may not be used to purchase Margin Stock or for any purpose that would constitute the Issuer’s extending Purpose Credit under Regulation U;

(ii)           on any Business Day, for the payment of Administrative Expenses pursuant to Section 11.1(d);

(iii)          on the Business Day prior to each Payment Date, for deposit into the Payment Account for application pursuant to the Priority of Payments and in accordance with the Payment Date Instructions; and

(iv)          together with amounts permitted to be used therefor in accordance with the definition of “Permitted Use”, any amount required to exercise a warrant held in the Collateral or right to acquire Specified Equity Securities in accordance with the requirements of Article XII (including Section 12.6) or to purchase any Workout Loan or Restructured Loan in accordance with the requirements of Article XII; provided that if Principal Proceeds are to be used for the purchase of a Workout Loan or Restructured Loan, the Asset Manager shall not direct such a withdrawal unless the conditions set forth in Section 12.6(b) are satisfied.

(c)           The Collateral Trustee will give notice to the Asset Manager within one Business Day after becoming aware of the receipt of any Distribution or other Proceeds not in Cash.

(d)           The Collateral Trustee shall maintain a record of Interest Proceeds and Principal Proceeds both before and after the Reinvestment Period, including, without limitation, Unscheduled Principal Payments and Disposition Proceeds of Credit Risk Obligations.

Section 10.3           Collateral Account; Payment Account; Variable Funding Account; Expense Reserve Account; Hedge Counterparty Collateral Account.

(a)           Collateral Account.

(i)           Deposits. The Collateral Trustee shall immediately upon receipt deposit all Collateral in the Collateral Account.

(ii)           Withdrawal. The only permitted withdrawals from or application of funds or property on deposit in the Collateral Account shall be in accordance with the provisions of this Indenture.

(b)           [Reserved].

(c)           Payment Account.

(i)            Deposits. The Collateral Trustee shall immediately upon receipt deposit in the Payment Account all funds and property designated in this Indenture for deposit in the Payment Account, including on the Business Day prior to each Payment Date, funds in the Collection Account that are not required or permitted to remain in such Pledged Account and in accordance with the Payment Date Instructions.

(ii)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Payment Account shall be in accordance with the provisions of this Indenture, including for application in accordance with the Priority of Payments on any Payment Date as specified in the Payment Date Instructions.

(d)           Variable Funding Account.

(i)            Deposits. The Collateral Trustee shall immediately upon receipt deposit in the Variable Funding Account all funds and property designated in this Indenture for deposit in the Variable Funding Account, including:

(A)           upon the purchase of any Revolving Credit Facility or Delayed-Draw Loan, Principal Proceeds will be deposited into (and will be treated as part of the purchase price), and at all times funds will be maintained by the Issuer in, the Variable Funding Account such that the aggregate amount of funds on deposit in the Variable Funding Account will be at least equal to the Variable Funding Reserve Amount, and

(B)           after the initial purchase, all principal payments received on any Revolving Credit Facility or Delayed-Draw Loan will be deposited directly into the Variable Funding Account (and will not be available for distribution as Principal Proceeds) to the extent required for the aggregate amount of funds on deposit in the Variable Funding Account to be at least equal to the Variable Funding Reserve Amount.

(ii)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Variable Funding Account shall be in accordance with the provisions of this Indenture, including at the direction of the Asset Manager:

(A)           to fund any draws on Revolving Credit Facilities and any additional funding obligations of the Issuer under any Delayed-Draw Loans, and

(B)           upon the disposition, maturity or termination of a Revolving Credit Facility or Delayed-Draw Loan or termination or permanent reduction of the related commitment, any funds in the Variable Funding Account in excess of the amount needed to maintain the Variable Funding Reserve Amount may be transferred at the direction of the Asset Manager to the Collection Account and treated as Principal Proceeds; provided that funds so transferred upon the termination or reduction of the Issuer’s funding commitment prior to the stated maturity thereof with respect to a Delayed-Draw Loan or a Revolving Credit Facility shall constitute Unscheduled Principal Payments.

(iii)           Eligible Investments. Eligible Investments in the Variable Funding Account must mature no later than the next Business Day.

(e)           Expense Reserve Account.

(i)            Deposits. The Collateral Trustee shall immediately upon receipt deposit in the Expense Reserve Account all funds designated for deposit in the Expense Reserve Account, including:

(A)           funds for the payment of organizational and other expenses incurred in connection with the issuance and incurrence, as applicable, of the Debt but unpaid as of the First Refinancing Date as directed by the Issuer on the First Refinancing Date, and

(B)           funds from Interest Proceeds as directed in accordance with subclause (iii) of the Priority of Interest Payments.

(ii)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Expense Reserve Account shall be in accordance with the provisions of this Indenture, including at the direction of the Asset Manager:

(A)           from time to time, at the direction of the Asset Manager on behalf of the Issuer, to pay organizational and other expenses incurred in connection with the issuance and incurrence, as applicable, of the Debt that were not paid as of the First Refinancing Date,

(B)           from time to time for payments pursuant to Section 11.1(d),

(C)           upon certification from the Asset Manager on behalf of the Issuer that, to the best of its knowledge after reasonable inquiry, all organizational and other expenses incurred in connection with the issuance or incurrence, as applicable, of the Debt have been paid, and in any event no later than the Business Day preceding the second Payment Date after the First Refinancing Date, amounts remaining in the Expense Reserve Account in excess of $50,000 shall be transferred to the applicable Collection Account as Interest Proceeds or Principal Proceeds (as designated by the Asset Manager), or

(D)           on any Payment Date, to the Collection Account or Interest Reserve Account as Interest Proceeds as directed by the Asset Manager.

(iii)          Eligible Investments. Eligible Investments in the Expense Reserve Account must mature no later than the next Business Day.

(f)            [Reserved].

(g)           Hedge Counterparty Collateral Account.

(i)            Deposits. The Collateral Trustee shall immediately upon receipt deposit all collateral required to be posted by a Hedge Counterparty under any Hedge Agreement into a subaccount of the Hedge Counterparty Collateral Account identified in such Hedge Agreement and all other funds and property required or permitted by this Indenture and required by the terms of any Hedge Agreement to be deposited into the Hedge Counterparty Collateral Account. All Hedge Counterparty collateral deposited from time to time in the Hedge Counterparty Collateral Account pursuant to this Indenture shall be held for the benefit of such Hedge Counterparty by the Collateral Trustee, subject to the terms of the related Hedge Agreement.

(ii)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account shall be in accordance with the provisions of this Indenture and shall be applied solely in accordance with the terms of the related Hedge Agreement.

(iii)          Eligible Investments. The Collateral Trustee shall invest funds on deposit in the Hedge Counterparty Collateral Account as instructed by the Asset Manager as provided in the related Hedge Agreement and such funds shall not constitute “Eligible Investments” for any purpose under this Indenture.

(h)           Contribution Account.

(i)            Deposits. (x) Contributions made as described in Section 11.2, (y) all or a portion of the net proceeds from an additional issuance of Junior Mezzanine Notes and/or Subordinated Notes (as directed by the Asset Manager) and (z) other amounts that may be applied to a Permitted Use, will be deposited by the Collateral Trustee into the Contribution Account and subsequently applied to a Permitted Use designated by the Asset Manager in such written direction; provided that, in the case of any Contribution, the Collateral Trustee shall not accept such Contribution from a holder of Subordinated Notes until the third Business Day after notice is provided to each other holder of Subordinated Notes in accordance with Section 11.2.

(ii)           Withdrawals. The only permitted withdrawals from or application of funds or property on deposit in the Contribution Account shall be in accordance with the provisions of this Indenture, including to a Permitted Use at the written direction of the Asset Manager. Any income earned on amounts deposited in the Contribution Account shall be deposited in the Interest Collection Account as Interest Proceeds.

(iii)           Eligible Investments. Eligible Investments deposited in the Contribution Account must mature no later than the next Business Day.

(i)           Interest Reserve Account.

(i)            [Reserved].

(ii)           Withdrawals. On the Determination Date related to the first Payment Date following the First Refinancing Date, all amounts on deposit in the Interest Reserve Account shall be transferred to the Collection Account as Interest Proceeds or Principal Proceeds (as directed by the Asset Manager) for the related Payment Date, in each case for application pursuant to the Priority of Payments.

(iii)          Eligible Investments. Eligible Investments in the Interest Reserve Account must mature no later than the first Payment Date.

Section 10.4           Reports by Collateral Trustee. The Collateral Trustee shall supply in a timely fashion to the Issuer, the Asset Manager and the Collateral Administrator any information regularly maintained by the Collateral Trustee that the Issuer or the Asset Manager may from time to time request with respect to the Pledged Obligations or the Pledged Accounts reasonably needed to complete the Monthly Report, the Payment Date Report or provide any other information reasonably available to the Collateral Trustee by reason of its acting as Collateral Trustee hereunder and required to be provided by Section 10.5 or to permit the Asset Manager to perform its obligations under the Asset Management Agreement. The Collateral Trustee shall forward to the Asset Manager copies of notices and other writings received by it from the obligor or other Person with respect to any Underlying Asset or from any Clearing Agency with respect to any Underlying Asset advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor. The Collateral Trustee is authorized to make available to Intex Solutions, Inc., Semeris Ltd. and Kanerai each Monthly Report and any related data files that are available via its internet website. The Trustee shall have no liability for providing each Monthly Report and any related data files to Intex Solutions, Inc., Semeris Ltd. or Kanerai by granting access to its internet website, including for granting such access or for use of such reports and other data files by Intex Solutions, Inc., Semeris Ltd., Kanerai or their respective subscribers.

Section 10.5           Accountings. If the Collateral Trustee shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Collateral Trustee, the Collateral Trustee shall use its reasonable efforts to cause such accounting to be made by the applicable Payment Date or Special Payment Date, as the case may be.

(a)           Monthly. Not later than the 12th Business Day after the 1st day (or if such day is not a Business Day, the immediately following Business Day) of each month, excluding a month in which a Payment Date occurs, commencing September 2026, the Issuer shall cause the Collateral Administrator to compile and provide to the Collateral Trustee, the Loan Agent, the Rating Agency, the Initial Purchaser, the Asset Manager, each of the Paying Agents, Euronext Dublin (so long as any Debt is listed on Euronext Dublin and so long as the guidelines of such exchange so require) and any Certifying Person or make available on the Collateral Trustee’s website, the Monthly Report. The Monthly Report shall be determined as of the first day of the applicable month (or if such day is not a Business Day, the immediately following Business Day).

Upon receipt of each Monthly Report (if the entity serving as Collateral Trustee is not the same Person as the Collateral Administrator), the Collateral Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Asset Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Trustee in its records and detail any discrepancies. If any discrepancy exists, the Collateral Trustee and the Issuer (or the Asset Manager, on behalf of the Issuer) shall attempt to resolve the discrepancy. If such discrepancy cannot be resolved promptly, the Collateral Trustee shall within five Business Days request that the Independent accountants appointed by the Issuer pursuant to Section 10.7 review such Monthly Report and the Collateral Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Trustee’s records, the Monthly Report or the Collateral Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

(b)           Payment Date Accounting. The Issuer shall cause the Collateral Administrator to render the Payment Date Report, signed by the Issuer, determined as of the related Determination Date, and made available on the Collateral Trustee’s website or delivered to the Collateral Trustee (who shall deliver such Payment Date Report to any Certifying Person, the Rating Agency, the Initial Purchaser and the Asset Manager) not later than the related Payment Date commencing on the first Payment Date after the Closing Date.

If the distributions to be made on any Payment Date (including any Liquidation Payment Date) would cause the remaining Pledged Obligations (other than Unsaleable Assets) to be less than the amount of Dissolution Expenses, the Collateral Trustee will notify the Issuer at least five Business Days before such Payment Date (or as promptly as practicable after the Collateral Trustee has received notice of such Dissolution Expenses from the Asset Manager, if notice is received thereafter).

(c)           Payment Date Instructions. Each Payment Date Report upon approval by the Asset Manager shall be deemed to be instructions to the Collateral Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the Priority of Payments (the “Payment Date Instructions”).

(d)           S&P Surveillance Reports; Notices. Not later than (i) the date of the Monthly Report for each month and (ii) the Business Day preceding a Payment Date (in each case, if such day is not a Business Day, the immediately following Business Day), the Issuer shall cause the Collateral Trustee to provide S&P the Excel Default Model Input File in accordance with the Rule 17g-5 Procedures.

(e)           To the extent the Issuer or the Asset Manager fails to provide any information or reports under this Section 10.5, the Collateral Trustee shall be entitled, but shall not be required, to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.7.

Section 10.6           Release of Collateral. (a) The Asset Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of any sale of an obligation (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying with respect to settlements that the applicable conditions set forth in Article XII have been met (which certification will be deemed to have been made by the Asset Manager by delivery of such Issuer Order to the Collateral Trustee), direct the Collateral Trustee to deliver such obligation against receipt of payment therefor.

(b)          The Asset Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of any redemption or payment in full of a Pledged Obligation (or, in the case of physical settlement, no later than the Business Day preceding such date) certifying that such obligation is being redeemed or paid in full (which certification will be deemed to have been made by the Asset Manager by delivery of such Issuer Order to the Collateral Trustee), direct the Collateral Trustee or, at the Collateral Trustee’s instruction, the Intermediary, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be presented (or in the case of a general intangible or a participation, cause such actions as are necessary to transfer such obligation to the designated transferee free of liens, claims or encumbrances created by this Indenture), to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)           Subject to Article XII, the Asset Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of an exchange, tender or sale (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying that a Pledged Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer (which certification will be deemed to have been made by the Asset Manager by delivery of such Issuer Order to the Collateral Trustee), direct the Collateral Trustee or, at the Collateral Trustee’s instructions, the Intermediary, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)           The Collateral Trustee shall deposit any proceeds received by it from the disposition of a Pledged Obligation in the Collection Account, unless such proceeds are simultaneously applied to the purchase of Underlying Assets or Eligible Investments.

(e)           The Collateral Trustee shall, (i) upon receipt of an Issuer Order, release any Unsaleable Assets sold, distributed or disposed of pursuant to Section 12.1(f), and (ii) upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral.

(f)           Following delivery of any obligation pursuant to clauses (a) through (c) and (e), such obligation shall be released from the lien of this Indenture without further action by the Collateral Trustee or the Issuer.

Section 10.7           Reports by Independent Accountants. (a) At the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall promptly appoint by Issuer Order delivered to the Collateral Trustee (with copies to the Asset Manager) a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint such a successor and provide such Issuer Order within 30 days after such resignation, the Asset Manager shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation.

(b)           For so long as any Rated Debt is Outstanding, within 120 calendar days after December 31st of each year, commencing 2026, the Issuer shall cause to be delivered to the Collateral Trustee a report (an “Accountants’ Payment Date Report”) from a firm of Independent certified public accountants indicating (i) that such firm has recalculated certain information in the preceding quarter’s Payment Date Report and applicable information from the Collateral Trustee and (ii) that the calculations within such Payment Date Report has been performed in accordance with the applicable provisions of this Indenture. In the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.7, the determination by such firm of Independent certified public accountants shall be conclusive.

(c)           In the event such firm of Independent certified public accountants appointed by the Issuer requires the Collateral Trustee (or Collateral Administrator, as applicable) to agree to the procedures performed by such firm (with respect to any of the reports or certificates of such firm), or sign any other agreement in connection therewith, the Collateral Trustee and/or Collateral Administrator shall, the Issuer hereby directs the Collateral Trustee and the Collateral Administrator, as applicable, to so agree to the terms and conditions requested by such firm of Independent accountants as a condition to receiving documentation required by this Indenture; it being understood and agreed that the Collateral Trustee and/or Collateral Administrator (as applicable) shall deliver such letter of agreement or other agreement in conclusive reliance on such direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent accountants by the Issuer (or the Asset Manager on its behalf) or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. In reliance upon such direction by the Issuer, the Collateral Trustee or Collateral Administrator is hereby authorized, without liability on its part, to execute and deliver any acknowledgement or other agreement with such firm of Independent accountants required for the Collateral Trustee (or Collateral Administrator, as applicable) to receive any of the certificates, reports or instructions provided for herein, which acknowledgement or agreement, to the extent so directed by the Issuer (or the Asset Manager on its behalf), may include, amongst other things, (i) acknowledgement that the Issuer has agreed that the procedures by the Independent accountants are sufficient for relevant purposes, (ii) releases by the Collateral Trustee (on behalf of itself and/or the Holders) or the Collateral Administrator of any claims, liabilities and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent accountants and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Collateral Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent certified public accountants that the Collateral Trustee or the Collateral Administrator, as applicable, determines in its sole discretion adversely affects it.

Section 10.8           Additional Reports. (a) In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer or the Asset Manager, on behalf of the Issuer, shall provide the Rating Agency and the Initial Purchaser with such additional information as the Rating Agency or the Initial Purchaser may from time to time reasonably request and the Asset Manager, on behalf of the Issuer, shall reasonably determine may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Collateral Trustee if it becomes aware that the rating of any Class of the Debt has been or will be changed or withdrawn by the Rating Agency. For the avoidance of doubt, such information shall not include any Accountants’ Certificate, Accountants’ Report or Accountants’ Payment Date Report.

(b)           Any written notice (including, without limitation, any notice of any amendment, modification or termination of any agreement entered into in connection with this Indenture and the Asset Management Agreement, and any notice of event of default thereof) or report delivered to the Collateral Trustee pursuant to this Indenture shall be delivered by the Collateral Trustee to the Rating Agency in accordance with Section 14.4. For the avoidance of doubt, such information shall not include any Accountants’ Certificate, Accountants’ Report or Accountants’ Payment Date Report.

Section 10.9           Certain Notices to the Holders. (a) Each Monthly Report and Payment Date Report shall contain or attach a notice to the Holders of the Debt stating that (A) each holder of a beneficial interest in the Debt (other than a holder of a beneficial interest in the Debt offered under Regulation S of the Securities Act) shall be deemed to have (i) represented that the holder is a QIB/QP (or with respect to the Subordinated Notes only, (x) an IAI/QP or (y) an Accredited Investor that is also a Qualified Purchaser), and (ii) made all other representations set forth in the legends of the applicable Notes and in Section 2.5(h) of this Indenture, (B) the Issuer shall have the right to refuse to honor a transfer of the Debt to a Non-Permitted Holder and the Issuer may require a Non-Permitted Holder to transfer its interest in the Debt to a Person that is not a Non-Permitted Holder within 30 days of receiving notice to such effect from the Issuer and, if such Non-Permitted Holder fails to transfer its Debt, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Debt or interest in Debt on behalf of any Non-Permitted Holder to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. To the extent a notice is sent to a Holder of Global Notes, the Collateral Trustee shall request such Holder to send the notice to the beneficial owners of such Debt.

(b)           On each anniversary of the First Refinancing Date (or the next Business Day, if such anniversary is not a Business Day), the Collateral Trustee shall send to the Depository, accompanied by a request that it be transmitted to the holders of Notes on the books of the Depository, a notice identifying the Notes to which it relates that provides as follows:

Please convey copies of this notice to each Person who is shown in your records as an owner of Notes held by you.

The Notes may be beneficially owned only by Persons that (a) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended), or are U.S. persons that are also (i) qualified purchasers for purposes of Section 3(c)(7) of the United States Investment Company Act of 1940; and (ii)(x) qualified institutional buyers within the meaning of Rule 144A or (y) with respect to the Subordinated Notes only, “accredited investors” within the meaning of Rule 501(a) of Regulation D (including institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D) and (b) can make the representations set forth in Section 2.5 of this Indenture and the applicable Exhibits to the Indenture. Beneficial ownership interest in the Notes may be transferred only to a Person that meets the qualifications set forth in clause (a) of the preceding sentence and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a), or that cannot make or has falsely or inaccurately made the representations referred to in clause (b) of the preceding sentence, to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to the Indenture.

(c)           Upon the request of the Issuer, the Asset Manager or any Certifying Person, the Collateral Trustee shall, at the expense of the Issuer, deliver to each Holder any communication from the Issuer, the Asset Manager or such requesting holder.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1           Disbursements of Monies from Payment Account. Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section, on or, with respect to amounts referred to in Section 11.1(d) through (e), before each Payment Date, the Collateral Trustee shall disburse amounts from the Payment Account in accordance with the following Priority of Payments:

(a)           On each Payment Date (other than a Liquidation Payment Date, the final Payment Date or any Post-Acceleration Payment Date), Interest Proceeds on deposit in the Payment Account shall be distributed in the following order of priority (the “Priority of Interest Payments”):

(i)            to the payment of accrued and unpaid taxes, governmental fees (including annual return fees) and registered office fees of the Issuer, if any;

(ii)           to the payment of accrued and unpaid Administrative Expenses described in clauses (i) through (iii) (in that order) of the definition thereof and then any remaining Administrative Expenses (pro rata); provided, however, that payments pursuant to this clause (ii) shall only be made to the extent that the total of payments pursuant to this clause (ii), together with any amounts paid in respect of Administrative Expenses during the related Due Period pursuant to Section 11.1(d) (other than from amounts on deposit in the Expense Reserve Account), shall not exceed, on any Payment Date, the Senior Administrative Expenses Cap;

(iii)           at the Asset Manager’s discretion, to the deposit to the Expense Reserve Account, an amount equal to the lesser of (x) the Ongoing Expense Reserve Shortfall and (y) the Ongoing Expense Excess Amount;

(iv)          to the payment to the Asset Manager of the Senior Asset Management Fee in accordance with the terms of the Asset Management Agreement, plus any Senior Asset Management Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds, except in each case to the extent that the Asset Manager elects to treat such current or previously due Senior Asset Management Fee as Deferred Asset Management Fees;

(v)           to each Hedge Counterparty (pro rata), any amounts payable under the related Hedge Agreement (excluding any costs of termination of such Hedge Agreement and any amounts required to be paid upon termination of such Hedge Agreement if such termination is caused in each case by (1) an event of default under such Hedge Agreement for which the Hedge Counterparty is the defaulting party or (2) a termination event under such Hedge Agreement for which the Hedge Counterparty is the sole affected party);

(vi)           to the payment, pro rata and pari passu, of the Class A-1-R Note Interest Distribution Amount and the Class A-1-LR Loan Interest Distribution Amount;

(vii)         to the payment of the Class A-2-R Note Interest Distribution Amount;

(viii)       to the payment of the Class B-R Note Interest Distribution Amount;

(ix)           if any Class A/B Coverage Test (except, in the case of the Interest Coverage Test, if such Payment Date is prior to the Interest Coverage Test Date) is not satisfied as of the related Determination Date, to the mandatory redemption of the Senior Debt in accordance with the Debt Payment Sequence, to the extent necessary to cause such test to be satisfied on a pro forma basis after giving effect to any payments made pursuant to this clause (ix), or, if not satisfied, until the Senior Debt has been paid in full;

(x)           [reserved];

(xi)           to the payment to the Asset Manager (and any predecessor asset manager as specified in the Asset Management Agreement), in each case in accordance with the terms of the Asset Management Agreement, of (A) the accrued and unpaid Subordinated Asset Management Fee at the election of the Asset Manager, (B) any accrued and unpaid Senior Asset Management Fee that was previously treated as Deferred Asset Management Fees at the election of the Asset Manager, and (C) any Subordinated Asset Management Fee that remains due and unpaid in respect of any prior Payment Dates (plus interest on any such Subordinated Asset Management Fees that were not paid on a prior Payment Date as a result of insufficient funds) at the election of the Asset Manager;

(xii)         to the payment in the following order of (A) any accrued and unpaid fees and expenses of the Issuer in respect of the Collateral Trustee, the Collateral Administrator, the Intermediary and the Bank and its Affiliates in their other capacities under the Transaction Documents, including indemnities, and then (B) to the payment of any accrued and unpaid Administrative Expenses (without regard to the Senior Administrative Expenses Cap), in each case, only to the extent not paid in full pursuant to clause (ii) above;

(xiii)         to the payment on a ratable basis of amounts excluded pursuant to subclause (v) above and any other payments due with respect to any Hedge Agreement;

(xiv)         (A) to pay to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts, if any, owing on such Payment Date, the aggregate amount of the Contribution Repayment Amounts owing to each such Contributor until all such amounts have been repaid in full, then (B) to the Holders of the Subordinated Notes until the Holders of the Subordinated Notes have received (after giving effect to any payments made on such Payment Date to or for the benefit of such Holders) the Incentive Internal Rate of Return (12%), then (C) 20% of the remaining Interest Proceeds to the Asset Manager (and any predecessor asset manager as specified in the Asset Management Agreement) in payment of the Incentive Asset Management Fee, and then (D) to the Asset Manager in payment of any Incentive Asset Management Fee that was previously treated as Deferred Asset Management Fees at the election of the Asset Manager, except to the extent that the Asset Manager elects to treat such current or previously due Incentive Asset Management Fees as Deferred Asset Management Fees; and

(xv)         to the payment of all remaining Interest Proceeds to the Holders of the Subordinated Notes.

(b)           On each Payment Date (other than a Liquidation Payment Date, the final Payment Date or any Post-Acceleration Payment Date), Principal Proceeds on deposit in the Payment Account that are received on or before the related Determination Date and that are not designated for reinvestment by the Asset Manager (other than Principal Proceeds received in respect of Underlying Assets that are Revolving Credit Facilities to the extent such Principal Proceeds are required to be deposited into the Variable Funding Account and Principal Proceeds that will be used to settle binding commitments entered into on or prior to the Determination Date for acquisition of Underlying Assets) shall be distributed in the following order of priority (the “Priority of Principal Payments”):

(i)            to the payment of the amounts referred to in clauses (i) through (ix) of the Priority of Interest Payments (in the order set forth therein), but only to the extent not paid in full thereunder;

(ii)           on any Redemption Date (other than a Partial Redemption Date), without duplication of the amounts paid above, to the payment of the Redemption Prices of the Debt in accordance with the Debt Payment Sequence, and then to the payments pursuant to clauses (vi) through (ix) below in the order set forth therein (without regard to whether the Payment Date is during or after the Reinvestment Period);

(iii)          during the Reinvestment Period, (A) at the discretion of the Asset Manager, either (x) to the acquisition of additional Underlying Assets or for deposit into the Collection Account as Principal Proceeds for investment in Eligible Investments pending acquisition of additional Underlying Assets at a later date or (y) if the reinvestment of such Principal Proceeds would, in the sole determination of the Asset Manager, cause (or would be likely to cause) a Retention Deficiency, to make payments in accordance with the Debt Payment Sequence in an amount determined by the Asset Manager in its sole discretion (and for the avoidance of doubt such payment shall not result in a termination of the Reinvestment Period) or (B) if a Special Amortization is elected by the Asset Manager, the payment of the Special Amortization Amount, to the redemption of the Rated Debt in accordance with the Debt Payment Sequence, and after the Rated Debt has been paid in full, to the payments described in clauses (vi) through (ix) below, in the order set forth therein (without regard to whether the Payment Date is during or after the Reinvestment Period);

(iv)          after the Reinvestment Period, to the redemption of the Rated Debt in accordance with the Debt Payment Sequence until the Rated Debt has been paid in full;

(v)           after the Reinvestment Period, to the payment of amounts referred to in clause (xi) of the Priority of Interest Payments, but only to the extent not paid in full under the Priority of Interest Payments;

(vi)          after the Reinvestment Period, to the payment of amounts referred to in clause (xii) of the Priority of Interest Payments (in the order set forth therein), but only to the extent not paid in full under the Priority of Interest Payments and clause (i) of the Priority of Principal Payments;

(vii)         after the Reinvestment Period, to the payment of any unpaid amounts payable to any Hedge Counterparty, but only to the extent not paid in full under the Priority of Interest Payments and clause (i) of the Priority of Principal Payments;

(viii)        (A) to pay to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts, if any, owing on such Payment Date, the aggregate amount of the Contribution Repayment Amounts owing to each such Contributor until all such amounts have been repaid in full, then (B) to the Holders of the Subordinated Notes until the Holders of the Subordinated Notes have received (after giving effect to any payments made on such Payment Date to or for the benefit of such Holders) the Incentive Internal Rate of Return (12%), then (C) 20% of the remaining Principal Proceeds to the Asset Manager (or predecessor asset manager as specified in the Asset Management Agreement) in payment of the Incentive Asset Management Fee, and then (D) to the Asset Manager in payment of any Incentive Asset Management Fee that was previously treated as Deferred Asset Management Fees at the election of the Asset Manager, except to the extent that the Asset Manager elects to treat such current or previously due Incentive Asset Management Fees as Deferred Asset Management Fees; and

(ix)           to the payment of all remaining Principal Proceeds to the Holders of the Subordinated Notes.

If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by Payment Date Instructions, the Collateral Trustee shall make the disbursements called for in the order and according to the priority set forth in the Priority of Payments to the extent funds are available therefor.

(c)           On each Liquidation Payment Date, the final Payment Date and any Post-Acceleration Payment Date, the Interest Proceeds and the Principal Proceeds will be distributed in the following order of priority (the “Priority of Liquidation Payments”):

(i)            to the payment of the amounts referred to in clause (i) of the Priority of Interest Payments;

(ii)           to the payment, first, of the amounts referred to in clause (ii) of the Priority of Interest Payments (in the order set forth therein) and, solely in connection with the accrued and unpaid Administrative Expenses payable to the Collateral Trustee (in all of its capacities hereunder) under this Indenture, to the Loan Agent under the Class A-1-LR Credit Agreement, to the Intermediary under the Account Agreement, to the Bank and U.S. Bank National Association in each of their capacities under the Collateral Administration Agreement and any other applicable Transaction Document, and second, to the Asset Manager under the Asset Management Agreement (other than the Asset Management Fees), in each case, without giving effect to the Senior Administrative Expenses Cap;

(iii)          to the payment of (A) first, the amounts referred to in clause (iv) of the Priority of Interest Payments and (B) second, the amounts referred to in clause (v) of the Priority of Interest Payments;

(iv)          to the payment, on a pro rata and pari passu basis, based on the amounts due of (A) (I) the Class A-1-LR Loan Interest Distribution Amount, including any Defaulted Interest and interest thereon and (II) the Class A-1-R Note Interest Distribution Amount, including any Defaulted Interest and interest thereon, and then (B) on a pro rata and pari passu basis, based on the Aggregate Outstanding Amounts thereof of principal on the Class A-1-R Notes and the Class A-1-LR Loans until the Class A-1-R Notes and the Class A-1-LR Loans are paid in full;

(v)           to the payment of (A) the Class A-2-R Note Interest Distribution Amount, including any Defaulted Interest and interest thereon, and then (B) principal on the Class A-2-R Notes until the Class A-2-R Notes are paid in full;

(vi)          to the payment of (A) the Class B-R Note Interest Distribution Amount, including any Defaulted Interest and interest thereon, and then (B) principal on the Class B-R Notes until the Class B-R Notes are paid in full;

(vii)         to the payment of the amounts referred to in clause (xi) of the Priority of Interest Payments;

(viii)        to the payment of accrued and unpaid Administrative Expenses not paid pursuant to clause (ii) above;

(ix)           to the payment of the amounts referred to in clause (xiii) of the Priority of Interest Payments;

(x)            (A) to pay to each Contributor, pro rata based on the aggregate amount of Contribution Repayment Amounts, if any, owing on such Payment Date, the aggregate amount of the Contribution Repayment Amounts owing to each such Contributor until all such amounts have been repaid in full, then (B) to the Holders of the Subordinated Notes until the Holders of the Subordinated Notes have received (after giving effect to any payments made on such Payment Date to or for the benefit of such Holders) the Incentive Internal Rate of Return (12%), then (C) 20% of the remaining Interest Proceeds and Principal Proceeds to the Asset Manager (or predecessor asset manager as specified in the Asset Management Agreement) in payment of the Incentive Asset Management Fee, and then (D) to the Asset Manager in payment of any Incentive Asset Management Fee that was previously treated as Deferred Asset Management Fees at the election of the Asset Manager (plus interest thereon), except to the extent that the Asset Manager elects to treat such current or previously due Incentive Asset Management Fees as Deferred Asset Management Fees; and

(xi)           to the payment of all remaining Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes.

(d)           Notwithstanding anything to the contrary contained herein, Interest Proceeds may be applied to the payment of amounts described in clauses (i) and (ii) of the Priority of Interest Payments on days other than Payment Dates from available funds; provided, that (x) such payments do not exceed the sum of (1) the Senior Administrative Expenses Cap with respect to the next Payment Date plus (2) amounts paid in respect of such payments from amounts on deposit in the Expense Reserve Account and (y) Interest Proceeds have been received during the relevant Due Period in an amount greater than or equal to the sum of (1) such payments minus (2) amounts on deposit in the Expense Reserve Account at the beginning of such Due Period.

(e)           The Asset Manager (on behalf of the Issuer) may direct the Collateral Trustee to disburse funds for the purchase of Debt to the extent permitted under Section 7.20.

(f)           On any Partial Redemption Date, Refinancing Proceeds and Partial Redemption Interest Proceeds will be distributed in the following order of priority (the “Priority of Partial Redemption Proceeds”):

(i)            to pay any accrued and unpaid expenses incurred and due and payable in connection with the Refinancing;

(ii)           to pay the Redemption Price of each Class of Rated Debt that is the subject of a Refinancing in accordance with the Debt Payment Sequence; and

(iii)          any remaining proceeds from the Refinancing will be deposited in the Collection Account as Interest Proceeds or Principal Proceeds, as directed by the Asset Manager.

(g)           All payments on the Class A-1-LR Loans shall be deposited into the Lender Account (as defined and established under the Class A-1-LR Credit Agreement) by the Collateral Trustee for distribution by the Loan Agent to the Class A-1-LR Lenders in accordance with the Class A-1-LR Credit Agreement; provided that, so long as the same entity is acting as both the Collateral Trustee and the Loan Agent, all requirements for payments required to be made by the Loan Agent hereunder shall be deemed satisfied if such payments are remitted by the Collateral Trustee.

Section 11.2           Contributions. (a) At any time during or after the Reinvestment Period, any Holder or beneficial owner of Subordinated Notes (each such Person, a “Contributor”) may, subject to the prior written consent of the Asset Manager, provide a Contribution Notice to the Issuer (with a copy to the Asset Manager) and the Collateral Trustee and offer to make a cash contribution to the Issuer (each, a “Contribution”); provided that (x) each Contribution shall be in an amount at least equal to $500,000 (counting all Contributions received on the same day as a single Contribution for such purpose) (unless the proceeds will be used to acquire Workout Loans or Restructured Loans) and (y) no more than five (5) Contributions shall be made.

(b)           Subject to the conditions described in clause (a), the Collateral Trustee shall accept such Contribution on behalf of the Issuer. Each accepted Contribution shall be deposited into the Contribution Account and applied by the Asset Manager on behalf of the Issuer to a Permitted Use, as directed by the Asset Manager.

(c)           To the extent that a Contributor makes a Contribution, such Contribution shall be repaid to the Contributor on a Payment Date specified in the Contributor’s Contribution Notice (and each successive Payment Date until paid in full) in accordance with the Priority of Payments together with a specified rate of return as specified in the Contributor’s Contribution Notice, as such rate of return may be agreed to between such Contributor and the Asset Manager (on behalf of the Issuer) (such amount together with the related unpaid Contribution, as applicable, the “Contribution Repayment Amount”). For the avoidance of doubt, a Contributor may elect to specify that no rate of return or Contribution Repayment Amount is required. No shares in the Issuer will be issued to, or other rights against the Issuer created in favor of, a Contributor, except the right to receive the Contribution Repayment Amount, if any. For the avoidance of doubt, Contribution Repayment Amounts may only be paid pursuant to the Priority of Payments.

ARTICLE XII

SALE OF UNDERLYING ASSETS; SUBSTITUTION

Section 12.1           Sales of Underlying Assets and Eligible Investments. (a) So long as (A) subject to Section 12.1(g), no Event of Default has occurred and is continuing and (B) on or prior to the trade date for such sale the Asset Manager has certified to the Collateral Trustee in a certificate in such other form as may be agreed upon by the Collateral Trustee and the Asset Manager from time to time (which certification will be deemed to have been made by the Asset Manager by delivery of any related Issuer Order or trade confirmation to the Collateral Trustee), that each of the conditions applicable to such sale set forth in this Article XII has been satisfied, the Issuer (or the Asset Manager on behalf of the Issuer acting pursuant to the Asset Management Agreement) may direct the Collateral Trustee in writing to sell, and the Collateral Trustee shall sell in the manner directed by the Asset Manager (on behalf of the Issuer) in writing:

(i)           any Defaulted Obligation at any time;

(ii)           any Workout Loan or Restructured Loan at any time;

(iii)          any Equity Security or asset received by the Issuer in a workout, restructuring or similar transaction at any time;

(iv)          any Credit Risk Obligation at any time; and

(v)           any Credit Improved Obligation may be sold either (i) during the Reinvestment Period, if the Asset Manager believes prior to such sale that, using commercially reasonable efforts, it will be able to enter into binding commitments to reinvest all or a portion of the Disposition Proceeds, in compliance with the Portfolio Criteria, within 30 Business Days after the settlement of such sale or (ii) at any time if (A) the Disposition Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation or (B) after giving effect to such sale, the sum of Aggregate Principal Amount of all Underlying Assets, plus all Eligible Investments representing Principal Proceeds will be greater than the Reinvestment Target Par Balance.

Without limiting the foregoing, during the Reinvestment Period, so long as no Event of Default has occurred and is continuing, the Issuer (or the Asset Manager on its behalf) may sell any Underlying Asset that is not a Defaulted Obligation, a Credit Risk Obligation, a Credit Improved Obligation, an Equity Security or any other asset received by the Issuer in a workout, restructuring or similar transaction if (i) the Restricted Trading Period is not in effect, (ii) the Aggregate Principal Amount of all such sales in each calendar year does not exceed 30% of the sum of Aggregate Principal Amount of all Underlying Assets, plus all Eligible Investments representing Principal Proceeds (determined as of the first day of such calendar year or the First Refinancing Date for the calendar year 2026) and (iii) either (A) at any time (x) the Disposition Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Underlying Asset to be sold or (y) after giving effect to such sale, the Aggregate Principal Amount of all Underlying Assets (with Defaulted Obligations held for less than three years carried at their Current Market Value) plus all Eligible Investments representing Principal Proceeds will be greater than the Reinvestment Target Par Balance, or (B) during the Reinvestment Period, the Asset Manager reasonably believes prior to such sale that it will be able to enter into a binding commitment to reinvest all or a portion of the Disposition Proceeds, in compliance with the Portfolio Criteria, in additional Underlying Assets within 30 Business Days after such sale. For purposes of determining the percentage of Underlying Assets sold during any such period, the amount of any Underlying Assets sold shall be reduced to the extent of any acquisitions of Underlying Assets of the same obligor (which are pari passu or senior to such sold Underlying Asset) occurring within 20 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Underlying Asset was sold with the intention of purchasing an Underlying Asset of the same obligor (which would be pari passu or senior to such sold Underlying Asset).

(b)           The Asset Manager, on behalf of the Issuer, shall sell each Pledged Obligation that constitutes Margin Stock not later than 45 days after the later of (x) the date of the Issuer’s acquisition thereof or (y) the date such Pledged Obligation became Margin Stock.

(c)           In the event of a Redemption of the Debt, the Asset Manager shall, on behalf of the Issuer, direct the Collateral Trustee in writing to sell, and the Collateral Trustee shall sell in the manner directed by the Asset Manager (on behalf of the Issuer), any Underlying Asset without regard to the limitations set forth in clauses (a) through (b) of this Section 12.1 but subject to Article IX to the extent required to fund such Redemption.

(d)           Notwithstanding clauses (a) and (b) of this Section 12.1, within 90 days of the earliest Stated Maturity, the Asset Manager shall sell all Underlying Assets to the extent necessary such that no Underlying Assets shall be held by the Issuer on or after the earliest Stated Maturity. The settlement dates for any such sales of Underlying Assets shall be no later the Business Day immediately preceding the earliest Stated Maturity.

(e)           Notwithstanding the restrictions of Section 12.1(a) and (b), if the Aggregate Principal Amount of the Underlying Assets is less than $1,000,000, the Asset Manager may direct the Collateral Trustee, at the expense of the Issuer, to sell (and the Collateral Trustee shall sell in the manner specified) the Underlying Assets without regard to such restrictions.

(f)           After the Reinvestment Period (without regard to whether an Event of Default has occurred and is continuing) and subject to Section 6.1(c)(iv):

(i)            notwithstanding the restrictions of Section 12.1(a) through (c), at the direction of the Asset Manager, the Collateral Trustee, at the expense of the Issuer, will conduct an auction of Unsaleable Assets in accordance with the procedures described in clause (ii).

(ii)           promptly after receipt of such direction, the Collateral Trustee will provide notice (in such form as is prepared by the Asset Manager) to the Holders (and, for so long as any Debt rated by S&P is Outstanding, S&P) of an auction, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures:

(A)           any Holder of Debt may submit a written bid to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice);

(B)           each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice;

(C)           if no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable, the Collateral Trustee will provide notice thereof to each Holder and offer to deliver (at no cost to the Holder) a pro rata portion of each unsold Unsaleable Asset to the Holders of the Highest Ranking Class that provide delivery instructions to the Collateral Trustee on or before the date specified in such notice, subject to minimum denominations. To the extent that minimum denominations do not permit a pro rata distribution, the Collateral Trustee will distribute the Unsaleable Assets on a pro rata basis to the extent possible and the Collateral Trustee will select by lottery the Holder to whom the remaining amount will be delivered. The Collateral Trustee shall use commercially reasonable efforts to effect delivery of such interests; and

(D)           if no such Holder provides delivery instructions to the Collateral Trustee, the Collateral Trustee will promptly notify the Asset Manager and offer to deliver (at no cost to the Asset Manager) the Unsaleable Asset to the Asset Manager. If the Asset Manager declines such offer, the Collateral Trustee will take such action as directed by the Asset Manager (on behalf of the Issuer) to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means.

(g)           Notwithstanding anything to the contrary in this Section 12.1, if an Event of Default shall have occurred and be continuing, the Asset Manager may, on behalf of the Issuer, direct the Collateral Trustee in writing to sell, and the Collateral Trustee shall sell in the manner directed by the Asset Manager (on behalf of the Issuer), any Credit Risk Obligations with respect to which at least one criterion in the definition of “Credit Risk Obligation” applies, Defaulted Obligations, Margin Stock, Equity Securities, Unsaleable Assets, Workout Loans, Restructured Loans and any assets received by the Issuer in a workout, restructuring or similar transaction without regard to the limitations set forth in clause (a) of this Section 12.1.

Section 12.2           Portfolio Criteria and Trading Restrictions. (a) During the Reinvestment Period, subject to Section 12.2(i) and so long as no Event of Default has occurred and is continuing, the Asset Manager may instruct the Collateral Trustee by Issuer Order and certification as to satisfaction of the Eligibility Criteria (which certification will be deemed to have been made by the Asset Manager by delivery of any related Issuer Order or trade confirmation to the Collateral Trustee) to invest Principal Proceeds and to the extent of accrued interest, Interest Proceeds in Underlying Assets. Following the Reinvestment Period, the Asset Manager may not instruct the Collateral Trustee to reinvest in Underlying Assets (provided that (a) Cash may be invested in Eligible Investments as described herein, (b) the Asset Manager may, in the case of assets that are the subject of binding commitments entered into prior to the end of the Reinvestment Period, continue to apply Principal Proceeds for the acquisition of such Underlying Assets and (c) Disposition Proceeds that have been received by the Issuer (including after the Reinvestment Period) in anticipation of a cancelled Optional Redemption shall be reinvested in accordance with Section 12.2(f)). In addition, at any time during the Reinvestment Period, at the direction of the Asset Manager, the Issuer may direct the Collateral Trustee to pay from amounts on deposit in the Interest Collection Account (to the extent such payment would not result in an interest default or deferral on any Class of Rated Debt on the next following Payment Date) and/or amounts permitted to be used in accordance with the definition of “Permitted Use” any amount required to exercise a warrant held in the Collateral to the extent after giving effect thereto, the Aggregate Principal Amount of all Underlying Assets plus Eligible Investments representing Principal Proceeds will be greater than the Reinvestment Target Par Balance.

(b)           Notwithstanding anything to the contrary in this Indenture (other than Section 7.19), at any time, the Asset Manager may direct the Collateral Trustee to apply amounts permitted to be used in accordance with the definition of “Permitted Use” to the acquisition of Specified Equity Securities without regard to the Portfolio Criteria and to make any payments required in connection with a workout, restructuring or similar transaction of an Underlying Asset; provided, that the application of such amounts would not cause the Issuer to violate Section 7.19.

(c)           Any investment in Underlying Assets may only be made if, as of the date the Asset Manager commits on behalf of the Issuer to make such investment, after giving effect to such investment, the following criteria are satisfied (or, except as otherwise explicitly stated below, if not satisfied prior to giving effect to such investment, such criterion is either closer to being satisfied or remains unchanged after giving effect to such investment). The minimum and maximum limitations (and exceptions and additional requirements) listed in clauses (i) through (xxi) in the table below are collectively referred to as the “Eligibility Criteria” and, together with clauses (xxii) and (xxiii) below, the “Portfolio Criteria.”

Collateral Type	Aggregate Minimum (% of Maximum Investment Amount)	Aggregate Maximum (% of Maximum Investment Amount)	Exceptions and Additional Requirements
(i) (A) Senior Secured Loans and (B) Eligible Investments	95.0

(ii) Underlying Assets that are Second Lien Loans (including First-Lien Last-Out Loans) and Senior Unsecured Loans		5.0	Underlying Assets that are Second Lien Loans, First-Lien Last-Out Loans or Senior Unsecured Loans issued by a single obligor and its Affiliates shall not constitute more than 1.5% of the Maximum Investment Amount

(iii) Fixed Rate Underlying Assets		5

(iv) Revolving Credit Facilities and Delayed-Draw Loans, collectively		10	Includes funded and unfunded amounts

(v) obligations of the same issuer (and Affiliated issuers; provided that issuers shall not be deemed to be Affiliates of one another for purposes of this clause (v) solely because they are managed or controlled by the same financial sponsor)		2.5	Up to three may each represent up to 3%

Collateral Type	Aggregate Minimum (% of Maximum Investment Amount)	Aggregate Maximum (% of Maximum Investment Amount)	Exceptions and Additional Requirements
(vi) obligations of issuers in the same Standard & Poor’s Industry Classification Group		12	The largest one may represent up to 20%, the second largest one may represent up to 17% and the third largest one may represent up to 15%

(vii) Country Limitations – if such Underlying Asset is an obligation of an issuer organized under the laws of:

(A) Non-US countries		10

(B) Canada		10

(C) Group I Countries (individually)		5

(D) Group II Countries (individually or in the aggregate)		2.5

(E) Group III Countries (other than Iceland and Liechtenstein) (in the aggregate)		2

(F) Tax Advantaged Jurisdictions		2.5

(G) a country not described above		0

(viii) Underlying Assets that have a Standard & Poor’s Rating at or below “CCC+”		20

(ix) [Reserved]

Collateral Type	Aggregate Minimum (% of Maximum Investment Amount)	Aggregate Maximum (% of Maximum Investment Amount)	Exceptions and Additional Requirements
(x) Underlying Assets with a Standard & Poor’s Rating derived from a Moody’s rating		10

(xi) Underlying Assets and Eligible Investments that pay interest less frequently than quarterly		5	100% of Underlying Assets and Eligible Investments must pay interest no less frequently than semi-annually

(xii) Current Pay Obligations		5	Excess shall be treated as Defaulted Obligations

(xiii) DIP Loans		5

(xiv) Partial PIK Loans		5

(xv) Covenant-Lite Loans		15	Not more than 10.0% may consist of Covenant-Lite Loans issued by obligors with an EBITDA of less than U.S.$40,000,000 at the time of acquisition

(xvi) Deep Discount Obligations		10	Not more than 2.5% may consist of Deep Discount Obligations issued by a single issuer

(xvii) Participations that are acquired from Selling Institutions that satisfy the Third Party Credit Exposure Limits		10

(xviii) obligors whose EBITDA is less than $15,000,000 at the time of acquisition		12.5

(xix) debt obligations received in connection with Distressed Exchange Offers		15

(xx) Uptier Priming Debt		2

(xxi) Recurring Revenue Loans		10

(xxii)        until the end of the Reinvestment Period (other than in the case of clause (D) below), so long as any of the Rated Debt is Outstanding, investments and reinvestments in additional Underlying Assets may only be made if:

(A)           each of the Coverage Tests and each of the Collateral Quality Tests will be satisfied or, if immediately prior to such investment or reinvestment any such test is not satisfied, the related ratio or value will be improved or at least remain unchanged after giving effect to such investment or reinvestment; provided, that (1) any Principal Proceeds received in respect of Defaulted Obligations may be reinvested in Underlying Assets only if the Coverage Tests are satisfied after giving effect to such reinvestment and (2) the Standard & Poor’s CDO Monitor Test is not required to be satisfied, maintained or improved in connection with dispositions of Defaulted Obligations and Credit Risk Obligations and reinvestments of the proceeds thereof;

(B)           in the case of Disposition Proceeds of a Credit Risk Obligation or a Defaulted Obligation, (1) the Asset Manager uses commercially reasonable efforts to ensure that such Disposition Proceeds are reinvested within (x) 30 Business Days after such disposition (in respect of Disposition Proceeds of a Credit Risk Obligation) or (y) 90 Business Days after such disposition (in respect of Disposition Proceeds of a Defaulted Obligation) and (2) either (x) the Aggregate Principal Amount of the substitute Underlying Assets acquired with such Disposition Proceeds is at least equal to such Disposition Proceeds, (y) the Aggregate Principal Amount of all Underlying Assets is maintained or increased after giving effect to such reinvestment or (z) after giving effect to such reinvestment, the Aggregate Principal Amount of all Underlying Assets plus Eligible Investments representing Principal Proceeds in the Principal Collection Account will be greater than the Reinvestment Target Par Balance (for purposes of which determination, any Defaulted Obligation shall be deemed to have a Principal Balance equal to its S&P Collateral Value);

(C)           in the case of Disposition Proceeds from the sale of any asset other than a Credit Risk Obligation or a Defaulted Obligation, (1) the Asset Manager uses commercially reasonable efforts to ensure that such Disposition Proceeds are reinvested within 30 Business Days after such disposition and (2) either (x) the Aggregate Principal Amount of all Underlying Assets is maintained or increased after giving effect to such reinvestment or (y) after giving effect to such reinvestment, the Aggregate Principal Amount of all Underlying Assets plus Eligible Investments representing Principal Proceeds in the Principal Collection Account will be greater than the Reinvestment Target Par Balance (for purposes of which determination, any Defaulted Obligation shall be deemed to have a Principal Balance equal to its S&P Collateral Value); and

(D)           such investment or reinvestment would not cause the Originator Requirement to be breached; and

(xxiii)       except as provided in Section 12.2(a) and Section 12.2(f), reinvestments following the Reinvestment Period shall not be permitted.

(d)           [Reserved].

(e)           With respect to any Underlying Asset for purposes of this Section 12.2, the date on which such obligation shall be deemed to “mature” (or its “maturity” date) shall be the earlier of (x) the Stated Maturity of such obligation or (y) if the Issuer has the right to require the issuer or obligor of such Underlying Asset to acquire, redeem or retire such Underlying Asset (at par or above) on any one or more dates prior to its Stated Maturity (a “put right”) and the Asset Manager certifies to the Collateral Trustee that it shall exercise such put right on any such date, the maturity date shall be the date specified in such certification as long as (A) the Aggregate Principal Amount of Underlying Assets owned by the Issuer for which a certification has been delivered pursuant to the foregoing clause (y) does not exceed 1% of the Maximum Investment Amount and (B) the Asset Manager has not previously failed to exercise any “put right” for which a certification has been delivered pursuant to the foregoing clause (y).

(f)           If an Optional Redemption has been cancelled pursuant to the withdrawal of a redemption notice under the terms of this Indenture, the Asset Manager shall use commercially reasonable efforts to apply any Disposition Proceeds that have been received by the Issuer in anticipation of such Optional Redemption to the acquisition of Underlying Assets subject to the Portfolio Criteria; provided that the restrictions set forth in Section 12.2(c)(xxii) and in Section 12.2(e) shall not apply to the reinvestment of such Disposition Proceeds; provided further, that each of the Coverage Tests and each of the Collateral Quality Tests will be satisfied or, if immediately prior to the sale of such Underlying Assets sold in anticipation of such Optional Redemption any such test is not satisfied, the related ratio or value will be improved or at least remain unchanged after giving effect to such reinvestment of such Disposition Proceeds.

(g)           In calculating the Coverage Tests, the Eligibility Criteria and the Collateral Quality Tests in connection with the reinvestment of Disposition Proceeds of Credit Risk Obligations and Defaulted Obligations during the Reinvestment Period, the level of compliance with each Coverage Test, Eligibility Criteria and Collateral Quality Test immediately following the sale of such Credit Risk Obligation or Defaulted Obligation will be compared with the level of compliance with each Coverage Test, Eligibility Criteria and Collateral Quality Test immediately following the reinvestment of the related Disposition Proceeds, in each case as of the date the Asset Manager commits on behalf of the Issuer to make such investment; provided that the level of compliance with any Portfolio Criteria shall be calculated on an aggregate basis with respect to all reinvestments conducted as part of a Trading Plan in accordance with Section 12.2(m).

(h)           [Reserved].

(i)           Notwithstanding anything in this Section 12.2 to the contrary, if an Event of Default has occurred and is continuing, no Underlying Asset may be acquired by the Issuer, except that the Asset Manager, on behalf of the Issuer, may direct the Collateral Trustee (i) to complete the acquisition of any assets that are the subject of a binding commitment entered into by the Issuer prior to such Event of Default, including a commitment with respect to which the principal amount has not yet been allocated, and (ii) to accept any Offer or tender offer made to all holders of any Underlying Asset at a price equal to or greater than its par amount plus accrued interest.

(j)           Notwithstanding anything in this Section 12.2 to the contrary, and solely for purposes of measuring the level of compliance with the Eligibility Criteria, Principal Proceeds and amounts on deposit in the Variable Funding Account will be considered Floating Rate Underlying Assets that are also Senior Secured Loans, pay interest quarterly and are issued by obligors organized in the United States.

(k)           Without regard to the Portfolio Criteria, during and after the Reinvestment Period the Asset Manager, on behalf of the Issuer, may consent to solicitations by issuers of an Underlying Asset to extend the Underlying Asset maturity (a “Maturity Amendment”); provided that, the Asset Manager may only affirmatively vote in favor of any such Maturity Amendment if (i) as determined by the Asset Manager and certified to the Collateral Trustee in writing, after giving effect to such Maturity Amendment, the Weighted Average Life Test will be satisfied and the maturity of such Underlying Asset is not extended to a date after the earliest Stated Maturity of the Debt or (ii) the following conditions are met: (x) such Maturity Amendment is necessary in the commercially reasonable judgment of the Asset Manager to prevent an Underlying Asset from becoming a Defaulted Obligation, (y) the maturity of the Underlying Asset is not extended to a date that is more than 24 months after the earliest Stated Maturity of the Debt and (z) after giving effect to such Maturity Amendment, not more than 2.0% of the Aggregate Principal Amount of the Collateral Portfolio as of such date may consist of Underlying Assets that have been subject to a Maturity Amendment under clause (ii)(y) above and are Long-Dated Assets solely due to such Maturity Amendment. For the avoidance of doubt, the Asset Manager may vote for an extension with respect to an investment it has already sold (either in whole or in part) that has not settled, with the consent of or at the direction of the buyer.

(l)           Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Asset Manager will deliver to the Collateral Trustee a schedule of Underlying Assets acquired by the Issuer with respect to which acquisitions the trade date has occurred but the settlement date has not yet occurred and will certify to the Collateral Trustee that sufficient Principal Proceeds are available (including, for this purpose, cash on deposit in the Principal Collection Account, any scheduled or unscheduled Principal Payments that will be received by the Issuer from Underlying Assets with respect to which the related obligor has already delivered an irrevocable notice of repayment or which are required by the terms of the applicable Underlying Instruments, as well as any Principal Proceeds that will be received by the Issuer from the sale of Underlying Assets for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Underlying Asset.

(m)           The Portfolio Criteria need not be satisfied with respect to one single reinvestment if they are satisfied on an aggregate basis for a series of reinvestments (on a traded basis) occurring during any 10 Business Day period (provided that any such 10 Business Day period may not extend past the final day of a Due Period) (including, without limitation, sales or acquisitions substituted for sales or acquisitions originally proposed during such period) so long as (1) the Asset Manager (on behalf of the Issuer) identifies to the Collateral Trustee the sales and acquisitions subject to this paragraph (a “Trading Plan”), (2) the Aggregate Principal Amount of such identified acquisitions does not exceed 5% of the Maximum Investment Amount, (3) the Asset Manager reasonably believes that such subclauses will be satisfied on an aggregate basis for such identified reinvestments, (4) the Issuer (and the Asset Manager on behalf of the Issuer) shall not engage in more than one Trading Plan at any time, (5) in the event that the Issuer fails to complete a Trading Plan, the Asset Manager (on behalf of the Issuer) will provide prompt notice of such failure to S&P and the Asset Manager will not undertake any further Trading Plans on behalf of the Issuer unless the Issuer has received consent from a Majority of the Controlling Class, (6) the earliest stated maturity of any Underlying Asset included in such Trading Plan is greater than or equal to six (6) months, (7) the difference between the earliest stated maturity of any Underlying Asset included in such Trading Plan and the latest stated maturity of any Underlying Asset included in such Trading Plan is less than or equal to three years and (8) if the Portfolio Criteria are not satisfied immediately following such Trading Plan, the Asset Manager shall obtain Rating Agency Confirmation.

(n)           At any time during or after the Reinvestment Period, the Asset Manager may direct the Collateral Trustee to apply amounts on deposit in the Contribution Account or the proceeds of an additional issuance of Junior Mezzanine Notes and/or Subordinated Notes to one or more Permitted Uses.

(o)           Notwithstanding anything in this Indenture to the contrary, as a condition to any acquisition of an additional Underlying Asset, if the balance in the Principal Collection Account after giving effect to (i) all expected debits and credits in connection with such acquisition and all other sales and acquisitions (as applicable) previously or simultaneously committed to, and (ii) without duplication of amounts in the preceding clause (i), anticipated receipts of Principal Proceeds, is a negative amount, the absolute value of such amount may not be greater than 5% of the Aggregate Principal Amount as of the Measurement Date immediately preceding the trade date for such acquisition.

Section 12.3           [Reserved].

Section 12.4           Optional Purchase of any RH Collateral Obligation or Substitution. (a) Subject to the limitations set forth below, the Retention Holder will have the right but not the obligation to purchase any RH Collateral Obligations or substitute (in each case with the consent of the Asset Manager, so long as Ares Capital Management LLC is the Asset Manager, and the consent of any other party determined to be required in accordance with the Asset Manager’s policies) another RH Collateral Obligation for, any:

(i)            RH Collateral Obligation that becomes a Defaulted Obligation;

(ii)           RH Collateral Obligation that has a Material Covenant Default;

(iii)           RH Collateral Obligation that becomes subject to a proposed Specified Amendment; or

(iv)         RH Collateral Obligation that becomes a Credit Risk Obligation (each of the above, a “Substitution Event”).

(b)           At all times, (i) the aggregate principal balance of all substituted RH Collateral Obligations (each such RH Collateral Obligation purchased at the direction of the Retention Holder, a “Substitute Collateral Obligation”) owned by the Issuer at any time since the Closing Date plus (ii) the aggregate principal balance related to all RH Collateral Obligations that have been purchased by the Retention Holder pursuant to its right of optional purchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to (x) 20% of the Net Collateral Principal Balance in the aggregate and (y) 10% of the Net Collateral Principal Balance in the case of Defaulted Obligations or Credit Risk Obligations purchased following a determination by the Asset Manager that such RH Collateral Obligation would with the passage of time become a Defaulted Obligation; provided that clause (ii) above shall not include (A) the principal balance related to any RH Collateral Obligation that is purchased by the Retention Holder in connection with a proposed Specified Amendment to such Underlying Asset so long as (x) the Retention Holder determines that such purchase is, in the commercially reasonable business judgment of the Retention Holder, necessary or advisable in connection with the restructuring of such RH Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such RH Collateral Obligation and (y) the Asset Manager determines that the Asset Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Asset Manager Standard or any provision of this Indenture or the Asset Management Agreement or (B) the purchase price of any Underlying Assets. The foregoing provisions in this paragraph are the “Repurchase and Substitution Limit.”

(c)           The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the “Substitute Collateral Obligations Qualification Conditions” as of the related Cut-Off Date for each such Underlying Asset (after giving effect to such substitution), which conditions are (as will be deemed certified by the Asset Manager by delivery of any related Issuer Order or trade confirmation to the Collateral Trustee relating to such substitution):

(i)            each Coverage Test, Collateral Quality Test and Eligibility Criteria remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Eligibility Criteria is maintained or improved;

(ii)           the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of an RH Collateral Obligation or RH Collateral Obligations, the Aggregate Principal Amount of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the RH Collateral Obligation being substituted for and a deposit has been made into the Variable Funding Account in the amount, if any, to satisfy the Funding Condition;

(iii)           the Current Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of an RH Collateral Obligation or RH Collateral Obligations, the aggregate Current Market Value of such Substitute Collateral Obligations) equals or exceeds the Current Market Value of the RH Collateral Obligation being substituted;

(iv)           (1) if any of the RH Collateral Obligations being substituted for are Second Lien Loans, the Aggregate Principal Amount of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the Aggregate Principal Amount of the RH Collateral Obligations being substituted that are Second Lien Loans and (2) if none of the RH Collateral Obligations being substituted are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v)            the Standard & Poor’s Rating of each Substitute Collateral Obligation is equal to or higher than the Standard & Poor’s Rating of the RH Collateral Obligation being substituted for; and

(vi)           solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the RH Collateral Obligation being substituted for.

(d)            The fair market value of the replaced RH Collateral Obligation shall at least equal the cash or the property substituted by the Retention Holder. To the extent any cash or other property received by the Issuer from the Retention Holder in connection with a Substitution Event as described herein exceeds the fair market value of the replaced RH Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer.

(e)            Prior to any substitution of an RH Collateral Obligation to the Issuer, the Asset Manager must provide written notice thereof to the Rating Agency.

(f)             In addition to the right to substitute for any RH Collateral Obligations that become subject to a Substitution Event, the Retention Holder shall have the right, but not the obligation, to purchase from the Issuer any such RH Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a purchase at the option of the Retention Holder that does not result in the delivery of a Substitute Collateral Obligation, the Retention Holder shall deposit in the Collection Account an amount not less than the Transfer Deposit Amount for such RH Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding principal balance of the repurchased Underlying Asset being deposited into the Principal Collection Account and the amount of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Account, regardless of whether such amounts are deemed to be purchase price or capital contributions). The Transfer Deposit Amount shall at least equal the fair market value of the replaced RH Collateral Obligation. To the extent the Transfer Deposit Amount exceeds the fair market value of the replaced RH Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer. The Issuer and, at the written direction of the Issuer, the Collateral Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Retention Holder or the Asset Manager in order to effect the transfer and release of any of the Issuer’s interests in the RH Collateral Obligations (together with the assets related thereto) that are being purchased or repurchased and the release thereof from the lien of this Indenture.

(g)            Any substitution pursuant to this Section 12.4 shall be initiated by delivery of written notice thereof (a “Notice of Substitution”) by the Retention Holder to the Collateral Trustee, the Issuer and the Asset Manager that the Retention Holder intends to substitute an RH Collateral Obligation pursuant to Section 12.4(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice; or (y) in the case of an RH Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (x) or (y), as applicable, being the “Substitution Period”). Each Notice of Substitution shall specify the RH Collateral Obligation to be substituted, the reasons for such substitution and the fair market value (as reasonably determined by the Asset Manager) with respect to the RH Collateral Obligation.

Section 12.5           [Reserved].

Section 12.6           Restructured Loans; Workout Loans; Specified Equity Securities. Notwithstanding anything to the contrary herein (other than certain tax-related requirements set forth in this Indenture and the Asset Management Agreement):

(a)            At any time during the Reinvestment Period, at the direction of the Asset Manager, the Issuer may direct that (i) amounts on deposit in the Interest Collection Account (to the extent such payment would not result in an interest default or deferral on any Class of Rated Debt on the next following Payment Date and only so long as each of the Coverage Tests is satisfied after giving effect to such payment) and/or amounts permitted to be used in accordance with the definition of “Permitted Use” be applied to the acquisition of Specified Equity Securities or (ii) amounts on deposit in the Interest Collection Account (to the extent such payment would not result in an interest default or deferral on any Class of Rated Debt on the next following Payment Date and only so long as each of the Coverage Tests is satisfied after giving effect to such payment), Principal Proceeds (subject, in each case, to the immediately following paragraph) or amounts permitted to be used in accordance with the definition of “Permitted Use” be applied to the acquisition of Workout Loans or Restructured Loans. Notwithstanding anything to the contrary herein, the acquisition of Specified Equity Securities, Workout Loans or Restructured Loans will not be required to satisfy any of the Portfolio Criteria.

(b)            In furtherance of clause (a) above, Principal Proceeds may be invested in Restructured Loans or Workout Loans so long as, after giving effect thereto, (i) the applicable requirements specified in Article X and Section 12.6 are satisfied, (ii) each applicable Coverage Test will be satisfied, (iii) the Aggregate Principal Amount of all Underlying Assets plus Eligible Investments constituting Principal Proceeds in the Principal Collection Account is at least equal to the Reinvestment Target Par Balance (for purposes of which determination, any Defaulted Obligation shall be deemed to have a Principal Balance equal to its S&P Collateral Value) and (iv) the Aggregate Principal Amount of Restructured Loans or Workout Loans purchased using Principal Proceeds pursuant to this clause may not exceed 5% of the Target Initial Par Amount as of any Measurement Date.

ARTICLE XIII

DEBTHOLDERS’ RELATIONS

Section 13.1           Subordination. (a) Notwithstanding anything in this Indenture, the Class A-1-LR Credit Agreement or the Debt to the contrary, the Issuer and each Lower Ranking Class agree for the benefit of each Higher Ranking Class that the rights of such Lower Ranking Class to payment by the Issuer (other than payments in respect of Repurchased Debt (solely to the extent provided in Section 7.20) or distribution of any Unsaleable Assets pursuant to Section 12.1(f)) and in and to the Collateral, including to any payment from the Proceeds of Collateral (the “Subordinate Interests”), shall be subordinate and junior to each Higher Ranking Class, to the extent and in the manner set forth in the Priority of Payments. On each Liquidation Payment Date and each Post-Acceleration Payment Date, Interest Proceeds and Principal Proceeds will be applied in accordance with the Priority of Liquidation Payments.

(b)            If notwithstanding the provisions of this Indenture or the Class A-1-LR Credit Agreement, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture or the Class A-1-LR Credit Agreement, then, unless and until each Higher Ranking Class shall have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same to the Holders of the Higher Ranking Class in accordance with this Indenture.

(c)            The Issuer and all Holders of the Debt agree that they will not demand, accept, or receive any payment or distribution in respect of Subordinate Interests in violation of the provisions of this Indenture (including the Priority of Payments); provided however, that after all Higher Ranking Classes have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of such Higher Ranking Classes. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2           Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3           Right to List of Holders and Documents. (a) The Asset Manager will have the right to obtain a complete list of Holders (and, subject to confidentiality requirements, Certifying Persons) at any time upon five Business Days’ prior written notice to the Collateral Trustee.

(b)            Any Holder or Certifying Person shall have the right, but only after the occurrence and during the continuance of a Default or an Event of Default and upon five Business Days’ prior written notice to the Collateral Trustee, to obtain a complete list of Holders (and, subject to confidentiality requirements, Certifying Persons); provided, that each Holder or Certifying Person agrees by acceptance of such list that the list shall be used for no purpose other than the exercise of its rights under this Indenture. At any other time and at the expense of the Holder or Certifying Person so requesting, a Holder may request that the Collateral Trustee forward a notice to the Holders and Certifying Persons on its behalf.

(c)            The Initial Purchaser will have the right to obtain a complete list of Holders (and, subject to confidentiality requirements, Certifying Persons) at any time upon five Business Days’ prior written notice to the Collateral Trustee. To the extent a beneficial owner provides its contact information to the Collateral Trustee for posting on the Collateral Trustee’s website, the Collateral Trustee shall post such information.

(d)            Upon the request of any Holder or Certifying Person, the Collateral Trustee shall provide an electronic copy of this Indenture, the Class A-1-LR Credit Agreement, the Asset Management Agreement, the Collateral Administration Agreement, any outstanding Hedge Agreements and any agreements referenced as a supplement to this Indenture that is in the possession of, or reasonably available to, the Collateral Trustee.

Section 13.4           Non-Petition. Each Holder of Debt and each holder of a beneficial interest therein agrees, and by its purchase of Debt or beneficial interest therein, is deemed to agree, not to cause the filing of a petition in bankruptcy against the Issuer prior to the date which is one year (or, if longer, the applicable preference period) plus one day after the payment in full of all Debt.

ARTICLE XIV

MISCELLANEOUS

Section 14.1           Form of Documents Delivered to Collateral Trustee. Any certificate of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Issuer, the Asset Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Asset Manager or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Issuer or the Asset Manager, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Collateral Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Collateral Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (collectively with U.S. Bank National Association, in each of their respective capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any other Transaction Document sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing Authorized Officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank e-mail or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2           Acts of Holders. (a) Any Notice provided by this Indenture to be given or taken by Holders of Debt may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such Notice shall become effective when such instrument or instruments are delivered to the Collateral Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) constitute the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Collateral Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Collateral Trustee reasonably deems sufficient.

(c)            The Aggregate Outstanding Amount of Debt held by any Person, and the date of its holding the same, shall be proved by the Note Register.

(d)            Any Notice by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such Debt and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Collateral Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

(e)            If required by applicable banking laws, a Holder of Debt that is subject to the Bank Holding Company Act of 1956, as amended, may upon notice to the Collateral Trustee, elect to forfeit the voting or consent rights specified in such notice of all or any portion of any Debt owned by such Holder (the “Electing Holder”). With respect to any matter as to which Holders of the Debt may vote or consent and as to which any Electing Holder has forfeited the right to consent in respect of any Debt owned by it (the “Elected Debt”), such Elected Debt shall not be included in determining whether such matter has been approved, consented to or adopted. Any such election may be rescinded in whole or in part at any time if such Electing Holder determines that such rescission is consistent with applicable banking laws.

Section 14.3           Notices to Transaction Parties. Except as otherwise expressly provided herein, any Notice or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the Transaction Parties indicated below (or such other address provided by the applicable party) shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed by certified mail, return receipt requested, hand delivered, sent by courier service guaranteeing delivery within two Business Days or transmitted by electronic mail or facsimile in legible form at the following addresses.

(a)            to the Collateral Trustee at its Corporate Trust Office, e-mail: ares.cdo@usbank.com, with a copy to william.murphy1@usbank.com;

(b)            to the Issuer at Ares Direct Lending CLO 1 LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC, e-mail: creditfpagroup@aresmgmt.com; arccgeneralcounsel@aresmgmt.com;

(c)            to the Asset Manager at Ares Capital Management LLC, 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC, e-mail: creditfpagroup@aresmgmt.com; arccgeneralcounsel@aresmgmt.com;

(d)            to the Initial Purchaser addressed to BNP Paribas Securities Corp., 787 7th Avenue, New York, New York 10019, Attention: Fixed Income Structuring and Legal Dept.; and

(e)            to the Retention Holder at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167, Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC, e-mail: creditfpagroup@aresmgmt.com; arccgeneralcounsel@aresmgmt.com.

Notwithstanding any provision to the contrary in this Indenture or in any agreement or document related hereto, any information or documents (including, without limitation reports, notices or supplemental indentures) required to be provided by the Collateral Trustee to Persons identified in this Section 14.3 may be provided by providing notice of and access to the Collateral Trustee’s website containing such information or document.

Notices provided pursuant to this Section 14.3 will be deemed to be given when mailed, sent or posted.

For so long as any Debt is listed on Euronext Dublin and the guidelines of such exchange so require, documents delivered to Holders of such Debt will be provided to such exchange.

Section 14.4           Notices to Rating Agency; Rule 17g-5 Procedures. (a) Any Notice or other document required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Rating Agency, and any other communication with the Rating Agency will be sufficient for every purpose hereunder if such Notice or other document relating to this Indenture, the Debt or the transactions contemplated hereby:

(i)             is in writing;

(ii)            has been sent (by 12:00 p.m. (New York time) on the date such Notice or other document is due) to aresdirectlendin9ga6@17g5.com for posting to a website (the “NRSRO Website”) established by the Issuer pursuant to the requirements of Rule 17g-5, and

(iii)           has been given, furnished or filed in writing and mailed by certified mail, return receipt requested, hand delivered, sent by courier service guaranteeing delivery within two Business Days or transmitted by electronic mail or facsimile in legible form at the following addresses (or such other address provided by the Rating Agency):

to S&P at, with respect to (1)(x) CDO Monitor requests, CDOMonitor@spglobal.com; (y) any reports delivered under Section 10.5, CDO_Surveillance@spglobal.com; and (z) any requests for credit estimates, creditestimates@spglobal.com and (2) for any other purpose, cdo_surveillance@spglobal.com.

Notwithstanding the foregoing, the Issuer may provide from time to time for Notices to the Rating Agency to be posted to the NRSRO Website by the Asset Manager or the Initial Purchaser in lieu of the Collateral Administrator.

(b)            Each of the parties hereto agrees that it will not communicate information relating to this Indenture, the Debt or the transactions contemplated hereby to the Rating Agency orally unless such communication is recorded and posted to the NRSRO Website. The provisions set forth in clause (a) and this clause (b) constitute the “Rule 17g-5 Procedures.”

(c)            The Collateral Trustee:

(i)             will have no obligation to engage in or respond to any oral communications for the purpose of undertaking credit rating surveillance of the Rated Debt, with the Rating Agency or any of their respective officers, directors or employees;

(ii)            will not be responsible for maintaining the NRSRO Website, posting any Notices or other communications to the NRSRO Website or ensuring that the NRSRO Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation;

(iii)           makes no representation in respect of the content of the NRSRO Website or compliance by NRSRO Website with this Indenture, Rule 17g-5, or any other law or regulation and the maintenance by the Collateral Trustee of the website described in Section 14.5 shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any related law or regulation;

(iv)          will not be responsible or liable for the dissemination of any identification numbers or passwords for the NRSRO Website; and

(v)           will not be liable for the use of the information posted on the NRSRO Website, whether by the Issuer, the Rating Agency or any other Person that may gain access to the NRSRO Website or the information posted thereon (to the extent it was not prepared by the Collateral Trustee and the Collateral Trustee had no obligation to prepare or deliver such information).

Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.4 shall not constitute a Default or Event of Default.

Section 14.5           Notices to Holders; Waiver. (a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(i)            such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of Debt affected by such event, at the address of such Holder as it appears in the Note Register (or in the case of Global Notes, delivered in accordance with the customary practices of the Depository), not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice or, if no date is specified, as soon as practicable; and

(ii)           such notice shall be in the English language.

provided, however, a Holder may provide a written request to the Collateral Trustee to provide all notices to it by electronic mail and stating the electronic mail address for such purpose.

(b)            Notices provided pursuant to this Section 14.5 shall be deemed to have been given on the date of such mailing, delivery to the Depository or posting to the Collateral Trustee’s website. Any notices to be provided to the Class A-1A Lenders may be provided to the Loan Agent to be forwarded to the Class A-1A Lenders pursuant to the Class A-1-LR Credit Agreement or posted to the Collateral Trustee’s website.

(c)            The Collateral Trustee shall deliver to any Holder of the Debt or Certifying Person any information or notice requested to be so delivered by a Holder or Certifying Person that is reasonably available to the Collateral Trustee and all related costs will be borne by the requesting Holder or Certifying Person.

(d)            Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of Debt shall affect the sufficiency of such notice with respect to other Holders of Debt. If because of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Debt as shall be made with the approval of the Collateral Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

(e)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Collateral Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)             [Reserved].

(g)            Notwithstanding the foregoing, in the case of Global Notes, there may be substituted for such mailing of a document the delivery of the relevant document to the Depository, Euroclear and Clearstream for communication by them to the beneficial holders of interests in the relevant Global Note. A copy of any such notice, upon written request therefor, shall be sent to any Certifying Person.

(h)            Notwithstanding the foregoing, any documents (including reports, notices or executed supplemental indentures) required to be provided by the Collateral Trustee to Holders will be provided by providing notice of, and access to, the Collateral Trustee’s website containing such document for so long as the Collateral Trustee customarily maintains websites for debtholder communications and the posting of any such notice to the Collateral Trustee’s website will constitute sufficient notice to the Holders for all purposes hereunder.

(i)             [Reserved].

Section 14.6           Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.7           Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Collateral Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 14.8           Severability. In case any provision in this Indenture or in the Debt shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.9           Benefits of Indenture. Nothing in this Indenture or in the Debt, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder, the Asset Manager, who shall be an express third party beneficiary hereof, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.10         Governing Law. THIS INDENTURE AND ANY DEBT AND ALL DISPUTES ARISING THEREFROM OR RELATING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

THE STATE OF NEW YORK IS THE INTERMEDIARY’S JURISDICTION FOR PURPOSES OF THE UCC. THE LAW IN FORCE IN THE STATE OF NEW YORK IS APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY, CONCLUDED 5 JULY 2006.

Section 14.11         Submission to Jurisdiction. THE ISSUER AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE DEBT OR THIS INDENTURE, AND THE ISSUER AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE ISSUER’S AGENT SET FORTH IN SECTION 7.4. THE ISSUER AND THE COLLATERAL TRUSTEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.12         Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.13         Waiver of Jury Trial. THE COLLATERAL TRUSTEE, THE HOLDERS AND EACH ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE ISSUER, THE COLLATERAL TRUSTEE, AND THE HOLDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS INDENTURE OR ACCEPTING ANY OF THE BENEFITS OF THE DEBT.

Section 14.14         Liability of Issuer. Notwithstanding any other terms of this Indenture, the Debt, the Class A-1-LR Credit Agreement or any other agreement entered into between, inter alia, the Issuer or otherwise, the Issuer shall not have any liability whatsoever to any other party under this Indenture, the Class A-1-LR Credit Agreement, the Debt, or any such agreement or otherwise and, without prejudice to the generality of the foregoing, none of the parties shall be entitled to take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Class A-1-LR Credit Agreement, the Debt, or any such agreement or otherwise against any other party. In particular, none of the parties shall be entitled to petition or take any other steps for the winding-up or bankruptcy of the other of any other party or shall have any claim in respect to any assets of any other party.

Section 14.15         De-Listing of the Debt. If, in the sole judgment of the Asset Manager, the maintenance of the listing of any Class of Debt on any exchange on which the Debt is then listed is unduly onerous or burdensome to the Issuer, the Asset Manager or the Holders, the Issuer shall cause the Debt to be de-listed from such exchange and, if the Asset Manager so directs, cause the Debt to be listed on another exchange, as identified by the Asset Manager.

Section 14.16         Liability Regarding Term SOFR Replacement. In connection with the replacement of the Benchmark, the Asset Manager will not be liable for actions taken or omitted to be taken by it in good faith. The Issuer, subject to the foregoing, will waive and release any and all claims, and the Holders of the Debt shall be deemed to have waived and released any and all claims, with respect to any action taken or omitted to be taken by the Asset Manager in good faith with respect to an Alternative Reference Rate, including, without limitation, determinations as to the occurrence of a Benchmark Replacement Date or a Benchmark Transition Event, the selection of an Alternative Reference Rate, and the determination of the applicable Benchmark Replacement Adjustment.

Section 14.17         Confidential Information. (a) The Collateral Trustee and the Collateral Administrator agree, and each Holder of Debt and each holder of a beneficial interest in any Debt by its acceptance of an interest in such Debt shall be deemed to have agreed, (i) that all Confidential Information shall be used for the sole purpose of making an investment in the Debt, administering its investment in the Debt or fulfilling its duties and obligations or exercising its rights under the Transaction Documents, as applicable, and (ii) not to disclose any Confidential Information to any Person except: (u) to those of its directors, officers, employees, agents, advisors, attorneys, Affiliates, auditors and representatives who need to know such Confidential Information to perform their job functions in connection with making an investment in the Debt, administering its investment in the Debt or fulfilling its duties and obligations or exercising its rights under the Transaction Documents, as applicable; (v) with the prior written consent of the Issuer and the Asset Manager; (w) as required by law, regulation or legal process (including any federal, state or other regulatory, governmental or judicial authority having jurisdiction over such Person); (x) to the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency (including S&P) that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.17; (y) if any Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate for the protection or enforcement of its rights and remedies under this Indenture or the Debt and (z) any other disclosure that is permitted or required under this Indenture or the Collateral Administration Agreement; provided, further, however, that delivery to Holders of Debt and holders of beneficial interests therein by the Collateral Trustee or the Collateral Administrator of any report or information required by the terms of this Indenture to be provided to such Persons shall not be a violation of this Section 14.17. In the event of any required disclosure of the Confidential Information by such Person, such Person will use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of Debt and each holder of a beneficial interest therein by its acceptance of an interest in such Debt shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.17 and further agrees that the Confidential Information may include material non-public information, represents that it has developed compliance procedures regarding the use of material non-public information and agrees that it will handle such material non-public information only in accordance with applicable law.

(b)            For the purposes of this Section 14.17, “Confidential Information” means all reports and other information provided to such Person or its representatives at any time (whether before, at or after the First Refinancing Date) by or on behalf of the Transaction Parties in connection with this Indenture, the Class A-1-LR Credit Agreement, the Debt and transactions contemplated thereby (including, without limitation, information relating to obligors of Underlying Assets whether set forth in the Monthly Reports, the Payment Date Reports or otherwise); provided, that such term does not include: (i) information that was, is or becomes generally available to the public other than as a result of a disclosure by the Person or any of its representatives in violation of this Section 14.17 and (ii) information that was within the possession of such Person or any of its representatives prior to being furnished to the Person or its representatives pursuant hereto or is lawfully obtained by the Person or any of its representatives thereafter from a source (other than the Transaction Parties or any of their respective Affiliates or representatives) that, in each case, as far as the Person or such representatives are aware, is not, by virtue of such disclosure, in breach of any obligation of confidentiality of such source with respect to such information.

(c)            Notwithstanding the foregoing, the Collateral Trustee, the Collateral Administrator, the Bank in all other capacities under the Transaction Documents, the Intermediary, the Holders and beneficial owners of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Issuer and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal, state and local income tax treatment.

ARTICLE XV

ASSIGNMENT OF ASSET MANAGEMENT AGREEMENT

Section 15.1           Assignment of Asset Management Agreement. (a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Collateral Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest (but none of its obligations) in, to and under the Asset Management Agreement, including the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder or in connection therewith; provided, however, the Collateral Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Asset Management Agreement without notice to or the consent of the Collateral Trustee (except as otherwise expressly required by this Indenture), which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

(b)            The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Asset Management Agreement, nor shall any of the obligations contained in the Asset Management Agreement be imposed on the Collateral Trustee.

(c)            Upon the retirement of the Debt and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Collateral Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Trustee in, to and under the Asset Management Agreement shall revert to the Issuer automatically and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)            The Issuer represents that it has not executed any other assignment of the Asset Management Agreement.

(e)            The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Collateral Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Collateral Trustee may specify.

ARTICLE XVI

HEDGE AGREEMENT

Section 16.1           Hedge Agreements. (a) The Issuer may enter into Hedge Agreements from time to time on and after the First Refinancing Date solely for the purpose of managing interest rate or currency risks in connection with the Issuer’s issuance of, and making payments on, the Debt. The Issuer will promptly provide notice of entry into any Hedge Agreement to the Collateral Trustee and a copy of any such Hedge Agreement to the Rating Agency.

Each Hedge Agreement will contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.7(i) and Section 5.4(d). Each Interest Rate Hedge Counterparty (or its Hedge Guarantor) will be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings unless Rating Agency Confirmation is obtained from the applicable Rating Agency or credit support is provided as set forth in the Hedge Agreement. Payments with respect to Hedge Agreements will be subject to Article XI.

(b)            In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Asset Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Asset Manager under the terminated Hedge Agreement.

(c)            The Collateral Trustee shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(d)            Each Hedge Agreement will, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy Rating Agency criteria in effect at the time of execution of the Hedge Agreement and (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement.

(e)            The Issuer will give prompt notice to the Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty Credit Support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(f)             If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, the Collateral Trustee will make a demand on the Hedge Counterparty, or the related Hedge Guarantor, if any, with a copy to the Asset Manager, demanding payment by the close of business on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time).

(g)            Each Hedge Agreement will provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

(h)            If the Issuer enters into a Hedge Agreement (or transaction thereunder), the Issuer will comply with all applicable requirements of the Commodity Exchange Act.

(i)             Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Asset Manager on behalf of the Issuer) will not enter into any Hedge Agreement or any amendment of any Hedge Agreement unless the following conditions have been satisfied: (i) Rating Agency Confirmation has been obtained with respect thereto and (ii) entry into such Hedge Agreement (A) will not cause the Issuer to be a commodity pool, or is consistent with the operation of the Issuer as an exempt commodity pool pursuant to Section 4.13(a)(3) of the CFTC’s regulations and (B) will not in and of itself cause the Issuer to be a covered fund for purposes of the Volcker Rule.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

ARES DIRECT LENDING CLO 1 LLC,
as Issuer

By: Ares Capital Corporation, its manager

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer

[Signature Page to the Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Joel D. Cough
	Name:	Joel D. Cough
	Title:	Senior Vice President

[Signature Page to the Indenture]

EXHIBIT A-1

FORM OF RATED NOTE

CLASS [A-1-R][A-2-R][B-R] SENIOR FLOATING RATE NOTE

Certificate No. [●]

Type of Note (check applicable):

☐ Rule 144A Global Note with an initial principal amount of $____________

☐ Regulation S Global Note with an initial principal amount of $____________

☐ Temporary Global Note with an initial principal amount of $____________

THE GLOBAL NOTES SHALL BEAR A LEGEND SUBSTANTIALLY TO THE FOLLOWING EFFECT UNLESS THE ISSUER DETERMINES OTHERWISE IN COMPLIANCE WITH APPLICABLE LAW:

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE AND INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S) AND, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN (X) IN THE CASE OF CLASS A-1-R NOTES AND THE CLASS A-2-R NOTES, $250,000 AND (Y) IN THE CASE OF THE CLASS B-R NOTES, $125,000, FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER, AND IN THE CASE OF CLAUSE (1) OR CLAUSE (2), TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT SUCH HOLDER'S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR INTERESTS HEREIN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (OR IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, A VIOLATION OF ANY SIMILAR LAW) UNLESS AN EXEMPTION IS AVAILABLE, ALL THE CONDITIONS OF WHICH HAVE BEEN SATISFIED. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE.

Exhibit A-1-1

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE COLLATERAL TRUSTEE.

IF THIS NOTE IS NOT A CLASS A-1-R NOTE, THE FOLLOWING LEGEND SHALL APPLY:

PAYMENT OF THE PRINCIPAL AMOUNT OF AND INTEREST ON THIS NOTE IS SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF THE PRINCIPAL AMOUNT OF AND INTEREST ON EACH HIGHER RANKING CLASS OF NOTES, AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

Exhibit A-1-2

IF THIS NOTE IS A REGULATION S GLOBAL NOTE OR A TEMPORARY GLOBAL NOTE, THE FOLLOWING LEGEND SHALL APPLY:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A U.S. PERSON (AS DEFINED IN REGULATION S) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY ONLY BE HELD THROUGH EUROCLEAR OR CLEARSTREAM.

IF THIS NOTE IS A RE-PRICING ELIGIBLE NOTE, THE FOLLOWING LEGEND SHALL APPLY:

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE), ANY HOLDER OF RE-PRICING ELIGIBLE NOTES THAT DOES NOT CONSENT TO A RE-PRICING WITH RESPECT TO ITS NOTES PURSUANT TO THE APPLICABLE TERMS OF THE INDENTURE, OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

IF THIS NOTE IS NOT A RE-PRICING ELIGIBLE NOTE, THE FOLLOWING LEGEND SHALL APPLY:

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE) OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

Exhibit A-1-3

NOTE DETAILS

This Note is one of a duly authorized issue of Notes issued under the Indenture (as defined below) having the applicable class designation and other details specifically indicated below (the "Note Details"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Notes, the Collateral Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered.

Issuer:	Ares Direct Lending CLO 1 LLC

Collateral Trustee:	U.S. Bank Trust Company, National Association

Indenture:	Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026, between the Issuer and the Collateral Trustee, as amended, modified or supplemented from time to time

Registered Holder (check applicable):	☐ CEDE & CO. ☐ ________________ (insert name)

Stated Maturity:	Payment Date in July 2038

Payment Dates:	The 25th day of January, April, July and October of each year, commencing in October 2026 (or, if such day is not a Business Day, then the immediately following Business Day), any Redemption Date (other than a Partial Redemption Date) and any Liquidation Payment Date; provided that, following the redemption or repayment in full of the Rated Debt, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption of the Subordinated Notes) on any dates designated by the Asset Manager (which dates may or may not be the dates stated above) upon seven Business Days' prior written notice to the Collateral Trustee and the Loan Agent (which notice the Collateral Trustee will promptly forward to the Holders of the Subordinated Notes), the Loan Agent and the Collateral Administrator and such dates will constitute "Payment Dates." The last Payment Date in respect of any Class of Debt will be its Redemption Date, its Stated Maturity or such other Payment Date on which the Aggregate Outstanding Amount of such Class is paid in full or the final distribution in respect thereof is made.

Class designation and Note Interest Rate (check applicable):	☐ Class A-1-R Notes Benchmark Rate + 1.46% ☐ Class A-2-R Notes Benchmark Rate + 1.70% ☐ Class B-R Notes Benchmark Rate + 1.90%

Principal amount (check applicable "up to" principal amount):	☐ Class A-1-R Notes $406,000,000 ☐ Class A-2-R Notes $24,500,000 ☐ Class B-R Notes $45,500,000

Authorized Denominations:	☐ $250,000 and integral multiples of $1.00 in excess thereof ☐ $125,000 and integral multiples of $1.00 in excess thereof

Re-Pricing Eligible Note:	☐ Yes ☐ No

Exhibit A-1-4

NOTE DETAILS (continued)

Note identifying numbers: As indicated in the applicable table below for the type of Note and applicable Class indicated on the first page above.

Rule 144A Global Notes

Designation	CUSIP	ISIN	Common Code
Class A-1-R Notes	04020R AG3	US04020RAG39	343932553
Class A-2-R Notes	04020R AJ7	US04020RAJ77	343932570
Class B-R Notes	04020R AL2	US04020RAL24	343932596

Regulation S Global Notes

Designation	CUSIP	ISIN	Common Code
Class A-1-R Notes	U2217R AD4	USU2217RAD45	343932561
Class A-2-R Notes	U2217R AE2	USU2217RAE28	343932588
Class B-R Notes	U2217R AF9	USU2217RAF92	343932600

Exhibit A-1-5

The Issuer, for value received, hereby promises to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture), the principal sum identified as the principal amount of this Note set forth in the Note Details (or, if this Note is identified as a Global Note in the Note Details, such lesser principal amount shown on the books and records of the Collateral Trustee) on the Stated Maturity set forth in the Note Details, except as provided below and in the Indenture.

The Issuer promises to pay, in accordance with the Priority of Payments, interest on the Aggregate Outstanding Amount of this Note on each Payment Date and each other date that interest is required to be paid on this Note upon earlier redemption or payment at a rate per annum equal to the interest rate for this Note in the Note Details set forth above in arrears. Interest shall be calculated on the day-count basis for the relevant Interest Accrual Period for this Note as provided in the Indenture. To the extent lawful and enforceable, interest that is not paid when due and payable shall accrue interest at the applicable interest rate until paid as provided in the Indenture.

This Note will mature at par and be due and payable on the Stated Maturity, unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by acceleration, redemption or otherwise. The payment of principal on this Note may only occur in accordance with the Priority of Payments.

Interest will cease to accrue on this Note or, in the case of a partial repayment, on such repaid part, from the date of repayment.

Payments on this Note will be made in immediately available funds to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date. Payments to the registered Holder will be made ratably among the Holders in the proportion that the Aggregate Outstanding Amount of this Note on such Record Date bears to the Aggregate Outstanding Amount of all Notes of the Class of Notes of which this Note forms a part on such Record Date.

If this is a Global Note as identified in the Note Details, increases and decreases in the principal amount of this Global Note as a result of exchanges and transfers of interests in this Global Note and principal payments shall be recorded in the records of the Collateral Trustee and DTC or its nominee. So long as DTC or its nominee is the registered owner of this Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes (represented hereby and beneficially owned by other persons) for all purposes under the Indenture.

All reductions in the principal amount of this Note (or one or more predecessor Notes) effected by payments made on any Payment Date or other date of redemption or other repayment shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer of this Note or in exchange therefor or in lieu thereof, whether or not such payment is noted on this Note. Subject to Article II of the Indenture, upon registration of transfer of this Note or in exchange for or in lieu of any other Note of the same Class, this Note will carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such predecessor Note.

The terms of Section 2.7(h) and Section 5.4(d) of the Indenture shall apply to this Note mutatis mutandis as if fully set forth herein.

This Note shall be issued in the Authorized Denominations set forth in the Note Details.

This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.

Exhibit A-1-6

If an Event of Default occurs and is continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture. A declaration of acceleration of the maturity of this Note may be rescinded or annulled at any time before a judgment or decree for payment of the money due has been obtained, provided that certain conditions set forth in the Indenture are satisfied.

The Indenture permits, subject to certain conditions, the amendment thereof and the modification of the provisions of the Indenture and the rights of the Holders under the Indenture. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and every Holder of a Note theretofore and thereafter authenticated and delivered thereunder shall be bound thereby.

The Holder of this Note agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction.

Title to this Note will pass by registration in the Note Register kept by the Notes Registrar.

No service charge will be made to the Holder for any registration of transfer or exchange of this Note, but the Notes Registrar, the Transfer Agent or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless the Certificate of Authentication herein has been executed by either the Collateral Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate shall be conclusive evidence, and the only evidence, that this Note has been duly authenticated and delivered under the Indenture.

In the event of any conflict between this Note and the Indenture, the Indenture shall prevail.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Exhibit A-1-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: ___________________________

ARES DIRECT LENDING CLO 1 LLC

By: Ares Capital Corporation, its manager

By:
Name:
Title:

Exhibit A-1-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: ___________________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

Exhibit A-1-9

ASSIGNMENT FORM

For value received _________________________________________does hereby sell, assign and transfer unto _________________________

Social security or other identifying number of assignee:

Name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date: ___________________	Your Signature:

(Sign exactly as your name appears on the Note)

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Notes Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-1-10

Exhibit A-2

FORM OF SUBORDINATED NOTE

Certificate No. [●]

Type of Note (check applicable):

☐ Rule 144A Global Note with an initial principal amount of $____________

☐ Regulation S Global Note with an initial principal amount of $____________

☐ Temporary Global Note with an initial principal amount of $____________

☐ Definitive Note with a principal amount of $____________

IF THIS NOTE IS A GLOBAL NOTE, THE FOLLOWING LEGEND SHALL APPLY:

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE AND INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S) OR (3) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (INCLUDING AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER, AND IN THE CASE OF CLAUSE (1) OR CLAUSE (2) OR CLAUSE (3), TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT SUCH HOLDER'S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR INTERESTS HEREIN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (OR IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, A VIOLATION OF ANY SIMILAR LAW) UNLESS AN EXEMPTION IS AVAILABLE, ALL THE CONDITIONS OF WHICH HAVE BEEN SATISFIED. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE) OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

Exhibit A-2

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE COLLATERAL TRUSTEE.

PAYMENT OF THE PRINCIPAL AMOUNT OF AND INTEREST ON THIS NOTE IS SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF THE PRINCIPAL AMOUNT OF AND INTEREST ON EACH HIGHER RANKING CLASS OF NOTES, AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

PURCHASE OF THIS NOTE OR INTERESTS HEREIN BY BENEFIT PLAN INVESTORS AND CONTROLLING PERSONS WILL BE PERMITTED ONLY UPON RECEIPT OF WRITTEN REPRESENTATIONS AND WILL BE SUBJECT TO CERTAIN LIMITATIONS AS SET FORTH IN THE INDENTURE.

Exhibit A-2-2

IF THIS NOTE IS A REGULATION S GLOBAL NOTE OR A TEMPORARY GLOBAL NOTE, THE FOLLOWING LEGEND SHALL APPLY:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A U.S. PERSON (AS DEFINED IN REGULATION S) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY ONLY BE HELD THROUGH EUROCLEAR OR CLEARSTREAM.

IF THIS NOTE IS A DEFINITIVE NOTE, THE FOLLOWING LEGEND SHALL APPLY:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR AN INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S) OR (3) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (INCLUDING AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND, IN AN AUTHORIZED DENOMINATION OF NOT LESS THAN $250,000 FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE AND WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT AS TO WHETHER OR NOT IT IS, OR IS ACTING ON BEHALF OF OR USING THE ASSETS OF, A PERSON WHO IS, OR AT ANY TIME WHILE THIS NOTE IS HELD WILL BE, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON (EACH AS DEFINED IN THE INDENTURE). EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE. THE TRANSFEROR AND THE TRANSFEREE OF THIS NOTE OR INTERESTS HEREIN MAY BE REQUIRED TO DELIVER A TRANSFEREE CERTIFICATE TO THE COLLATERAL TRUSTEE AND THE ISSUER IN THE FORM PROVIDED IN THE INDENTURE IN CONNECTION WITH ANY TRANSFER OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE) OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

Exhibit A-2-3

THIS NOTE AND INTERESTS HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO OR HELD BY A BENEFIT PLAN INVESTOR (AS DEFINED IN THE INDENTURE) EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE INDENTURE. ANY PURPORTED TRANSFER OF THIS NOTE OR INTERESTS HEREIN THAT DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE NULL AND VOID AB INITIO. EACH HOLDER OF THIS NOTE WILL BE REQUIRED TO REPRESENT, WARRANT AND COVENANT THAT THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A VIOLATION OF ANY LOCAL, STATE OR OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) UNLESS AN EXEMPTION IS AVAILABLE, ALL THE CONDITIONS OF WHICH HAVE BEEN SATISFIED. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY.

DISTRIBUTIONS TO THE HOLDER OF THIS NOTE ARE SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON EACH HIGHER RANKING CLASS AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

Exhibit A-2-4

NOTE DETAILS

This Note is one of a duly authorized issue of Notes issued under the Indenture (as defined below) having the applicable class designation and other details specifically indicated below (the "Note Details"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Notes, the Collateral Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered.

Issuer:	Ares Direct Lending CLO 1 LLC

Collateral Trustee:	U.S. Bank Trust Company, National Association

Indenture:	Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026, between the Issuer and the Collateral Trustee, as amended, modified or supplemented from time to time

Registered Holder (check applicable):	☐ CEDE & CO. ☐ ________________ (insert name)

Stated Maturity:	The Payment Date in July 2038

Payment Dates:	The 25th day of January, April, July and October of each year, commencing in October 2026 (or, if such day is not a Business Day, then the immediately following Business Day), any Redemption Date (other than a Partial Redemption Date) and any Liquidation Payment Date; provided that, following the redemption or repayment in full of the Rated Debt, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption of the Subordinated Notes) on any dates designated by the Asset Manager (which dates may or may not be the dates stated above) upon seven Business Days' prior written notice to the Collateral Trustee and the Loan Agent (which notice the Collateral Trustee will promptly forward to the Holders of the Subordinated Notes), the Loan Agent and the Collateral Administrator and such dates will constitute "Payment Dates." The last Payment Date in respect of any Class of Debt will be its Redemption Date, its Stated Maturity or such other Payment Date on which the Aggregate Outstanding Amount of such Class is paid in full or the final distribution in respect thereof is made.

Principal amount ("up to" amount, if Global Note):	$232,700,000
Principal amount (if Definitive Note):	As set forth on the first page above

Global Note with "up to" principal amount:	☐ Yes ☐ No

Authorized Denominations:	$250,000 and integral multiples of $1.00 in excess thereof

Note identifying numbers:	As indicated in the applicable table below for the type of Subordinated Note indicated on the first page above

Exhibit A-2-5

NOTE DETAILS (continued)

Note identifying numbers: As indicated in the applicable table below for the type of Note and applicable Class indicated on the first page above.

Rule 144A Global Notes

Designation	CUSIP	ISIN
Subordinated Notes	04020R AE8	US04020RAE80

Regulation S Global Notes

Designation	CUSIP	ISIN
Subordinated Notes	U2217R AC6	USU2217RAC61

Definitive Notes

Designation	CUSIP	ISIN
Subordinated Notes	04020R AF5	US04020RAF55

Exhibit A-2-6

The Issuer, for value received, hereby promises to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture), the principal sum identified as the principal amount of this Note set forth in the Note Details (or, if this Note is identified as a Global Note in the Note Details, such lesser principal amount shown on the books and records of the Collateral Trustee) on the Stated Maturity set forth in the Note Details, except as provided below and in the Indenture.

The Issuer promises to pay, in accordance with the Priority of Payments, Interest Proceeds and Principal Proceeds on each Payment Date, in an amount equal to the Holder's pro rata share of such proceeds, if any, subject to the Priority of Payments set forth in the Indenture.

This Note will mature on the Stated Maturity, unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by redemption or otherwise and the final payments of principal, if any, will occur on that date. The payment of principal on this Note (x) may only occur after the Rated Debt is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Rated Debt and other amounts in accordance with the Priority of Payments; and any payment of principal of this Note that is not paid, in accordance with the Priority of Payments, on any Payment Date shall not be considered "due and payable" for purposes of the Indenture.

Payments on this Note will be made in immediately available funds to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date. Payments to the registered Holder will be made ratably among the Holders in the proportion that the Aggregate Outstanding Amount of this Note on such Record Date bears to the Aggregate Outstanding Amount of all Notes of the Class of Notes of which this Note forms a part on such Record Date.

If this is a Global Note as identified in the Note Details, increases and decreases in the principal amount of this Global Note as a result of exchanges and transfers of interests in this Global Note and principal payments shall be recorded in the records of the Collateral Trustee and DTC or its nominee. So long as DTC or its nominee is the registered owner of this Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes (represented hereby and beneficially owned by other persons) for all purposes under the Indenture.

All reductions in the principal amount of this Note (or one or more predecessor Notes) effected by distributions made on any Payment Date or other date of redemption or other repayment shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer of this Note or in exchange therefor or in lieu thereof, whether or not such payment is noted on this Note. Subject to Article II of the Indenture, upon registration of transfer of this Note or in exchange for or in lieu of any other Note of the same Class, this Note will carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such predecessor Note.

The terms of Section 2.7(h) and Section 5.4(d) of the Indenture shall apply to this Note mutatis mutandis as if fully set forth herein.

This Note shall be issued in the Authorized Denominations set forth in the Note Details.

This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.

Exhibit A-2-7

If an Event of Default occurs and is continuing, the Rated Debt may become or be declared due and payable in the manner and with the effect provided in the Indenture. A declaration of acceleration of the maturity of the Rated Debt may be rescinded or annulled at any time before a judgment or decree for payment of the money due has been obtained, provided that certain conditions set forth in the Indenture are satisfied.

The Indenture permits, subject to certain conditions, the amendment thereof and the modification of the provisions of the Indenture and the rights of the Holders under the Indenture. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and every Holder of a Note theretofore and thereafter authenticated and delivered thereunder shall be bound thereby.

The Holder of this Note agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of any jurisdiction.

Title to this Note will pass by registration in the Note Register kept by the Notes Registrar.

No service charge will be made to the Holder for any registration of transfer or exchange of this Note, but the Notes Registrar, the Transfer Agent or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless the Certificate of Authentication herein has been executed by either the Collateral Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate shall be conclusive evidence, and the only evidence, that this Note has been duly authenticated and delivered under the Indenture.

In the event of any conflict between this Note and the Indenture, the Indenture shall prevail.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Exhibit A-2-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: ___________________________

ARES DIRECT LENDING CLO 1 LLC

By: Ares Capital Corporation, its manager

By:
Name:
Title:

Exhibit A-2-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: ___________________________

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

Exhibit A-2-10

ASSIGNMENT FORM

For value received _________________________________________does hereby sell, assign and transfer unto _________________________

Social security or other identifying number of assignee:

Name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date: ___________________	Your Signature:

(Sign exactly as your name appears on the Note)

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Notes Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-2-11

EXHIBIT B

FORM OF TRANSFER CERTIFICATE
TO REGULATION S GLOBAL NOTE

U.S. Bank Trust Company, National Association

EP-MN-WS2N

111 Fillmore Avenue East

St. Paul, Minnesota 55107

Attention: Bondholder Services - EP-MN-WS2N

Ref: Ares Direct Lending CLO 1

Reference is hereby made to the Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026 (the "Indenture"), between Ares Direct Lending CLO 1 LLC, as Issuer, and U.S. Bank Trust Company, National Association, as Collateral Trustee, as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$_________________ aggregate principal amount of [INSERT CLASS] (the "Applicable Notes") that are held in the form of a [Rule 144A Global Note] [Definitive Note] (CUSIP [(CINS)] No. ________) in the name of [INSERT NAME OF TRANSFEROR] (the "Transferor") to effect the transfer of the Applicable Notes in exchange for an equivalent beneficial interest in a Regulation S Global Note.

In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications in Section 2.12 of the Indenture, and the Final Offering Memorandum and that:

a.             the offer of the Applicable Notes was not made to a Person in the United States;

b.             at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States;

c.             no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

e.             the transferee is not a U.S. Person (as defined in Regulation S), and is obtaining such beneficial interest in a transaction pursuant to and in accordance with Regulation S; and

f.              the transferee’s acquisition, holding and disposition of the Applicable Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, non-U.S. or church plan, a violation of any federal, state, local, non-U.S. or other laws or regulations that are similar to Section 406 of ERISA or Section 4975 of the Code, unless an exemption is available and all of its conditions have been satisfied.

We confirm that we have made the transferee aware of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture and the Exhibits and Annexes to the Indenture referred to in such Section 2.5.

Exhibit B-1

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be.

You, the Asset Manager and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: [    ]

cc:	Ares Direct Lending CLO 1 LLC

Exhibit B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
TO RULE 144A GLOBAL NOTE

U.S. Bank Trust Company, National Association

EP-MN-WS2N

111 Fillmore Avenue East

St. Paul, Minnesota 55107

Attention: Bondholder Services - EP-MN-WS2N

Ref: Ares Direct Lending CLO 1

Reference is hereby made to the Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026 (the "Indenture"), between Ares Direct Lending CLO 1 LLC, as Issuer, and U.S. Bank Trust Company, National Association, as Collateral Trustee, as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S. $__________________ aggregate principal amount of [INSERT CLASS] (the "Applicable Notes") which are held in the form of a [Regulation S Global Note] [Definitive Note] (CUSIP) [(CINS)] No. __________) in the name of [INSERT NAME OF TRANSFEROR] (the "Transferor") to effect the transfer of the Applicable Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Note.

In connection with such request, and in respect of such Applicable Notes, the Transferor hereby certifies that such Applicable Notes are being transferred in accordance with (a) the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications in Section 2.12 of the Indenture, and the Final Offering Memorandum and (b) Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Applicable Notes as principal for its own account for investment and without a view to the resale, distribution or other disposition thereof in violation of the Securities Act, and the transferee and any such account is (x) a Qualified Institutional Buyer that is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated Persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan and the transferee is aware that the transfer of the Applicable Notes to it is being made in reliance on the exemption from registration provided by Rule 144A, (y) obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and (z) a qualified purchaser for purposes of the United States Investment Company Act of 1940, as amended.

The transferee’s acquisition, holding and disposition of the Applicable Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, non-U.S. or church plan, a violation of any federal, state, local, non-U.S. or other laws or regulations that are similar to Section 406 of ERISA or Section 4975 of the Code, unless an exemption is available and all of its conditions have been satisfied.

Exhibit C-1

We confirm that we have made the transferee aware of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture and the Exhibits and Annexes to the Indenture referred to in such Section 2.5. You, the Asset Manager and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated: [   ]

cc:	Ares Direct Lending CLO 1 LLC

Exhibit C-2

EXHIBIT D

[RESERVED]

Exhibit D-1

EXHIBIT E

FORM OF CERTIFYING HOLDER CERTIFICATE

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1

Attention: [***]

Ares Direct Lending CLO 1 LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, California 90067
Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

Email: [***]; [***]

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S. $_____________ in principal amount of the [INSERT CLASS] of Ares Direct Lending CLO 1 LLC, and hereby requests the Trustee to provide to it at the address below:

_______ Monthly Report specified in Section 10.5(a) of the Indenture

_______ Payment Date Report specified in Section 10.5(b) of the Indenture

_______ Notices of Default pursuant to Section 6.2 of the Indenture

_______ Statement as to compliance pursuant to Section 7.11 of the Indenture

_______ Report by Independent accountants pursuant to Section 10.7 of the Indenture

Name:	________________________
Address:	________________________
________________________
________________________

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ____ day of ____________.

[NAME OF CERTIFYING HOLDER]

By:
Authorized Signature

Exhibit E-1

EXHIBIT F

[RESERVED]

Exhibit F-1

EXHIBIT G

FORM OF DAISY CHAIN LETTER

[DATE]

U.S. Bank Trust Company, National Association, as Collateral Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1
Attention: [***]

Ares Direct Lending CLO 1 LLC
1800 Avenue of the Stars, Suite 1400
Los Angeles, California 90067
Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

Email: [***]; [***]

Reference is hereby made to the Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026 (the "Indenture"), between Ares Direct Lending CLO 1 LLC, a Delaware limited liability company (the "Issuer"), and U.S. Bank Trust Company, National Association, as collateral trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Collateral Trustee"). Capitalized terms used but not defined in this Daisy Chain Letter shall have the meanings ascribed to them in the Indenture.

This letter of representations and covenants (this "Daisy Chain Letter") relates to the acquisition by the undersigned (the "Transferee") of any interests in the Transfer-Restricted Debt (described below) in the principal amount(s) and for the purchase price(s) set forth on the signature page hereof.

In connection with and with respect to the proposed transfer of such Transfer-Restricted Debt and without limiting any provision of the Indenture, the Transferee hereby represents, warrants and covenants on its behalf for the benefit of the Issuer and its counsel as set forth below:

1.             It represents that either (A) it is the beneficial owner of the Transfer-Restricted Debt for U.S. federal income tax purposes or (B) if it is acting as an agent, fiduciary, intermediary, nominee or otherwise as other than the beneficial owner of the Transfer-Restricted Debt for such purposes, it is making the following representations and entering into the following covenants and agreements on behalf of such beneficial owner (in which case, references to "Transferee" below shall, as the context requires, be construed to include the person that is the beneficial owner of the Transfer-Restricted Debt for U.S. federal income tax purposes).

2.             It represents that it will treat (1) the Issuer and the Rated Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Final Offering Memorandum and (2) the Subordinated Notes as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

Exhibit G-1

3.             It represents that it will timely furnish the Issuer or its agents any tax forms or certifications (such as an IRS Form W-9 or any successors to such IRS forms) that the Issuer or its agents reasonably request in order to (A) make payments to it without, or at a reduced rate of withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) satisfy reporting and other obligations under the Code and Treasury regulations or under any other applicable law, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. It acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back up withholding upon payments to it, or to the Issuer. It acknowledges that amounts withheld pursuant to applicable tax laws by the Issuer or its agents will be treated as having been paid to it by the Issuer.

4.             It represents that it will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of the Transfer-Restricted Debt or it as holder of the Transfer-Restricted Debt or beneficial interest therein. In addition, it acknowledges that the Issuer has the right under the Indenture to withhold on it or any beneficial owner of an interest in the Transfer-Restricted Debt that fails to comply with FATCA.

5.             It represents and warrants that as a holder of the Transfer-Restricted Debt:

(i)              As a holder of a type of Rated Debt, it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns Subordinated Notes.

(ii)             It acknowledges that the failure to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) (together with all appropriate attachments) may result in withholding from payments in respect of the Transfer-Restricted Debt, including U.S. federal withholding or back-up withholding.

(iii)            Each holder of the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein) will be required to represent and warrant that it is a “United States person” as defined in Section 7701(a)(30) of the Code and will be required to provide the Issuer and the Collateral Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form). If any holder of such Debt (and any interest therein) fails to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Debt shall be void ab initio.

Exhibit G-2

(iv)           The Subordinated Notes and any other Class of Debt (including any Rated Debt held by an affiliate of the Issuer) issued or reissued (or treated as reissued) without an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Asset Manager, to the effect that such Class of Debt will be treated as indebtedness for U.S. federal income tax purposes (such other Class of Debt, the “Transfer-Restricted Debt”) may be issued, sold or transferred only if the following conditions are met: (1) after the issuance, sale or transfer, the number of beneficial owners of the Subordinated Notes, any Transfer-Restricted Debt and any interests in the Issuer that could reasonably be classified as equity interests of the Issuer will not exceed 90 partners as determined under Treasury Regulations Section 1.7704-1(h), as determined by the Issuer (the “Ninety-Partner Limitation”), and (2) if such transferee is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 40% of the value of any beneficial owner’s interest in the transferee will be attributable to such transferee’s equity interests in the Issuer, and a principal purpose of the use of such transferee is not to enable the beneficial owners of the Issuer to satisfy the Ninety-Partner Limitation. No transfer or sale of Transfer-Restricted Debt shall be made on an “established securities market” within the meaning of Treasury Regulations Section 1.7704-1(b) or in an offering required to be registered under the Securities Act of 1933. No holder of any Transfer-Restricted Debt (or any interest therein) will participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer’s assets, or the results of the Issuer’s operations) or the Transfer-Restricted Debt. Any transfers in violation of the foregoing will be void ab initio. The Issuer shall notify the Collateral Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Debt after the First Refinancing Date. To the extent any Class of Debt is held by an affiliate of the Issuer at any time, such Debt will be considered Transfer-Restricted Debt, unless there is the receipt by the Registrar on the date of transfer of such Debt by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Debt will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

(v)            Each holder of the Transfer-Restricted Debt (or any interest therein) acknowledges and agrees that any transfer of the Transfer-Restricted Debt (or any interest therein) that would violate any of the preceding paragraphs or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the preceding paragraphs (i), (ii), (iii), (iv) or by this paragraph (v).

Exhibit G-3

(vi)            Each holder of the Transfer-Restricted Debt will be deemed to have agreed to provide (i) any transferee of its Transfer-Restricted Debt a certification that it is a “United States person” as defined in Section 7701(a)(30) of the Code in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer or the Collateral Trustee to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. It agrees that the Issuer or the Collateral Trustee may provide such information and any other information concerning its investment in the Transfer-Restricted Debt to the IRS.

(vii)           Each holder of the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein) will indemnify the Issuer, the Collateral Trustee, and their respective agents from any and all damages, costs and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to comply with its obligations under this Indenture. The indemnification will continue with respect to any period during which the holder held the Subordinated Notes and the Transfer-Restricted Debt (and any interest therein), notwithstanding the holder ceasing to be a holder of the Subordinated Notes or Transfer-Restricted Debt.

(viii)          Each holder of a Subordinated Note or Transfer-Restricted Debt understands that no transfer of a Subordinated Note or Transfer-Restricted Debt will be effective unless and until the Issuer and the Collateral Trustee have received a fully executed Daisy Chain Letter.

(ix)            [Reserved].

(x)             Each holder will provide notice to each Person to whom it proposes to transfer any interest in the Debt of the transfer restrictions and representations set forth in the Indenture, including the Exhibits referenced therein and, in the case of the Transfer-Restricted Debt, the Daisy Chain Letter.

(xi)            The holder understands and acknowledges that it may not transfer all or any portion of its Debt unless: (i) the transferee agrees to be bound by the restrictions and conditions set forth in this Indenture and in such Debt and (ii) such transfer does not violate this Indenture or such Debt.

(xii)           Each holder of Subordinated Notes agrees that it will own all Subordinated Notes and Transfer-Restricted Debt and will take no action to cause the Issuer to be treated as other than a disregarded entity for federal income tax purposes. No transfer of the Subordinated Notes will be permitted unless the Issuer, the Collateral Trustee and Holder receive Tax Advice that the transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to tax on a net or entity level basis (including any tax liability under Section 1446 of the Code). If such Tax Advice is received, all transfers of the Subordinated Notes are subject to the same obligations as pertain to transfers of the Transfer-Restricted Debt indicated in the prior paragraphs.

Exhibit G-4

Any transfer made in violation of this Daisy Chain Letter will be null and void ab initio and shall not bind or be recognized by the Issuer or any other Person, and no Person to which the Transfer-Restricted Debt are transferred shall become a holder of an interest in Transfer-Restricted Debt unless such Person satisfies and complies with Section 2.12 of the Indenture and completes and executes this Daisy Chain Letter and delivers it to the Issuer and the Collateral Trustee.

THIS DAISY CHAIN LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The representations, warranties and agreements in this Daisy Chain Letter will survive the closing of the transactions contemplated hereby.

Any covenant, provision, agreement or term of this Daisy Chain Letter that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without in any way invalidating, affecting or impairing the remaining provisions hereof. Except as otherwise provided herein, this Daisy Chain Letter shall be binding upon and inure to the benefit of the parties and their successors, heirs, executors, legal representatives and transferees.

The Transferee hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Daisy Chain Letter, and the Transferee hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Transferee hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Transferee irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the investor's address specified on the signature page. The Transferee agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE TRANSFEREE IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DAISY CHAIN LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder intentionally left blank | signature page follows]

Exhibit G-5

[__________], as Transferee

By:
Name:
Title:

[Subordinated Notes]:

Purchase Price:

ACKNOWLEDGED AND AGREED BY:

[__________], as Transferor

By:
Name:
Title:

Exhibit G-6

EXHIBIT H

[__], 2026

ARES DIRECT LENDING CLO 1 LLC,
as Issuer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
as Intermediary

SECURITIES ACCOUNT CONTROL AGREEMENT

Exhibit H-1

SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of [__], 2026, among ARES DIRECT LENDING CLO 1 LLC (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”) under the Indenture referred to in Section 13 herein, and U.S. BANK NATIONAL ASSOCIATION, in its capacity as intermediary (in such capacity, together with its successors in such capacity, the “Intermediary”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

Section 1.      (a)      Definitions. The terms defined in Section 13 will have the meanings therein specified for the purpose of this Agreement. In addition, all terms used herein which are defined in the Indenture or in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined.

(b)            Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Sections and Schedules shall, unless otherwise indicated, be construed to refer to Sections of, and Schedules to, this Agreement.

ARTICLE II

APPOINTMENT OF INTERMEDIARY

Section 2.      In accordance with Section 3.4 of the Indenture, the Issuer hereby appoints U.S. Bank National Association to act as intermediary under this Agreement. The Intermediary hereby accepts such appointment and agrees to abide by the terms and conditions of the Indenture as it relates to the Intermediary. The Intermediary shall hold all Certificated Securities and Instruments in physical form at an office of U.S. Bank National Association. All Certificated Securities and Instruments will be credited to an Account (as defined in Section 3(a) hereof).

Exhibit H-2

ARTICLE III

THE ACCOUNTS

Section 3.      (a)      Establishment of Accounts. The Intermediary acknowledges and agrees that, at the direction of the Collateral Trustee in accordance with Article 10 of the Indenture, it has established and is maintaining on its books and records the following accounts in the name of the Issuer subject to the lien of U.S. Bank Trust Company, National Association, as Collateral Trustee, for the benefit of the Secured Parties:

(A)	account number [●] designated the Payment Account;

(B)	account number [●] designated the Interest Collection Account;

(C)	account number [●] designated the Principal Collection Account;

(D)	account number [●] designated the Collateral Account;

(E)	account number [●] designated the Unused Proceeds Account;

(F)	account number [●] designated the Interest Reserve Account;

(G)	account number [●] designated the Expense Reserve Account;

(H)	account number [●] designated the Variable Funding Account;

(I)	account number [●] designated the Contribution Account; and

(J)	account number [●] designated the Hedge Counterparty Collateral Account;

(such accounts, together with any additional subaccounts and any replacements thereof or substitutions therefor pursuant to the terms of the Indenture, collectively, the “Accounts”).

(b)            Status of Accounts; Treatment of Property as Financial Assets; Relationship of Parties. The Intermediary hereby agrees with the Issuer and the Collateral Trustee that: (i) each of the Accounts is a “securities account” (within the meaning of Section 8-501(a) of the UCC and Article 1(1)(b) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”) in respect of which the Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and an “intermediary” within the meaning of Article 1(1)(c) of the Hague Securities Convention, and under the Indenture, the Collateral Trustee is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) and the “account holder” (within the meaning of Article 1(1)(d) of the Hague Securities Convention), (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any of the Accounts shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC); provided, however, nothing herein shall require the Intermediary to credit to any Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC) and (iii) the Collateral and any rights or proceeds derived therefrom are subject to the liens and other security interests in favor of the Collateral Trustee on behalf of the Secured Parties as set forth in the Indenture and that the rights of the Issuer in respect of the Collateral are also subject to such liens and such other security interests as set forth in the Indenture. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in loans (each a “Loan”) may be acquired and delivered by the Issuer to the Intermediary from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Intermediary of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Issuer as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Issuer, and (c) any duty on the part of the Intermediary with respect to such Loan (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it. The Intermediary is not under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement or the Issuer’s title to the related Loan. The Intermediary acknowledges that, for the purposes of any Account described herein, it shall be deemed the “qualified custodian” thereof as defined in Rule 206-4(2) under the Investment Advisers Act of 1940, as amended.

Exhibit H-3

(c)            The Intermediary will promptly credit to the appropriate Account all property delivered to it pursuant to the Indenture.

(d)            Form of Securities, Instruments, etc. All securities and other financial assets credited to any of the Accounts that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Intermediary, (ii) indorsed to or to the order of the Intermediary or in blank or (iii) credited to another securities account maintained in the name of the Intermediary; and in no case will any financial asset credited to any of the Accounts be registered in the name of, or payable to or to the order of, the Issuer or indorsed to or to the order of the Issuer, except to the extent the foregoing have been specially indorsed to or to the order of the Intermediary or in blank.

(e)            Intermediary’s Jurisdiction.

(i)      The Intermediary agrees that, for the purposes of the UCC, (i) its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York and (ii) to the extent that any Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), its “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) shall be the State of New York.

(ii)    The law of the State of New York governs all issues specified in Article 2(1) of the Hague Securities Convention, and to the extent not so provided in any account agreement governing the Accounts, any such account agreement, is hereby amended to so provide.

Exhibit H-4

(f)            Conflicts with other Agreements. The Intermediary agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement relating to any of the Accounts, the provisions of this Agreement shall prevail; provided, however, that if a Hedge Counterparty Collateral Account is subject to a separate account control agreement, the provisions of such separate account control agreement shall prevail with respect to such account.

(g)            No Other Agreements. The Intermediary hereby confirms and agrees that:

(i)     other than this Agreement and all other account forms required by the Intermediary, to the best of its knowledge there are no other agreements entered into between the Intermediary and the Issuer with respect to the Accounts;

(ii)    it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Accounts (other than a Hedge Counterparty Collateral Account) and/or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

(iii)    it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer or the Collateral Trustee purporting to limit or condition the obligation of the Intermediary to comply with entitlement orders as set forth in Section 3(h) hereof (other than with respect to a Hedge Counterparty Collateral Account).

(h)            Entitlement Orders, Standing Instructions.

(i)      The Issuer, the Collateral Trustee and the Intermediary each agrees that if the Intermediary shall receive any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC), or any other instruction (collectively, a “Transfer Order”), originated by the Collateral Trustee and relating to the Accounts, the Intermediary shall comply with such entitlement order or other instruction without further consent by the Issuer or any other Person. In addition, the Intermediary shall also comply with all entitlement orders and instructions of the Issuer in accordance with the Indenture and relating to the Accounts; provided, however, that in the event the Intermediary receives conflicting Transfer Orders from the Collateral Trustee and the Issuer, the Intermediary shall follow the Transfer Order of the Collateral Trustee and not the Issuer. The Intermediary shall accept instructions or entitlement orders only in accordance with the Indenture with respect to any Collateral held by it pursuant hereto, the Indenture or otherwise credited to or held in the Accounts. The Intermediary shall have no obligation to act and shall be fully protected in refraining from acting, in respect of any such Collateral in the absence of such entitlement order or instruction. The Intermediary shall deposit, and direct and otherwise cause each issuer, obligor, guarantor, Clearing Corporation or other applicable Person to pay and deposit into the Accounts under and in accordance with the Indenture all Cash distributions and all other Cash payments and proceeds in respect of the Collateral, until such time as the Collateral Trustee may otherwise direct the Intermediary in accordance with this Agreement and the Indenture.

Exhibit H-5

ARTICLE IV

THE INTERMEDIARY

Section 4.      (a)      No Change to Accounts. Without the prior written consent of the Collateral Trustee, the Intermediary will not change the account number or designation of any Account.

(b)            Certain Information. The Intermediary shall promptly notify the Collateral Trustee and the Issuer if it receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any of the Accounts.

(c)            Subordination. In the event that the Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a lien or security interest in any of the Accounts, or any financial asset credited thereto, the Intermediary hereby subordinates any such lien or security interest therein to the security interest of the Collateral Trustee in the Accounts, in all property credited thereto and in all security entitlements with respect to such property. Without limitation of the foregoing, the Intermediary hereby subordinates to such security interest of the Collateral Trustee any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Intermediary over or with respect to the Accounts, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Collateral Trustee with respect to the Accounts or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest of the Intermediary in the Accounts), except the Intermediary may set off any payments made by check, wire transfer, ACH or otherwise that have been credited to any Account but are subsequently returned unpaid for any reason, including those returned without collection because of uncollected or insufficient funds and all amounts due to it in respect of reasonable fees and expenses for the routine maintenance and operation of the Accounts. Notwithstanding anything herein to the contrary, the Intermediary shall have a lien senior to that of the Collateral Trustee for any and all amounts required for the payment of the purchase price of a financial asset, which purchase has been placed but not yet cleared or settled.

(d)            Limitation on Liability. The Intermediary shall not have any duties or obligations except those expressly set forth herein and shall satisfy those duties expressly set forth herein. Without limiting the generality of the foregoing, the Intermediary shall not be subject to any fiduciary or other implied duties, and the Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. None of the Intermediary, any Affiliate of the Intermediary, or any officer, agent, stockholder, partner, member, director or employee of the Intermediary or any of their Affiliates shall have any liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless there has been a final judicial determination by a court of competent jurisdiction beyond all applicable appeals that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct or reckless disregard of such party’s duties or obligations or (ii) for any action taken or omitted to be taken by the Intermediary in good faith at the express direction of the Issuer or the Collateral Trustee. In addition, the Intermediary shall not be responsible or have any liability for making any investment or reinvestment of any cash balance in the Accounts pursuant to the terms of this Agreement and the Indenture. The liabilities of the Intermediary shall be limited to those expressly set forth in this Agreement. With the exception of (x) this Agreement, (y) relevant terms used herein and expressly defined in the Indenture and (z) the provisions of the Indenture expressly referred to herein, the Intermediary is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.

Exhibit H-6

(e)            Reliance. The Intermediary shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, legal opinion, request, certificate, consent, statement, instrument, document, electronic communication or other writing delivered to the Intermediary under or in connection with this Agreement and reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Intermediary may consult with legal counsel, independent accountants and other experts selected by it with due care, and shall not be liable for any action taken or not taken by the Intermediary in good faith and in accordance with the advice of any such counsel, accountants or experts.

(f)            Rights. U.S. Bank Trust Company, National Association, in its capacity as Collateral Trustee hereunder shall be afforded all of the rights, powers, protections, immunities, benefits and indemnities set forth in the Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein. In addition, U.S. Bank National Association, in its capacity as Intermediary hereunder shall be afforded all of the rights, powers, protections, immunities, indemnities and benefits provided to the Collateral Trustee under the Indenture as if such rights, powers, protections, immunities, indemnities, and benefits were specifically set forth herein; provided, however, that the foregoing shall not be construed to impose upon the Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Collateral Trustee.

(g)            The duties and obligations of the Intermediary shall be determined solely by the express provisions of this Agreement, and the Intermediary shall take such action with respect to this Agreement as it shall be directed pursuant to Section 3(h) hereof, and the Intermediary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and as specifically directed by the Issuer or the Collateral Trustee, as applicable, and no implied covenants or obligations shall be read into this Agreement against the Intermediary.

(h)            The Intermediary shall not be liable for any error of judgment made in good faith by an officer or officers of the Intermediary, except for its own gross negligence or willful misconduct or reckless disregard of its duties or obligations hereunder.

Exhibit H-7

(i)            The Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer or the Collateral Trustee given under this Agreement.

(j)            None of the provisions of this Agreement shall require the Intermediary to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(k)            Whenever in the administration of the provisions of this Agreement the Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Intermediary or reckless disregard of its duties or obligations hereunder, be deemed to be conclusively proved and established by a certificate signed by one of the Issuer’s (or the Asset Manager’s on the Issuer’s behalf) or the Collateral Trustee’s officers and delivered to the Intermediary, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Intermediary or reckless disregard of its duties or obligations hereunder, shall be full warrant to the Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(l)            Subject to Section 4(k), the Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval, electronic communication or other paper or document; it being understood that an electronically signed document delivered via email by an individual purporting to be an Authorized Officer will be considered signed or executed by such Authorized Officer on behalf of the applicable Person and the Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(m)            The Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through non-Affiliate agents, attorneys, securities intermediaries or nominees appointed with due care, and shall not be responsible for any misconduct or negligence on the part of any non-Affiliate agent, attorney, securities intermediary or nominee so appointed.

(n)            Any corporation or other entity into which the Intermediary may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Intermediary shall be a party, or any corporation or other entity succeeding to the securities intermediary business of the Intermediary shall be the successor of the Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Exhibit H-8

(o)           The Intermediary, in its individual or any other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting hereunder.

(p)           The Intermediary may at any time resign by giving 30 days’ written notice of resignation to the Collateral Trustee and the Issuer; provided that any such resignation shall not be effective until a successor intermediary has been appointed by the Issuer and such successor intermediary has accepted such appointment. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Intermediary from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of the Collateral Trustee, the Issuer, the resigning Intermediary and the successor custodian. If no successor shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Intermediary may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor.

(q)           The Intermediary shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, pandemic, loss or malfunction of utilities, computer (hardware or software) or communications services), it being understood that the Intermediary shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

ARTICLE V

INDEMNITY; LIMITATION ON DAMAGES; EXPENSES; FEES

Section 5.      (a)      Indemnity. The Issuer hereby indemnifies and holds harmless the Intermediary, its Affiliates and their respective officers, directors, employees, representatives and agents (collectively referred to for the purposes of this Section 5(a) as the Intermediary), against any loss, claim, damage, expense, or liability, joint or several, incurred in connection with the transactions contemplated hereby or arising out of any action, suit or judgment, including reasonable costs and expenses (including reasonable fees and expenses of counsel, experts and agents) of (i) defending themselves against claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and (ii) enforcing their rights hereunder against the Issuer, to which the Intermediary may become subject, whether commenced or threatened and whether brought by or involving the Issuer or any third party, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery, performance or enforcement of this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Intermediary or the reckless disregard of its duties hereunder, and shall reimburse the Intermediary promptly upon demand for any legal or other expenses reasonably incurred by the Intermediary in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred. The provision of this Section 5(a) will survive the termination of this Agreement and the resignation or removal of the Intermediary.

Exhibit H-9

(b)            Expenses and Fees. The Issuer shall be responsible for, and hereby agrees to pay, all reasonable costs and expenses incurred by the Intermediary and the Collateral Trustee in connection with the establishment and maintenance of the Accounts, including the Intermediary’s reasonable fees and expenses, any costs or expenses incurred by the Intermediary as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its legal counsel, and all other reasonable disbursements, advances, costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. The authorization herein granted to the Intermediary to pay such reasonable costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

(c)            Collateral Trustee Expenses. The amounts set forth in Sections 5(a) and 5(b) above shall constitute Administrative Expenses under the Indenture and shall only be paid in accordance with the Priority of Payments (or in such other manner in which Administrative Expenses are permitted to be paid under the Indenture).

(d)            No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall the Intermediary be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value), even if the Intermediary has been advised of such loss or damage and regardless of the form of action; provided, that nothing in this sentence shall diminish the indemnification obligations of the Issuer in the event any third party claim includes such damages.

ARTICLE VI

REPRESENTATIONS

Section 6.      The Intermediary represents to the Issuer and the Collateral Trustee that:

(a)            Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)            Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c)            Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, liquidation, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, including, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Exhibit H-10

(d)            Waiver of Setoffs. The Intermediary hereby expressly waives any and all rights of set-off that such party may otherwise at any time have under applicable law with respect to any Account; except that the Intermediary may set off (i) any payments made by check, wire transfer, ACH or otherwise that have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds, (ii) reversals or cancellations of payment orders and (iii) all amounts due to it in respect of reasonable fees and expenses for routine maintenance and operation of the Accounts.

(e)            Ordinary Course. The Intermediary, in the ordinary course of its business, maintains securities accounts and deposit accounts for others and is acting in such capacity in respect of any Account.

(f)            Comply with Duties. The Intermediary will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC and a “bank” within the meaning of Section 9-102(a)(8) of the UCC.

(g)            Participant of the Federal Reserve. The Intermediary is a member of the Federal Reserve System.

(h)            Consents. All governmental and other consents that are required to have been obtained by the Intermediary with respect to the execution, delivery and performance by the Intermediary of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(i)            Qualified Custodian. The Intermediary acknowledges that, for the purposes of any Account described herein, it shall be deemed the “qualified custodian” thereof as defined in Rule 206-4(2) under the Investment Advisers Act of 1940, as amended; provided that nothing in this clause shall impose any additional duties on the Intermediary, including any reporting duties under such rule, other than those duties expressly set forth herein.

(j)            United States Office. The Intermediary represents to and agrees with the Issuer and the Collateral Trustee that as of the Closing Date, the Intermediary has an office in the United States of America that is not intended to be merely temporary office and meets the description set forth in the second sentence of Article 4(1) of the Hague Securities Convention.

ARTICLE VII

ADVERSE CLAIMS

Section 7.      Except for the claims and interest of the Collateral Trustee and of the Issuer in the Accounts, the Intermediary does not have any actual knowledge (without any obligation of independent inquiry or investigation) of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any Person (as notified in writing to the Intermediary) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Intermediary will promptly notify the Collateral Trustee and Issuer thereof.

Exhibit H-11

ARTICLE VIII

TRANSFER

Section 8.      Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

(a)            a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

(b)            the Collateral Trustee may transfer all of its interests and obligations in and under this Agreement to a successor trustee under the Indenture; provided that the Intermediary shall have no obligation to comply with any entitlement order, notice, request, certificate, consent, statement, instrument, document or other writing delivered by such successor trustee until the Intermediary receives evidence of such transfer as the Intermediary may reasonably require. Any successor to the Collateral Trustee under the Indenture shall be the successor to the Collateral Trustee hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto.

Except as provided above, the transfer of this Agreement shall not terminate any Account or alter the obligations of the Intermediary to the Issuer or the Collateral Trustee with respect to any Account. Upon written notice thereof, the Collateral Trustee shall notify the Issuer and the Rating Agency of any transfer under this Section 8.

Any purported transfer that is not in compliance with this Section 8 will be void. For so long as U.S. Bank Trust Company, National Association is the Collateral Trustee, U.S. Bank National Association (or an Affiliate thereof) shall also serve as Intermediary.

ARTICLE IX

TERMINATION

Section 9.      The rights and powers granted herein to the Collateral Trustee have been granted in order to perfect its security interest in the Accounts and the financial assets credited thereto, are powers coupled with an interest and will be affected neither by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Intermediary shall continue in effect until the security interests of the Collateral Trustee in the Accounts have been terminated pursuant to the terms of the Indenture and the Collateral Trustee has notified the Intermediary and the Rating Agency in accordance with Section 11 hereof or Section [14.3] of the Indenture, as applicable, of such termination in writing. Upon the written instruction of the Collateral Trustee, the Intermediary shall close the Account or Accounts specified in such instruction and disburse to the Issuer the balance of any assets therein, and the security interest in such Account shall be terminated.

Exhibit H-12

Except as provided above, the termination of this Agreement shall not terminate any Account or alter the obligations of the Intermediary to the Issuer or the Collateral Trustee pursuant to any other agreement with respect to any Account.

ARTICLE X

MISCELLANEOUS

Section 10.      (a)      Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)            Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties. The Issuer shall deliver to the Rating Agency prior notice of any such amendment.

(c)            Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Intermediary under Sections 4 and 5, and the obligations of the Issuer under Section 5, shall survive the termination of this Agreement and the resignation or removal of the Intermediary.

(d)            Benefit of Agreement. Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Issuer, the Collateral Trustee and the Intermediary and their respective successors and permitted assigns. The Intermediary acknowledges and consents to the assignment of this Agreement by the Issuer to the Collateral Trustee for the benefit of the Secured Parties.

(e)            Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including ..pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Intermediary), each of which will be deemed an original. Delivery of an executed counterpart signature page of this Agreement by email (PDF), facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. Each of the Intermediary and the Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

(f)            No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

Exhibit H-13

(g)            Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h)            Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

ARTICLE XI

NOTICES

Section 11.      (a)      Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address or number provided in Schedule I attached hereto and will be deemed effective as indicated: (i) if in writing and delivered in Person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed, that the burden of proving receipt will be on the sender and will be met by a transmission report generated by the sender’s facsimile machine); or (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

(b)            Change of Addresses. Any party hereto may, by written notice to the other parties hereto, change the address or facsimile number at which notices or other communications are to be given to it hereunder.

(c)            Limitations on Liability of Intermediary. The Intermediary shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Intermediary an incumbency certificate listing Persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a Person is added or deleted from the listing. If such Person elects to give the Intermediary email or facsimile instructions (or instructions by a similar electronic method) and the Intermediary in its discretion elects to act upon such instructions, the Intermediary’s reasonable understanding of such instructions shall be deemed controlling. The Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Intermediary’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Intermediary, including without limitation the risk of the Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Exhibit H-14

ARTICLE XII

GOVERNING LAW AND JURISDICTION

Section 12.      (a)      Governing Law. THIS AGREEMENT AND THE ACCOUNTS AND ANY MATTER ARISING AMONG THE PARTIES UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE ACCOUNTS (WHETHER IN CONTRACT, TORT OR OTHERWISE), INCLUDING THE ISSUES SPECIFIED IN ARTICLE 2 OF THE HAGUE SECURITIES CONVENTION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)            Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter among the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. The Issuer and the Intermediary agree that each and every Account Document is hereby amended to provide that with respect to the Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York. The Issuer and the Intermediary covenant that no amendment with respect to any Account Document shall be entered into that would have the effect of changing the parties’ choice of law set forth in the previous sentence without the prior written consent of the Collateral Trustee.

(c)            Service of Process. The Issuer irrevocably appoints the Process Agent (if any) specified under its name in the attached Schedule I to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The Issuer irrevocably consents to service of process given in the manner provided for notices in Section 11. The Collateral Trustee and Intermediary shall be served in accordance with applicable law. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

Exhibit H-15

(d)            Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph (d).

ARTICLE XIII

DEFINITIONS

Section 13.     As used in this Agreement:

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Indenture” means the Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026, among the Issuer and the Collateral Trustee.

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Proceedings” has the meaning specified in Section 12(b).

“Transfer Order” has the meaning specified in Section 3(h)(i).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

ARTICLE XIV

LIMITED RECOURSE; NO BANKRUPTCY PETITION

Section 14.      Notwithstanding any other provision hereof, the obligations of the Issuer arising from time to time and at any time under this Agreement are limited in recourse to the Collateral available at such time. To the extent the Collateral is not sufficient to meet the obligations of the Issuer in full, after application of the Collateral in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and all obligations of and all claims against the Issuer shall be extinguished and shall not thereafter revive. The obligations of the Issuer is solely corporate obligations of the Issuer and no action shall be taken against the directors, shareholders or incorporator of the Issuer in connection with such obligations. The parties hereto agree that they shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, winding-up, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws of any jurisdiction until at least one year and one day, or any longer applicable preference period then in effect plus one day, after payment in full of the Notes. This Section 14 shall survive the expiration or termination of this Agreement.

Exhibit H-16

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

Issuer:

ARES DIRECT LENDING CLO 1 LLC

By:
Name:
Title:

Collateral Trustee:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Intermediary:

U.S. BANK NATIONAL ASSOCIATION, as Intermediary

By:
Name:
Title:

Exhibit H-17

SCHEDULE I

NOTICE INFORMATION

Issuer:

Ares Direct Lending CLO 1 LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***];

Collateral Trustee:

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1

Attention: [***]

E-mail: [***], with a copy to [***]

Intermediary:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1

Attention: [***]

E-mail: [***], with a copy to [***]

Process Agent for the Issuer:

Corporation Service Company (CSC)

19 West 44th Street, Suite 200

New York, NY 10036

Exhibit H-18

EXHIBIT I

FORM OF CONTRIBUTION NOTICE

Ares Direct Lending CLO 1 LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC

E-mail:[***]; [***]

Ares Capital Management LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel, Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***]

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: [***]

Reference: Ares Direct Lending CLO 1

E-mail: [***], with a copy to [***]

Re:	Notice of Contribution to Ares Direct Lending CLO 1 LLC (the "Issuer") pursuant to the Amended and Restated Indenture and Security Agreement, dated as of July 17 2026 (as amended, modified or supplemented from time to time, the "Indenture"), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (the "Collateral Trustee")

Ladies and Gentlemen:

1.	The undersigned hereby certifies that it is the beneficial owner of U.S.$_____________ in principal amount of the Subordinated Notes due 2038 of Ares Direct Lending CLO 1 LLC.

2.	Contribution amount: $__________________.[1]

3.	Payment Date (if any) on which such Contribution shall begin to be repaid to the Contributor: __________________.

4.	Contribution rate of return (including accrual period and accrual basis) (if no rate of return is required, specify “none”): _____.

1 Each Contribution shall be in an amount at least equal to $500,000 (counting all Contributions received on the same day as a single Contribution for such purpose) (unless the proceeds will be used to acquire Workout Loans or Restructured Loans).

Exhibit I-1

5.	Contributor Name:
Address:

Attention:

Facsimile no.:

Telephone no.:

E-mail:

6.	Payment instructions for repayment of Contribution Repayment Amounts (if no Contribution Repayment Amounts are required, specify “none”):

Bank:
Address:
ABA #:
Acct #:
Acct Name:
Reference:

7.	The undersigned hereby certifies that the Contribution identified herein and this Contribution Notice comply with the terms of the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ____ day of ____________, ______.

[CONTRIBUTOR NAME],

By:
Name: Title:

Exhibit I-2

[ANNEX A TO Exhibit I]

consent of the ASSET Manager to Contribution

RATE OF RETURN: _____________________

PAYMENT DATE: _____________________

ARES CAPITAL MANAGEMENT LLC

By:
Name: Title:

Exhibit I-3

EXHIBIT J

FORM OF CONVERSION NOTICE (CLASS A-1-LR LOANS)

Ares Direct Lending CLO 1 LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***]

U.S. Bank Trust Company, National Association, as Collateral Trustee

Corporate Trust Services
One Federal Street, Third Floor

Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1

Attention: [***]

E-mail: [***], with a copy to [***]

U.S. Bank Trust Company, National Association, as Loan Agent
214 N. Tryon Street

Charlotte, North Carolina 28202

Reference: Ares Direct Lending CLO 1

Attention: Global Corporate Trust

E-mail: [***], with a copy to [***]

Ares Capital Management LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***]

S&P Global Ratings

Standard & Poor’s
55 Water Street, 41st Floor
New York, New York, 10041
Attention: CDO Monitoring
Email: [***]

Reference is hereby made to (x) the Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026, between Ares Direct Lending CLO 1 LLC, as Issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, as collateral trustee (the “Collateral Trustee”) (the “Indenture”), and (y) the Class A-1-LR Credit Agreement, dated as of July 17, 2026, among the Issuer, as borrower (the “Borrower”), U.S. Bank Trust Company, National Association, as Loan Agent, the Collateral Trustee and the Class A-1-LR Lenders party thereto (the “Credit Agreement”), in each case, as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Credit Agreement, as applicable.

Exhibit J-1

[Each of the][The] undersigned certifies that it is a Class A-1-LR Lender under the Credit Agreement. [Each of the][The] undersigned hereby directs the Issuer, the Collateral Trustee and the Loan Agent pursuant to Section 2.15 of the Indenture and Section 3.7 of the Credit Agreement to effect the conversion of the Class A-1-LR Loans in an amount not less than $[25,000] into an equivalent beneficial ownership of Class A-1-LR Notes issued pursuant to the Indenture.

[Each of the][The] undersigned hereby requests that the Class A-1-LR Notes be issued, registered and delivered in accordance with the instructions attached to this notice.

[ATTACH INSTRUCTIONS]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this _____ day of __________.

[NAME OF CLASS A-1-LR LENDERS]

By:
Name: Title:

Exhibit J-2

EXHIBIT K

FORM OF REVOCATION NOTICE (CLASS A-1-LR LOANS)

Ares Direct Lending CLO 1 LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***]

U.S. Bank Trust Company, National Association, as Collateral Trustee
One Federal Street, Third Floor

Boston, Massachusetts 02110

Reference: Ares Direct Lending CLO 1

Attention: [***]

E-mail: [***], with a copy to [***]

U.S. Bank Trust Company, National Association, as Loan Agent
214 N. Tryon Street

Charlotte, North Carolina 28202

Reference: Ares Direct Lending CLO 1

Attention: Global Corporate Trust

E-mail: [***], with a copy to [***]

Ares Capital Management LLC

1800 Avenue of the Stars, Suite 1400

Los Angeles, California 90067

Attention: Chief Financial Officer; General Counsel

Re: Ares Direct Lending CLO 1 LLC

E-mail: [***]; [***]

S&P Global Ratings

Standard & Poor’s
55 Water Street, 41st Floor
New York, New York, 10041
Attention: CDO Monitoring
Email: [***]

Reference is made to (i) that certain Amended and Restated Indenture and Security Agreement, dated as of July 17, 2026 (as amended, modified, or supplemented from time to time, the “Indenture”), between Ares Direct Lending CLO 1 LLC, as Issuer (the “Issuer”), and U.S. Bank Trust Company, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), and (ii) that certain Class A-1-LR Credit Agreement, dated as of July 17 ,2026 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Issuer, as borrower (the “Borrower”), the Collateral Trustee, U.S. Bank Trust Company, National Association, as loan agent (in such capacity, the “Loan Agent”), and various financial institutions and other persons party thereto as lenders. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Credit Agreement, as applicable.

Exhibit K-1

The undersigned (the “Undersigned Class A-1-LR Lender”) hereby certifies that it is the Holder of U.S. $[_____________] in Aggregate Outstanding Amount of Class A-1-LR Loans. In accordance with Section 2.15 of the Indenture and Section 2.10 of the Credit Agreement, the Undersigned Class A-1-LR Lender hereby notifies the Issuer, the Loan Agent and the Collateral Trustee that it irrevocably revokes the Conversion Option.

The undersigned Class A-1-LR Lender represents, warrants and certifies that, as of the date hereof, (i) it is duly authorized and has the full power to execute and deliver this Revocation Notice of the Conversion Option (the “Revocation Notice”), and such power has not been granted or assigned to any other Person and (ii) the Issuer, the Collateral Trustee and the Asset Manager may conclusively rely upon this Revocation Notice. All covenants and agreements in this Revocation shall bind the undersigned and its respective successors and assigns.

The Undersigned Class A-1-LR Lender further acknowledges and agrees that the revocation of the Conversion Option is conditioned upon the receipt of a Revocation Notice from 100% of the Class A-1-LR Lenders in accordance with the terms of the Indenture. Upon receipt by the Issuer, the Loan Agent and the Collateral Trustee of a Revocation Notice from 100% of the Class A-1-LR Lenders, the Credit Agreement shall be amended to remove the Conversion Option, and following such amendment and the removal of the Conversion Option, any provision of the Indenture related to Conversion Option will be deemed amended in connection with such amendment of the Credit Agreement and have no further force or effect for the purposes of the Credit Agreement or the Indenture.

[SIGNATURE PAGE FOLLOWS]

Exhibit K-2

IN WITNESS WHEREOF, the undersigned has executed this Revocation Notice as of the day and year set forth below our signature.

NAME OF CLASS A-1-LR LENDER:

(insert name)

By:
Name:
Title:

Date:

[Add contact information, including email address]

Exhibit K-3

PURCHASER DEEMED REPRESENTATIONS AND AGREEMENTS

Each prospective investor or holder of Notes (which, for purposes of the following representations and warranties and the legends included in the Notes, includes each holder of a beneficial interest in any Note), by accepting delivery of the Final Offering Memorandum, will be deemed to have represented and agreed as follows:

(1)	Such Person acknowledges and agrees that the Final Offering Memorandum is personal to such Person and does not constitute an offer to any other Person or to the public generally to subscribe for or otherwise acquire the Notes other than pursuant to Section 4(a)(2) or Rule 144A or in Offshore Transactions.

(2)	Such Person acknowledges and agrees that all reports and other information provided to such Person or its representatives at any time (whether before, at or after delivery of the Final Offering Memorandum) by or on behalf of the Transaction Parties (the “Confidential Information”) and the Final Offering Memorandum are confidential. Such Person further agrees to hold the Final Offering Memorandum and all Confidential Information strictly confidential and except with the prior written consent of the Issuer, such Person shall not distribute or disclose the Final Offering Memorandum or any of its contents or any of the Confidential Information to any Person other than (a) such Person and those Persons, if any, retained to advise such Person with respect to the Offering or its Notes, or (b) as required by law, regulation or legal process. Such Person further acknowledges and agrees that Confidential Information will be subject to the confidentiality provisions of the Indenture. For the purposes of this clause (2), “Confidential Information” excludes (a) information that was, is or becomes generally available to the public other than as a result of a disclosure by such Person or any of its representatives in violation of this clause (2) and (b) information that was within the possession of such Person or any of its representatives prior to being furnished to such Person or its representatives pursuant hereto or is lawfully obtained by such Person or any of its representatives thereafter from a source (other than the Transaction Parties or any of their respective Affiliates or representatives) that, in each case, as far as such Person or such representatives are aware, is not, by virtue of such disclosure, in breach of any obligation of confidentiality of such source with respect to such information.

(3)	Such Person agrees to make no photocopies or duplicates (including electronic copies) of the Final Offering Memorandum or any documents referred to herein and, if such Person does not purchase the Notes or this Offering is terminated, to return the Final Offering Memorandum and all documents referred to herein to BNPPSC at 787 7th Avenue, New York, New York 10019, Attention: Fixed Income Structuring and Legal Dept.

(4)	Such Person agrees that none of the Transaction Parties, their respective Affiliates or representatives or any other Person (a) bears any responsibility (or shall be liable) for the accuracy or completeness (or lack thereof) of the Confidential Information, (b) makes any representation or warranty regarding the Confidential Information, (c) has made any independent verification as to the accuracy or completeness of the Confidential Information, (d) shall have any obligation to update, supplement or correct any Confidential Information or otherwise provide any additional information or (e) shall have any liability to the Person or any of its Affiliates or representatives or any other Person under any legal basis as a result of the use of, or reliance on, the Confidential Information by such Person or any of its representatives or any other Person. Further, such Person acknowledges that the Confidential Information may contain stale and/or outdated information.

(5)	Such Person agrees to be subject to the Bankruptcy Subordination Agreement.

Under the Indenture, the Issuer will agree to comply with the requirements of Rule 144A relative to the dissemination of information to prospective investors in the secondary market.

Rule 144A Global Notes. Each Person who becomes a holder of a beneficial interest in a Rule 144A Global Note will be deemed to have represented and agreed as follows (terms used in this subsection that are defined in Rule 144A or Regulation S are used herein as defined therein and, references to any Note in this section also refer to a beneficial interest therein, as applicable):

1.            Holder Status.

(i)             The holder is (A) a Qualified Institutional Buyer that is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated Persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan and (B) aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A.

(ii)            The holder and each account for which the holder is acquiring Notes is a Qualified Purchaser.

(iii)           If the holder is a U.S. Person, the holder (or if the holder is acquiring Notes for any account, each such account) is acquiring the Notes as principal for its own account for investment and without a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

2.            Holder Sophistication; Access to Information; Suitability; Non-reliance.

(iv)           The holder is a sophisticated investor familiar with structured investments similar to the holder’s investment in the holder’s Notes, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments in the Notes, and the holder, and any accounts for which it is acting are each able to bear the economic risk of the holder’s or its investment.

(v)            The holder has received the Final Offering Memorandum or current offering memorandum, if any, relating to the Notes and all information that the holder has requested concerning the Notes, the Issuer, the Collateral, the Asset Manager, the Retention Holder, the Collateral Trustee, the Loan Agent and the Refinancing Initial Purchaser and any other matters relevant to the holder’s decision to purchase the holder’s Notes (including, without limitation, the information referred to in clause (vi) below).

(vi)           The holder has had, at a reasonable time prior to its purchase of the Notes, an opportunity to discuss fully with the Asset Manager, the Issuer and their representatives, the Issuer’s business, management and financial affairs, the nature of the Collateral, the Asset Manager, the Retention Holder and the terms and conditions of the proposed purchase of the holder’s Notes;

(vii)          The holder has carefully read and understood the Final Offering Memorandum relating to the Notes (including, without limitation, the “Risk Factors”, the “Description of the Debt” and the “Transfer Restrictions” in the Final Offering Memorandum), and acknowledges that the Final Offering Memorandum supersedes any preliminary offering memorandum furnished to the holder.

(viii)         The holder (A) is purchasing the Notes and executing any certifications or other documentation in connection therewith with a full understanding of all of the terms and conditions of the Notes and the documents governing such Notes and all of the economic and other risks hereof and thereof (including, without limitation, the risks referred to in such “Risk Factors” section of the Final Offering Memorandum) and (B) is capable of assuming and willing to assume those risks financially and otherwise.

(ix)            The holder has consulted, to the extent it has deemed necessary, with its own independent legal, regulatory, tax, business, investment, financial, accounting and other advisers, and it has made its own decisions (including decisions regarding the suitability of the holder’s investment in the holder’s Notes) based on, and only on, (A) the holder’s own judgment and the advice of such advisers, (B) the information contained in the Final Offering Memorandum or the current offering memorandum, if any, relating to the Notes and (C) the information (including the Issuer’s representations, warranties, covenants and agreements) contained in any agreement between the Issuer and the holder, and not upon any view expressed, advice, counsel or representation (whether written or oral) by the Issuer, the Refinancing Initial Purchaser, the transferor or the Asset Manager or any of their respective Affiliates or representatives.

(x)            None of the Issuer, the Refinancing Initial Purchaser, the Asset Manager, the Collateral Administrator, the Collateral Trustee or Loan Agent or any of their respective Affiliates (A) has acted or is acting as a fiduciary for the holder or (B) has made or given the holder any representation, warranty, covenant, agreement, assurances or guarantee whatsoever (in each case, whether written or oral and whether directly or indirectly through any other Person) as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit of the Indenture or as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit of, or any other matters relating to the holder’s decision to make, the holder’s investment in the holder’s Notes.

(xi)            In connection with the purchase of the Notes: (A) the holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Trustee, the Refinancing Initial Purchaser or the Asset Manager or any of their respective Affiliates other than in the Final Offering Memorandum relating to the Notes; (B) none of the Issuer, the Refinancing Initial Purchaser, the Asset Manager, the Collateral Trustee or any of their respective Affiliates has given the holder (directly or indirectly through any other Person or documentation for the Notes) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit of the Notes or the Indenture; and (C) the holder has determined that the rates, prices or amounts and other terms of the purchase and sale of such Notes reflect those in the relevant market for similar transactions.

(xii)          The holder acknowledges that all investment decisions relating to the purchase of the holder’s Notes have been the result of arm’s-length negotiations.

(xiii)         The holder understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment.

(xiv)         The holder acknowledges that the Final Offering Memorandum is not intended to and does not provide detailed or specific information on the Underlying Assets comprising the pool of assets acquired or expected to be acquired by the Issuer (or the Asset Manager on its behalf).

(xv)          The holder understands that the Underlying Assets comprising the predominant portion of the assets of the Issuer may change as set forth in the Indenture during the term of the Notes.

3.            Limited Liquidity.

(xvi)         The holder understands that there is no market for the Notes, that no assurance can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. It further understands that, although the Refinancing Initial Purchaser may from time to time make a market in the Notes, the Refinancing Initial Purchaser is not under any obligation to do so and, following the commencement of any market making, may discontinue the same at any time. Accordingly, the holder must be prepared to hold the Notes for an indefinite period of time or until their maturity.

4.            No Governmental Approval.

(xvii)         The holder understands that the Notes have not been approved or disapproved by the Securities Exchange Commission or any other governmental authority or agency of any jurisdiction, nor has the Securities Exchange Commission or any other governmental authority or agency passed upon the accuracy or adequacy of the Final Offering Memorandum relating to the Notes. Any representation to the contrary is a criminal offense.

5.            Transfer; Required Certifications; Legends.

(xviii)       The holder understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future the holder decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the applicable legend on such Notes. The holder acknowledges that no representation is made by the Issuer or the Refinancing Initial Purchaser as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

(xix)          The holder understands that the Notes may be held in the form of Definitive Notes (subject to the limitations set forth in the Indenture), Rule 144A Global Notes or Regulation S Global Notes; provided, however, that (a) no Benefit Plan Investor or Controlling Person (other than a Benefit Plan Investor or Controlling Person purchasing on the Closing Date or the First Refinancing Date, as applicable) may hold Subordinated Notes in the form of a Regulation S Global Note and (b) no Benefit Plan Investor, Controlling Person or Institutional Accredited Investor (other than a Benefit Plan Investor or Controlling Person purchasing on the Closing Date or the First Refinancing Date, as applicable) may hold the Subordinated Notes in the form of a Rule 144A Global Note. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor shall be required to provide the Collateral Trustee with a Transfer Certificate, as to compliance with the transfer restrictions. Before any interest in a Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Definitive Note, the transferee shall be required to provide the Collateral Trustee with a Transfer Certificate as required pursuant to the Indenture, as to compliance with the transfer restrictions and in the case of a transfer to a transferee that is an Institutional Accredited Investor an opinion of counsel reasonably satisfactory to the Collateral Trustee that such transfer is being conducted pursuant to an exemption from registration under the Securities Act.

(xx)           The holder will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising. The holder is not purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, any seminar or general meeting or solicitation of a subscription by a Person.

(xxi)          The holder will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture, including the exhibits referenced therein, and will deliver to the Issuer and the Collateral Trustee a duly executed Transfer Certificate, if applicable, and such other certificates and other information as the Issuer, the Refinancing Initial Purchaser, the Asset Manager or the Collateral Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture, including an opinion of counsel substantially to the effect that the transfer of such Notes to such transferee will not require the Notes to be registered under the Securities Act, if required.

(xxii)         The holder agrees that no Note may be sold, pledged or otherwise transferred in a denomination of less than the applicable Authorized Denomination set forth in the Indenture.

(xxiii)        The holder understands that the Notes have not been and will not be registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available. The holder understands that the Issuer will not register the Notes under the Securities Act or comply with the requirements for any exemption from the registration requirements of the Securities Act (other than to supply information specified in Rule 144A(d)(4) under the Securities Act as required by the Indenture).

(xxiv)        The holder is aware that each Global Note will bear the legend set forth in the applicable exhibit to the Indenture.

6.            Voidable Transactions.

(xxv)         The holder understands that the Issuer has the right under the Indenture to compel any Non-Permitted Holder to sell its interest in the Notes or may sell such interest in the Notes on behalf of such owner.

(xxvi)        The holder agrees that (A) any sale, pledge or other transfer of a Note made in violation of the transfer restrictions contained in the Indenture or made based upon any false or inaccurate representation made by the holder or a transferee to the Issuer, will be void ab initio and of no force or effect to the maximum extent permitted by applicable law and (B) neither the Issuer nor the Collateral Trustee has any obligation to recognize any sale, pledge or other transfer of a Note made in violation of any such transfer restriction or made based upon any such false or inaccurate representation or which would otherwise cause the Issuer to be required to register as an investment company under the Investment Company Act.

7.            Certain Tax Matters.

(xxvii)       Each prospective investor or holder of Refinancing Notes (which, for purposes of this Section Certain Tax Matters, includes any beneficial owner of the Refinancing Notes) will treat (1) the Issuer and the Refinancing Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Final Offering Memorandum and (2) the Subordinated Notes as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(xxviii)      Each prospective investor or holder of Refinancing Notes will timely furnish the Issuer or its agents any tax forms or certifications (such as, in the case of the Refinancing Notes only, an applicable IRS Form W-8 (together with appropriate attachments), IRS Form W-9, or any successors to such IRS forms) that the Issuer or its agents reasonably request in order to (A) make payments to it without, or at a reduced rate of withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) satisfy reporting and other obligations under the Code and Treasury regulations or under any other applicable law, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments. Each prospective investor or holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back up withholding upon payments to such prospective investor or holder, or to the Issuer. Amounts withheld pursuant to applicable tax laws by the Issuer or its agents will be treated as having been paid to such prospective investor or holder by the Issuer.

(xxix)        [reserved].

(xxx)         [reserved].

(xxxi)        [reserved].

(xxxii)       [reserved].

(xxxiii)      Each prospective investor or holder of a Refinancing Note, if it is not a United States person for U.S. federal income tax purposes: (a) is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the Issuer (or its sole owner or for so long as the Subordinated Notes are owned by a single person, the beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the Issuer (or its sole owner or for so long as the Subordinated Notes are owned by a single person, the beneficial owner of the Subordinated Notes) within the meaning of Section 881(c)(3)(C) of the Code; (b) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (c) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

(xxxiv)      Each prospective investor or holder of Debt will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Debt or the holder of such Debt or beneficial interest therein. In addition, each holder of Debt will acknowledge that the Issuer has the right under the Indenture to withhold on any Holder or any beneficial owner of an interest in Debt that fails to comply with FATCA.

(xxxv)       Each prospective investor or holder of the Notes represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns Subordinated Notes.

(xxxvi)      The failure to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or, with respect to the Notes other than the Subordinated Notes and the Transfer-Restricted Notes, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) or otherwise qualify for full exemption from withholding tax imposed by the United States in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(xxxvii)     Each prospective investor or holder of the Subordinated Notes and the Transfer-Restricted Notes (and any interest therein) will be required to represent and warrant that it is a “United States person” as defined in Section 7701(a)(30) of the Code and will be required to provide the Issuer and the Collateral Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form). If any prospective investor or holder of such Notes (and any interest therein) fails to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Notes shall be void ab initio.

(xxxviii)    The Subordinated Notes and any other Class of Notes, including any Refinancing Notes held by an affiliate of the Issuer, issued or reissued (or treated as reissued) without an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Asset Manager, to the effect that such Class of Notes will be treated as indebtedness for U.S. federal income tax purposes (such other Class of Notes, the “Transfer-Restricted Notes”) may be issued, sold or transferred only if the following conditions are met: (1) after the issuance, sale or transfer, the number of beneficial owners of the Subordinated Notes, any Transfer-Restricted Notes and any interests in the Issuer that could reasonably be classified as equity interests of the Issuer will not exceed 90 partners as determined under Treasury Regulations Section 1.7704-1(h), as determined by the Issuer (the “Ninety-Partner Limitation”), and (2) if such transferee is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 40% of the value of any beneficial owner’s interest in the transferee will be attributable to such transferee’s equity interests in the Issuer, and a principal purpose of the use of such transferee is not to enable the beneficial owners of the Issuer to satisfy the Ninety-Partner Limitation. No transfer or sale of Transfer-Restricted Notes shall be made on an “established securities market” within the meaning of Treasury Regulations Section 1.7704-1(b) or in an offering required to be registered under the Securities Act of 1933. No prospective investor or holder of any Transfer-Restricted Notes (or any interest therein) will participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer’s assets, or the results of the Issuer’s operations) or the Transfer-Restricted Notes. Any transfers in violation of the foregoing will be void ab initio. The Issuer shall notify the Collateral Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Notes after the First Refinancing Date. To the extent any Class of Notes is held by an affiliate of the Issuer at any time, such Notes will be considered Transfer-Restricted Notes, unless there is the receipt by the Registrar on the date of transfer of such Note by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Note will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

(xxxix)       Each prospective investor or holder of the Transfer-Restricted Notes (or any interest therein) acknowledges and agrees that any transfer of the Transfer-Restricted Notes (or any interest therein) that would violate any of the preceding paragraphs or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Notes to any Person that does not agree to be bound by the preceding four paragraphs or by this paragraph.

(xl)            Each prospective investor or holder of the Transfer-Restricted Notes will be deemed to have agreed to provide (i) any transferee of its Transfer-Restricted Notes a certification that it is a “United States person” as defined in Section 7701(a)(30) of the Code in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer or the Collateral Trustee to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. It agrees that the Issuer or the Collateral Trustee may provide such information and any other information concerning its investment in the Transfer-Restricted Notes to the IRS.

(xli)          Each prospective investor or holder of the Subordinated Notes and the Transfer-Restricted Notes (and any interest therein) will indemnify the Issuer, the Collateral Trustee, and their respective agents from any and all damages, costs and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to comply with its obligations under the Indenture. The indemnification will continue with respect to any period during which the holder held the Subordinated Notes and the Transfer-Restricted Notes (and any interest therein), notwithstanding the prospective investor or holder ceasing to be a holder of the Subordinated Notes or the Transfer-Restricted Notes.

(xlii)          Each holder of a Subordinated Note or a Transfer-Restricted Note understands that no transfer of a Subordinated Note or a Transfer-Restricted Note will be effective unless and until the Issuer and the Collateral Trustee have received a fully executed Daisy Chain Letter.

(xliii)         Each prospective investor or holder will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture, including the Exhibits referenced therein and, in the case of the Transfer-Restricted Notes, the Daisy Chain Letter.

(xliv)        [Reserved].

(xlv)         The prospective investor or holder understands and acknowledges that it may not transfer all or any portion of its Notes unless: (i) the transferee agrees to be bound by the restrictions and conditions set forth in the Indenture and in such Notes and (ii) such transfer does not violate the Indenture or such Notes.

(xlvi)         Each prospective investor or holder of Subordinated Notes agrees that it will own all Subordinated Notes and Transfer-Restricted Notes and will take no action to cause the Issuer to be treated as other than a disregarded entity for federal income tax purposes. No transfer of the Subordinated Notes will be permitted unless the Issuer, Collateral Trustee and holder receive Tax Advice that the transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to tax on a net or entity level basis (including any tax liability under Section 1446 of the Code). If such Tax Advice is received, all transfers of the Subordinated Notes are subject to the same obligations as pertain to transfers of the Transfer-Restricted Notes indicated in the prior paragraphs.

8.       ERISA.

With Respect Only to ERISA Restricted Notes:

(xlvii)       With respect to ERISA Restricted Notes that are Global Notes, unless otherwise specified in a signed investor representation letter delivered to the Refinancing Initial Purchaser in connection with an acquisition on the First Refinancing Date, the holder is not, and is not acting on behalf of or with any assets of, and for so long as it holds such ERISA Restricted Notes or interest therein, will not be and will not be acting on behalf of (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of subtitle B of Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (iii) any entity whose underlying assets are deemed to include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity within the meaning of the Plan Asset Regulation or otherwise (each, a “Benefit Plan Investor”). With respect to ERISA Restricted Notes that are Definitive Notes, each purchaser or transferee of such Note will be required in a signed representation letter or Transfer Certificate, respectively, to represent and warrant whether or not, for so long as it holds such Note or interest therein, it is, or is acting on behalf of or with any assets of, a Benefit Plan Investor.

(xlviii)       With respect to ERISA Restricted Notes that are Global Notes, unless otherwise specified in a signed investor representation letter delivered to the Refinancing Initial Purchaser in connection with an acquisition on the First Refinancing Date, the holder is not, and for so long as it holds such ERISA Restricted Notes or interest therein, will not be a Person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any “affiliate” of such a Person (as defined in the Plan Asset Regulation)) (each, a “Controlling Person”). With respect to ERISA Restricted Notes that are Definitive Notes, each purchaser or transferee of such Note will be required in a signed representation letter or Transfer Certificate, respectively, to represent and warrant whether or not, for so long as it holds such Note or interest therein, it is a Controlling Person.

(xlix)          No transfer of any ERISA Restricted Notes will be effective, and no such transfer will be recognized, if it may result in 25% or more of the value of any Class of ERISA Restricted Note being held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by the Asset Manager, the Collateral Trustee or certain of their Affiliates (other than those interests held by a Benefit Plan Investor) or any other Person who is a Controlling Person is disregarded. See “ERISA Considerations.”

(l)            With respect to ERISA Restricted Notes, it is not, and for so long as it holds such ERISA Restricted Note or interest therein will not be, subject to any federal, state, local or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of an investor in such ERISA Restricted Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Asset Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to any Similar Law.

With Respect to all Notes:

(li)            The holder’s purchase, holding and disposition of Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, non-U.S. or church plan, a violation of any Similar Law, unless an exemption is available (all of the conditions of which have been satisfied).

(lii)           The holder understands that the representations made in this Section 8 shall be deemed to be made on each day from the date that the holder acquires an interest in the Notes until the date it has disposed of its interests in such Notes.

(liii)           In the event that any representation in this Section 8 becomes untrue (or, with respect to ERISA Restricted Notes, there is any change in status of the holder as a Benefit Plan Investor or Controlling Person), the holder shall immediately notify the Issuer and the Collateral Trustee.

(liv)          Each prospective purchaser or transferee of Notes that is a Benefit Plan Investor will be deemed to have represented by its investment in the Notes that (a) none of the Transaction Parties has provided any investment recommendation or investment advice to the Benefit Plan Investor, or any Plan Fiduciary, on which either the Benefit Plan Investor or Plan Fiduciary has relied in connection with the decision to invest in the Notes and (b) the Plan Fiduciary is exercising its own independent judgement in evaluating the transaction.

9.            Investment Company Act.

(lv)           The holder understands that the Issuer has not been registered under the Investment Company Act in reliance on the exemption from registration thereunder provided by Section 3(c)(7), and that each Person purchasing a Note must be a Qualified Purchaser. The holder agrees that no sale, pledge or other transfer of a Note may be made if such transfer would have the effect of requiring the Issuer to register as an investment company under the Investment Company Act.

(lvi)          The holder is aware that the Notes may be offered or sold, pledged or otherwise transferred to a transferee that would be an investment company except for the exclusion from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act only if such transferee is a Qualifying Investment Vehicle.

(lvii)        The holder and each account for which the holder is acting: (A) was not formed for the specific purpose of investing in the Notes (except when each beneficial owner of the holder and each such account is a Qualified Purchaser), (B) to the extent the holder is a private investment company formed before April 30, 1996, the holder has received the necessary consent from its beneficial owners, (C) is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made and (D) is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers. Further, each of the holder and each such account agrees: (1) that it will not hold such Notes for the benefit of any other Person and will be the sole beneficial owner thereof for all purposes; (2) that it will not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person will be entitled to a beneficial interest in the payments on the Notes; and (3) that the Notes purchased directly or indirectly by it constitute an investment of no more than 40% of the holder’s and each such account’s assets (except when each beneficial owner of the holder and each such account is a Qualified Purchaser). The holder understands and agrees that any purported transfer of the Notes to a holder that does not comply with the requirements of this clause (xlvi) will be null and void ab initio.

10.            Additional Representations and Acknowledgements.

(lviii)        [Reserved].

(lix)           The holder understands that the Issuer may receive a list of participants holding positions in the Notes from one or more book-entry depositories.

(lx)           The holder acknowledges that the Issuer, the Refinancing Initial Purchaser, the Asset Manager and others will rely upon the truth and accuracy of its acknowledgments, representations and agreements and agrees that, if any of its acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the holder will promptly notify the Issuer, the Refinancing Initial Purchaser and the Asset Manager.

(lxi)          The holder represents and agrees that either (A) such holder’s principal place of business is not located within any Federal Reserve District of the United States Federal Reserve Bank or (B) such holder has satisfied and will satisfy any applicable registration or other requirements of the Board of Governors of the Federal Reserve System including Regulation U, in connection with its acquisition of the Notes.

(lxii)          The holder acknowledges that by purchasing the Notes it will be deemed to have acknowledged the existence of the conflicts of interest as described in the “Risk Factors” section of the Final Offering Memorandum, and to have waived any claim with respect to any liability arising from or in connection with the existence thereof.

(lxiii)        The holder understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and other federal laws prohibit, among other things, U.S. Persons or Persons under the jurisdiction of the United States from engaging in certain transactions with, and the provision of, services to certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Neither the holder nor any of its Affiliates, owners, directors, officers, agents or employees is, or is acting on behalf of, a country, territory, entity or individual named on such lists, nor is the holder or any of its Affiliates, owners, directors, officers, agents or employees a Person with whom dealings with U.S. Persons or Persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a Person.

(lxiv)        The holder understands and acknowledges that, pursuant to the Contribution Agreement, the Issuer acquired Underlying Assets on the Closing Date from the Retention Holder, which is an Affiliate of the Asset Manager, and that the Asset Manager acts as the investment adviser to the Retention Holder. Each holder also understands and acknowledges that, after the Closing Date, the Issuer will (a) acquire Underlying Assets from the Retention Holder pursuant to the Master Purchase and Sale Agreement from time to time or from other sellers and (b) originate Underlying Assets. Further, each holder acknowledges, ratifies and consents (i) to any such acquisition by the Issuer, (ii) to the Asset Manager or an Affiliate having acted as investment adviser to the Retention Holder or any such other seller, as applicable, (iii) to any related conflicts of interest with respect to the Asset Manager and the Retention Holder in connection with any such acquisition or sale and (iv) that the acknowledgments, ratifications and consents of the initial Holders of the Notes given or deemed given on the First Refinancing Date for the benefit of the Issuer, the Asset Manager, the Retention Holder and the Refinancing Initial Purchaser will be binding on all Holders and beneficial holders of the Notes, including future Holders and beneficial holders of the Notes.

(lxv)          The holder acknowledges and agrees that all Confidential Information provided to the holder or its representatives at any time by the Transaction Parties and the Final Offering Memorandum are confidential. The holder further agrees to hold the Final Offering Memorandum and all Confidential Information strictly confidential and except with the prior written consent of the Issuer, such holder shall not distribute or disclose the Final Offering Memorandum or any of its contents or any of the Confidential Information to any Person other than (a) such holder and those Persons, if any, retained to advise such holder with respect thereto, or (b) as required by law, regulation or legal process. For the purposes of this clause (lxv), “Confidential Information” excludes (a) information that was, is or becomes generally available to the public other than as a result of a disclosure by the holder or any of its representatives in violation of this clause (lxv) and (b) information that was within the possession of the holder or any of its representatives prior to being furnished to the holder or its representatives pursuant hereto or is lawfully obtained by the holder or any of its representatives thereafter from a source (other than the Transaction Parties or any of their respective Affiliates or representatives) that, in each case, as far as the holder or such representatives are aware, is not, by virtue of such disclosure, in breach of any obligation of confidentiality of such source.

(lxvi)         The holder, if holding Re-Pricing Eligible Debt, agrees to sell and transfer its Rated Debt upon a Re-Pricing in accordance with the Indenture and to cooperate with the Issuer, the Re-Pricing Intermediary and the Collateral Trustee to effect such sales and transfers.

(lxvii)       The holder agrees to provide to the Issuer and the Asset Manager all information reasonably available to it that is reasonably requested by the Asset Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Asset Manager (or its parent or Affiliates) to complete its Form ADV, to file its reports on Form PF, to file or complete any other form required by the Securities and Exchange Commission, to comply with any requirement of the Dodd–Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, to establish an exemption from registration as a commodity pool operator under the Commodity Exchange Act, or to comply with any other laws or regulations applicable to the Asset Manager (or its parent or Affiliates) from time to time.

(lxviii)       Such holder agrees to be subject to the Bankruptcy Subordination Agreement.

Regulation S Global Notes. Each Person who becomes a holder of Notes represented by an interest in a Regulation S Global Note will be deemed to have made the representations set forth in clause (ii) and clauses (iv) through (lxvii) above, and to have further represented and agreed as follows:

(a)           The holder is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Notes offered in reliance on Regulation S will be represented by one or more Regulation S Global Notes. The Notes so represented may not at any time be held by or on behalf of U.S. Persons as defined in Regulation S.

(b)           The holder and each beneficial owner of the Notes that it holds is not, and will not be, a U.S. Person as defined in Regulation S or a United States resident for purposes of the Investment Company Act, and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. Before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note or a Definitive Note, the transferor (or the transferee) will be required to provide the Collateral Trustee with a Transfer Certificate as to compliance with the transfer restrictions referenced and in the case of a transfer to a transferee that is an Institutional Accredited Investor an opinion of counsel reasonably satisfactory to the Collateral Trustee that such transfer is being conducted pursuant to an exemption from registration under the Securities Act.

(c)           The holder is aware that no Benefit Plan Investor or Controlling Person (other than a Benefit Plan Investor or Controlling Person purchasing on the First Refinancing Date) may hold Subordinated Notes in the form of a Regulation S Global Note or a Rule 144A Global Note.

Definitive Notes. Each Person who becomes a holder of a Definitive Note will make, and will be deemed to have made, the representations set forth in clause (ii) and clauses (iv) through (lxvii) above (except as otherwise agreed to by the Issuer), and will represent and agree as follows:

(a)           The holder is one of the following: (A) a Person that is (1)(x) a Qualified Institutional Buyer or (y) solely with respect to the Subordinated Notes, an Accredited Investor (including an Institutional Accredited Investor) and (2) either a Qualified Purchaser acting for its own account or, in the case of clause (A)(1)(x) above only, for the account of another Qualified Institutional Buyer who is also a Qualified Purchaser or (B) not a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act and the Securities Act) that is a Qualified Purchaser and is purchasing the Notes in an Offshore Transaction in accordance with Rule 903 or Rule 904 of Regulation S.

(b)          (A)  The funds that the holder is using or will use to purchase such Notes (check one) ___are/___are not assets of a Person who is or at any time while such Notes are held by the holder will be (1) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of subtitle B of Title I of ERISA, (2) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and to which Section 4975 of the Code applies or (3) any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or any such plan’s investment in the entity within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise (the plans and Persons described in clauses (1), (2) and (3) being referred to as “Benefit Plan Investors”). For purposes of making this determination, Keogh plans and individual retirement accounts (“IRAs”) are considered Benefit Plan Investors.

(B)            If the holder has indicated in clause (b)(A) above that it is, or is using assets of, a Benefit Plan Investor, for so long as the holder holds any such Note, the maximum percentage of its assets that will be treated as “plan assets” is ______________ (indicate percentage). IF NO PERCENTAGE IS SPECIFIED, THE PERCENTAGE SHALL BE DEEMED TO BE DEEMED TO BE 100%.

(C)            The holder (check one) ___is/___ is not the Issuer, the Asset Manager or any other Person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer or a Person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Issuer, or any “affiliate” (as defined in 29 C.F.R. Section 2510.3-101(f)(3)) of any such Person (any such Person, a “Controlling Person”).

(D)            The holder’s purchase, holding or disposition of such Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan, a violation of any Similar Law), unless an exemption is available (all of the conditions of which have been satisfied). If the Note is an ERISA Restricted Note, the Holder is not, and for so long as it holds such ERISA Restricted Note or interest therein will not be, subject to any federal, state, local or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of an investor in such ERISA Restricted Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Asset Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to any Similar Law.

(E)            The holder understands and agrees that no purchase or transfer of Notes or any interest therein will be effective, and the Issuer or the Collateral Trustee will not recognize such purchase or transfer, if such purchase or transfer may result in (A) Benefit Plan Investors owning 25% or more of the value of any Class of the ERISA Restricted Notes (determined pursuant to 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, and the Indenture) or (B) a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S. or church plan, a violation of Similar Law), unless an exemption is available (all of the conditions of which have been satisfied). The holder further understands and agrees that any transfer in violation of the applicable provisions of the Indenture will be null and void ab initio and that the Issuer will have the right to cause the sale of such Notes to another Person that complies with the requirements of this section “Transfer Restrictions—Definitive Notes” in accordance with the Indenture. The holder, and any fiduciary causing the holder to acquire such ERISA Restricted Notes, agrees, without limiting the remedies for a breach of representations, to indemnify and hold harmless the Issuer, the Refinancing Initial Purchaser, the Collateral Trustee and the Asset Manager and their respective Affiliates from any cost, damage, or loss incurred by them as a result of the representations and agreements in this clause (b) being untrue.

(c)            The holder understands and agrees (1) not to transfer an interest in such ERISA Restricted Notes unless the transferee makes the representations set forth in this section “Transfer Restrictions—ERISA–– With Respect Only to ERISA Restricted Notes” and (2) that no purchase or transfer of a Definitive Note may be made by or to a Benefit Plan Investor or Controlling Person (other than a Benefit Plan Investor or Controlling Person purchasing on the First Refinancing Date) that wishes to take delivery in the form of a Regulation S Global Note and no purchase or transfer of a Definitive Note may be made by or to a Benefit Plan Investor, Controlling Person or Accredited Investor (including an Institutional Accredited Investor) (other than a Benefit Plan Investor or Controlling Person purchasing on the First Refinancing Date) that wishes to take delivery in the form of a Rule 144A Global Note.

(d)            The holder understands and agrees that the representations, warranties, covenants and agreements made in this section “Transfer Restrictions—Definitive Notes” will be deemed made on each day from the date of acquisition by the holder of such Notes through and including the date on which the holder disposes of such Notes.

The Issuer, the Collateral Trustee, the Refinancing Initial Purchaser and the Asset Manager are presumed to have relied on such representations and agreements.

The Global Notes will be subject to certain restrictions on transfer as set forth in the Indenture and the following legend appearing thereon:

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE AND INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S) [OR (3) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (INCLUDING AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT)]1 AND, IN EACH CASE, IN A PRINCIPAL AMOUNT OF NOT LESS THAN (X) IN THE CASE OF THE CLASS A-1-R NOTES AND THE CLASS A-2-R NOTES, $250,000 AND (Y) IN THE CASE OF THE CLASS B-R NOTES, $125,000, FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER, AND IN THE CASE OF CLAUSE (1) OR CLAUSE (2) [OR CLAUSE (3)]2, TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT THAT SUCH HOLDER’S ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR INTERESTS HEREIN WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (OR IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN, A VIOLATION OF ANY SIMILAR LAW) UNLESS AN EXEMPTION IS AVAILABLE, ALL THE CONDITIONS OF WHICH HAVE BEEN SATISFIED. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE)[, ANY HOLDER OF RE-PRICING ELIGIBLE DEBT THAT DOES NOT CONSENT TO A RE-PRICING WITH RESPECT TO ITS NOTES PURSUANT TO THE APPLICABLE TERMS OF THE INDENTURE,]3 OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

1To be included in Subordinated Notes only.

2To be included in Subordinated Notes only.

3To be included in Re-Pricing Eligible Debt only.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE COLLATERAL TRUSTEE.

The Global Notes other than the Class A-1-R Notes will bear the following additional legend:

PAYMENT OF THE PRINCIPAL AMOUNT OF AND INTEREST ON THIS NOTE IS SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF THE PRINCIPAL AMOUNT OF AND INTEREST ON EACH HIGHER RANKING CLASS OF NOTES, AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

The Notes held in the form of a Regulation S Global Note will bear additional legends substantially to the following effect unless the Issuer determines otherwise in compliance with applicable law:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A U.S. PERSON (AS DEFINED IN REGULATION S) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY ONLY BE HELD THROUGH EUROCLEAR OR CLEARSTREAM.

Each Subordinated Note issued as a Global Note will bear the following additional legend:

PURCHASE OF THIS NOTE OR INTERESTS HEREIN BY BENEFIT PLAN INVESTORS AND CONTROLLING PERSONS WILL BE PERMITTED ONLY UPON RECEIPT OF WRITTEN REPRESENTATIONS AND WILL BE SUBJECT TO CERTAIN LIMITATIONS AS SET FORTH IN THE INDENTURE.

Each Definitive Note will be subject to certain restrictions on transfer as set forth in the Indenture and the following legend appearing thereon:

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR AN INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S) OR (3) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (INCLUDING AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND, IN AN AUTHORIZED DENOMINATION OF NOT LESS THAN (X) IN THE CASE OF THE CLASS A-1-R NOTES AND THE CLASS A-2-R NOTES, $250,000 AND (Y) IN THE CASE OF THE CLASS B-R NOTES, $125,000, FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER, AND, TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE AND WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE, INCLUDING THE REPRESENTATION AND AGREEMENT AS TO WHETHER OR NOT IT IS, OR IS ACTING ON BEHALF OF OR USING THE ASSETS OF, A PERSON WHO IS, OR AT ANY TIME WHILE THIS NOTE IS HELD WILL BE, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON (EACH AS DEFINED IN THE INDENTURE). EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE. THE TRANSFEROR AND THE TRANSFEREE OF THIS NOTE OR INTERESTS HEREIN MAY BE REQUIRED TO DELIVER A TRANSFEREE CERTIFICATE TO THE COLLATERAL TRUSTEE AND THE ISSUER IN THE FORM PROVIDED IN THE INDENTURE IN CONNECTION WITH ANY TRANSFER OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE)[, ANY HOLDER OF RE-PRICING ELIGIBLE DEBT THAT DOES NOT CONSENT TO A RE-PRICING WITH RESPECT TO ITS NOTES PURSUANT TO THE APPLICABLE TERMS OF THE INDENTURE,]4 OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]5

4To be included in Re-Pricing Eligible Debt only.

5To be included in Rated Debt only.

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE HOLDER HEREOF OR INTERESTS HEREIN, BY PURCHASING THIS NOTE OR AN INTEREST HEREIN, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR AN INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT TO A PURCHASER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S) OR (3) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (INCLUDING AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND, IN AN AUTHORIZED DENOMINATION OF NOT LESS THAN $250,000 FOR THE HOLDER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING AS A HOLDER TO A PURCHASER THAT (V) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, (W) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE HOLDER IS A QUALIFIED PURCHASER), (X) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE HOLDER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (Y) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (Z) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF THIS NOTE OR INTERESTS HEREIN WILL BE DEEMED TO HAVE MADE AND WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTIONS 2.5 AND 2.12 OF THE INDENTURE. EACH TRANSFEROR OF THIS NOTE OR INTERESTS HEREIN WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO ITS TRANSFEREE. THE TRANSFEROR AND THE TRANSFEREE OF THIS NOTE OR INTERESTS HEREIN MAY BE REQUIRED TO DELIVER A TRANSFEREE CERTIFICATE TO THE COLLATERAL TRUSTEE AND THE ISSUER IN THE FORM PROVIDED IN THE INDENTURE IN CONNECTION WITH ANY TRANSFER OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY NON-PERMITTED HOLDER (AS DEFINED IN THE INDENTURE) OR ANY HOLDER THAT FAILS TO PROVIDE INFORMATION RELATING TO COMPLIANCE BY THE ISSUER WITH CERTAIN TAX REQUIREMENTS TO SELL ITS INTEREST IN THIS SECURITY, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]6

6To be included in Subordinated Notes only.

THIS NOTE AND INTERESTS HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO OR HELD BY A BENEFIT PLAN INVESTOR (AS DEFINED IN THE INDENTURE) EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE INDENTURE. ANY PURPORTED TRANSFER OF THIS NOTE OR INTERESTS HEREIN THAT DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE NULL AND VOID AB INITIO. EACH HOLDER OF THIS NOTE WILL BE REQUIRED TO REPRESENT, WARRANT AND COVENANT THAT THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (OR IN THE CASE OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, A VIOLATION OF ANY LOCAL, STATE OR OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) UNLESS AN EXEMPTION IS AVAILABLE, ALL THE CONDITIONS OF WHICH HAVE BEEN SATISFIED. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE COLLATERAL TRUSTEE OR ANY INTERMEDIARY.

[DISTRIBUTIONS TO THE HOLDER OF THIS NOTE ARE SUBORDINATE TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON EACH HIGHER RANKING CLASS AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.]7

Each initial purchaser of a Definitive Note will be required to execute and deliver a representation letter in form and substance satisfactory to the Issuer and the Refinancing Initial Purchaser.

To the extent required by the Issuer or the Asset Manager, the Issuer or the Asset Manager may, upon written notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the USA PATRIOT Act and other similar laws or regulations, including, without limitation, requiring each transferee of a Notes or a beneficial interest therein to make representations to the Issuer or the Asset Manager in connection with such compliance.

7To be included in the Class A-2-R Notes, the Class B-R Notes and the Subordinated Notes only.